    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           OPPENHEIMER CAPITAL, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          8290                         13-3412614
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL           (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                            ------------------------

                      800 NEWPORT CENTER DRIVE, SUITE 100
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 717-7022
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           KENNETH M. POOVEY, ESQUIRE
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           OPPENHEIMER CAPITAL, L.P.
                      800 NEWPORT CENTER DRIVE, SUITE 100
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 717-7022
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                           DAVID C. FLATTUM, ESQUIRE
                                LATHAM & WATKINS
                             650 TOWN CENTER DRIVE
                              COSTA MESA, CA 92626
                                 (714) 540-1235

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                               December 31, 1997

     If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                                       PROPOSED MAXIMUM
                                                     PROPOSED MAXIMUM      AGGREGATE       AMOUNT OF
      TITLE OF EACH CLASS OF         AMOUNT TO BE     OFFERING PRICE       OFFERING      REGISTRATION
   SECURITIES TO BE REGISTERED        REGISTERED       PER SHARE(1)          PRICE            FEE
------------------------------------------------------------------------------------------------------
Units of limited partnership
  interest........................    13,588,764        $30.3125(2)      $411,909,409      $124,822
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(f)(1) and 457(c), the value of the Partnership Units has been calculated by reference to the $30.3125 average of the low ($30) and high ($30 5/8) price of Class A LP Units of Limited Partner Interest in PIMCO Advisors L.P. (which will be exchanged for Units of Limited Partner Interest in Oppenheimer Capital, L.P. on a one-for-one basis) quoted on the New York Stock Exchange Composite Tape on November 4, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                          [PIMCO ADVISORS LETTERHEAD]

                                                                November 5, 1997

Dear PIMCO Advisors Unitholder:

     As you may know, we recently announced a combination of the businesses of PIMCO Advisors and Oppenheimer Capital. In the combination, Oppenheimer Capital, L.P. ("Opcap LP"), a New York Stock Exchange listed partnership, will receive
26.1 million PIMCO Advisors units in exchange for its interest in Oppenheimer Capital. As a result of the merger, Oppenheimer Capital will become a wholly-owned subsidiary of PIMCO Advisors, and Opcap LP's publicly traded limited partner units will become an indirect investment in PIMCO Advisors.

     You may also know that due to recent legislation, publicly traded partnerships like PIMCO Advisors and Opcap LP will be subject to a tax on their gross income from active businesses after December 31, 1997.

     Pursuant to the provisions of our partnership agreement, the public ownership of PIMCO Advisors and Opcap LP are being combined into a single entity. In the restructuring, all of your limited partner interests in PIMCO Advisors will be contributed to Opcap LP, and you will be issued an equal number of Opcap LP limited partner units. The primary purposes of the Restructuring are to (i) consolidate the public ownership of PIMCO Advisors into one entity, thereby substantially reducing administrative burdens and costs, increasing liquidity and eliminating confusion in the marketplace and (ii) allow PIMCO Advisors to become a private partnership, which will not be subject to a tax on its gross income from active businesses.

     Because each Opcap LP limited partner unit represents an indirect investment in one PIMCO Advisors unit, your economic interest in the PIMCO Advisors business will not be altered or diminished in any way. Also, since our general partner will remain the controlling general partner of both partnerships, the restructuring will not result in a change in the management of your investment. The restructuring enables PIMCO Advisors to not be subject to the new tax, while allowing you to retain a publicly-traded investment in the PIMCO Advisors business (although Opcap LP, as a publicly traded partnership, will be subject to the new tax, as PIMCO Advisors would have been).

     You do not need to take any action for the Restructuring to occur and you are not being asked to vote on any items. On December 31, 1997, you will automatically become a limited partner of Opcap LP and cease to be a limited partner of PIMCO Advisors. Instructions for surrendering your PIMCO Advisors unit certificates in exchange for Opcap LP unit certificates are included in the accompanying Prospectus.

     The Restructuring is intended to be a tax-free transaction for holders of PIMCO Advisors units. You should, however, consult your tax advisor regarding the tax consequences of the Restructuring that may affect you.

     The accompanying Prospectus gives detailed information about Opcap LP and the Restructuring. We encourage you to read it carefully.

                                          Sincerely yours,

                                          William D. Cvengros
                                          Chief Executive Officer

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                           OPPENHEIMER CAPITAL, L.P.
                      800 NEWPORT CENTER DRIVE, SUITE 100
                        NEWPORT BEACH, CALIFORNIA 92660

          ISSUANCE OF 13,588,764 UNITS OF LIMITED PARTNER INTEREST OF OPPENHEIMER CAPITAL, L.P. TO UNITHOLDERS OF PIMCO ADVISORS L.P.

     This Prospectus is being furnished to the Public Unitholders (as defined in the partnership agreement of PIMCO Advisors L.P. ("PIMCO Advisors")) of Class A Units of limited partner interest ("PIMCO Advisors LP Units") in PIMCO Advisors in connection with the restructuring (the "Restructuring") of the public ownership of PIMCO Advisors. As of December 31, 1997 (the "Effective Date"), all PIMCO Advisors LP Units held by Public Unitholders will be contributed by the general partners of PIMCO Advisors, on behalf of each Public Unitholder, to Oppenheimer Capital, L.P. (the "Partnership") in return for the issuance to the Public Unitholders of an equal number of units of limited partner interest in the Partnership ("Partnership Units"). This action is being taken pursuant to the power granted by PIMCO Advisors' Amended and Restated Agreement of Limited Partnership (the "PIMCO Advisors Partnership Agreement").

     The Partnership is a Delaware limited partnership which holds general partner units ("PIMCO Advisors GP Units") in PIMCO Advisors. Each Partnership Unit represents an indirect investment in one PIMCO Advisors GP Unit. PIMCO Advisors GP Units are entitled to the same economic benefits as PIMCO Advisors LP Units. Accordingly, after the Restructuring, Public Unitholders will hold the same economic interest in PIMCO Advisors as they did before the transaction. Following the Effective Date, all trading in the PIMCO Advisors LP Units on the New York Stock Exchange ("NYSE") will cease, and thereafter the Partnership Units will be the sole publicly-traded investment in the PIMCO Advisors business.

     On the Effective Date, Public Unitholders will automatically cease to be limited partners of PIMCO Advisors and will become limited partners of the Partnership. Thereafter, Public Unitholders of record on the Effective Date may receive certificates representing Partnership Units upon surrender of their PIMCO Advisors LP Unit certificates in accordance with the instructions provided herein. Public Unitholders will receive one Partnership Unit for each PIMCO Advisors LP Unit they hold on the Effective Date. Non-public Unitholders (as defined in the PIMCO Advisors Partnership Agreement) will maintain a direct interest in PIMCO Advisors.

     Partnership Units are expected to be traded on the NYSE under the symbol "OCC" until the Effective Date and under the symbol "PA" thereafter. PIMCO Advisors' LP Units are expected to be traded on the NYSE until the Effective Date under the symbol "PA." On November 4, 1997, the closing sale prices for the Partnership Units and PIMCO Advisors LP Units on the NYSE were $52 3/16 and
$30 3/8, respectively.

     WE CALL YOUR ATTENTION TO THE FACTORS SPECIFIED UNDER THE CAPTION "RISK FACTORS AND OTHER IMPORTANT CONSIDERATIONS" ON PAGE 5, WHICH ADDRESS CERTAIN CONSIDERATIONS RELATING TO AN INVESTMENT IN THE PARTNERSHIP.

     NO VOTE OF UNITHOLDERS IS REQUIRED IN CONNECTION WITH THE RESTRUCTURING. NO PROXIES ARE BEING SOLICITED AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     No person is authorized to give any information or to make any representation not contained in the Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by PIMCO Advisors or the Partnership. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates, and does not constitute a solicitation of a consent or an offer to sell to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the assets, properties or affairs of PIMCO Advisors or the Partnership since the date hereof or that information set forth herein is correct as of any time subsequent.
                            ------------------------

 THE SECURITIES ISSUABLE PURSUANT TO THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1997

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY...............................................................................
RISK FACTORS AND OTHER IMPORTANT CONSIDERATIONS.......................................
  Risks Relating to Ownership of PIMCO Advisors through the Partnership...............
  Other Risks.........................................................................
THE RESTRUCTURING.....................................................................
  Introduction........................................................................
  Terms of the Restructuring..........................................................
  Reasons for the Restructuring.......................................................
  Effects of the Restructuring........................................................
  Existing Economic Interests of the Partners.........................................
  Interests of Certain Persons in the Restructuring...................................
  Authority of the General Partner to Effect the Restructuring........................
  Background of the Restructuring.....................................................
  Accounting Treatment................................................................
  Issuance of Partnership Unit Certificates...........................................
  Fairness Opinion....................................................................
UNAUDITED PRO FORMA STATEMENTS OF THE OPPENHEIMER CAPITAL L.P. AND PIMCO ADVISORS
  L.P.................................................................................
THE PARTNERSHIP.......................................................................
BUSINESS OF THE PARTNERSHIP...........................................................
  Overview............................................................................
  General.............................................................................
  Primary Markets and Strategy for Growth.............................................
  Investment Management Firms.........................................................
  Partnership Mutual Funds............................................................
  Regulation..........................................................................
  Competition.........................................................................
  Properties..........................................................................
  Legal Proceedings...................................................................
MANAGEMENT OF THE PARTNERSHIP.........................................................
  Management of the Partnership.......................................................
  Management of PIMCO Advisors........................................................
  Executive Compensation..............................................................
  Compensation of Board Members.......................................................
  Compensation of General Partner.....................................................
  Compensation Pursuant to Contract...................................................
  Compensation Committee Interlocks and Insider Participation in Compensation
     Decisions........................................................................
  Oppenheimer Capital, L.P. 1997 Unit Incentive Plan..................................
  Description of the PIMCO Advisors Deferred Compensation Plan........................
  Federal Income Tax Consequences Associated with The Deferred Compensation Plan......
RELATIONSHIP BETWEEN THE PARTNERSHIP AND PIMCO ADVISORS...............................
  Operating Agreement.................................................................
  Expense Reimbursement...............................................................
CERTAIN RELATIONSHIPS AND TRANSACTIONS................................................
  PGP Indebtedness....................................................................
  Withdrawal and Removal of a General Partner of PIMCO Advisors.......................

                                                                                        PAGE
                                                                                        ----
  Indemnification.....................................................................
  Contribution Agreement..............................................................
SELECTED CONSOLIDATED FINANCIAL DATA OF OPPENHEIMER CAPITAL, L.P......................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OPPENHEIMER CAPITAL, L.P............................................................
  OPPENHEIMER CAPITAL.................................................................
SELECTED CONSOLIDATED FINANCIAL DATA OF PIMCO ADVISORS................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF PIMCO ADVISORS...................................................................
  Overview............................................................................
  Results of Operations...............................................................
  Capital Resources and Liquidity.....................................................
  Economic Factors....................................................................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE PARTNERSHIP.....
DESCRIPTION OF PARTNERSHIP UNITS......................................................
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................
  Tax Consequences of the Restructuring...............................................
  Tax Allocations.....................................................................
  Tax Classification of the Partnership...............................................
  Disposition of Partnership Units....................................................
  Tax-Exempt Entities Foreign Investors and Registered Investment Companies...........
  Backup Withholding..................................................................
  Certain Additional Tax Considerations for Holders of Partnership Units..............
LEGAL MATTERS.........................................................................
EXPERTS...............................................................................
AVAILABLE INFORMATION.................................................................
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS............................................

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial data appearing elsewhere or incorporated by reference in this Prospectus and the Annexes hereto. Unitholders are urged to read this Prospectus and the Annexes in their entirety and should carefully consider the information set forth under the heading "Risk Factors and Other Considerations." Unless otherwise indicated, all unit information assumes completion of the Oppenheimer Capital Merger and the 1.67-for-one split of the Partnership's units described in "The Partnership" and the constitution of the Management Board described in "Management of the Partnership."

THE PARTNERSHIP

     The Partnership is a Delaware limited partnership which holds 26.1 million units of general partner interest ("PIMCO Advisor GP Units") in PIMCO Advisors, representing an approximately 23.9% interest in PIMCO Advisors.

     PIMCO Advisors is one of the nation's largest investment management firms with approximately $190 billion of assets under management at November 30, 1997. PIMCO Advisors offers a broad range of investment management services and styles to institutional and retail investors, combining the fixed income-oriented investment management operations of Pacific Investment Management Company with the equity-oriented operations of Oppenheimer Capital ("Oppenheimer Capital") and five smaller affiliated domestic and international equity investment management firms. PIMCO Advisors provides investment management services primarily to (i) large institutional clients through separate accounts, (ii) smaller institutional clients and financial intermediaries through the institutional share classes of the PIMCO Funds (described below) and (iii) retail investors through the retail share classes of the PIMCO Funds, which are sold principally through broker-dealers.

     PIMCO Advisors' strategy is to pursue growth by marketing the investment management expertise, performance record and reputation of its seven institutional investment management firms (the "Investment Management Firms"). The Investment Management Firms are six Delaware partnerships: Pacific Investment Management Company ("Pacific Investment Management"), Oppenheimer Capital, Columbus Circle Investors ("CCI"), Cadence Capital Management ("Cadence"), NFJ Investment Group ("NFJ") and Parametric Portfolio Associates ("Parametric"); and one United Kingdom limited partnership, Blairlogie Capital Management ("Blairlogie").

     The seven Investment Management Firms are structured as separate subsidiaries. PIMCO Advisors believes this decentralized structure enables the Investment Management Firms to implement their own distinct investment strategies and philosophies, providing financial and other incentives for the managers of each of the firms to render superior performance and client service. The Managing Directors of the Investment Management Firms have a significant profits interest in their respective Investment Management Firms, and a number of them hold substantial direct and indirect economic interests in PIMCO Advisors.

     The Partnership's business results from the November 1997 merger of Oppenheimer Capital with a subsidiary of PIMCO Advisors (the "Oppenheimer Capital Merger"). Prior to the Oppenheimer Capital Merger, the Partnership's only asset was an approximately 68% interest in Oppenheimer Capital. In the Oppenheimer Capital Merger, PIMCO Advisers acquired from the Partnership the approximately 68% general partner interest it did not own, as a result of which Oppenheimer Capital became a wholly-owned subsidiary of PIMCO Advisors and the Partnership received 26.1 million PIMCO Advisors GP Units.

     PIMCO Partners, G.P. ("PGP") is the sole general partner of the Partnership and is the controlling general partner of PIMCO Advisors, through its direct general partner interest in PIMCO Advisors as well as through its control as general partner of the Partnership, which is the other general partner of PIMCO Advisors.

THE RESTRUCTURING

  The Restructuring....................  Under the authority conferred by the PIMCO Advisors
                                         Partnership Agreement, the general partners, on
                                         behalf of each Public Unitholder, will contribute
                                         the PIMCO Advisors LP Units held by the Public
                                         Unitholders to the Partnership. In exchange for the
                                         PIMCO Advisors LP Units, the Partnership will
                                         distribute an equal number of Partnership Units to
                                         the Public Unitholders. Each Partnership Unit
                                         represents an indirect investment in a single PIMCO
                                         Advisors Unit. Accordingly, Public Unitholders will
                                         continue to hold the same economic interest in PIMCO
                                         Advisors as they did before the Restructuring.
                                         Nonpublic Unitholders will maintain a direct
                                         interest in PIMCO Advisors.
  Distribution Ratio...................  Each Public Unitholder will receive one Partnership
                                         Unit for each PIMCO Advisors LP Unit held as of the
                                         Effective Date.
  Effective Date.......................  Close of business on December 31, 1997.
  Total Number of Partnership Units to
     be Distributed....................  13,588,764 million Partnership Units.
  Trading Market.......................  Partnership Units are listed for trading on the NYSE under the symbol "OCC."
  Risk Factors.........................  Unitholders are referred to the matters discussed in
                                         "Risk Factors and Other Considerations."
  Primary Purposes of the                The primary purposes of the Restructuring are to (i)
     Restructuring.....................  consolidate the public ownership of PIMCO Advisors into one entity, thereby substantially reducing
                                         administrative burdens and costs, increasing
                                         liquidity and eliminating confusion in the
                                         marketplace and (ii) allow PIMCO Advisors to become
                                         a private partnership, which will not be subject to
                                         a tax on its gross income from active businesses.
                                         See "The Restructuring -- Reasons for the
                                         Restructuring."
  Tax Consequences.....................  The Restructuring is intended to be a tax-free transaction for the Public Unitholders. Public
                                         Unitholders are, however, encouraged to seek the
                                         advice of their tax counsel to determine whether
                                         there are any tax consequences that affect them. See
                                         "Certain Federal Income Tax Consequences."
  Relationship with PIMCO Advisors.....  Following the Restructuring, the Partnership will remain a general partner of PIMCO Advisors. The
                                         relationship between the Partnership and PIMCO
                                         Advisors will be governed by the PIMCO Advisors
                                         Partnership Agreement and an operating agreement
                                         (the "Operating Agreement") between the two
                                         partnerships which will, among other things,
                                         maintain a one-for-one exchange ratio between the LP
                                         Units and the PIMCO Advisors Units based on the
                                         number of PIMCO Advisors Units owned by the
                                         Partnership (excluding the PIMCO Advisors Units
                                         underlying the general partner interest in the
                                         Partnership), and provide for certain exchange
                                         rights and registration rights for partners of PIMCO
                                         Advisors. See "Relationship Between the Partnership
                                         and PIMCO Advisors -- Operating Agreement."
  Distribution Policy..................  The Partnership will make quarterly distributions of available cash on each Partnership Unit. The
                                         distributions on each Partnership Unit will
                                         generally be equal in amount to the distributions
                                         received on the underlying PIMCO Advisors GP Units
                                         held by the Partnership less any applicable taxes.

STRUCTURE





                                    [CHART]

        SUMMARY CONSOLIDATED FINANCIAL DATA OF OPPENHEIMER CAPITAL, L.P.

     The following table sets forth selected financial data of the Partnership and Oppenheimer Capital for the three months ended July 31, 1997 and 1996, and each of the five years ended April 30, 1997. This information should be read in conjunction with the Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Oppenheimer Capital, L.P."

                                                                      OPPENHEIMER CAPITAL, L.P.
                                         -----------------------------------------------------------------------------------
                                            FOR THE THREE
                                               MONTHS
                                           ENDED JULY 31,                       FOR THE YEARS ENDED APRIL 30,
                                         -------------------     -----------------------------------------------------------
                                          1997        1996         1997          1996         1995        1994        1993
                                         -------     -------     --------      --------      -------     -------     -------
                                         (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
Revenues...............................  $19,585     $12,280      $56,046(1)    $61,316(1)   $34,282     $35,091     $30,022
Expenses...............................      685         685        2,720         2,720        3,461       4,038       3,704
                                         -------     -------      -------       -------      -------     -------     -------
Net income.............................  $18,900     $11,595      $53,326(1)    $58,596(1)   $30,821     $31,053     $26,318
                                         -------     -------      -------       -------      -------     -------     -------
Net income per unit....................     1.21(3)     0.75         3.44(1)       3.81(1)      2.02        2.04        1.74
Distributions declared per unit........     0.95        0.65         3.50(2)      3.175(2)     2.175      2.1375      1.9375
Weighted average number of units
  outstanding..........................  $15,427     $15,363      $15,367       $15,244      $15,136     $15,043     $15,009
                                         =======     =======      =======       =======      =======     =======     =======

Financial condition data at:

                                                                                          APRIL 30,
                                              JULY 31,           -----------------------------------------------------------
                                                1997               1997          1996         1995        1994        1993
                                         -------------------     --------      --------      -------     -------     -------
Total assets...........................       $118,313           $116,149      $110,099      $96,633     $98,116     $98,365
Total liabilities......................         14,806             17,858        12,713       10,321      10,319       9,683
                                              --------           --------      --------      -------     -------     -------
Partners' capital......................       $103,507           $ 98,291      $ 97,386      $86,312     $87,797     $88,682

---------------
(1) Includes revenues and a gain on Quest sale of $1.8 million, or $.12 per unit in fiscal 1997 and $17.7 million, or $1.15 per unit in fiscal 1996.

(2) Includes a special distribution related to the Quest sale of $.10 per unit in fiscal 1997 and $.55 in fiscal 1996.

(3) Includes revenues and a gain on Quest sale of $2.8 million, or $.18 per unit.

                                                                           OPPENHEIMER CAPITAL
                                             -------------------------------------------------------------------------------
                                                FOR THE THREE
                                                   MONTHS
                                               ENDED JULY 31,                    FOR THE YEARS ENDED APRIL 30,
                                             -------------------    --------------------------------------------------------
                                              1997        1996        1997        1996        1995        1994        1993
                                             -------     -------    --------    --------    --------    --------     -------
                                                 (UNAUDITED)                               (AMOUNTS IN THOUSANDS)
Revenues...................................  $55,043     $41,075    $181,974    $158,215    $129,912    $112,290     $94,733
Expenses...................................   30,302      23,441     103,064      95,551      83,066      64,683      54,707
                                             -------     -------    --------    --------    --------    --------     -------
Operating Income...........................   24,741      17,634      78,910      62,664      46,846      47,607      40,026
Gain on Quest sale(1)......................    4,374          --       2,806      27,725          --          --          --
                                             -------     -------    --------    --------    --------    --------     -------
Income before income taxes and minority
  interest.................................  $29,115     $17,634    $ 81,716    $ 90,389    $ 46,846    $ 47,607     $40,026
                                             -------     -------    --------    --------    --------    --------     -------
Assets under management at period end (in
  Billions)................................  $  60.8     $  40.4    $   51.2    $   40.6    $   31.8    $   29.4     $  26.4
                                             =======     =======    ========    ========    ========    ========     =======

Financial condition data at:

                                                                                           APRIL 30,
                                                  JULY 31,          --------------------------------------------------------
                                                    1997              1997        1996        1995        1994        1993
                                             -------------------    --------    --------    --------    --------     -------
Total assets...............................       $103,055           $93,019     $76,338     $56,129     $43,034     $37,677
Total liabilities..........................         54,356            53,044      41,462      41,582      30,557      27,830
Minority interest..........................            396               277         174          87          25          18
                                                  --------           -------     -------     -------     -------     -------
Partners' capital..........................       $ 48,303           $39,698     $34,702     $14,460     $12,452     $ 9,829
                                                  ========           =======     =======     =======     =======     =======

---------------

(1) Reflects the gain realized by Oppenheimer Capital on the sale of the investment advisory and other contracts and business relationship for its twelve Quest for Value mutual funds to Oppenheimer Funds, Inc., on November 22, 1995.

             SUMMARY CONSOLIDATED FINANCIAL DATA OF PIMCO ADVISORS

     The following table sets forth selected financial data of PIMCO Advisors for the nine months ended September 30, 1997 and 1996, and each of the five years ended December 31, 1996. PIMCO Advisors and its subsidiaries were formed on November 15, 1994, when PFAMCo merged certain of its investment management businesses and substantially all of its assets (the "PFAMCo Group") into Thomson Advisory Group L.P. ("TAG L.P."). Under generally accepted accounting principles, the Consolidation is accounted for as an acquisition of TAG L.P. by PFAMCo Group, even though the legal form was the reverse. Therefore, the historical financial statements include the operations of PFAMCo Group, in its corporate form, prior to the Consolidation and the combined results of PIMCO Advisors, in its partnership form, for the period since the Consolidation. This information should be read in conjunction with the Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations of PIMCO Advisors."

                                       FOR THE NINE MONTHS
                                       ENDED SEPTEMBER 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                      ---------------------     ------------------------------------------------------------
                                        1997         1996         1996         1995         1994         1993         1992
                                      --------     --------     --------     --------     --------     --------     --------
                                                         (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
STATEMENTS OF OPERATIONS DATA:
Total revenues......................  $344,210     $287,161     $392,024     $323,014     $180,263     $165,856     $120,155
Operating expenses..................   232,572      190,975      261,978      215,271      145,220      131,447       93,011
Amortization of intangibles, options
  and restricted units..............    31,000       30,852       41,171       42,723        6,202
                                      --------     --------     --------     --------     --------     --------     --------
Operating income....................    80,638       65,334       88,875       65,020       28,841       34,409       27,144
Other income, net...................     3,249        2,401        3,454        3,964        1,083          864        1,115
                                      --------     --------     --------     --------     --------     --------     --------
Income before income tax expense....    83,887       67,735       92,329       68,984       29,924       35,273       28,259
Income tax expense..................     1,226          834        1,201          517       10,669       15,556       11,405
                                      --------     --------     --------     --------     --------     --------     --------
Net income..........................  $ 82,661     $ 66,901     $ 91,128     $ 68,467     $ 19,255     $ 19,717     $ 16,854
                                      ========     ========     ========     ========     ========     ========     ========
Net income allocated to:
  General Partner and Class A
    Limited Partner units...........  $ 45,329     $ 39,421     $ 52,916     $ 46,655     $  4,976
  Class B Limited Partner units.....    37,332       27,480       38,212       21,812        1,128
  Pre-Consolidation.................        --           --           --           --       13,151
                                      --------     --------     --------     --------     --------
Total...............................  $ 82,661     $ 66,901     $ 91,128     $ 68,467     $ 19,255
                                      ========     ========     ========     ========     ========
NET INCOME PER UNIT(1):
General Partner and Class A Limited
  Partner units.....................  $   1.06     $   0.96     $   1.29     $   1.16     $   0.12
Class B Limited Partner units.......  $   1.06     $   0.76     $   1.05     $   0.59     $   0.03
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING (POST-CONSOLIDATION):
Units outstanding:
  General Partner...................       800          800          800          800          800
  Class A Limited Partner...........    40,146       40,132       40,135       40,108       40,018
  Class B Limited Partner...........    32,983       32,961       32,961       32,961       32,961
                                      --------     --------     --------     --------     --------
Total...............................    73,929       73,893       73,896       73,869       73,779
Weighted average effect of unit
  options...........................     3,906        2,915        3,119        1,684          984
                                      --------     --------     --------     --------     --------
Total...............................    77,835       76,808       77,015       75,553       74,763
                                      ========     ========     ========     ========     ========
DIVIDENDS/DISTRIBUTIONS.............  $104,042     $ 97,560     $131,604     $ 89,613     $ 24,384     $ 22,158     $ 12,950
                                      ========     ========     ========     ========     ========     ========     ========
FINANCIAL CONDITION AT END OF
  PERIOD:
Total assets(2).....................  $365,728     $373,545     $358,500     $369,592     $379,708     $ 70,388     $ 43,189
Total liabilities...................    86,752       68,802       62,257       38,035       34,179       44,567       17,686
                                      --------     --------     --------     --------     --------     --------     --------
Total Partners' Capital.............  $278,976     $304,743     $296,243     $331,557     $345,529     $ 25,821     $ 25,503
                                      ========     ========     ========     ========     ========     ========     ========

                                       FOR THE NINE MONTHS
                                       ENDED SEPTEMBER 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                        1997         1996         1996         1995         1994         1993         1992
                                      --------     --------     --------     --------     --------     --------     --------
                                                         (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
OTHER STATISTICS:
Assets under management (in
  millions).........................  $130,632     $104,540     $110,022     $ 95,182     $ 72,175     $ 57,182     $ 43,737
Operating Profit Available for
  Distribution(1)...................   113,830       97,763      132,314      111,205       12,306           --           --
Cash flows provided by operating
  activities........................   112,502      119,882      140,446       86,921       25,852       23,620        9,309
Cash flows provided by (used in)
  investing activities..............   (16,598)      (2,983)      (2,446)     (17,771)      22,401         (436)      (1,149)
Cash flows used in financing
  activities........................  (104,042)     (97,560)    (131,604)     (89,238)      (2,549)     (14,900)     (15,800)

---------------
(1) Computed on earnings following the Consolidation. Operating Profit Available for Distribution is defined by the PIMCO Advisors Partnership Agreement as the sum of net income plus non-cash charges from the amortization of intangible assets, non-cash compensation expenses arising from option and restricted unit plans, and losses of any subsidiary which is not a flow-through entity for tax purposes.

(2) Upon completion of the Consolidation, approximately $284.9 million of intangible asset were created. [See Note 3 in the Notes to the Consolidated Financial Statements.]

(3) Stockholders' equity before consolidation.

Note: The information above should be read in connection with Management's
      Discussion and Analysis of Financial Condition and Results of Operations of PIMCO Advisors and the Consolidated Financial Statements and related notes appearing elsewhere in this document.

                   RISK FACTORS AND OTHER IMPORTANT CONSIDERATIONS

     Each Public Unitholder should carefully read this entire Prospectus, including the Exhibits and the documents incorporated herein by reference, and should give particular attention to the considerations discussed below.

     When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding events, conditions and financial trends that may affect the Partnership's future plans of operations, business strategy, results of operations and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus.

RISKS RELATING TO OWNERSHIP OF PIMCO ADVISORS THROUGH THE PARTNERSHIP

     The Partnership's operating income is derived from its investment in PIMCO Advisors GP Units. Therefore, an investment in the Partnership Units will effectively involve the same risks as the Public Unitholders' current investment in PIMCO Advisors LP Units. These risks include the following:

  RELIANCE ON KEY PERSONNEL AND PROFIT-SHARING PAYMENTS

     The ability of PIMCO Advisors and the Investment Management Firms to attract and retain clients is dependent to a large extent on their ability to attract and retain key employees, including skilled portfolio managers. Certain of PIMCO Advisors' employees are responsible for significant client relationships. In particular, PIMCO Advisors depends, to a significant extent, on the services of William H. Gross of Pacific Investment Management, George Long of Oppenheimer Capital and David B. Breed of Cadence. Mr. Gross is one of the best-known fixed income portfolio managers in the United States, and the loss of his services could have a material adverse effect on PIMCO Advisors. In order to help retain these and other key personnel, each of the Investment Management Firms has a substantial profit-sharing plan for its senior management. Oppenheimer Capital maintains a benefit plan for its senior management which offers a significant profits interest in the performance of the Investment Management Firm. The other Investment Management Firms reserve a substantial percentage of their adjusted net book income for profit-sharing payments (45% in the case of Pacific Investment Management and CCI, and in the case of the other Investment Management Firms, 15% of the first $3.0 million of such income, 25% of the next $2.0 million of such income, 40% of the next $5.0 million of such income and 45% of such income in excess of $10 million). These profit-sharing payments significantly reduce the amount of the Investment Management Firms' profits that is distributed to PIMCO Advisors and becomes available for distribution to unitholders of PIMCO Advisors and indirectly to unitholders of the Partnership. There can be no assurance that key personnel will be retained.

  COMPETITION

     The investment management business is highly competitive. PIMCO Advisors and its Investment Management Firms compete with a large number of other domestic and foreign investment management firms, commercial banks, insurance companies, broker-dealers and other financial services providers. Some of the financial services companies with which the firms compete have greater resources, assets under management and administration than PIMCO Advisors and the Investment Management Firms and offer a broader array of investment products and services.

     PIMCO Advisors believes that the most important factors affecting its success are the abilities, performance records and reputations of its investment managers, and the development of new investment and marketing strategies. The relative importance of these factors varies depending on the type of investment management service involved. Client service is also an important competitive factor. PIMCO Advisors' ability to increase and retain client assets could be adversely affected if client accounts underperform the market over time or if key investment managers leave the firms. The ability of PIMCO Advisors and the Investment

Management Firms to compete with other investment management firms is also dependent, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions. There are relatively few barriers to entry by new investment management firms in the institutional managed accounts business, which increases competitive pressure.

     A large number of mutual funds are sold to the public by investment management firms, broker-dealers, insurance companies and banks in competition with mutual funds sponsored by PIMCO Advisors. Many competitors apply substantial resources to advertising and marketing their mutual funds which may adversely affect the ability of PIMCO Advisors-sponsored funds to attract new retail clients and to retain retail assets under management.

  FACTORS AFFECTING FEE REVENUES

     General Considerations

     Investment management agreements between Investment Management Firms and their clients typically provide for fees based on a percentage of the assets under management, determined at least quarterly and valued at current market levels. The percentage of the fee applicable to a particular classification of assets under management is a function of several factors. For example, investments or strategies which have a higher degree of risk and uncertainty command a higher percentage fee. Therefore, significant fluctuations in securities prices or in the investment patterns of clients that result in shifts in assets under management can have a material effect on PIMCO Advisors' consolidated revenues and profitability. Such fluctuations in asset valuations and client investment patterns may be affected by overall economic conditions and other factors influencing the capital markets and the net sales of mutual fund shares generally, including interest rate fluctuations. Virtually all of PIMCO Advisors' revenues are derived from investment management agreements with clients that are terminable at any time or upon 30 to 60 days' notice, as is the case generally in the investment management industry. Any termination of agreements representing a significant portion of assets under management could have an adverse impact on PIMCO Advisors' results of operations. The investment management business is highly competitive and fees vary among investment managers. Some of the Investment Management Firms' fees are higher than those of many investment managers relative to the average size of accounts under management. Each Investment Management Firm's ability to maintain its fee structure in the competitive environment is dependent to a large extent on the ability of its investment managers to provide clients with service and investment returns that will cause clients to be willing to pay those fees. There can be no assurance that the Investment Management Firms will be able to retain their clients or sustain their fee structures in the future.

  Reliance on Performance-Based Fees

     Approximately 4.5% and 4.1% of PIMCO Advisors' revenues (as adjusted to combine with the revenues of Oppenheimer Capital) for the years ended December 31, 1996 and December 31, 1995, respectively, were derived from performance-based fees. Most of these revenues are attributable to Pacific Investment Management's operations. To earn a performance-based fee with respect to an account, the relevant Investment Management Firm must generally outperform a specific benchmark over a particular period. Performance-based fee arrangements make revenues more volatile, but also provide an opportunity to earn higher fees than could be obtained under fee arrangements based solely on a percentage of assets under management. Pacific Investment Management's StocksPLUS(R) product, which accounted for $11.3 billion of assets under management at September 30, 1997, is subject to a performance-based fee schedule in which under-performance relative to the S&P 500 over a particular time period results in no fees being paid by clients, while superior performance results in incentive fees that are not subject to a cap. In addition to the StocksPLUS accounts, several large fixed income accounts aggregating approximately $10.9 billion at September 30, 1997, also have performance-based fee arrangements. Pacific Investment Management's performance-based fee arrangements, including the StocksPLUS fee arrangement, can materially affect Pacific Investment Management's revenues, and thus those of PIMCO Advisors, from period to period.

  USE OF DERIVATIVES

     The use of derivatives by investors has received national attention in recent years because of losses suffered on investments in derivatives. The Investment Management Firms, from which PIMCO Advisors obtains its operating income, have used derivatives and plan to continue using derivatives in the future. In particular, Pacific Investment Management has used derivatives since 1980 in various ways, principally to manage portfolio risk and exploit market inefficiencies.

OTHER RISKS

  LACK OF PARTICIPATION IN MANAGEMENT; VOTING

     As the sole general partner of the Partnership and the general partner with a controlling interest in PIMCO Advisors, PGP has ultimate control over the operations of the Partnership and PIMCO Advisors. Limited partners of the Partnership have only limited voting rights on matters affecting the Partnership's business and have no right to participate in the management of the Partnership or PIMCO Advisors. Public Unitholders have no voting rights regarding the selection of management boards of the Partnership. If PGP resigned or was removed as general partner and the limited partners of the Partnership elected to continue the operations of the Partnership, its successor would be elected by holders of a majority of Partnership Units outstanding. A vote of holders of 80% or more of the Partnership Units is required to remove PGP as general partner of the Partnership, and PGP and its affiliates may vote their Partnership Units, if any, with respect to removal. However, even if PGP were removed as general partner of the Partnership, such removal would not affect its status as the controlling general partner of PIMCO Advisors.

  CASH DISTRIBUTIONS

     Distributions to limited partners of the Partnership will be dependent upon distributions by PIMCO Advisors, which, in turn, are dependent upon the Operating Profit Available for Distribution of PIMCO Advisors. Operating Profit Available for Distribution is defined in the PIMCO Advisors Partnership Agreement as the sum of (i) the net income of PIMCO Advisors for such quarter determined in accordance with generally accepted accounting principles; (ii) certain non-cash charges resulting from the amortization of goodwill and certain other intangible assets and non-cash compensation expenses related to options and restricted units and (iii) losses of any subsidiary which is not a flow-through entity for tax purposes. Neither PGP nor any of its affiliates is obligated to guaranty or support any such distributions.

                               THE RESTRUCTURING

INTRODUCTION

     Due to recent legislation, certain publicly traded limited partnerships, including PIMCO Advisors and the Partnership, will be subject to a tax on their gross income from active businesses after December 31, 1997, unless their partnership interests cease to be publicly traded by such date. The limited partner units in both PIMCO Advisors and the Partnership are currently publicly traded, and they represent the same economic interest in the business of PIMCO Advisors. In order to consolidate the public ownership of PIMCO Advisors in one entity and to prevent PIMCO Advisors from being subject to such a tax, the general partners of PIMCO Advisors will effect the Restructuring by, pursuant to authority granted in the PIMCO Advisors Partnership Agreement, contributing, on behalf of the Public Unitholders, all of the PIMCO Advisors units held by Public Unitholders to the Partnership effective as of December 31, 1997. In the Restructuring, the Public Unitholders will receive one Partnership LP Unit for each PIMCO Advisors unit contributed on their behalf. Each Partnership LP Unit will have one underlying PIMCO Advisors unit. Accordingly, Public Unitholders will continue to hold the same economic interest in PIMCO Advisors as they did before the Restructuring. The general partners have expressly been granted authority to effect the Restructuring under the PIMCO Advisors Partnership Agreement.

TERMS OF THE RESTRUCTURING

  TIMING

     The Restructuring is expected to occur on December 31, 1997. Failure to effect the Restructuring on or prior to the Effective Date in the absence of a change in the applicable tax laws would result in PIMCO Advisors being subject to a tax on certain of its gross income for part or all of the 1998 taxable year.

  CONTRIBUTION OF PUBLICLY OWNED UNITS TO THE PARTNERSHIP

     Effective as of the close of business on the Effective Date, all of the PIMCO Advisors LP Units held of record by a Public Unitholder will be contributed to the Partnership. The general partners have the authority to effect this contribution pursuant to Section 16.1 of the PIMCO Advisors Partnership Agreement. See "-- Authority of General Partner to Effect the Restructuring." Upon contribution of the PIMCO Advisors LP Units to the Partnership, the units will be reclassified as PIMCO Advisors GP Units in accordance with the PIMCO Advisors Partnership Agreement. In exchange for each contributed PIMCO Advisors LP Unit, the Partnership will issue one Partnership Unit to the Public Unitholder whose unit is contributed. The Partnership Units are listed on the NYSE. The general partners of PIMCO Advisors, on behalf of the Public Unitholders, will take all actions necessary for the Public Unitholders to be admitted as limited partners of the Partnership. Following the Effective Date, all trading in the PIMCO Advisors LP Units on the NYSE will cease, and thereafter the Partnership Units will be the sole publicly-traded investment in the PIMCO Advisors business.

  CONTINUING RELATIONSHIP WITH PIMCO ADVISORS

     In connection with the Restructuring, the Partnership and PIMCO Advisors will enter into an Operating Agreement which will govern the ongoing relationship of the Partnership and PIMCO Advisors, and provide, among other things, that: (i) the Partnership will maintain one or more equity-based incentive compensation plans for the benefit of employees and other persons rendering services to PIMCO Advisors and its subsidiaries, (ii) the Partnership will not issue Partnership securities or engage in certain transactions without the consent of the management board of PIMCO Advisors, (iii) the Partnership will offer the Nonpublic Unitholders (as defined below) a limited right to exchange some or all of their PIMCO Advisors LP Units for Partnership Units at specified times each year and (iv) at PIMCO Advisors' request, the Partnership will use its best efforts to issue and sell Partnership securities and, at the time of completion of such sale, contribute the net proceeds to PIMCO Advisors in exchange for PIMCO Advisors GP Units. A Nonpublic Unitholder is defined as
(i) PGP or any general partner or former general partner admitted under the PIMCO Advisors Partnership Agreement, (ii) Cadence, Parametric, PIMCO Partners, LLC or NFJ, (iii) any subsidiary of Pacific Mutual Holding Company, (iv) any executive officer of PIMCO Advisors or managing director of an Investment Management Company or any entity in which such individual is a controlling shareholder, general partner, manager or trustee, or (v) any person designated as a Nonpublic Unitholder in a written action of the general partners of PIMCO Advisors.

REASONS FOR THE RESTRUCTURING

  GENERAL

     PGP has determined to effect the Restructuring at this time to (i) to consolidate the public ownership interests in the business of PIMCO Advisors into one entity and (ii) prevent PIMCO Advisors from being subject to an annual 3.5% federal tax on its gross income from active businesses after December 31, 1997 (and similar taxes imposed by states in which PIMCO Advisors is subject to such taxes).

  CONSOLIDATION OF PUBLIC OWNERSHIP INTO THE PARTNERSHIP

     Both PIMCO Advisors units and Partnership Units represent an investment in the business of PIMCO Advisors and both are currently publicly traded on the NYSE. PGP believes that consolidating all of the public ownership of PIMCO Advisors into the Partnership through the Restructuring should substantially reduce administrative burdens and costs, increase liquidity and eliminate confusion in the marketplace, thereby making the Partnership Units a more attractive to investors.

  PRESERVATION OF PARTNERSHIP TAXATION FOR NONPUBLIC UNITHOLDERS

     Under current law, PIMCO Advisors will be subject to a federal tax on its gross income from active businesses after December 31, 1997, unless PIMCO Advisors' limited partner interests cease to be publicly traded prior to that time (and may be subject to similar taxes imposed by states in which PIMCO Advisors is subject to such taxes). By effecting the Restructuring, PGP intends to preserve the current tax treatment of PIMCO Advisors for its Nonpublic Unitholders by terminating the public trading of PIMCO Advisors' limited partnership interests.

EFFECTS OF THE RESTRUCTURING

  PUBLIC UNITHOLDERS WILL BECOME LIMITED PARTNERS OF THE PARTNERSHIP

     As a result of the Restructuring, the Public Unitholders will cease to be limited partners of PIMCO Advisors and will become limited partners of the Partnership. As limited partners of the Partnership, their rights will be governed by the Amended and Restated Agreement of Limited Partnership of Oppenheimer Capital, L.P., rather than the PIMCO Advisors Partnership Agreement. See "Description of Partnership Units." The sole business of the Partnership after the Restructuring will continue to be that of holding PIMCO Advisors GP Units, and each Partnership Unit will represent an indirect investment in a single PIMCO Advisors unit. Accordingly, Public Unitholders will continue to hold the same economic interest in PIMCO Advisors as they did before the transaction. Nonpublic Unitholders will remain limited partners in PIMCO Advisors after the Restructuring.

  EFFECT ON DISTRIBUTIONS

     As a publicly traded partnership, the Partnership will be subject to a tax on its gross income from active businesses after December 31, 1997. Accordingly, distributions on the Partnership Units will be less than the distributions received by the Partnership on the PIMCO Advisors GP Units owned by it.

  MANAGEMENT AND CONTROL OF THE PARTNERSHIP

     PGP is the controlling general partner of PIMCO Advisors and the sole general partner of the Partnership. Accordingly, after the Restructuring, Public Unitholders will continue to hold interests in an entity controlled by PGP. No change in management of the Partnership is expected to result from the Restructuring.

  PIMCO ADVISORS NOT SUBJECT TO TAX

     As a result of the Restructuring, PIMCO Advisors is expected to be treated as a non-publicly-traded partnership for tax purposes. Accordingly, Nonpublic Unitholders will continue to receive distributions from PIMCO Advisors without any reduction for taxes on gross income.

  TAX CONSEQUENCES OF THE RESTRUCTURING TO UNITHOLDERS

     The exchange of PIMCO Advisors units for Partnership Units will be treated for federal income tax purposes as a contribution of property to a partnership in exchange for an interest in the Partnership. As such, under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), no gain or loss will be recognized by the exchanging party or the Partnership on the exchange. The exchanging party will have a tax basis in its Partnership Units equal to the tax basis such party had in the surrendered PIMCO Advisors units and will have a holding period for the Partnership Units that includes the holding period that it had for the surrendered PIMCO Advisors units. Furthermore, the Partnership will have a tax basis in the contributed PIMCO Advisors units equal to the tax basis of such PIMCO Advisors units in the hands of the exchanging party and will have a holding period for the PIMCO Advisors units that includes the holding period for such

PIMCO Advisors units in the hands of the exchanging party. See "Certain Federal Income Tax Consequences."

EXISTING ECONOMIC INTERESTS OF THE PARTNERS

     Interests in PIMCO Advisors are divided into units of limited partner interest and units of general partner interest (collectively "PIMCO Advisors Units"). General partner units are held only by general partners of PIMCO Advisors, but have the same economic rights as PIMCO Advisors LP Units, including rights to distributions as limited partner units. Limited and general partner units of PIMCO Advisors are, until March 1, 1998, further divided into Class A units and Class B units. Prior to December 31, 1997, the Class A units have a priority right to distributions over Class B Units, as described below. After March 1, 1998, the distinction between Class A units and Class B units will terminate automatically in accordance with the PIMCO Advisors Partnership Agreement and PIMCO Advisors Class A units and Class B units will therefore represent identical interests in PIMCO Advisors.

INTERESTS OF CERTAIN PERSONS IN THE RESTRUCTURING

     The Nonpublic Unitholders, including PGP and certain members of the Management Board of PIMCO Advisors (the "PIMCO Advisors Management Board"), have an interest in the Restructuring because, as contemplated by the PIMCO Advisors Partnership Agreement, it will preserve non-publicly-traded partnership tax treatment for their investment in PIMCO Advisors. Under current law, PIMCO Advisors will be subject to a tax on its gross income after December 31, 1997, unless PIMCO Advisors' limited partner interests cease to be publicly traded prior to such time. After the Restructuring, the Public Unitholders will own interests in a publicly-traded partnership that is subject to a tax on its gross income after December 31, 1997. The Nonpublic Unitholders will continue to hold their interests in PIMCO Advisors, which will not be subject to such a gross income tax.

AUTHORITY OF THE GENERAL PARTNER TO EFFECT THE RESTRUCTURING

     In order to protect Nonpublic Unitholders from an Adverse Partnership Tax Consequence, the PIMCO Advisors Partnership Agreement confers on the general partners broad authority to effect one or more restructurings of PIMCO Advisors to prevent a change in the partnership tax status of PIMCO Advisors. An Adverse Partnership Tax Consequence is defined in the PIMCO Advisors Partnership Agreement as PIMCO Advisors (i) being treated as an association taxable as a corporation, (ii) being reconstituted as a corporation, (iii) otherwise becoming subject to federal taxation on its income or (iv) the occurrence of another event which would have caused any of (i), (ii) or (iii) to occur but for the occurrence of a restructuring of the public ownership of PIMCO Advisors.

     Section 16.1 of the PIMCO Advisors Partnership Agreement provides that the general partners may take all such actions necessary or appropriate in connection with, or in anticipation of, a restructuring of PIMCO Advisors, without consent of or other action on the part of any other unitholder and whether or not such actions or omissions may treat Public Unitholders differently than Nonpublic Unitholders or result in different and more favorable treatment of the Nonpublic Unitholders. The PIMCO Advisors Partnership Agreement provides no appraisal or similar rights to any Unitholder with respect to any restructuring, nor does it require that the general partners obtain an opinion as to the fairness of any restructuring to the Public Unitholders.

BACKGROUND OF THE GENERAL PARTNERS' RESTRUCTURING AUTHORITY

     At the time of PIMCO Advisors' organization in 1987, its publicly traded master limited partnership ("MLP") form offered important tax advantages because there was no federal income tax at the partnership level. In December 1987, however, Congress passed the Revenue Act of 1987, one of the provisions of which provided that MLPs, with certain exceptions not applicable to PIMCO Advisors, would be taxed for federal income tax purposes as corporations. The tax status of MLPs existing on December 17, 1987 was "grandfathered" until December 31, 1997. In August 1997, Congress passed the Taxpayer Relief Act of 1997, which provided, among other things, that any previously-grandfathered MLP may elect to continue its partnership status as an "electing 1987 partnership," but will be subject to a tax on its gross income from active businesses after December 31, 1997.

     PIMCO Advisors' current organizational structure (other than its ownership of Oppenheimer Capital) results from the Consolidation in 1994 (the "Consolidation") of the investment advisory businesses of certain subsidiaries of Pacific Financial Asset Management Corporation ("PFAMCo"), i.e. Pacific Investment Management, Cadence, Parametric, NFJ and Blairlogie, with the investment advisory and mutual fund distribution businesses, including CCI, formerly conducted under the name of Thomson Advisory Group L.P., and its affiliate Thomson Investor Services Inc. As part of the Consolidation, PGP replaced TAG as the general partner of PIMCO Advisors.

     Concurrent with their approval of the Consolidation, the limited partners of PIMCO Advisors expressly approved amendments to the partnership agreement of PIMCO Advisors which, among other things, conferred on the general partners broad authority to effect one or more restructurings of PIMCO Advisors to prevent an adverse change in the partnership tax treatment of the Nonpublic Unitholders. The amendments to the partnership agreement also modified the fiduciary duties of the general partners, including expressly relieving the general partners of any fiduciary or other duties or liabilities to PIMCO Advisors or any Unitholder for any actions taken or omitted to be taken in good faith and without recklessness with respect to any restructuring, notwithstanding that such actions or omissions may treat Public Unitholders differently than Nonpublic Unitholders and result in more favorable treatment of the Nonpublic Unitholders.

ACCOUNTING TREATMENT

     The issuance of new Partnership Units in exchange for PIMCO Advisors units does not create a new basis of accounting since the entities share a common general partner. In accordance with generally accepted accounting principles, the Partnership's investment and capital accounts will be increased by the amount representing the book value of the PIMCO Advisors units contributed. There will be no accounting recognition given for the exchange in the financial statements of PIMCO Advisors.

ISSUANCE OF PARTNERSHIP UNIT CERTIFICATES

     As of the Effective Date, the Public Unitholders will become limited partners of the Partnership and cease to be limited partners of PIMCO Advisors. The PIMCO Advisors LP Units held by Public Unitholders on the Effective Date will on that date be transferred to the Partnership on the books of the transfer agent of PIMCO Advisors and reclassified as PIMCO Advisors GP Units in accordance with the PIMCO Advisors Partnership Agreement. Because the general partners of PIMCO Advisors will effect the transfer of the Public Unitholders' units on behalf of the Public Unitholders pursuant to the authority granted to the general partners by the PIMCO Advisors Partnership Agreement, the Public Unitholders do not need to take any action for the transfer to occur.

     Public Unitholders may exchange the certificates which prior to the Effective Date represented PIMCO Advisors LP Units for certificates representing Partnership Units by completing the letter of transmittal attached to this Prospectus and mailing the letter of transmittal, along with their certificates, to the address indicated in the letter of transmittal.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

  Overview of Transactions:

     The pro forma condensed financial statements present the effects on the Partnership and PIMCO Advisors of three significant events identified herein as the Opgroup Transaction, the Opcap Merger and the Restructuring.

     The Opgroup Transaction: On November 4, 1997 PIMCO Advisors and Oppenheimer Group Inc. ("Opgroup") announced the completion of the acquisition by PIMCO Advisors of 100% of the outstanding common stock of Opgroup in exchange for 2.1 million PIMCO Advisors Class A LP Units and the rights to exchange up to $230 million of already existing term notes for an additional 6.9 million PIMCO Advisors Class A LP Units at a rate of $33 1/3 per unit. At that date Opgroup owned various assets including an approximate 32.4% interest in Oppenheimer Capital, the 1% general partner interest in the Partnership, which owned the remaining 67.6% interest in Oppenheimer Capital, and the advisory contracts for eight closed end mutual funds. Immediately following the acquisition PIMCO Advisors split the 1% general partner interest in the Partnership into a .01% general partner interest and a .99% limited partner interest, and sold the general partner interest to PGP for $80,000, its approximate book value. As explained further in Note 1 the purchase method of accounting was used by PIMCO Advisors to record the acquisition of Opgroup. These transactions have no accounting impact on the Partnership.

     The Oppenheimer Capital Merger: In the merger, Oppenheimer Capital merged with a transitory limited partnership subsidiary of PIMCO Advisors, with the Partnership receiving approximately 26.1 million PIMCO Advisors Class A LP units of PIMCO Advisors, representing an approximate 25% ownership of PIMCO Advisors. This transaction involving entities under common control was accounted for using the book values at PIMCO Advisors. PIMCO Advisors reclassified the amount representing the non-controlling interest into partners capital. The Partnership recorded as its investment in PIMCO Advisors an amount representing the book value of PIMCO Advisors units received. Prior to the merger the Partnership split its units, the effect of which was to align the economic interests of PIMCO Advisors and the Partnership. This split has no accounting impact; however, the units outstanding have been reflected in all per unit computations for the Partnership.

     The Restructuring: On December 31, 1997 the approximately 13.6 million PIMCO Advisors Class A LP Units held by Public Unitholders of PIMCO Advisors will be contributed to the Partnership in exchange for an equal number of Partnership units. This transaction will be recorded by the Partnership at the amount representing the book value of the PIMCO Advisors Class A LP Units contributed. The Restructuring has no accounting impact on PIMCO Advisors.

     Other: The historical financial information of Oppenheimer Capital, Opgroup and the Partnership are presented herein based upon calendar year results and balances since these entities will change to a calendar year end. Previously Oppenheimer Capital, Opgroup and the Partnership have utilized a fiscal year end of April 30.

     Book value per unit is based upon units outstanding exclusive of the dilutive effects of options, and deferred unit awards.

OPPENHEIMER CAPITAL, L.P.

     Because the Public Unitholders will be receiving units of the Partnership the following pro forma condensed financial statements of the Partnership as of September 30, 1997 and for the nine months then ended, and for the year ended December 31, 1996 give effect to the Oppenheimer Capital Merger and the Restructuring transactions described above The pro forma condensed statement of financial condition has been prepared as though the Oppenheimer Capital Merger and the Restructuring had been effected on September 30, 1997 and the condensed statements of operations have been prepared as though the Oppenheimer Capital Merger and the Restructuring had been effected on January 1, 1996.

     The pro forma information is presented for illustrative purposes and does not purport to be indicative of the results which would have been obtained had the transactions been effected on the assumed dates, nor is the information intended to be indicative of the results which may occur in the future. The accompanying Notes should be read for a description of the principal assumptions made in the preparation of the pro forma information. Management believes that the assumptions used in the preparation of the pro forma information are reasonable.

                           OPPENHEIMER CAPITAL, L.P.

              PRO FORMA CONDENSED STATEMENT OF FINANCIAL CONDITION
                            AS OF SEPTEMBER 30, 1997

                                     ASSETS

                                            OPPENHEIMER
                                              CAPITAL                                     PRO FORMA
                             OPPENHEIMER    MERGER (NOTE                  RESTRUCTURING      POST
                               CAPITAL,          2)         PRO FORMA       (NOTE 3)     RESTRUCTURING
                                 L.P.       ADJUSTMENTS    POST MERGER    ADJUSTMENTS     AND MERGER
                             ------------   ------------   ------------   ------------   ------------
Cash and cash
  equivalents..............  $    101,000   $         --   $    101,000   $         --   $    101,000
Distribution receivable....    14,050,000             --     14,050,000             --     14,050,000
Investment in operating
  partnership..............    32,640,000    250,358,955    282,998,955    147,599,023    430,597,978
Intangible assets, net.....    38,653,000    (38,653,000)            --             --             --
Note receivable............    32,193,000    (32,193,000)            --             --             --
Other assets...............       676,000             --        676,000             --        676,000
                             ------------   ------------   ------------   ------------   ------------
     TOTAL ASSETS..........  $118,313,000   $179,512,955   $297,825,955   $147,599,023   $445,424,978
                             ============   ============   ============   ============   ============

                                       LIABILITIES AND CAPITAL

Distribution payable.......  $ 14,806,000   $         --   $ 14,806,000   $         --   $ 14,806,000
                             ------------   ------------   ------------   ------------   ------------
          Total
            Liabilities....    14,806,000             --     14,806,000             --     14,806,000
                             ------------   ------------   ------------   ------------   ------------
Partners capital...........   103,507,000    179,512,955    283,019,955    147,599,023    430,618,978
                             ------------   ------------   ------------   ------------   ------------
     Total capital.........   103,507,000    179,512,955    283,019,955    147,599,023    430,618,978
                             ------------   ------------   ------------   ------------   ------------
     TOTAL LIABILITIES AND
       CAPITAL.............  $118,313,000   $179,512,955   $297,825,955   $147,599,023   $445,424,978
                             ============   ============   ============   ============   ============
Book Value per Unit
  Outstanding..............  $       3.97                  $      10.86                  $      10.86
                             ============                  ============                  ============

      See accompanying Notes to Pro Forma Condensed Financial Statements.

                           OPPENHEIMER CAPITAL, L.P.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                OPPENHEIMER                                     PRO FORMA
                                OPPENHEIMER   CAPITAL MERGER                  RESTRUCTURING       POST
                                 CAPITAL,        (NOTE 2)        PRO FORMA      (NOTE 3)      RESTRUCTURING
                                   L.P.         ADJUSTMENTS     POST MERGER    ADJUSTMENTS     AND MERGER
                                -----------   ---------------   -----------   -------------   -------------
REVENUES
  Equity in earnings of
     operating partnership....  $41,389,363    $ (13,008,752)   $28,380,611    $ 13,663,481    $ 42,044,092
  Interest....................    2,448,000       (2,448,000)            --              --              --
                                -----------     ------------    -----------     -----------     -----------
          Total Revenues......   43,837,363      (15,456,752)    28,380,611      13,663,481      42,044,092
                                -----------     ------------    -----------     -----------     -----------
EXPENSES
  Amortization of intangibles,
     deferred compensation....    1,956,000       (1,956,000             --              --              --
  Other.......................       97,920          (97,920)            --              --              --
                                -----------     ------------    -----------     -----------     -----------
          Total Expenses......    2,053,920       (2,053,920)            --              --              --
                                -----------     ------------    -----------     -----------     -----------
  Income before income tax
     expense..................   41,783,443      (13,402,832)    28,380,611      13,663,481      42,044,092
  Income tax expense (note
     5).......................           --               --             --              --              --
                                -----------     ------------    -----------     -----------     -----------
NET INCOME....................  $41,783,443    $ (13,402,832)   $28,380,611    $ 13,663,481    $ 42,044,092
                                ===========     ============    ===========     ===========     ===========
Earnings per unit.............  $      1.48                     $      1.01                    $       1.01
                                ===========                     ===========                     ===========
Cash flow per unit............  $      1.80                     $      1.73                    $       1.73
                                ===========                     ===========                     ===========
Units outstanding -- adjusted
  for split
  GP units....................       26,054               --         26,054              --          26,054
  LP units....................   26,028,359               --     26,028,359      13,588,764      39,617,123
  Dilutive effect of options
     and awards...............    2,171,000               --      2,171,000              --       2,171,000
                                -----------     ------------    -----------     -----------     -----------
          Total...............   28,225,414               --     28,225,414      13,588,764      41,814,178
                                ===========     ============    ===========     ===========     ===========

      See accompanying Notes to Pro Forma Condensed Financial Statements.

                           OPPENHEIMER CAPITAL, L.P.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                         OPPENHEIMER                                      PRO FORMA
                                         OPPENHEIMER    CAPITAL MERGER                   RESTRUCTURING      POST
                                          CAPITAL,         (NOTE 2)        PRO FORMA      (NOTE 3)      RESTRUCTURING
                                            L.P.         ADJUSTMENTS      POST MERGER    ADJUSTMENTS     AND MERGER
                                         -----------    --------------    -----------    -----------    -------------
REVENUES
  Equity in earnings of operating
     partnership......................   $40,125,810     $ (12,609,942)   $27,515,868    $13,247,162     $ 40,763,030
  Interest............................     3,264,000        (3,264,000)            --             --               --
                                         -----------      ------------    -----------    -----------      -----------
          Total Revenues..............    43,389,810       (15,873,942)    27,515,868     13,247,162       40,763,030
                                         -----------      ------------    -----------    -----------      -----------
EXPENSES
  Amortization of intangibles,
     deferred compensation............     3,912,000        (3,912,000)            --             --               --
  Other...............................       130,560          (130,560)            --             --               --
                                         -----------      ------------    -----------    -----------      -----------
          Total Expenses..............     4,042,560        (4,042,560)            --             --               --
                                         -----------      ------------    -----------    -----------      -----------
  Income before income tax expense....    39,347,250       (11,831,382)    27,515,868     13,247,162       40,763,030
  Income tax expense (note 5).........            --                --             --             --
                                         -----------      ------------    -----------    -----------      -----------
NET INCOME............................   $39,347,250     $ (11,831,382)   $27,515,868    $13,247,162     $ 40,763,030
                                         ===========      ============    ===========    ===========      ===========
Earnings per unit.....................   $      1.39                      $      0.97                    $       0.97
                                         ===========                      ===========                     ===========
Cash flow per unit....................   $      1.87                      $      1.92                    $       1.92
                                         ===========                      ===========                     ===========
Units outstanding -- adjusted for
  split
  GP units............................        26,054                --         26,054             --           26,054
  LP units............................    26,028,359                --     26,028,359     13,588,764       39,617,123
  Dilutive effect of options and
     awards...........................     2,171,000                        2,171,000                       2,171,000
                                         -----------      ------------    -----------    -----------      -----------
          Total.......................    28,225,414                --     28,225,414     13,588,764       41,814,178
                                         ===========      ============    ===========    ===========      ===========

      See accompanying Notes to Pro Forma Condensed Financial Statements.

PIMCO ADVISORS

     The following pro forma condensed financial statements of PIMCO Advisors as of September 30, 1997 and for the nine months then ended, and for the year ended December 31, 1996 give effect to the Opgroup Transaction and the Oppenheimer Capital Merger transactions described above. The pro forma condensed statement of financial condition has been prepared as though the Opgroup Transaction and the Oppenheimer Capital Merger had been effected on September 30, 1997 and the condensed statements of operations have been prepared as though the Opgroup Transaction and the Oppenheimer Capital Merger had been effected on January 1, 1996.

     The pro forma information is presented for illustrative purposes and does not purport to be indicative of the results which would have been obtained had the transactions been effected on the assumed dates, nor is the information intended to be indicative of the results which may occur in the future following completion of the transactions. The accompanying Notes should be read for a description of the principal assumptions made in the preparation of the pro forma information. Management believes that the assumptions used in the preparation of the pro forma information are reasonable.

                              PIMCO ADVISORS L.P.

              PRO FORMA CONDENSED STATEMENT OF FINANCIAL CONDITION
                            AS OF SEPTEMBER 30, 1997

                                     ASSETS

                                                                 OPGROUP
                                  PIMCO                        TRANSACTION    PRO FORMA POST   OPCAP MERGER
                                 ADVISORS      OPPENHEIMER      (NOTE 1)         OPGROUP         (NOTE 2)      PRO FORMA POST
                                   L.P.        GROUP, INC.     ADJUSTMENTS     TRANSACTION      ADJUSTMENTS        MERGER
                               ------------   -------------   -------------   --------------   -------------   --------------
Cash and cash equivalents....  $ 33,172,652   $  34,245,574   $ (32,193,000)  $   35,225,226   $  32,193,000   $   67,418,226
Fees receivable..............    81,617,543      47,180,390              --      128,797,933              --      128,797,933
Short term investments.......    24,934,892       3,440,224              --       28,375,116              --       28,375,116
Intangible assets, net.......   180,815,838       1,196,100     838,618,536    1,020,630,474              --    1,020,630,474
Fixed assets, net............    10,801,603       3,682,175              --       14,483,778              --       14,483,778
Other assets.................    34,385,585       3,381,092              --       37,766,677              --       37,766,677
                               ------------   -------------    ------------   ---------------  -------------   ---------------
    TOTAL ASSETS.............  $365,728,113   $  93,125,555   $ 806,425,536   $1,265,279,204   $  32,193,000   $1,297,472,204
                               ============   =============    ============   ===============  =============   ===============
                                                   LIABILITIES AND CAPITAL
Accounts payable, accrued
  expenses and other.........  $ 24,187,295   $   9,118,651   $          --   $   33,305,946   $          --   $   33,305,946
Accrued compensation.........    53,085,409      16,517,311              --       69,602,720              --       69,602,720
Other non current
  liabilities................     9,479,234     263,198,378    (262,193,000)      10,484,612              --       10,484,612
                               ------------   -------------    ------------   ---------------  -------------   ---------------
    Total Liabilities........    86,751,938     288,834,340    (262,193,000)     113,393,278              --      113,393,278
                               ------------   -------------    ------------   ---------------  -------------   ---------------
Non-controlling interest in
  subsidiary.................            --      45,063,146     532,933,617      577,996,763    (577,996,763)              --
                               ------------   -------------    ------------   ---------------  -------------   ---------------

Partners capital.............   286,063,032    (172,765,681)    535,684,919      648,982,270     610,189,763    1,259,172,033
Unamortized compensation.....    (7,086,857)    (68,006,250)             --      (75,093,107)             --      (75,093,107)
                               ------------   -------------    ------------   ---------------  -------------   ---------------
    Total Capital............   278,976,175    (240,771,931)    535,684,919      573,889,163     610,189,763    1,184,078,926
                               ------------   -------------    ------------   ---------------  -------------   ---------------
    TOTAL LIABILITIES AND
      CAPITAL................  $365,728,113   $  93,125,555   $ 806,425,536   $1,265,279,204   $  32,193,000   $1,297,472,204
                               ============   =============    ============   ===============  =============   ===============
Book Value per Unit
  Outstanding................  $       3.77                                   $         6.92                   $        10.86
                               ============                                   ===============                  ===============

      See accompanying Notes to Pro Forma Condensed Financial Statements.

                              PIMCO ADVISORS L.P.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                            OPGROUP                          OPCAP
                                PIMCO                     TRANSACTION                        MERGER
                               ADVISORS     OPPENHEIMER     (NOTE 1)       PRO FORMA        (NOTE 2)     PRO FORMA
                                 L.P.       GROUP, INC.   ADJUSTMENTS   POST ACQUISITION  ADJUSTMENTS   POST MERGER
                             ------------   ------------  ------------  ----------------  ------------  ------------
REVENUES
  Investment advisory
     fees................... $302,240,609   $159,924,705  $         --    $462,165,314    $         --  $462,165,314
  Distribution and servicing
     fees...................   40,316,623      3,983,566            --      44,300,189              --    44,300,189
  Other income..............    1,652,823             --                     1,652,823              --     1,652,823
                             ------------   ------------  ------------    ------------    ------------  ------------
          Total Revenues....  344,210,055    163,908,271            --     508,118,326              --   508,118,326
                             ------------   ------------  ------------    ------------    ------------  ------------
EXPENSES
  Compensation and
     benefits...............  151,560,373     67,973,079            --     219,533,452              --   219,533,452
  Amortization of
     intangibles, deferred
     compensation...........   30,999,737     10,281,739    31,448,195      72,729,671              --    72,729,671
  Commissions...............   32,188,873             --            --      32,188,873              --    32,188,873
  Other.....................   45,574,214     18,104,988            --      63,679,202              --    63,679,202
  Non controlling
     interest...............           --     41,652,072   (19,985,011)     21,667,061     (21,667,061)           --
                             ------------   ------------  ------------    ------------    ------------  ------------
          Total Expenses....  260,323,197    138,011,878    11,463,184     409,798,259     (21,667,061)  388,131,198
                             ------------   ------------  ------------    ------------    ------------  ------------
  Income before income tax
     expense................   83,886,858     25,896,393   (11,463,184)     98,320,067      21,667,061   119,997,128
  Income tax expense........    1,225,610      3,038,553            --       4,264,163              --     4,264,163
                             ------------   ------------  ------------    ------------    ------------  ------------
NET INCOME.................. $ 82,661,248   $ 22,857,840  $(11,463,184)   $ 94,055,904    $ 21,667,061  $115,722,965
                             ============   ============  ============    ============    ============  ============

Earnings per unit (note
  4)........................ $       1.06                                 $       1.08                  $       1.01
                             ============                                 ============                  ============
Units outstanding
  GP units..................      800,000             --            --         800,000              --       800,000
  Class A LP units..........   40,146,155             --     9,019,608      49,165,763      26,054,414    75,220,177
  Class B LP units..........   32,992,531             --            --      32,992,531              --    32,992,531
  Dilutive effect of options
     and awards.............    3,906,437             --            --       3,906,437       2,171,000     6,077,437
                             ------------   ------------  ------------    ------------    ------------  ------------
          Total.............   77,845,123             --     9,019,608      86,864,731      28,225,414   115,090,145
                             ============   ============  ============    ============    ============  ============

      See accompanying Notes to Pro Forma Condensed Financial Statements.

                              PIMCO ADVISORS L.P.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                               OPGROUP                          OPCAP
                                PIMCO                        TRANSACTION      PRO FORMA         MERGER
                               ADVISORS      OPPENHEIMER       (NOTE 1)          POST          (NOTE 2)       PRO FORMA
                                 L.P.        GROUP, INC.     ADJUSTMENTS     ACQUISITION     ADJUSTMENTS     POST MERGER
                             ------------    ------------    ------------    ------------    ------------    ------------
REVENUES
  Investment advisory
     fees.................   $342,707,775    $176,561,199    $         --    $519,268,974    $         --    $519,268,974
  Distribution and
     servicing fees.......     48,182,499       4,265,670              --      52,448,169              --      52,448,169
  Other income............      1,134,108              --              --       1,134,108              --       1,134,108
                             ------------    ------------    ------------    ------------    ------------    ------------
          Total
            Revenues......    392,024,382     180,826,869              --     572,851,251              --     572,851,251
                             ------------    ------------    ------------    ------------    ------------    ------------
EXPENSES
  Compensation and
     benefits.............    173,526,137      73,424,810              --     246,950,947              --     246,950,947
  Amortization of
     intangibles, deferred
     compensation.........     41,171,400      13,714,578      41,930,927      96,816,905              --      96,816,905
  Commissions.............     37,738,954              --              --      37,738,954              --      37,738,954
  Other...................     47,258,294      27,881,901              --      75,140,195              --      75,140,195
  Non controlling
     interest.............             --      40,361,521     (26,646,681)     13,714,840     (13,714,840)             --
                             ------------    ------------    ------------    ------------    ------------    ------------
          Total
            Expenses......    299,694,785     155,382,810      15,284,246     470,361,841     (13,714,840)    456,647,001
                             ------------    ------------    ------------    ------------    ------------    ------------
  Income before income
     taxes expense........     92,329,597      25,444,059     (15,284,246)    102,489,410      13,714,840     116,204,250
  Income tax expense......      1,201,417       2,805,887              --       4,007,304              --       4,007,304
                             ------------    ------------    ------------    ------------    ------------    ------------
NET INCOME................   $ 91,128,180    $ 22,638,172    $(15,284,246)   $ 98,482,106    $ 13,714,840    $112,196,946
                             ============    ============    ============    ============    ============    ============
Earnings per unit (note
  4)......................   $       1.17                                    $       1.13                    $       0.97
                             ============                                    ============                    ============
Units outstanding
  GP units................        800,000              --              --         800,000              --         800,000
  Class A LP units........     40,146,155              --       9,019,608      49,165,763      26,054,414      75,220,177
  Class B LP units........     32,992,531              --              --      32,992,531              --      32,992,531
  Dilutive effect of
     options and awards...      3,906,437              --              --       3,906,437       2,171,000       6,077,437
                             ------------    ------------    ------------    ------------    ------------    ------------
          Total...........     77,845,123              --       9,019,608      86,864,731      28,225,414     115,090,145
                             ============    ============    ============    ============    ============    ============

      See accompanying Notes to Pro Forma Condensed Financial Statements.

               OPPENHEIMER CAPITAL, L.P. AND PIMCO ADVISORS L.P.

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. THE OPGROUP TRANSACTION

     In its acquisition accounting PIMCO Advisors recorded the net assets acquired at the fair value of the consideration given, including the assumption of $230 million of debt payable to Opgroup's former shareholders, assumption of a $32.2 million note payable to the Partnership and the issuance of 2.1 million units of PIMCO Advisors Class A LP Units. The pro forma adjustments assume that the $230 million of debt is exchanged for 6.9 million PIMCO Advisors Class A LP Units because the cash flow applicable to the units is expected to be higher in the aggregate than the cash flow from interest on the debt and because such presentation results in the most conservative presentation of earnings per unit based on cash flow applicable to Units compared to interest payable on debt. Immediately following the closing Opgroup repaid the $32.2 million note, utilizing a cash advance from PIMCO Advisors. Thus the Opgroup Transaction Adjustments reflect a reduction in cash of $32.2 million, a reduction in debt of $262.2 million and an increase to Partners capital of $230 million for these transactions.

     Because PIMCO Advisors exercises effective control over Oppenheimer Capital as its sole general partner, consolidation accounting is used and the non-controlling interest in this subsidiary was recorded at $578.0 million, consistent with the values established for PIMCO Advisor's interest in Oppenheimer Capital. The adjustment amount of $532.9 million reflects the elimination of the historical $45.1 million value of the interest carried in Opgroup's statements for this non-controlling interest. The adjustment to increase Partners capital by $535.7 million results from the exchange of the $230.0 million of debt discussed above; $64.9 million of value associated with the issuance of the 2.1 million PIMCO Advisors Class A LP Units; and the assumption of Opgroup's negative net assets of $240.8 million. The adjustment to intangibles of $838.6 million reflects the elimination of $1.1 million of existing intangibles bringing the total intangibles arising from the Opgroup Transaction to $839.7 million.

     These intangibles will be allocated to the value of the businesses acquired--$32.2 million allocable to the advisory contracts and $807.5 million to the Oppenheimer Capital business. Management believes the expected life of each of these intangibles exceeds the 20 year amortization life to be used for financial statement purposes, which will result in the aggregate annual charge of $41.9 million reflected in the adjustments to the pro forma statements of operations. The non-controlling interests share of this increased amortization amount is also shown as adjustments. PIMCO Advisors will continually evaluate the recoverability of the intangible balances by assessing whether the amortization of the balances over their remaining life can be recovered through expected undiscounted cash flows from future operations of the acquired businesses.

     At the time of the transaction, key management of Oppenheimer Capital were awarded the equivalent of 2,171,000 PIMCO Advisors Class A LP Units with an aggregate value of $68 million. These units will be received upon vesting on the third, fourth and fifth anniversaries of the closing. The cost will be amortized to compensation expense over a five year period.

2. THE OPPENHEIMER CAPITAL MERGER

     For PIMCO Advisors: The adjustments to the statement of financial condition reflect the contribution of available cash at the Partnership arising from the aforementioned repayment of the $32.2 million note and the contribution of the non controlling interest in Oppenheimer Capital at the book value of $578.0 million, to PIMCO Advisors in exchange for an equivalent market value of PIMCO Advisors units--approximately 26.1 million PIMCO Advisors Class A LP Units. The aggregate book value of the assets contributed of $610.2 million represents the adjustment to Partners capital. The adjustments to the statements of operations eliminate the portion of the net earnings previously allocated to the non-controlling interest.

     For the Partnership: The adjustments to the statement of financial condition reflect the receipt of 26.1 million PIMCO Advisors Class A LP Units from PIMCO Advisors in replacement of its investment in

               OPPENHEIMER CAPITAL, L.P. AND PIMCO ADVISORS L.P.

Oppenheimer Capital and related intangible assets and the cash received from the repayment of the $32.2 million note. The adjustment of $179.5 million to Partners capital reflects establishing the investment in PIMCO Advisors at $283.0 million (the proportionate amount of PIMCO Advisors' Partners capital). The adjustments to the statements of operations eliminate the amounts previously recorded as equity in earnings from Oppenheimer Capital and in replacement thereof record a proportionate share of PIMCO Advisors' pro forma earnings. The adjustments also eliminate the interest income and related taxes associated with the note which was paid off, and amortization of intangibles that no longer exist.

3. THE RESTRUCTURING OF PIMCO ADVISORS

     The adjustment of $147.6 million to the investment in operating partnership represents the Partnership's increased ownership by virtue of its receipt of
13.6 million PIMCO Advisors Class A LP Units, or approximately 12%, of PIMCO Advisors recorded at the per unit book value of PIMCO Advisors. The Partnership will issue an equal number of its units to the contributing partners of PIMCO Advisors and Partners capital reflects the increase associated with that issuance.

     The adjustments to the statements of operations of the Partnership reflect the inclusion of an approximate 12% additional interest in the pro forma results of operations of PIMCO Advisors, representing the proportionate ownership of the new interests contributed.

4. RECOGNITION OF PROPORTIONATE EARNINGS OF PIMCO ADVISORS

     Subsequent to December 31, 1997, Class A and Class B limited partnership units of PIMCO Advisors will participate as one class in earnings and distribution rights. Accordingly, the historical priority of the PIMCO Advisors Class A LP Units will no longer exist. The pro forma post-Oppenheimer Transaction and pro forma post-Oppenheimer Capital Merger results reflect treatment of all units on an equal basis and thus a blended distribution and earnings per unit at the PIMCO Advisors level as will be utilized in reporting the results of operations for any unitholder in the future. In addition, all calculations are based upon the number of

               OPPENHEIMER CAPITAL, L.P. AND PIMCO ADVISORS L.P.

units outstanding and the dilutive effects of options as of September 30, 1997. As a result, the pro forma earnings per unit and distributions per unit at PIMCO Advisors, are as follows:

                                                    DECEMBER 31, 1996         SEPTEMBER 30, 1997
                                                -------------------------   -----------------------
                                                 AS REPORTED    PRO FORMA   AS REPORTED   PRO FORMA
                                                -------------   ---------   -----------   ---------
    CLASS A UNITS
    PIMCO Advisors
      Earnings per unit.......................      $1.29         $1.17        $1.06        $1.06
      Distributions per unit..................      $1.88         $1.79        $1.54        $1.54
    PIMCO Advisors after the Opgroup
      Transaction
      Earnings per unit.......................                    $1.13                     $1.08
      Distributions per unit..................                    $1.92                     $1.69
    PIMCO Advisors after the Opgroup
      Transaction and the Oppenheimer Capital
      Merger
      Earnings per unit.......................                    $0.97                     $1.01
      Distributions per unit..................                    $1.92                     $1.73

    CLASS B UNITS
    PIMCO Advisors
      Earnings per unit.......................      $1.05         $1.17        $1.06        $1.06
      Distributions per unit..................      $1.68         $1.79        $1.54        $1.54
    PIMCO Advisors after the Opgroup
      Transaction
      Earnings per unit.......................                    $1.13                     $1.08
      Distributions per unit..................                    $1.92                     $1.69
    PIMCO Advisors after the Opgroup
      Transaction and the Oppenheimer Capital
      Merger
      Earnings per unit.......................                    $0.97                     $1.01
      Distributions per unit..................                    $1.92                     $1.73

5. PROVISION FOR FEDERAL TAX ON PUBLICLY TRADED PARTNERSHIPS

     In August 1997, tax legislation was passed which permits publicly traded partnerships to elect to continue to be treated as partnerships for tax purposes. For those partnerships so electing, including the Partnership, commencing in 1998 there will be imposed a tax of 3.5% on gross income derived from active businesses of the Partnership and any partnerships in which it holds an interest. Preliminary indications are that most state tax jurisdictions will conform to the federal legislation, imposing a state level tax of approximately 1% calculated in the same manner as the federal assessment. The accompanying pro forma financial information has not been adjusted to reflect the imposition of these taxes assuming they had been in effect during the periods presented. It is expected, however, that cash flow available for distribution would have been reduced by approximately 11% because of these taxes.

                                THE PARTNERSHIP

  GENERAL

     The Partnership is a Delaware limited partnership which holds 26.1 million PIMCO Advisors GP Units, representing an approximately 23.9% interest in PIMCO Advisors.

     PIMCO Advisors is one of the nation's largest investment management firms with approximately $190 billion of assets under management at November 5, 1997. PIMCO Advisors offers a broad range of investment management services and styles to institutional and retail investors, combining the fixed income-oriented investment management operations of Pacific Investment Management, the equity-oriented operations of recently-acquired Oppenheimer Capital and five smaller affiliated domestic and international equity investment management firms and mutual fund operations. PIMCO Advisors provides investment management services primarily to (i) large institutional clients through separate accounts,
(ii) smaller institutional clients and financial intermediaries through the institutional share classes of the PIMCO Funds (described below) and (iii) retail investors through the retail share classes of the PIMCO Funds, which are sold principally through broker-dealers.

     PIMCO Advisors' strategy is to pursue growth by marketing the investment management expertise, performance record and reputation of its seven Investment Management Firms. The Investment Management Firms are six Delaware partnerships:
Pacific Investment Management, Oppenheimer Capital, CCI, Cadence, NFJ and Parametric; and one United Kingdom limited partnership, Blairlogie.

     The seven Investment Management Firms are structured as separate subsidiaries. PIMCO Advisors believes this decentralized structure enables the Investment Management Firms to implement their own distinct investment strategies and philosophies, providing financial and other incentives for the managers of each of the firms to render superior performance and client service. The Managing Directors of the Investment Management Firms have a significant profits interest in their respective Investment Management Firms, as well as substantial economic interests in PIMCO Advisors.

     The Partnership's business results from the November 1997 merger of Oppenheimer Capital with a subsidiary of PIMCO Advisors. Prior to November 1997, the Partnership's only significant asset was an approximately 68% interest in Oppenheimer Capital. In the Oppenheimer Capital Merger, Oppenheimer Capital became a wholly-owned subsidiary of PIMCO Advisors and the Partnership received
26.1 million PIMCO Advisors GP Units.

     PGP is the sole general partner of the Partnership and is the controlling general partner of PIMCO Advisors, through its direct general partner interest as well as through its control of the other general partner of PIMCO Advisors, the Partnership.

     The Partnership's principal offices are located at 800 Newport Center Drive, Newport Beach, California 92660. The Partnership's telephone number is
(714) 717-7022.

  RECENT DEVELOPMENTS

     The Opgroup Transaction. On November 4, 1997, PIMCO Advisors acquired the investment advisory assets of Opgroup, including: a 32% managing general partner interest in Oppenheimer Capital, the one percent general partner interest in the Partnership and one percent general partner interests in four subsidiaries of Oppenheimer Capital and Value Advisors LLC, a newly formed limited liability company holding eight closed-end investment fund management contracts formerly held by Advantage Advisors, Inc. As consideration for these assets, the Opgroup stockholders received 2,119,608 PIMCO Advisors Class A LP Units, rights (the "Opgroup Exchange Rights") to acquire up to 6,900,690 additional Class A LP Units at $33 1/3 per unit upon exchange of 6% Senior Notes due December 1, 2037 of Opgroup (the "Opgroup Notes") and rights to require PIMCO Advisors to re-purchase some or all of these units for $25.50 per unit (the "Opgroup Put Rights") (the "Opgroup Transaction").

     PIMCO Advisors' acquisition of Opgroup's investment advisory assets in the Opgroup Transaction was accomplished as follows:

          (i) Immediately prior to the transaction, Opgroup redeemed certain shares of its outstanding stock in exchange for (A) $244 million in available cash, (B) $150 million in Opgroup Notes and (C) an $80 million face amount Certificate of Long-Term Indemnity Indebtedness, which is reduced upon the occurrence of certain indemnity obligations with respect to the investment management assets. The Opgroup Notes are limited in recourse to the assets of Opgroup.

          (ii) Following the redemption, a newly-formed, wholly-owned limited liability company subsidiary of PIMCO Advisors merged with and into Opgroup. In the merger, Opgroup became a subsidiary of PIMCO Advisors, and the Opgroup Stockholders received 2,119,608 PIMCO Advisors Class A LP Units, the Opgroup Exchange Rights, and the Opgroup Put Rights. The Opgroup stockholders also received certain registration rights with respect to these units. See "Certain Relationships and Transactions."

          (iii) Immediately following the merger, Opgroup, then a subsidiary of PIMCO Advisors, caused its subsidiary Opfin to contribute (i) the ownership of Value Advisors LLC and the one percent general partner interest in the Partnership to PIMCO Advisors, and then (ii) Opfin's 34% managing general partner interest in Oppenheimer Capital and the one percent general partner interests in four subsidiaries of Oppenheimer Capital to Value Advisors LLC (then a subsidiary of PIMCO Advisors). In exchange for these contributions, Opfin received 6,000,000 PIMCO Advisors Class C units of limited partner interest in PIMCO Advisors ("Class C LP Units"). Each Class C LP Unit is entitled to the same proportionate share of profits, losses and distributions as a Class A LP Unit, but with a maximum distribution of $3.00 per year, or $0.75 per quarter subject to a catch-up on an annual basis. In connection with this transaction, the Partnership adopted an amendment to its partnership agreement converting the one percent general partner interest into a one-one hundredth of one percent general partner interest, with the remaining interest converted to Partnership LP Units. PIMCO Advisors then sold the general partner interest in the Partnership to PGP for $80,000. In addition, PIMCO Advisors loaned $35 million to Opgroup, and Opgroup used this loan to retire the indebtedness owed by Opfin to the Partnership (the "Opfin Debt").

     The Opgroup Transaction is depicted in the following diagrams:



                                    [CHART]

                                    [CHART]

     The Oppenheimer Capital Merger. In November 1997, Oppenheimer Capital merged with a transitory limited partnership subsidiary of PIMCO Advisors, with Oppenheimer Capital surviving (the "Oppenheimer Capital Merger"). As a result of the Oppenheimer Capital Merger, Oppenheimer Capital became a wholly-owned subsidiary of PIMCO Advisors, and the Partnership (the other general partner of Oppenheimer Capital prior to the Oppenheimer Capital Merger), received an aggregate of 26.1 million PIMCO Advisors GP Units and was admitted as a general partner of PIMCO Advisors. Immediately following the Oppenheimer Capital Merger, PGP, as the general partner of the Partnership, caused a 1.67 for one split of the Partnership Units having the effect that each Partnership Unit outstanding after the unit split represents an economic interest in one PIMCO Advisors GP Unit (after taking account of the .3 million PIMCO Advisors GP Units underlying the general partner interest in the Partnership held by PGP). Also, immediately following the merger, the Partnership used the $32.2 million received upon repayment of the Opfin Debt to acquire 1.1 million additional PIMCO Advisors Units.

                                    [CHART]

                          BUSINESS OF THE PARTNERSHIP

OVERVIEW

     The Partnership is a holding company which owns 26.1 million PIMCO Advisors GP Units, representing an approximately 23.9% interest in PIMCO Advisors. PIMCO Advisors is one of the nation's largest publicly traded investment management firms with approximately $190 billion of assets under management at November 5, 1997. PIMCO Advisors business is conducted principally through the seven Investment Management Firms, which are subsidiaries of PIMCO Advisors.

GENERAL

     The table below sets forth the assets under management of PIMCO Advisors and its seven Investment Management Firms at the dates indicated:

                                                ASSETS UNDER MANAGEMENT (IN MILLIONS)
                                ----------------------------------------------------------------------
                                      AT                            AT DECEMBER 31,
                                SEPTEMBER 30,     ----------------------------------------------------
                                     1997           1996       1995       1994      1993(2)    1992(2)
                                --------------    --------    -------    -------    -------    -------
Pacific Investment
  Management..................     $108,531       $ 88,147    $76,371    $56,883    $53,001    $41,249
Oppenheimer Capital...........
Columbus Circle Investors.....       11,462         14,159     12,670     10,304      9,848      8,070
Cadence Capital Management....        4,929          3,229      2,393      1,762      1,647        940
Parametric Portfolio
  Associates..................        2,519          2,001      1,569      1,546      1,385        932
NFJ Investment Group..........        2,271          1,743      1,455      1,072        966        534
Blairlogie Capital
  Management..................          875            673        645        479         97         --
Other(1)......................           45             70         79        129      1,194      2,630
                                    -------       --------    -------    -------    -------    -------
          Total...............     $130,632       $110,022    $95,182    $72,175    $68,138    $54,355
                                    =======       ========    =======    =======    =======    =======

---------------
(1) Includes assets under management not advised or subadvised by the Investment Management Firms. For years ended December 31, 1992 and 1993, includes assets invested in the Cash Accumulation Trust, a money market fund, which is currently subadvised by Columbus Circle Investors.

(2) Pro forma as if the consolidation of PIMCO Advisors had occurred on January 1, 1993.

     The table below sets forth the aggregate assets under management of PIMCO Advisors and the Investment Management Firms (other than Oppenheimer Capital) by investment type:

                                                       ASSETS UNDER MANAGEMENT (IN MILLIONS)
                                                 --------------------------------------------------
                                                      AT                   AT DECEMBER 31,
                                                 SEPTEMBER 30,     --------------------------------
                                                     1997            1996        1995        1994
                                                 -------------     --------     -------     -------
Institutional Separate Accounts
  Fixed Income.................................    $  71,394       $ 57,295     $50,264     $38,778
  Equity.......................................       19,056         18,075      16,248      12,461
Institutional Mutual Funds(1)
  Fixed Income.................................       22,565         19,592      16,732      11,830
  Equity.......................................        5,728          5,077       3,768       2,515
Retail Mutual Funds
  Fixed Income.................................        3,215          2,541       2,043       1,744
  Equity.......................................        7,939          6,728       5,486       4,055
Retail Money Market............................          735            714         641         792
                                                    --------        -------     -------     -------
          Total................................    $ 130,632       $110,022     $95,182     $72,175
                                                    ========        =======     =======     =======

---------------
(1) Includes assets managed under pooling arrangements.

     PIMCO Advisors markets its investment management services to institutional and mutual fund clients through client service representatives at each of the Investment Management Firms and through distributors including PIMCO Funds Distribution Company ("PFD", (formerly known as PIMCO Advisors Distribution Company), a wholly-owned broker-dealer which distributes and markets shares of the retail mutual funds of PIMCO Advisors.

     The revenues of PIMCO Advisors and its seven Investment Management Firms consist principally of management fees based on the value of assets under management and in some cases the performance of the advisor. The table below sets forth management fees for PIMCO Advisors and its seven Investment Management Firms for the periods indicated:

                                                            MANAGEMENT FEES
                                  --------------------------------------------------------------------
                                   NINE MONTHS
                                      ENDED                     YEAR ENDED DECEMBER 31,
                                  SEPTEMBER 30,   ----------------------------------------------------
                                      1997          1996       1995     1994(2)    1993(2)    1992(2)
                                  -------------   --------   --------   --------   --------   --------
                                                             (IN THOUSANDS)
Pacific Investment Management...    $ 200,433     $222,274   $180,937   $141,218   $144,487   $106,279
Columbus Circle Investors.......       43,835       63,698     53,078     44,363     39,460     32,151
Cadence Capital Management......       17,456       17,873     14,555     12,120      9,504      6,103
Parametric Portfolio
  Associates....................        3,160        3,466      3,753      4,451      4,505      2,932
NFJ Investment Group............        6,331        7,271      5,916      4,967      3,795      2,007
Blairlogie Capital Management...        3,224        3,721      2,916        420         23         --
Oppenheimer Capital.............
Other(1)........................       27,802       20,038     20,455     23,936     20,592     22,805
                                     --------     --------   --------   --------   --------   --------
          Total.................    $ 302,241     $338,341   $281,610   $231,475   $222,366   $172,277
                                     ========     ========   ========   ========   ========   ========

---------------
(1) Includes revenues not directly allocable to the investment management services of the Investment Management Firms, the management fees of the Cash Accumulation Trust and intercompany eliminations.

(2) Pro forma as if the consolidation of PIMCO Advisors had occurred on January 1, 1993.

     A principal component of PIMCO Advisors' marketing strategy is the historical performance of the Investment Management Firms relative to selected benchmarks over long periods of time. For example, Pacific Investment Management stresses its record in equaling or exceeding client-selected performance benchmarks over long periods through a measured risk taking approach that emphasizes preservation of capital. Over the last 5 years, Pacific Investment Management's Total Return composite, representing approximately 56% of Pacific Investment Management's total assets under management at September 30, 1996, outperformed the Lehman Brothers Aggregate Bond Index by approximately 159 basis points (8.51% compared to 6.92%) annually on a compound basis after adjusting for the advisory fees paid to Pacific Investment Management.

PRIMARY MARKETS AND STRATEGY FOR GROWTH

     The two primary markets for the investment management services offered by the Investment Management Firms are the institutional market and the mutual fund market. Several of the Investment Management Firms also manage private accounts for high net worth individuals.

  INSTITUTIONS

     The institutional market for investment management services includes corporate, government and multi-employer pension plans, charitable endowments and foundations, and corporations purchasing investment management services for their own account. Each of the Investment Management Firms serves the institutional market and conducts its own institutional marketing activities. In general, the Investment Management Firms' marketing approach targets Fortune 1,000 companies and other large institutional investors. The Investment Management Firms seek to develop client relationships through investment management performance and focused and responsive client service. Their business strategies also involve increasing assets under management for non-US clients, expanding the array of fixed income and equity products offered to clients, seeking to expand market share with medium and smaller institutional investors by offering pooled investment vehicles such as the PIMCO Funds (described below), and otherwise seeking to diversify and expand their businesses by investment strategy, method of delivery and markets.

  MUTUAL FUNDS

     Like the institutional market for investment management services, the mutual fund market has expanded rapidly in recent years.

     The mutual fund industry is highly competitive and is characterized by a high degree of fragmentation and a large and rapidly increasing number of product offerings. Marketing strategies, product development, business development, sales expertise and servicing are increasingly important. The traditional channel for the distribution of mutual funds (other than money market funds) is through brokerage firms that are not affiliated with the funds' sponsor organization and that are compensated primarily through front-end sales loads deducted from the purchaser's investment at the time of the sale. Increasingly other distribution arrangements and channels have become important. These include "no-load" or "low-load" funds, sold primarily through direct marketing efforts or captive sales forces affiliated with the sponsor organization; "private label" and "proprietary" funds managed by and offered primarily through, or to customers of, a financial organization such as a brokerage firm, insurance company or bank; and "back-end load" or "level load" funds offered through brokerage and other third-party channels, but with compensation to the selling brokers being funded through commission advances from the funds' sponsor which are recovered through ongoing charges against fund assets assessed under Rule 12b-1 under the Act, contingent deferred sales charges assessed against shareholders at the time they redeem their investments, or a combination of such sources.

     PIMCO Advisors' retail strategy is to build a "brand name" awareness of the fund group both at the broker-dealer level and the retail investor level, creating a valuable, long-term franchise. Leveraging off the depth and expertise of its Investment Management Firms, PIMCO Advisors has developed new funds to fill gaps in its product line in terms of investment objectives and styles.

INVESTMENT MANAGEMENT FIRMS

  PACIFIC INVESTMENT MANAGEMENT COMPANY (PACIFIC INVESTMENT MANAGEMENT)

     General

     Pacific Investment Management had aggregate assets under management at September 30, 1997 and 1996 of $108.5 billion and $83.2 billion, respectively, of which 89.5% and 90.0%, respectively, consisted of fixed income accounts and 10.5% and 10.0%, respectively, consisted of equity-related accounts. Pacific Investment Management's clients principally include large and medium-sized corporate pension and profit sharing plans, public pension plans, multiemployer pension plans, foreign institutions and foundations and endowment funds. Its client list includes many of the nation's largest pension funds, foundations and endowments and other institutional investors.

     Investment Strategy

     Pacific Investment Management believes that its strength in the management of fixed income assets is derived from its investment philosophy, which stresses a long-term or secular focus, active management, with measured risktaking, and the application of strong analytical capabilities across all fixed income market sectors. Under Pacific Investment Management's investment philosophy, longer term macro-economic trends are key inputs to portfolio strategy, and moderate portfolio duration ranges are favored to reduce volatility relative to client-specified benchmarks. Pacific Investment Management's investment strategy process begins with a "top-down" approach utilizing an intensive review of long-term and cyclical trends to anticipate interest rates, volatility, yield curve shape and credit trends. These forecasts become the basis for the major portfolio strategies. Pacific Investment Management then uses a "bottom up" process to select specific portfolio investments.

     In managing fixed income investment advisory accounts, within client and mutual fund guidelines, Pacific Investment Management uses a broad array of fixed income investments, including investment grade and below investment grade securities, as well as derivatives. Pacific Investment Management has developed and employs, in the case of derivatives as well as other instruments, various risk controls at the portfolio and individual instrument levels in an effort to evaluate and monitor interest rate, liquidity and credit quality risk.

     As part of its active management style, Pacific Investment Management uses internally developed, proprietary computer software programs in managing its clients' assets rather than analytical models purchased from outside sources. Pacific Investment Management believes that its proprietary computer technology provides it with an important competitive advantage.

     Pacific Investment Management has sought to expand its client base beyond the traditional defined benefit pension market, and has increased its presence in the defined contribution pension market. Pacific Investment Management's strategy also involves focusing on financial service aggregators of retail assets such as unaffiliated sponsors of mutual funds and other registered investment advisors (including fee-based financial planners) who recommend the use of "no-load" mutual funds such as the institutional and administrative classes of PIMCO Funds PIMS Series (as defined below under -- Partnership Mutual Funds) to their clients, and consultant alliances. In addition, Pacific Investment Management seeks to increase both institutional and retail assets under management from non-US investors.

     Investment Products. Pacific Investment Management offers a range of investment services for both fixed income and equity assets:

          FIXED INCOME PORTFOLIOS. Pacific Investment Management offers a variety of strategies for clients with fixed income portfolios, designed to reflect each particular client's investment objective:

        Total Return Portfolios -- Pacific Investment Management structures total return portfolios with the objective of realizing maximum total return, consistent with the preservation of capital and prudent investment management across the spectrum of fixed income securities. This strategy generally results in a portfolio duration of three to six years. Portfolios utilizing this strategy represented approximately $66 billion of Pacific Investment Management's total assets under management at September 30, 1997.

        Low Duration Portfolios -- Pacific Investment Management has actively managed low duration accounts since 1979 (overall portfolio duration one to three years). The objectives in the low duration portfolios are to preserve principal through investment in low-volatility instruments, while seeking to achieve superior riskadjusted returns.

        Other Duration Specific or Sector Specific Portfolios -- Pacific Investment Management also offers clients active management of portfolios based upon specific duration targets (e.g., long duration portfolios or guaranteed investment contract ("GIC") products which are designed to outperform GICs) and sector emphases (e.g., international, high-yield, or mortgages).

        International And Other Portfolios. -- Pacific Investment Management, as investment advisor to a series of offshore funds and individual clients, provides fixed income investment advice to non-US investors. Assets under management for these offshore funds totaled $1.2 billion and $476 million at September 30, 1997 and December 31, 1996, respectively. Pacific Investment Management also serves as subadvisor for a series of term trusts investing in mortgage related securities that are marketed to Japanese investors. These trusts had assets of $1.3 billion and $1.4 billion at September 30, 1997 and December 31, 1996, respectively. Pacific Investment Management also serves as subadvisor for nine families of US mutual funds sponsored by other mutual fund complexes. Total assets under management for these nonaffiliated funds at September 30, 1997 and December 31, 1996 were $2.7 billion and $3.5 billion, respectively.

          EQUITY RELATED PORTFOLIOS. Pacific Investment Management also manages an enhanced equity based strategy: StocksPLUS, which accounted for $11.3 billion of assets under management at September 30, 1997. StocksPLUS represents a proprietary technique developed by Pacific Investment Management that combines the active management of stock index futures (to provide a proxy for equity market returns) with active management of a short-term fixed income portfolio using much of the same analytics as is used by Pacific Investment Management in its fixed income portfolios.

     Set forth below is a table showing Pacific Investment Management's assets under management and the number of portfolios at the dates indicated:

                                                ASSETS UNDER MANAGEMENT ($ IN MILLIONS)(1)
                                      ---------------------------------------------------------------
                                       SEPTEMBER 30,                   AT DECEMBER 31,
                                      ---------------   ---------------------------------------------
                                           1997             1996            1995            1994
                                      ---------------   -------------   -------------   -------------
                                      NO.     AMOUNT    NO.   AMOUNT    NO.   AMOUNT    NO.   AMOUNT
                                      ----   --------   ---   -------   ---   -------   ---   -------
Fixed Income Portfolios:
  Total Return Portfolios...........   203   $ 62,001   182   $51,078   162   $45,075   153   $34,681
  Low Duration Portfolios...........    30      6,687    30     5,829    30     5,365    25     4,253
  Other Duration Specific or Sector
     Specific Portfolios:
     Duration/Specific..............    16     11,069    17     9,514    10     7,719    11     3,506
     GIC Alternatives...............    33      4,676    21     2,918    13     1,968    12     1,634
     Mortgages......................    17      3,966    15     3,545    19     4,514    25     4,649
     Global/Non-US..................    31      4,412    17     3,096     9     1,670     8     1,680
     Other..........................    20      4,337    11     3,318    14     2,359    10     1,750
                                       ---    -------   ---   -------   ---   -------   ---   -------
          Total.....................   350     97,148   293    79,298   257    68,670   244    52,153
                                       ---    -------   ---   -------   ---   -------   ---   -------
Equity/Related Portfolios:
  StocksPLUS........................    20     11,342    20     8,838    20     7,591    17     4,636
  Other.............................     1         41     1        11     4       110     4        94
                                       ---    -------   ---   -------   ---   -------   ---   -------
          Total.....................    21     11,383    21     8,849    24     7,701    21     4,730
                                       ---    -------   ---   -------   ---   -------   ---   -------
TOTAL ASSETS UNDER MANAGEMENT.......   371   $108,531   314   $88,147   281   $76,371   265   $56,883
                                       ===    =======   ===   =======   ===   =======   ===   =======

---------------

(1) Includes the managed assets of PIMCO Funds.

     Performance-Based Fees. Pacific Investment Management's fee schedules are typically computed as a percentage of assets under management. Pacific Investment Management's StocksPLUS product, which accounted for $11.3 billion of assets under management at September 30, 1997, generally is subject to a performance-based fee schedule in which underperformance relative to the S&P 500 index over a particular time period results in no fees being paid by clients and superior performance results in incentive fees that are not subject to a cap. The StocksPLUS fee arrangement can materially affect Pacific Investment Management's total revenues from period to period.

     In addition to the StocksPLUS accounts, several large fixed income accounts also have performance-based fee arrangements. For these accounts, Pacific Investment Management must outperform a specified fixed income benchmark over a particular time period in order to receive a performance-based fee, but generally is entitled to a base fee determined with reference to the value of assets under management. Such arrangements can make Pacific Investment Management's revenues volatile, but also provide an opportunity to earn higher fees than could be obtained under fee arrangements based solely on a percentage of assets under management.

     Employees

     Pacific Investment Management's 13 Managing Directors have an average of 18 years of industry experience. Of the 13 Managing Directors, three (William H. Gross, William F. Podlich, III and James F.

Muzzy) have been associated with Pacific Investment Management since its founding and the other ten have been with Pacific Investment Management for an average of 11 years. At September 30, 1997, the firm-wide staff of 314 included 59 investment professionals, of whom 20 are Chartered Financial Analysts. Pacific Investment Management's portfolio managers, including the fixed income staff (25 professionals), are responsible for research and trading. Account managers (40 professionals) are primarily responsible for client relationship management and/or marketing.

  OPPENHEIMER CAPITAL

     General

     Oppenheimer Capital has over $60 billion in assets under management as of September 30, 1997. Oppenheimer Capital's fundamental strategy is to consistently increase its assets under management by providing comprehensive, cost-effective investment management services to its clients. Oppenheimer Capital seeks to combine the preservation of capital in falling markets with market or above-market performance in rising markets.

  INVESTMENT PHILOSOPHY AND PROCESS

     Investment Philosophy

     Oppenheimer Capital seeks to adhere to a disciplined, value-oriented investment philosophy, by identifying company-specific, rather than industry-specific opportunities. By investing in quality securities that are temporarily out of favor or have been overlooked, Oppenheimer Capital seeks to preserve capital in falling markets, reduce volatility compared to the overall market and produce superior returns. Oppenheimer Capital subscribes to a similar value-oriented philosophy with respect to fixed income investing. Oppenheimer Capital seeks to identify the best relative fixed income values available in the market by capitalizing on market inefficiencies which occur as a result of unusual volatility, popular misperceptions, temporary supply or demand shocks and other short-term conditions.

     Equity Investment Process

     Original company-specific research drives Oppenheimer Capital's equity investment process. Oppenheimer Capital develops its own investment rationale internally. While each investment is unique, Oppenheimer Capital's investment process generally involves four basic steps. First, Oppenheimer Capital engages in an extensive analysis of corporate fundamentals, focusing on companies with the following characteristics: (i) successful cash flow generation and deployment, (ii) a proven management team whose financial interests are aligned with those of shareholders, (iii) a strong competitive position with significant barriers to entry, (iv) sustainable levels of profitability and (v) capital allocation consistent with creating shareholder value. Second, Oppenheimer Capital's analysts prepare a written investment thesis, which is actively reviewed and debated by the Investment Management Firm's investment professionals. Third, once an investment thesis has been accepted, the subject company's name is added to an approved list, from which Oppenheimer Capital selects securities to construct its investment portfolios. Fourth, Oppenheimer Capital continually reviews each investment thesis to evaluate company performance and uses this review process to guide Oppenheimer Capital's future investment decisions regarding securities of the subject company.

     Fixed Income Investment Process

     Every fixed income portfolio is structured according to three critical investment decisions: (i) duration and yield curve positioning; (ii) sector allocation; and (iii) credit quality allocation. Based on extensive analysis of current market dynamics and historical yield relationships, Oppenheimer Capital seeks to add value to client portfolios at each stage of this decision process.

  INVESTMENTS

     Oppenheimer Capital applies this disciplined valuation approach across a complete spectrum of actively managed US and non-US equity investments:

  Core Value. Core portfolios consist of large- and mid-cap equities, generally capitalized in excess of $1 billion. The approved list for core portfolios consists of approximately 75 to 85 companies from which Oppenheimer Capital professionals construct portfolios of 35 to 45 names designed to meet specific client objectives.

  Mid-Cap Value. Dedicated mid-cap portfolios give Oppenheimer Capital clients the opportunity for focused participation in companies capitalized between $500 million and $5 billion at the time of purchase. From the core and small-cap approved lists, portfolio managers construct portfolios of 25 to 35 securities.

  Small-Cap Value. Small-cap portfolios seek to take advantage of mispricings that occur in companies in the $50 million to $1 billion capitalization range. Portfolios of 55 to 75 securities are selected from a small-cap approved list of 80 to 100 names.

  Non-US and Global Value. Oppenheimer Capital has established an international group, Oppenheimer Capital International, to apply its proven value discipline to international markets.

     Revenues

     The revenues of Oppenheimer Capital consist principally of investment management fees generated from accounts under management based primarily on the value of assets in each account and also, to a limited extent, on performance. Total operating revenues increased 34.0% for the three months ended July 31, 1997 to $55.0 million from $41.1 million for the three months ended July 31, 1996. For the five years ended April 30, 1997, Oppenheimer Capital's investment management fee income has grown from $79.5 million to $175.8 million, representing a compound annual increase of 17.2%. Investment management fee income for the three months ended July 31, 1997, as compared to the three months ended July 31, 1996, increased 34.6% from $39.4 million to $53.1 million.

     The sources of Oppenheimer Capital's fee income are diversified and balanced among the public, jointly trusteed and corporate employee benefit plans, endowments and foundations, and individual and small tax-exempt institutions which together account for 67% of fee income. Mutual funds and other commingled products and wrap fee accounts contribute the balance. No single separately managed account represented more than two percent of Oppenheimer Capital's total investment management revenues during the year ended April 30, 1997.

     Assets Under Management

     The following table sets forth the amount of assets under Oppenheimer Capital's management at April 30, 1997, 1996 and 1995 in millions.

                                                                APRIL 30,   APRIL 30,   APRIL 30,
                                                                  1997        1996        1995
                                                                ---------   ---------   ---------
    Separate Account Management
      Public Employee Benefit Plans...........................   $ 13,172    $ 10,928    $  8,988
      Jointly Trusteed Benefit Plans..........................     10,659       9,379       7,064
      Corporate Employee Benefit Plans........................      7,294       5,857       4,737
      Endowments & Foundations................................      1,428       1,106         925
      Individuals & Small Institutions........................        632         825         623
                                                                  -------     -------     -------
    Total Separate Account Management.........................     33,185      28,095      22,337
    Wrap Fee..................................................      6,025       3,469       1,804
    Mutual Funds & Other Commingled Products..................     12,014       9,003       6,256
    Option Management(1)......................................         --          --       1,397
                                                                  -------     -------     -------
              Total...........................................   $ 51,224    $ 40,567    $ 31,794
                                                                  =======     =======     =======

---------------
(1) During fiscal 1996, Oppenheimer Capital withdrew from the option management business to concentrate on businesses offering higher returns.

     At April 30, 1992, 1993 and 1994, total assets under management were (in millions) $23,706, $26,386 and $29,402, respectively. For the five years ended April 30, 1997, assets under management grew at a compound annual rate of 16.7%.

  PRODUCTS

     Separate accounts comprise the majority of assets under management, with mutual funds and other commingled products, wrap fee accounts and variable annuities comprising the retail management segment.

     Separate Account Management

     Oppenheimer Capital's traditional, core business is separate account management, constituting approximately $33.1 billion or 64.8% of assets under management at April 30, 1997. Separate account management includes institutional clients, such as state and local public benefit plans, jointly-trusteed (Taft-Hartley) plans and corporate benefit plans, as well as individual and other tax-free clients. The minimum size for new investment management accounts is generally $10 million for equity accounts and $15 million for fixed income accounts.

     Retail Management

     Since 1982, Oppenheimer Capital has formed a range of retail businesses including: (i) wrap fee accounts, programs through which brokers offer their clients discretionary portfolio management services; (ii) variable annuities;
(iii) equity open-end mutual funds; (iv) closed-end investment companies; and
(v) money market open-end mutual funds.

     New Business Initiatives

     Over the past several years, Oppenheimer Capital has introduced a variety of new products, consistent with its diversification strategy. These products include international equity management offered through Oppenheimer Capital International, collective trust funds offered through Oppenheimer Capital Trust Company and SITs.

  RECENTLY DISCONTINUED OPERATIONS AND SIGNIFICANT DISPOSITIONS

     On January 31, 1997, the Quest For Value Dual Purpose Fund redeemed all 18,004,302 of its income shares for total proceeds of $209 million. On March 3, 1997, the fund began trading as an open-end mutual fund and was renamed Oppenheimer Quest Capital Value Fund. Oppenheimer Capital is currently managing the Oppenheimer Quest Capital Value Fund under a subadvisory agreement with OFI.

     On May 12, 1997, Oppenheimer Capital sold its exclusive license to market financial products to members of the American Medical Association for $1 million.

     Oppenheimer Capital sold its 50% interest in Saratoga Capital Management during the fourth fiscal quarter of 1997.

  EMPLOYEES

     Oppenheimer Capital has a staff of 344 employees, including 43 investment professionals. The average tenure of these professionals at Oppenheimer Capital is 9 years, and their average investment experience is 19 years. Besides the staff of 43 investment professionals, Oppenheimer Capital has a support staff of 301 individuals.

  PROPERTIES

     Oppenheimer Capital currently maintains office space at the following locations: approximately 40,000 square feet at the Oppenheimer Tower, New York, New York; 39,800 square feet at the Merrill Lynch Tower, New York, New York; and 44,000 square feet at 33 Maiden Lane, New York, New York.

  COLUMBUS CIRCLE INVESTORS (CCI)

     General

     CCI, based in Stamford, Connecticut and established in 1975, manages discretionary accounts for entities such as corporate, government and union pension and profit sharing plans, foundations and educational institutions, as well as accounts for "high net worth" individuals. In addition, CCI has a private collective investment program for accredited investors. As of September 30, 1997, assets under management by CCI, exclusive of the approximately $5.6 billion of assets of the PIMCO MMS Funds (as defined below under -- Partnership Mutual Funds) and the Cash Accumulation Trust under CCI management, were approximately $5.9 billion for 102 clients.

     CCI's principal equity products consist of its "core" portfolios, which accounted for approximately $4.3 billion (or 37%) of its assets under management at September 30, 1997. CCI uses its "positive momentum & positive surprise" style for these portfolios, which principally consist of "large cap" US equity securities. CCI also applies its "positive momentum & positive surprise" style to manage "small cap" portfolios aggregating approximately $3.5 billion (or 30%) of its assets under management at September 30, 1997; "mid cap" portfolios aggregating approximately $1.7 billion (or 15%) of its assets under management at September 30, 1997; and "equity income" portfolios aggregating approximately $460 million (or four percent) of its assets under management at September 30, 1997. CCI also manages several relatively small fixed income, balanced and specialized equity portfolios.

     While net cash inflows for PIMCO Advisors, as a whole, were significant ($7.6 billion during the first nine months of 1997, $6.7 billion in 1996 and $6.6 billion in 1995), CCI experienced substantial net cash outflows in 1995, 1996 and the first nine months of 1997, attributable in large part to underperformance measured against relevant benchmarks in "Large Cap" portfolios. This trend has continued in the third quarter of 1997.

     Investment Strategy

     CCI's investment strategy has remained essentially unchanged since 1975. CCI's investment philosophy is based on the premise that companies producing results which exceed the expectations of investors and Wall Street equity research analysts will have rising stock prices, while companies with disappointing results will experience stock price decline. CCI's investment discipline focuses on the potential for "positive momentum & positive surprise." CCI monitors numerous factors, including political and economic developments, secular trends and industry and group dynamics, in addition to company-specific events, to determine which companies are best-positioned to achieve revenue and earnings acceleration. In addition to meeting the criteria for potential "positive momentum & positive surprise," thorough fundamental analysis is completed prior to making an investment decision. Depending upon market conditions, CCI seeks to enhance investment performance by writing "covered" call and stock index options on securities held in equity accounts.

     Seven of the equity portfolios within the PIMCO Funds (plus the Tax Exempt
Fund) currently are managed by the same individuals who manage CCI's individual and institutional private accounts. Accordingly, the CCI investment philosophy and techniques described above are also applied to such equity and fixed income funds. CCI's policy is to accept only new accounts of $10 million or more (except in its accredited investors program). In 1995, CCI formed Columbus Circle Trust Company, a limited purpose Connecticut trust company, which enables CCI to provide trust and investment advisory services to smaller accounts.

     Employees

     Two of CCI's nine Managing Directors, Irwin F. Smith and Donald A. Chiboucas, have been with CCI since its founding in 1975. Mr. Smith also previously served as Chairman and Chief Executive Officer of Thomson Advisory Group, L.P. At September 30, 1997, CCI had 94 employees, of whom 38 were investment professionals. In July 1997, Mr. Christopher Burnham jointed the firm as its Chief Executive Officer and President.

  CADENCE CAPITAL MANAGEMENT (CADENCE)

     General

     Cadence, based in Boston, Massachusetts and established in 1988, specializes in disciplined, growth-oriented management of equity securities. At September 30, 1997, Cadence had $4.9 billion of assets under management, managed separate account portfolios for 77 clients and subadvised five portfolios within the PIMCO Funds.

     Investment Strategy

     Cadence is a "growth at a reasonable price" equity manager. Cadence's philosophy is to participate in the long-term growth of the equity markets by constructing fully invested portfolios of stocks selling at reasonable valuations in relation to the fundamental prospects of the underlying companies. Cadence uses a disciplined, "bottom-up" investment process which utilizes quantitative screening for favorable fundamental and valuation attributes, followed by "hands-on" qualitative research to confirm the apparent business trends. Cadence structures its portfolios to be broadly based, typically including 80 to 100 issues.

     The investment strategy of Cadence involves the application of a proprietary investment management process to different universes of equity securities which are usually differentiated by market capitalization into four categories: large cap (the top 1,000 market cap issues), mid cap (market cap of over $500 million excluding the largest 250 issues), small cap ($100 million to $1 billion) and micro cap (up to $100 million). Through this strategy, Cadence is able to differentiate its investment products while remaining focused on a single investment style.

     Employees

     The three Managing Directors of Cadence include David B. Breed, a founder of the firm; William Bannick, who joined Cadence Inc. in October 1992; Katherine
A. Burdon, who joined Cadence Inc. in December 1992 and was promoted to Managing Director in May 1995. Mr. Breed is the Chief Executive Officer of Cadence and is responsible for the original development and ongoing maintenance of the investment process. Mr. Bannick is responsible for investment management and client service. Ms. Burdon is a portfolio manager/analyst with client services responsibilities and research responsibilities in healthcare, telecommunications, and broadcast media. Cadence had a total of 28 employees at September 30, 1997, including seven portfolio managers in addition to Mr. Breed.

  OTHER INVESTMENT MANAGEMENT FIRMS

     Parametric Portfolio Associates (Parametric)

     Parametric, based in Seattle, Washington, and established in 1987, specializes in the management of broadly diversified domestic and international equity strategies for tax-exempt and taxable clients. The firm offers active and indexed strategies which are structured to meet client specific risk and return objectives. Active portfolios seek superior returns relative to an assigned benchmark within a risk controlled framework, while indexed portfolios are constructed to closely track an appropriate index. In addition, Parametric manages tax efficient separate account strategies for a growing clientele of taxable investors.

     Parametric uses quantitative techniques in portfolio construction and management. The active portfolios are designed to maintain economic sector allocations similar to the benchmark. Security selection is based on a ranking system which evaluates each stock's exposure to valuation, earnings and momentum factors. Portfolios are optimized to achieve a diversified group of securities which have exposure to factors associated with superior return and risk characteristics.

     Parametric manages a wide variety of index funds which extend to both large and small capitalizations and across value and growth styles. The international assignments include allocations to developed countries and emerging markets.

     At September 30, 1997, Parametric had assets under management of $2.6 billion, managed separate accounts for 29 clients, and served as subadvisor for two portfolios within the PIMCO Funds and seven portfolios for several unaffiliated families of funds.

     NFJ Investment Group (NFJ)

     NFJ, based in Dallas, Texas and established in 1989, is a disciplined, value-oriented manager of equity securities. NFJ's specialty is investing in a combination of low P/E stocks with high dividends selected through a proprietary screening model. NFJ's business strategy involves targeting the U.S. pension and mutual fund markets with specific attention to the pension consultants which dominate the pension market. NFJ believes that its value niche and conservative investment style is attractive to prospective clients because it naturally complements the styles of other growth or core equity managers. NFJ has developed a structured process with a systematic buy/sell discipline based on fundamental research and computer modeling. NFJ's investment philosophy is based on research showing that portfolios with a combination of low P/E stocks and high dividends consistently outperform market indices. The low P/E bias is based on the belief that "out of favor" stocks are not normally subjected to significant negative earnings surprises because their low P/E ratios already incorporate the market's negative expectations. The high dividend component offers an "income cushion" to protect returns when market conditions are unfavorable. At September 30, 1997, NFJ had assets under management of $2.5 billion, managed separate account portfolios for 25 clients and also served as manager for seven portfolios within the PIMCO Funds and seven unaffiliated families of funds.

     Blairlogie Capital Management (Blairlogie)

     Blairlogie, based in Edinburgh, Scotland and founded in late 1992, specializes in international equity investments. Blairlogie provides an international investment product that combines country selection strategies with the systematic application of an investment process more typically used by U.S. investment firms. Blairlogie focuses its marketing efforts in the U.S. and seeks to capitalize on increased demand for international investment products by U.S. pension funds and retail-oriented U.S. mutual funds. Blairlogie's investment strategy involves the application of fundamental valuation criteria to country allocations and then to stock selection in order to enhance client returns over time, while seeking a relatively low level of overall portfolio risk. Blairlogie's future business strategy may also include the development of investment management relationships in the United Kingdom and other parts of Europe. At September 30, 1997, Blairlogie had assets under management of $875 million in the managed separate account portfolios for nine clients and served as manager for three portfolios within PIMCO Funds and served as subadvisor to one affiliated and two unaffiliated families of funds.

PARTNERSHIP MUTUAL FUNDS

     PIMCO Advisors, together with the Investment Management Firms, sponsors and manages mutual funds for both institutional and retail investors.

  PIMCO FUNDS

     In January 1997, PIMCO Advisors restructured its proprietary mutual funds into a single fund family called "PIMCO Funds" which is comprised of two series:
(i) PIMCO Funds: Pacific Investment Management Series ("PIMCO Funds PIMS Series"), 24 funds advised by Pacific Investment Management, and (ii) PIMCO
Funds: Multi-Manager Series ("PIMCO Funds MMS Series") 22 funds advised by PIMCO Advisors and subadvised by the Investment Management Firms and one independent subadvisor. The PIMCO Funds PIMS Series are primarily fixed income funds and the PIMCO Funds MMS Series are primarily equity funds. PIMCO Funds are offered in up to five different share classes: institutional and administrative share classes for institutional investors and, for retail investors, Class A shares (which are "front end" load), Class B shares (which are "back-end load"), and Class C shares (which are "level load"). The PIMCO Funds now feature a "unified fee" structure which has specified advisory and administrative fees per fund. As a result, PIMCO Advisors and Pacific Investment Management (and not the PIMCO Funds) bear the risk of increases in service costs (including of third-party service providers such as transfer agents) and will directly benefit from decreases in those costs.

  MARKETING AND DISTRIBUTION

     PFD, a wholly-owned subsidiary of PIMCO Advisors, is the distributor for the PIMCO Funds. PIMCO Advisors uses PFD to distribute the retail share classes of PIMCO Funds through a large, diversified network of unaffiliated retail broker-dealers, including many leading full-service broker-dealers. PFD has selling agreements with over 1,000 broker-dealers and banks. The sales and marketing personnel develop and support sales and marketing strategies between PIMCO Advisors and the different retail broker-dealers. Additionally, the relationships fostered by this group allow PFD's wholesalers to have access to the branch offices and sales representatives of the retail broker-dealers. At September 30, 1997, PIMCO Funds had approximately $30.2 billion of assets under management of which approximately $22.9 billion were in PIMCO Funds PIMS Series and approximately $7.3 billion were in PIMCO Funds MMS Series.

REGULATION

     Virtually all aspects of the investment management business of PIMCO Advisors are subject to various federal and state laws and regulations. PIMCO Advisors and its Investment Management Firms are registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and are registered under various state securities laws. The Advisers Act imposes numerous obligations on registered investment advisors including fiduciary, recordkeeping, operational and disclosure obligations. Blairlogie is also a member of the Investment Management Regulatory Organization in the United Kingdom. Pacific Investment Management and Parametric are registered with the Commodity Futures Trading Commission as Commodity Trading Advisors and are members of the National Futures Association. Pacific Investment Management and its subsidiary, StocksPLUS Management, Inc., are also registered as Commodity Pool Operators.

     PIMCO Advisors and its Investment Management Firms are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to regulations promulgated thereunder, insofar as they are "fiduciaries" under ERISA with respect to many of their clients.

     The foregoing laws and regulations generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict any of the Investment Management Firms from conducting their business in the event that they fail to comply with such laws and regulations. Possible sanctions that may be imposed in the event of such noncompliance include the suspension of individual employees, limitations on the Investment Management Firm's business activities for specified periods of time, revocation of the Investment Management Firm's registration as an investment advisor, and other censures and fines. Changes in these laws or regulations could have a material adverse impact on the profitability and mode of operations of PIMCO Advisors and its Investment Management Firms.

     The officers, directors and employees of PIMCO Advisors and its Investment Management Firms may from time to time own securities which are also owned by one or more of their clients. Under the direction of PIMCO Advisors, each firm has adopted internal policies with respect to personal investment by employees. Each firm requires reports of securities transactions and restricts certain transactions so as to minimize possible conflicts of interest.

     PFD is registered as a broker-dealer under the Exchange Act and is subject to regulation by the Commission, the National Association of Securities Dealers, Inc. and other federal and state agencies. As a registered broker-dealer, it is subject to the Commission's net capital rule and certain state securities laws designed to enforce minimum standards regarding the general financial condition and liquidity of a broker-dealer. Under certain circumstances, these rules limit the ability of PFD's parent to make withdrawals of capital and receive dividends. The securities industry is one of the most highly regulated in the United States, and failure to comply with related laws and regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines and the suspension or expulsion from the securities business of a firm, its officers or employees.

COMPETITION

     The investment management business is highly competitive. PIMCO Advisors and its Investment Management Firms compete with a large number of other domestic and foreign investment management firms, commercial banks, insurance companies, broker-dealers and other financial services providers. Some of the financial services companies with which the firms compete have greater resources, assets under management and administration than PIMCO Advisors and the Investment Management Firms and offer a broader array of investment products and services.

     PIMCO Advisors believes that the most important factors affecting its success are the abilities, performance records and reputations of its investment managers, and the development of new investment and marketing strategies. The relative importance of these factors varies depending on the type of investment management service involved. Client service is also an important competitive factor. PIMCO Advisors' ability to increase and retain client assets could be adversely affected if client accounts underperform the market or if key investment managers leave the firms. The ability of PIMCO Advisors and the Investment Management Firms to compete with other investment management firms is also dependent, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions. There are relatively few barriers to entry by new investment management firms in the institutional managed accounts business, which increases competitive pressure.

     Selection of advisors by institutional investors often is subject to a competitive review process relying heavily upon historical performance. As a result, new firms such as Blairlogie typically require a three to five year start-up period during which they experience losses and require subsidies.

     A large number of mutual funds are sold to the public by investment management firms, broker-dealers, insurance companies and banks in competition with mutual funds sponsored by PIMCO Advisors. Many competitors apply substantial resources to advertising and marketing their mutual funds which may adversely affect the ability of Partnership-sponsored funds to attract new clients and to retain assets under management. The ability to attract and retain mutual fund assets in the load mutual funds which PIMCO Advisors offers is dependent to a significant degree on the ability to attract, retain and motivate retail brokerage salespersons.

PROPERTIES

     The principal offices of the Partnership and PIMCO Advisors are located at 800 Newport Center Drive, Newport Beach, California where it occupies approximately 10,460 square feet of space under a lease expiring in 2002 and at 2187 Atlantic Street, Stamford, Connecticut where it and PFD occupy approximately 17,200 square feet of space under a sublease expiring in 2002. Pacific Investment Management's principal offices are located at 840 Newport Center Drive and 5 Civic Plaza, Newport Beach, California where it occupies approximately 70,000 square feet of space under leases expiring in 1998. CCI's principal office is located at 1 Station Place, Stamford, Connecticut, where it occupies approximately 31,000 square feet of space under a lease expiring in 1999. Each location is a modern office building and the demised space is adequate for the Partnership's and PIMCO Advisors' current operations, but more space may be necessary should PIMCO Advisors' business expand.

LEGAL PROCEEDINGS

     There are no material legal proceedings pending or, to the knowledge of PIMCO Advisor's management, threatened against the Partnership or PIMCO Advisors.

                         MANAGEMENT OF THE PARTNERSHIP

MANAGEMENT OF THE PARTNERSHIP

     The Partnership Agreement provides that the Partnership is managed by its general partner, PGP. PGP has delegated day to day management of the Partnership to a management board which has appointed executive officers of the Partnership. The board members and executive officers of the Partnership are comprised of the following persons, who also serve as executive officers of PIMCO Advisors:

              NAME                 AGE                 POSITIONS
---------------------------------  ----    ----------------------------------
William D. Cvengros..............  48      Board Member, Chief Executive
                                           Officer and President
Kenneth M. Poovey................  65      Board Member, Executive Vice
                                           President and General Counsel
Robert M. Fitzgerald.............  45      Board Member, Senior Vice
                                           President and Chief Financial
                                           Officer
James G. Ward....................  43      Senior Vice President and Director
                                           of Human Resources
Richard M. Weil..................  34      Senior Vice President

MANAGEMENT OF PIMCO ADVISORS

     PIMCO Advisors is managed by its general partners, PGP and the Partnership. PGP has direct control of the Partnership, and therefore controls PIMCO Advisors. The general partners have the equal right, power and authority to manage and control the business and affairs of PIMCO Advisors and to take any action deemed necessary or desirable by them in connection with the business of PIMCO Advisors. Any difference arising as to any action connected with the business of PIMCO Advisors, other than those requiring the unanimous consent of the general partners, is decided by the general partners holding a majority of the outstanding PIMCO GP Units.

     The general partners have jointly delegated substantially all of the management and control of PIMCO Advisors to the PIMCO Advisors Management Board. Except as described below, the authority to manage day-to-day operations and policies of PIMCO Advisors has been delegated by the PIMCO Advisors Management Board to an Executive Committee.

     Each of the following actions require the unanimous consent of all of the general partners: (i) the constitution of a delegate and the delegation to such delegate of any of the rights and powers of the general partners duties and any revision of revocation of such constitution or delegation; (ii) any merger or consolidation of PIMCO Advisors with another business entity in which PIMCO Advisors is not the surviving entity; (iii) any sale of all or substantially all of PIMCO Advisors' assets; (iv) initiation, consent to or acquiescence in any Insolvency Event (as defined in the PIMCO Advisors Partnership Agreement) with respect to PIMCO Advisors; (v) any other action which would make it impossible for the general partners to carry on the ordinary course of business of PIMCO Advisors; (vi) any determination or election pursuant to Section 16.1 of the PIMCO Advisors Partnership Agreement (relating to PIMCO Advisors' right to purchase PIMCO Advisors Units if less than 10% of the PIMCO Units are held by persons other than the general partners and their affiliates); (vii) any determination, after the occurrence of an Event of Withdrawal (as defined in the PIMCO Advisors Partnership Agreement) with respect to a general partner, to carry on the business of PIMCO Advisors; (viii) any action which would cause an Assignment Event, a Tax Realization Event or a Termination Event (as such terms are defined in the PIMCO Advisors Partnership Agreement), or which would, prior to the Restructuring, cause an Adverse Partnership Tax Event; (ix) and any amendment of Article VII (relating to management of PIMCO Advisors) or Article (relating to indemnification) of the PIMCO Advisors Partnership Agreement.

     In addition to the actions requiring unanimous consent of the general partners, the rights and powers of the general partners to take the following actions may not be delegated: (i) any determination or action pursuant to
Article XVI of the PIMCO Advisors Partnership Agreement (relating to the restructuring authority); (ii) admission of any successor or additional general partner; (iii) any amendment of the PIMCO Advisors Partnership Agreement; and (iv) any action which would require the approval of partners other than the general partners.

     Pursuant to the terms of the delegation of authority by the general partners of PIMCO Advisors, the PIMCO Advisors Management Board is composed of
(i) the Chief Executive Officer of PIMCO Advisors; (ii) six other persons designated by PGP; (iii) three disinterested persons designated by (A) representatives of the Public General Partners (defined as any general partner of PIMCO Advisors that has at least one class of equity security outstanding that is registered under Section 12 of the Exchange Act and which, together with its subsidiaries, holds PIMCO Units representing more than 95% of its consolidated assets other than cash and cash equivalents), if any, in proportion to their ownership of PIMCO GP Units or (B) if there are no Public General Partners, PGP or its successor as general partner of PIMCO Advisors; (iv) the Chief Executive Officer and one Managing Director of each of the two Investment Managing Firms having the greatest total income, determined as of the date of appointment; and (v) one Managing Director of each of two other Investment Managing Firms designated from time to time by the Management Board upon the recommendation of the nominating committee.

     The Executive Committee is composed of five members. The members of the Executive Committee include the Chief Executive Officer of PIMCO Advisors; three members appointed by the PGP-appointed members of the Management Board; and one member appointed the Management Board, upon the recommendation of the Nominating Committee, which member must have been appointed to the Management Board by an Investment Management Firm other than Pacific Investment Management.

     Under the terms of the delegation, the Executive Committee has all of the rights, powers and duties of the PIMCO Advisors Management Board to manage and control the business and affairs of PIMCO Advisors, except that the Executive Committee may not: (i) constitute any committee or subcommittee, delegate its power to any committee or subcommittee, revise or revoke any such constitution or delegation, or appoint or remove any member of such committee or subcommittee; (ii) provide for, prescribe the duties of, delegate any rights or powers to, appoint, or determine the compensation of, any officer of PIMCO Advisors; (iii) approve any partnership agreement, operating agreement or profit sharing plan of any Investment Management Firm, any amendment to such agreement or plan or any increase in the compensation of any Managing Director of an Investment Management Firm; (iv) remove a Managing Director of an Investment Management Firm; (v) issue any equity security of PIMCO Advisors; (vi) incur any indebtedness by PIMCO Advisors or its subsidiaries; (vii) acquire or dispose of any business of PIMCO Advisors; or (viii) perform any action the authority for which has been delegated to another committee.

     In addition, PIMCO Advisors has an Audit Committee, a Compensation Committee, and a Unit Incentive Committee of the Management Board, each comprised of members of the PIMCO Advisors Management Board.

     The members of the PIMCO Advisors Management Board and the executive officers of PIMCO Advisors are as set forth below:

               NAME              AGE                           POSITIONS
    ---------------------------  ---     ------------------------------------------------------
    Walter E. Auch, Sr.........  76      Board Member
    David B. Breed.............  50      Board Member
    Christopher B. Burnham.....  41      Board Member
    William D. Cvengros........  49      Board Member and Chief Executive Officer
    Walter B. Gerken...........  75      Board Member
    William H. Gross...........  53      Board Member
    Brent R. Harris............  38      Board Member
    Donald R. Kurtz............  67      Board Member
    George A. Long.............  56      Board Member
    James F. McIntosh..........  57      Board Member
    Kenneth H. Mortenson.......  51      Board Member
    James F. Muzzy.............  58      Board Member
    William F. Podlich, III....  53      Board Member
    Glenn S. Schafer...........  48      Board Member
    Thomas C. Sutton...........  55      Board Member
    William S. Thompson, Jr....  52      Board Member
    Kenneth M. Poovey..........  65      Executive Vice President and General Counsel
    Stephen J. Treadway........  50      Executive Vice President and President of PFD
    Robert M. Fitzgerald.......  45      Senior Vice President and Chief Financial Officer
    James G. Ward..............  43      Senior Vice President and Director of Human Resources
    Richard M. Weil............  34      Senior Vice President and Secretary

     Set forth below is certain biographical information with respect to the persons who are the members of the Management Board or who serve as executive officers of PIMCO Advisors or the Partnership:

     Walter E. Auch, Sr. Mr. Auch has served on the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) as an independent member and as a member of the Audit Committee, Compensation Committee, Unit Incentive Committee and the Constructive Termination Committee since the Consolidation in November 1994. He currently is a management consultant. Mr. Auch was a Director of TAG from October 1990 until November 1994. He was previously the Chairman and Chief Executive Officer of the Chicago Board Options Exchange from 1979 to 1986. He is also a director of Geotek Industries, Inc., Fort Dearborn Fund, Shearson VIP Fund, Shearson Advisors Fund, Shearson TRAK Fund, Banyan Strategic Land Trust, Banyan Strategic Land Fund II, Banyan Mortgage Investment Fund, Express American Holding Corporation and Nicholas/Applegate Funds.

     David B. Breed. Mr. Breed has served as Chief Executive Officer and a Managing Director of Cadence since the Consolidation in November 1994. From February 1988 to July 1993, he was a Managing Director and Director of Cadence Capital Management Corporation, and he was Chief Executive Officer and Chief Investment Officer thereof until November 1994.

     Christopher B. Burnham. Mr. Burnham has served as a member of the PIMCO Advisors Management Board since November 1997. Mr. Burnham is the President, Chief Executive Officer and a Managing Director of CCI. From January 1995 to July 1997, he served as Treasurer of the State of Connecticut. Prior thereto, he was a Vice President in Corporate Finance at Advest, Inc. from 1993 to January 1995. In addition, Mr. Burnham was an Associate in investment banking at First Boston Corporation from June 1990 to December 1992.

     William D. Cvengros. Mr. Cvengros is Chief Executive Officer of the Partnership and has served as Chief Executive Officer of PIMCO Advisors and as a member of the PIMCO Advisors Management Board (or predecessor management boards of PIMCO Advisors) since the Consolidation in November 1994. In

February 1986, Mr. Cvengros became both Chairman of the Board and Director of Pacific Investment Management (the predecessor to Pacific Investment Management). He was associated with Pacific Mutual from July 1972 when he joined Pacific Mutual as an investment analyst until November 1994. He was promoted to Executive Vice President, Investment Operations of Pacific Life in April 1986, and became a director in January 1988. Mr. Cvengros became Vice Chairman and Chief Investment Officer of Pacific Life in January 1990. Mr. Cvengros also served as a director of Pacific Mutual Distributors, Inc., Mutual Service Corporation, PFAMCo, PFAMCo UK Limited, Blairlogie, Parametric, NFJ, Cadence and PMRealty Advisors, Inc. He is currently a director of Furon Corporation and Remedy Temp.

     Robert M. Fitzgerald. Mr. Fitzgerald is Senior Vice President, Chief Financial Officer and Chief Accounting Officer of the Partnership and PIMCO Advisors. He joined PIMCO Advisors in February 1995. From April 1994 through January 1995, he served as a consultant to various companies, including Pacific Investment Management. From October 1991 until April 1994, he served in various senior executive positions, including President, at Mechanics National Bank. Prior to October 1991, he was a partner with Price Waterhouse LLP. He is a Certified Public Accountant.

     Walter B. Gerken. Mr. Gerken has served on the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) since the Consolidation in November 1994. Mr. Gerken is also on the Board of Commercial Mortgage Securities Trust, Inc. and was formerly on the Board of Pacific Investment Management. Mr. Gerken is the former Chairman of the Board and CEO of Pacific Life.

     William H. Gross. Mr. Gross is a Managing Director of Pacific Investment Management and a member of the PIMCO Advisors Management Board. Mr. Gross joined Pacific Investment Management (the predecessor to Pacific Investment Management) in June 1971 and became a Managing Director in February 1982. He serves as a Director and Vice President of StocksPLUS and as a Senior Vice President of PIMCO Funds.

     Brent R. Harris. Mr. Harris is a Managing Director of Pacific Investment Management and has served on the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) since the Consolidation in November 1994. Mr. Harris was a Managing Director of Pacific Investment Management (the predecessor to Pacific Investment Management) until November 1994. He joined Pacific Investment Management as an Account Manager in June 1985, and became a Vice President in February 1987, a Senior Vice President in February 1990, a Principal in April 1991 and a Managing Director in April 1993. Mr. Harris serves on the boards of PIMCO Commercial Mortgage Securities Trust, Inc. and StocksPLUS. He also serves as a Trustee and Chairman of the PIMCO Funds and the PIMCO Commercial Mortgage Securities Trust, Inc.

     Donald R. Kurtz. Mr. Kurtz has served on the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) as an independent member and as a member of the Audit Committee, Compensation Committee, Unit Incentive Committee and the Constructive Termination Committee of PIMCO Advisors since the Consolidation in November 1994. Mr. Kurtz was a Director of TAG from May 1992 until November 1994. From December 1994 until October 1995, he was acting Managing Director of Domestic Equity Investments at General Motors Investment Management Corp. Prior thereto, he served as Vice President or Director, Internal Asset Management at General Motors Investment Management Corp. from January 1990 and at General Motors Corp. from February 1987 until December 1989.

     George A. Long. Mr. Long has served as a member of the PIMCO Advisors Management Board since November 1997. He also has served as the Chairman and Chief Executive Officer of Oppenheimer Capital since July 1996, the President of Oppenheimer Capital since May 1996 and the Chief Investment Officer of Oppenheimer Capital since 1987, President and Chief Investment Officer of Oppenheimer Capital. Mr. Long served as a Managing Director of Oppenheimer Capital from 1992 to May 1996. He also served as an Analyst of Oppenheimer & Co., Inc. from 1969 to 1982.

     James F. McIntosh. Mr. McIntosh has served on the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) as an independent member and as a member of the Audit Committee, Compensation Committee, Unit Incentive Committee and Constructive Termination

Committee of PIMCO Advisors since the Consolidation in November 1994. Prior to that time, he served as a Director of PIMCO Inc. (the predecessor to Pacific Investment Management), a position he held since June 1983. He is currently the Executive Director of Allen, Matkins, Leck, Gamble & Mallory LLP, a law firm, which position he has held from October 1994. From January 1981 to October 1994, he was Executive Director of Paul, Hastings, Janofsky & Walker LLP, a law firm.

     Kenneth H. Mortenson. Mr. Mortenson has served as a member of the PIMCO Advisors Management Board since November 1997. He is a Managing Director of Oppenheimer Capital, a position that he has held since 1987.

     James F. Muzzy. Mr. Muzzy is a Managing Director of Pacific Investment Management and has served as a member of the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) since the Consolidation in November 1994. Mr. Muzzy was a Managing Director of Pacific Investment Management Company (the predecessor to Pacific Investment Management) until November 1994. Mr. Muzzy joined Pacific Investment Management Company in September 1971 and became a Director in February 1978 and a Managing Director in February 1982. Mr. Muzzy serves as a director of StocksPLUS.

     William F. Podlich, III. Mr. Podlich is a Managing Director of Pacific Investment Management and has served as a member of the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) since the Consolidation in November 1994. Mr. Podlich joined Pacific Investment Management Company (the predecessor to Pacific Investment Management) as a Director in August 1969 and became a Managing Director in February 1982. Mr. Podlich serves as a director of StocksPLUS and of Maxagen Technology, Inc.

     Kenneth M. Poovey. Mr. Poovey is Executive Vice President and General Counsel of the Partnership and PIMCO Advisors. Mr. Poovey has served as Executive Vice President of PIMCO Advisors since May 1997 and as General Counsel of PIMCO Advisors since November 1994. Prior to May 1997, Mr. Poovey was a partner with the law firm of Latham & Watkins with which he has been affiliated since 1980.

     Glenn S. Schafer. Mr. Schafer has served as a member of the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) since the Consolidation in November 1994. He currently serves as the President of Pacific Life. Mr. Schafer was the Executive Vice President and Chief Financial Officer of Pacific Life from April 1991 until January 1995.

     Thomas C. Sutton. Mr. Sutton has served as a member of the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) since the Consolidation in November 1994. Mr. Sutton has been the Chairman and Chief Executive Officer of Pacific Life since January 1990 and a Director of Pacific Life since 1987. He has been associated with Pacific Life since June 1965 and became its President in September 1987. Mr. Sutton is also a Director of Edison International, Newhall Land and Farming Company and The Irvine Company.

     William S. Thompson, Jr. Mr. Thompson is a Managing Director and the CEO of Pacific Investment Management and has served as Chairman of the PIMCO Advisors Management Board (or a predecessor management board of PIMCO Advisors) since the Consolidation in November 1994. Prior thereto, Mr. Thompson was a Managing Director and the Chief Executive Officer of Pacific Investment Management Company (the predecessor to Pacific Investment Management). Mr. Thompson joined Pacific Investment Management Company in April 1993. From February 1975 until April 1993, he was with Salomon Brothers Inc., an investment banking firm, serving as a Managing Director starting in 1981 and he is currently a director of Spieker Properties, a public company.

     Stephen J. Treadway. Mr. Treadway is an Executive Vice President of PIMCO Advisors and Director, Chairman and President of PFD. He joined PIMCO Advisors in May 1996. Prior thereto, he was associated with Smith Barney, Inc. for eighteen years and served in various senior positions, including Executive Vice President.

     James G. Ward. Mr. Ward is Senior Vice President and Director of Human Resources of PIMCO Advisors. Mr. Ward served as Vice President and Director of Human Resources of PIMCO Advisors April 1995 through December 1996. Prior to that time, he served as Vice President and Director of Human Resources for Pacific Investment Management, a position he held beginning October 1994. From November 1987 through October 1994, he served as Vice President and Director of Human Resources for Salomon Brothers Inc.

     Richard M. Weil. Mr. Weil is Senior Vice President and Secretary of the Partnership and PIMCO Advisors. Mr. Weil joined PIMCO Advisors in March 1996. Mr. Weil was a Vice President in the Global Asset Management Group of Bankers Trust Company from December 1994 through February 1996 and was associated with the law firm of Simpson, Thatcher & Bartlett from September 1989 through November 1994.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid or allocated with respect to the three years ended December 31, 1996 for services rendered to the Partnership (and its affiliates, including PIMCO Advisors) in all capacities to the Chief Executive Officer of the Partnership and each of the Partnership's or PIMCO Advisors' four most highly compensated executive officers (the "Named Executive Officers"):

                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                                                           ------------------------
                                  ANNUAL COMPENSATION          OTHER       RESTRICTED   SECURITIES       ALL
                              ----------------------------     ANNUAL         UNIT      UNDERLYING      OTHER
     NAME AND PRINCIPAL       YEAR    SALARY       BONUS    COMPENSATION     AWARDS     OPTIONS/SAR  COMPENSATION
     UNDERLYING POSITION      ($)      ($)          ($)         ($)           ($)           ($)          ($)
----------------------------- ----   --------     --------  ------------   ----------   -----------  ------------
William D. Cvengros.......... 1996   $500,000     $950,000     $9,500(1)           --          --      $  3,444(3)
  Chief Executive Officer     1995    500,000      800,000      4,620              --          --            --
  and President               1994     63,847       62,500         --      $3,248,571     400,000         1,915
Stephen J. Treadway.......... 1996   $196,730     $250,000         --      $  562,500(4)   100,000     $303,444(5)
  Executive Vice President    1995         --           --         --              --          --            --
                              1994         --           --         --              --          --            --
Robert M. Fitzgerald......... 1996   $209,500(2)  $220,000     $   --              --      10,000      $ 30,000(5)
  Senior Vice President,      1995    175,000      175,000         --              --      30,000            --
  Chief Financial Officer     1994         --           --         --              --          --            --
  and Principal
  Accounting Officer
Richard M. Weil.............. 1996   $166,667     $166,167         --      $       --      32,500      $ 75,000(5)
  Senior Vice President       1995         --           --         --              --          --            --
  and Secretary               1994         --           --         --              --          --            --
James G. Ward................ 1996   $155,000     $105,000         --              --      10,000      $ 19,000(5)
  Senior Vice President       1995    150,000       90,000         --              --          --            --
  and Director of             1994    125,000       25,000     18,700              --      10,000            --
  Human Resources

---------------

(1) Represents a bonus paid in lieu of the employer contribution to the PIMCO Advisors 401(k) Savings and Investment Plan.

(2) The salary and bonus amounts for Mr. Fitzgerald include amounts deferred in the PIMCO Advisors 401(k) Savings and Investment Plan of $9,500 for 1996. Mr. Treadway joined PIMCO Advisors in May 1996, and his salary reflects a partial year of service. Mr. Weil joined PIMCO Advisors in March, 1996, and his salary reflects a partial year of service.

(3) Represents the premiums on term life insurance and long-term disability.

(4) Mr. Treadway was awarded 25,000 Class A LP Units. The Units vest over a five year period, pay distributions quarterly and had an aggregate value of $562,500 at December 31, 1996.

(5) Represents amounts deferred under Executive Deferred Compensation Plan (the "Plan"). An additional amount, which cannot currently be determined, may be contributed by PIMCO Advisors at such time as the amounts deferred are invested by the trustee of the plan in PIMCO Advisors Class A LP Units to cause the effective purchase price not to exceed 85% of the current market price for Partnership Units (until December 31, 1997, PIMCO Advisors Class A LP Units) on the investment date. The amount also includes the premiums on term life insurance and long-term disability.

     Compensation to key employees who are not executive officers may exceed the compensation paid to executive officers in any given year.

     The following table provides information on option exercises in 1996 by the Named Executive Officers, and the value of unexercised options held by each Named Executive Officer at December 31, 1996:

                     AGGREGATED OPTION/SAR EXERCISE IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES          IN-THE-MONEY
                                        SHARES                    UNDERLYING UNEXERCISED       OPTIONS/SARS AT
                                       ACQUIRED      VALUE       OPTIONS/SARS AT-FY-END(#)        FY-END($)
                                      ON EXERCISE   REALIZED         EXERCISABLE (E)/          EXERCISABLE(E)/
                NAME                      (#)         ($)            UNEXERCISABLE(U)          UNEXERCISABLE(U)
------------------------------------  -----------   --------   -----------------------------   ----------------
William D. Cvengros.................      --           --                 400,000(U)              $2,754,021
Robert M. Fitzgerald................      --           --                  40,000(U)                 192,840
Stephen J. Treadway.................      --           --                 100,000(U)              $  244,505
Richard M. Weil.....................      --           --                  32,500(U)                  55,880
James G. Ward.......................      --           --                  20,000(U)                  98,820

COMPENSATION OF BOARD MEMBERS

     PIMCO Advisors pays members of the Management Board who are not employees of the Partnership, PIMCO Advisors, an Investment Management Firm or Pacific Life a $20,000 annual retainer plus $750 per in-person meeting ($250 per conference call meeting) of the Management Board attended and for each meeting of a committee of the Management Board. Members who are employees of the Partnership, PIMCO Advisors or any Investment Management Firm or Pacific Life are not entitled to any additional compensation for their services as Board members. Pursuant to the terms of the Partnership's 1996 Unit Incentive Plan, the non-employee members of the Management Board ("Independent Board Members") may elect to receive restricted Partnership Units in lieu of such retainer, with such restricted units valued at 91% of fair market value on the date of issuance.

COMPENSATION OF GENERAL PARTNER

     Neither PGP nor any other general partner of PIMCO Advisors receives any compensation from the Partnership or PIMCO Advisors for services rendered to the Partnership or PIMCO Advisors as general partner. Rather, PGP's interest in profits and losses of the Partnership and PIMCO Advisors is based on its interest in the Partnership and PIMCO Advisors, respectively. Upon liquidation, the liquidating distributions to the general partner will be based on the number of Partnership Units and PIMCO Advisors GP Units it holds. The PIMCO Advisors Partnership Agreement provides that PIMCO Advisors shall pay all of the operating expenses of the Public General Partners of PIMCO Advisors. The Partnership is a Public General Partner and, therefore, all of its operating expenses are paid by PIMCO Advisors.

COMPENSATION PURSUANT TO CONTRACT

     William D. Cvengros, Chief Executive Officer and President of the Partnership and PIMCO Advisors and a member of the PIMCO Advisors Management Board and the Executive Committee is party to an employment agreement with the Partnership, the term of which was extended through December 31, 1998 by the management of PIMCO Advisors in January 1997. Under the agreement, Mr. Cvengros receives an annual base salary of $500,000 and a guaranteed annual bonus of $500,000. Mr. Cvengros is also eligible to receive a discretionary bonus in the target range of $200,000 to $500,000 (which amount may be increased or decreased upon the recommendation of the Executive Committee and the approval of the PIMCO Advisors Management Board). PIMCO Advisors granted Mr. Cvengros options to purchase up to 400,000 PIMCO Class B LP Units under the 1994 Unit Option Plan. In 1994, Mr. Cvengros was also granted 100,000 restricted PIMCO Advisors LP Units and 100,000 restricted PIMCO Class B LP Units which are forfeitable to PGP upon certain events of termination. If his contract is terminated without cause between December 31, 1996 and December 31, 1998, he is entitled to accrued and unpaid salary and bonus payments totaling $500,000 and immediate vesting of all of his options and restricted units.

     Kenneth M. Poovey, Executive Vice President and General Counsel of the Partnership and PIMCO Advisors, is a party to an employment agreement through December 31, 1998, pursuant to which he receives an annual base salary of $300,000. Mr. Poovey is also eligible to receive a bonus in the target range of $300,00 to $900,000. PIMCO Advisors granted Mr. Poovey 25,000 restricted PIMCO Class B LP Units vesting over a three year period, and is eligible, based on performance, for a second grant of up to 25,000 restricted PIMCO Class B LP Units in the first quarter of 1998, which will also vest over a three year period. PIMCO Advisors granted Mr. Poovey options to purchase up to 50,000 PIMCO Class B LP Units, which will vest over a period of five years. Upon his hire in March of 1997, PIMCO Advisors also paid Mr. Poovey a $100,000 relocation loan which will be forgiven over five years subject to certain conditions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Unit Incentive Committee of the Company's Board of Directors are currently Messrs. Auch, Kurtz, and McIntosh, each of whom were appointed to the Unit Incentive Committee of PIMCO Advisors in November 1997. None of Messrs. Auch, Kurtz or McIntosh have previously served as an officer or otherwise engaged as an employee of PIMCO Advisors.

OPPENHEIMER CAPITAL, L.P. 1997 UNIT INCENTIVE PLAN

     The principal purposes of the 1997 Plan are to provide performance incentives for officers, key employees, and consultants of the Partnership, PIMCO Advisors and its subsidiaries through the grant or issuance of options, restricted units, unit payments, deferred units, and unit appreciation rights ("UARs") covering Partnership Units, thereby stimulating their personal and active interest in the Partnership's and PIMCO Advisors' development and financial success, and inducing them to remain in the Partnership's and PIMCO Advisors' employ. In addition to grants and awards made to officers, employees or consultants, the 1997 Plan provides for the granting of restricted units to independent members of the PIMCO Advisors Management Board in lieu of annual retainer fees.

  ADMINISTRATION OF THE 1997 PLAN

     Prior to the Restructuring, the Partnership will adopt the 1997 Unit Incentive Plan (the "1997 Plan"). Pursuant to the Operating Agreement between the Partnership and PIMCO Advisors, PIMCO Advisors has agreed to issue to the Partnership PIMCO Advisors Units in an amount equal to the number of LP Units issued under the 1997 Plan from time to time. See "Relationship Between the Partnership and PIMCO Advisors."

     The 1997 Plan is administered by the Unit Incentive Committee, or another committee, or a subcommittee appointed by the PIMCO Advisors Management Board (the "1997 Plan Committee"), consisting of at least two independent members of the PIMCO Advisors Management Board. The 1997 Plan Committee is authorized to select the individuals to whom options, restricted units, UARs and other awards are to be granted and to determine the number of Partnership Units to be subject thereto and the terms and conditions thereof, consistent with the 1997 Plan. The 1997 Plan Committee or the PIMCO Advisors Management Board is also authorized to adopt, amend and rescind rules relating to the administration of the 1997 Plan. PIMCO Advisors pays all costs of administering the 1997 Plan.

  SECURITIES SUBJECT TO THE 1997 PLAN

     The aggregate number of Partnership Units that may be issued upon the exercise of options or rights or may be subject to awards under the 1997 Plan may not exceed 10,000,000 less the number of Partnership Units covered by awards outstanding or previously exercised under the 1994 Unit Option Plan. The 1997 Plan limits the number of Partnership Units subject to options, rights or other awards that any individual may receive under the 1997 Plan in any calendar year
to           .

     If any portion of a unit option, right or other award under the 1997 Plan terminates or lapses unexercised, or is canceled upon grant of a new option (which may be at a higher or lower exercise price than the option so canceled), the Partnership Units which were subject to the unexercised portion of such award will continue to be available under the 1997 Plan. Additionally, Partnership Units which are delivered by the optionee or grantee or withheld by the Partnership upon the exercise of any option or other award under the 1997 Plan in payment of the exercise price thereof or any restricted units which are forfeited by the grantee or repurchased by the Partnership, may again be optioned, granted or awarded thereunder.

  ASSUMPTION OF PIMCO ADVISORS PLAN AWARDS

     As soon as practicable after the Restructuring Date, all of the outstanding awards under the PIMCO Advisors L.P. 1994 Class B LP Unit Option Plan, the 1996 Unit Incentive Plan of PIMCO Advisors L.P. and PIMCO Advisors L.P. Restricted Unit Plan will be assumed by the 1997 Plan, retaining the economic equivalent of the plan.

  ELIGIBILITY TO PARTICIPATE

     Options, restricted units, UARs and other awards under the 1997 Plan may be granted to individuals who are then officers or other employees of the Partnership or PIMCO Advisors or any of its present or future subsidiaries and who are determined by the 1997 Plan Committee to be key employees. Such awards also may be granted to consultants of the Partnership or PIMCO Advisors selected by the 1997 Plan Committee for participation in the 1997 Plan. Additionally, each independent member of the PIMCO Advisors Management Board (an "Independent Board Member") is eligible to be granted restricted units under the 1997 Plan.

     In consideration of the granting of an award under the 1997 Plan, the employee or consultant must agree in the written agreement embodying the award to remain in the employ of, or to continue as a consultant for, the Partnership or PIMCO Advisors or any of its subsidiaries for a period of at least one year after the award is granted, or such shorter period as may be fixed in the written agreement or by action of the 1997 Plan Committee. In the case of a grant of restricted units to an Independent Board Member, the grantee must agree to serve as an Independent Board Member until the expiration of their term.

  AWARDS UNDER THE 1997 PLAN

     The 1997 Plan provides that the 1997 Plan Committee may grant or issue unit options, restricted units, unit payments, deferred units, UARs, and other Partnership Unit related benefits, or any combination thereof. Each grant or issuance is to be set forth in a separate written agreement between the Partnership and the person receiving the award. The agreement embodying the award will indicate the type, terms and conditions of the award and must be consistent with the 1997 Plan, as determined by the 1997 Plan Committee, but need not contain identical provisions.

     Unit Options

     General. The 1997 Plan provides that the 1997 Plan Committee may grant options to participants for the purchase of Partnership Units, as provided below. Unit options provide for the right to purchase Partnership Units at a specified price which may be equal to or less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the 1997 Plan Committee) in one or more installments after the grant date. Unit options generally may be granted for any term specified by the 1997 Plan Committee. Except as otherwise determined by the 1997 Plan Committee in connection with the grant of options, options are exercisable only after January 1, 1998, or within 30 days prior to and including the effective date of a dissolution, liquidation, the sale of all or substantially all the assets of, or the merger or consolidation of the Partnership, each of which is not in connection with a restructuring (as described below), and are exercisable only to the extent vested as of the date of exercise.

     Vesting of Options. The period during which the right to exercise an option in whole or in part vests in the optionee is determined by the 1997 Plan Committee and the 1997 Plan Committee may determine that an option may not be exercised in whole or in part for a specified period after it is granted. No option will vest and become exercisable by any optionee who is subject to
Section 16 of the Exchange Act within the period ending six months and one day after the date the option is granted. Subject to the provisions contained in the 1997 Plan and unless otherwise determined by the 1997 Plan Committee at the time of the grant of an option, options shall become fully vested 30 days prior to the effective date of a merger, consolidation, liquidation, dissolution or acquisition of the Partnership. The 1997 Plan Committee may, however, on such terms and conditions as it may determine to be appropriate and subject to the 1997 Plan, accelerate the time at which such option or any portion thereof may be exercised by a resolution adopted after an option is granted.

     Under the 1997 Plan, the holders of options shall not be, nor have any of the rights or privileges of, Partnership Unitholders in respect of any Partnership Units purchasable upon the exercise of any part of an option unless and until certificates representing such Partnership Units have been issued by the Partnership to such holders.

     Restricted Units

     General. Restricted units may be issued to participants at various prices and made subject to restrictions specified by the 1997 Plan Committee. Restricted units may be repurchased by the Partnership at the original purchase price if the conditions or restrictions are not met.

     Each Independent Board Member may elect to receive all or a portion of his or her annual retainer fee in the form of restricted units. Such an election must be for a minimum of twenty percent of the retainer fees payable and applies only to retainer fees paid subsequent to the election. The election is made once each year, and is irrevocable with respect to the compensation payable for the year for which the election is made. The number of restricted units issued pursuant to such election is determined by dividing the portion of the retainer fee that is to be paid in restricted units by ninety one percent of the fair market value of the Partnership Units on the date the restricted units are issued. Restricted Units payable or granted to an Independent Board Member vest immediately upon the grant or payment thereof. The only restriction placed upon such restricted units is that the Independent Board Member may not assign, sell, pledge or transfer such restricted units within the six month period following the grant or payment thereof, except by will or the laws of intestate succession, or pursuant to a qualified domestic relations order (as defined in the Code). Upon the effectiveness of the 1997 Plan each Independent Board Member was granted 1,311 restricted units.

     Rights as Restricted Unitholder. Unless otherwise provided by the 1997 Plan Committee in the written agreement relating to the grant of restricted units, holders of restricted units have all the rights of a Partnership Unitholder with respect to the restricted units, including voting rights and the right to receive all distributions paid or made with respect to the restricted units; provided, however, that in the discretion of the 1997 Plan Committee (or the PIMCO Advisors Management Board in the case of restricted units granted to Independent Board Members), any extraordinary distributions with respect to the restricted units may be subject to further restrictions. Unless provided otherwise by the 1997 Plan Committee, if no consideration was paid by the restricted unitholder upon issuance, a restricted unitholder's rights in unvested restricted units shall lapse upon the holder's termination of employment or the termination of his consulting relationship. Upon a termination of employment, termination of consulting relationship or service as an Independent Board Member, restricted units then subject to restrictions may be repurchased by the Partnership at the original purchase price. However, provision may be made that no such right of repurchase exists in the event of a termination of employment, consultancy, or service as an Independent Board Member without cause or following a change in control of the Partnership or because of the participant's retirement, death, disability or otherwise.

     Deferred Units

     Deferred units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the 1997 Plan Committee. Like restricted units, deferred units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted units, deferred units will not be issued until the deferred unit award has vested, and recipients of deferred units generally will have no voting or distribution rights prior to the time when vesting conditions are satisfied.

     Unit Appreciation Rights

     UARs may be granted in connection with unit options or other awards, or separately. UARs granted by the 1997 Plan Committee in connection with unit options or other awards provide for payments to the holder based upon increases in the price of the Partnership's UARs over the exercise price of the related option or other awards. There are no restrictions specified in the 1997 Plan on the exercise of UARs or the amount of gain realizable therefrom, although they can be imposed by the 1997 Plan Committee in the written agreement embodying the grant of the UAR. The 1997 Plan Committee may elect to pay UARs in cash or in Partnership Units or in a combination of cash and Partnership Units.

     Unit Payments

     Unit payments may be authorized by the 1997 Plan Committee in the form of Partnership Units or an option or other right to purchase Partnership Units as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to a key employee or consultant in cash.

  MISCELLANEOUS PROVISIONS

     Exercise of Awards

     The exercise or purchase price for all options, UARs, restricted units and other rights to acquire Partnership Units, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the 1997 Plan Committee, be paid in whole or in part by delivery of mature Partnership Units owned by the optionee (or issuable upon exercise of the option) duly endorsed for transfer to the Partnership and having a fair market value on the date of exercise equal to the aggregate exercise price of the Partnership Units so to be purchased. The 1997 Plan Committee may also provide, in the terms of an option or other right, that the purchase price may be payable within thirty days after the date of exercise. The 1997 Plan Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award. This may include property of any kind which constitutes good and valuable consideration, or the difference between the exercise price of presently exercisable options and fair market value of the Partnership Units covered by such options on the date of exercise.

     The 1997 Plan specifies that the Partnership may make loans to 1997 Plan participants to enable them to exercise options, purchase Partnership Units or realize the benefits of other awards granted under the 1997 Plan. The terms and conditions of such loans, if any are made, are to be set by the 1997 Plan Committee and the loan must be evidenced by a full recourse promissory note and bear interest at no less than a rate as will then preclude imputation of interest under the Code.

     The Partnership will issue and deliver certificates for Partnership Units purchased upon the exercise of any option after the fulfillment of certain conditions, including the payment to the Partnership or a subsidiary of all amounts which are required to be withheld under federal, state or local law in connection with the exercise of the option.

     Expiration of Awards

     The dates on which options or other awards under the 1997 Plan expire will be set forth in individual unit options or other agreements setting forth the terms of the awards. The agreements generally will provide that options and other awards expire on or soon after the termination of the individual's status as an employee or consultant, although the 1997 Plan Committee may provide that options and other awards continue to be exercisable following a termination without cause, or following a change in control of the Partnership, or because of the individual's retirement, death, disability or otherwise. Restricted units granted under the 1997 Plan that have not vested generally will be subject to repurchase by the Partnership in the event of the participant's termination of employment, consultancy, or as an Independent Board Member.

     Restrictions on Transfer

     No option, restricted unit award, deferred unit award, unit payment or UAR or other right to acquire Partnership Units granted under the 1997 Plan may be assigned, sold, pledged, or transferred by the grantee, except by will or the laws of intestate succession, or pursuant to a qualified domestic relations order, although the Partnership Units underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder unless it has been disposed of pursuant to a qualified domestic relations order, and in such case it may be exercised only by the beneficiary of the qualified domestic relations order to the same extent it would have been exercisable by the original holder.

     Merger, Consolidation, Liquidation, Dissolution or Acquisition of the Partnership

     Options granted under the 1997 Plan provide, unless otherwise determined by the 1997 Plan Committee in connection with an award, for their termination upon dissolution or liquidation of the Partnership, or unless arrangements have been made for the continuance of such options or economic equivalent thereof, for their termination upon the merger or consolidation of the Partnership into another entity or the acquisition by another entity of all or substantially all of the Partnership's assets. However, in such events optionees and other grantees have the right to exercise their outstanding options or rights in full during the 30 day period prior to and including the effective date of any such event. Options and other rights granted under the 1997 Plan may also provide that in the event of a "change in control" of the Partnership (as defined in the option or grant agreement) all previously unexercisable options and rights become immediately exercisable unless such options and rights, or portions thereof, are determined by the 1997 Plan Committee to constitute, when exercised, "excess parachute payments" (as defined in Section 280G of the Code). If any option or other right does not contain such limitation, and its exercisability is accelerated upon a change in control, it is possible that an optionee may be liable for an excise tax on the amount attributable to such acceleration (and any other payments made in connection with such change in control).

     The 1997 Plan provides that the 1997 Plan Committee (or in the case of restricted units granted to Independent Board Members), may, in its sole and absolute discretion, modify the terms and conditions associated with awards granted under the 1997 Plan, including causing any outstanding awards under the 1997 Plan to be assumed by, and converted into awards for the securities of, any corporate or other successor issuer to the publicly-traded securities of the Partnership, upon the occurrence of any unusual or nonrecurring transactions or events affecting the Partnership. Such events include, a recapitalization, reclassification, unit split, reverse unit split, reorganization, merger, consolidation, liquidation, dissolution, or sale of substantially all of the assets of the Partnership or other similar transactions which, in the discretion of the 1997 Plan Committee require an adjustment to the award in order to prevent dilution or enlargement of the benefits intended to be made available under the 1997 Plan.

     Amendment and Termination of the 1997 Plan

     Amendments of the 1997 Plan to increase the number of Partnership Units as to which options, restricted units, UARs and other awards may be granted (except for adjustments resulting from Partnership Unit splits and the like) require the approval of the Unitholders within 12 months before or after the action by the 1997 Plan Committee. In all other respects the 1997 Plan can be amended, modified, suspended or terminated by the 1997 Plan Committee, unless such action would otherwise require Unitholder approval as a matter of applicable law, regulation or rule. Amendments of the 1997 Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No awards may be granted or awarded during any period of suspension or after termination of the Plan. No termination date is specified for the 1997 Plan.

DESCRIPTION OF THE PIMCO ADVISORS L.P. EXECUTIVE DEFERRED COMPENSATION PLAN

     The Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan pursuant to which a portion of compensation otherwise payable to certain eligible employees will be subject to mandatory deferral, and pursuant to which eligible employees may elect to defer additional amounts of compensation. The primary purpose of the Deferred Compensation Plan is to provide deferred compensation to a select group of management and highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, but is subject to certain provisions of ERISA. The Deferred Compensation Plan is not a qualified plan under Section 401(a) of the Code.

     A brief description of the principal features of the Deferred Compensation Plan follows, but the description is qualified in its entirety by the terms of the Deferred Compensation Plan.

  ADMINISTRATION

     The Deferred Compensation Plan is administered, unless otherwise provided by the Equity Board, by a committee (the "Unit Incentive Committee") composed of the members of the Unit Incentive Committee of the Equity Board. PIMCO Advisors and the Participating Entities will make certain contributions to a grantor, or "rabbi," trust (the "Grantor Trust") in connection with the Deferred Compensation Plan. The trustee under the Grantor Trust (the "Trustee") is responsible for establishing and maintaining for each Deferred Compensation Plan Participant (a "Participant") a deferral account that is (i) credited the amount of compensation deferred by each Participant and any additional amounts contributed by a Participating Entity and (ii) debited distributions paid to the Participant.

     The Unit Incentive Committee has exclusive authority and discretion to operate and administer the Deferred Compensation Plan. The Equity Board has the right at any time to wholly or partially amend the Deferred Compensation Plan.

  ELIGIBILITY

     An employee's eligibility to participate in the Deferred Compensation Plan is determined based on that employee's total compensation and the employee's equity stake ("Equity Stake") in PIMCO Advisors.

     Employees who have an Equity Stake in relation to their compensation in excess of a predetermined ratio based on their compensation level are not eligible to participate. Because of this, participation in the Plan is limited to those employees who do not already have significant equity.

     Subject to the foregoing limitation, each employee of a Participating Entity whose total compensation is more than $250,000 is generally eligible to participate in the Deferred Compensation Plan.

     An employee whose total compensation is greater than $250,000 and less than $1,000,000 is (i) required to participate in the Deferred Compensation Plan during a particular year if the employee's Equity Stake at the beginning of the year is less than his total compensation for the year; (ii) permitted to participate if his Equity Stake is between one and two times his total compensation; and (iii) not permitted to participate if his Equity Stake is greater than two times his total compensation.

     An employee whose total compensation is more than $1,000,000 is (i) required to participate in the Deferred Compensation Plan during a particular year if his Equity Stake at the beginning of the year is less than two times his total compensation; (ii) permitted to participate if his Equity Stake is between two and four times his total compensation; and (iii) not permitted to participate if his Equity Stake is greater than four times his total compensation.

  COMPUTATION OF MANDATORY DEFERRAL AMOUNTS

     Prior to each calendar year, the Unit Incentive Committee determines the minimum amount of compensation to be deferred by Participants under the Deferred Compensation Plan. Currently, the compensation to be deferred is computed as follows: (i) no less than 10% of compensation in excess of $250,000 up to $500,0000; (ii) no less than 30% of compensation in excess of $500,000 up to $1,000,000; and, (iii) no less than 30% of all compensation in excess of $1,000,000. However, no amounts will be deferred unless the amount deferred exceeds $1,000.

     Subject to limits set forth in the Deferred Compensation Plan, any Participating Entity adopting the Deferred Compensation Plan is permitted to increase the minimum deferral percentages prior to the commencement of each calendar year in which the Deferred Compensation Plan is in effect.

     Compensation to be deferred by an eligible Participant under the Deferred Compensation Plan is withheld from that Participant's bonus, profit sharing or periodic commission compensation ("Bonus Compensation"). If a Participant's total Bonus Compensation can be determined at the time of the first payment thereof, the amount to be withheld from the Participant's Bonus Compensation paycheck is determined by applying the deferral schedule then in effect (as described above) to the sum of (i) the Participant's annual rate of salary, excluding bonuses, commissions, incentive compensation and other similar amounts ("Base Compensation") expected to be earned for the year, and (ii) the Participant's Bonus Compensation paycheck. If the Bonus Compensation is to be paid in one or more installments, an equal portion of the amounts to be deferred will be withheld from each installment; provided, however, that the amount to be deferred shall not be recalculated or adjusted in the event of any increase in Base Compensation later in the year.

     The amount of compensation deferred under the Deferred Compensation Plan for any Participant which is attributable to any portion of a calendar year during which such Participant is a resident of Canada ("Canadian Balances") shall not exceed the portion of such compensation which can reasonably be considered Bonus Compensation of such a Partnership.

  VOLUNTARY ELECTIONS

     Each eligible Participant may make an election to defer a percentage of compensation under the Deferred Compensation Plan above the minimum percentage for the Participant's compensation bracket; provided, however, that, unless otherwise provided by the Unit Incentive Committee, no Participant may defer an amount in a given year that exceeds the Participant's total compensation less $150,000. The election to defer such additional compensation under the Deferred Compensation Plan is irrevocable.

  INVESTMENT OF FUNDS AND DISTRIBUTIONS

     Compensation that is withheld from a Participant for deferral (the "Deferred Compensation") is paid to the Trustee who, at the discretion of the Compensation Plan Committee, invests the Deferred Compensation in Class A LP Units. Pending investment of the aggregate amount of compensation deferred by all Participants in Class A LP Units, the Trustee invests the Deferred Compensation in a mutual fund or similar investment consisting of short-term investment grade interest-bearing securities.

     The investment of the aggregate amount of deferred compensation in Class A LP Units is initially accomplished through a "Dutch auction," in which the Trustee, as auctioneer, offers to buy Class A LP Units from holders of unregistered Class A LP Units at a stated low price and continues to raise the price which he or she is willing to pay for Class A LP Units, subject to a cap of 90% of then current fair market value for the Class A LP Units. To the extent that the aggregate amount of deferred compensation has not been depleted in the auction, the Trustee then purchases additional Class A LP Units.

     Following investment by the Trustee of the aggregate amount of deferred Compensation in Class A LP Units, PIMCO Advisors will, if necessary, make a contribution (an "Additional Contribution") to the Trustee in an amount sufficient to cause the sum of the market value of the Class A LP Units purchased by the Trustee in the auction and the market value of any Class A LP Units acquired as a result of the Additional Contribution to equal 118% of the aggregate amount of Deferred Compensation credited to all Participant's deferral accounts.

     Upon the completion of acquiring Class A LP Units in the auction or as a result of any payment of Additional Contribution by PIMCO Advisors, the Trustee will credit each Participant's deferral account with that portion of the Class A LP Units acquired by the Trustee which bears the same proportion to the total number of Class A LP Units so acquired as the amount of Deferred Compensation credited to the Participant's deferral account for the year bears to the total amount of Deferred Compensation credited to all Participant's deferral accounts for that year.

     Unless otherwise elected by the Participant with respect to Compensation deferred in a particular year, all amounts earned on funds credited to a Participant's deferral account pending the purchase of Class A LP Units by the Trustee and all cash distributions made on Class A LP Units credited to the Participant's deferral account will be paid by the Trustee to the Participant quarterly, within thirty days after the distribution is paid on the Class A LP Units.

  DEFERRALS OF RESTRICTED UNITS

     Effective as of June 1, 1997, the Deferred Compensation Plan was amended to provide for the issuance of restricted PIMCO Advisors Class A LP Units ("Restricted Class A LP Units") and restricted PIMCO Advisors Class B LP Units ("Restricted Class A LP Units" and "Restricted Class B LP Units," respectively, collectively "Restricted Units") to be distributed on a deferred basis. Pursuant to the Deferred Compensation Plan provisions permitting the issuance of deferred Restricted Units, the Equity Board may from time to time issue Restricted Units to the Trustee, who shall credit such Restricted Units to an account (the "Restricted Unit Account") maintained for each Participant on whose behalf Restricted Units are issued.

     Restricted Units vest in accordance with the terms and conditions of their issuance, and a Participant's Restricted Unit Account is credited with the number of PIMCO Advisors Class A Units or PIMCO Advisors Class B Units, as the case may be, that become vested. A Participant's Restricted Unit Account is debited with the corresponding number of Restricted Class A LP Units or Restricted Class B LP Units. Except in the event of the death of a Participant, Units credited to a Participant's Restricted Unit Account may not be distributed before the expiration of a deferral period, which is not to be less than 5 years or some other period, if greater, determined by the Equity Board. A Participant has no right to receive a distribution of Units credited to his or her Restricted Unit Account, except to the extent the such Units become vested in accordance with the terms and conditions of their issuance.

     To the extent directed by a Participant, amounts distributed during the deferral period in respect of Restricted Units, PIMCO Advisors Class A LP Units or PIMCO Advisors Class B LP Units credited to such Participant's Restricted Unit Account are reinvested by the Trustee in PIMCO Advisors Class A LP Units or PIMCO Advisors Class B LP Units, as the case may be. Absent any direction by the Participant, amounts distributed in respect of Restricted Units, PIMCO Advisors Class A LP Units or PIMCO Advisors Class B LP Units are distributed to the Participant.

     Upon a Participant's termination of employment during the deferral period, all Units credited to a Participant's Restricted Unit Account are held by the Trustee until the expiration of the deferral period; provided, however, that Restricted Units, PIMCO Advisors Class A LP Units and PIMCO Advisors Class B LP Units credited to a Participant's Restricted Unit Account shall be forfeited and transferred and distributed by the Trustee to the Partnership in the event the Unit Incentive Committee determines that such forfeiture is merited because the Participant has engaged in gross misconduct, including fraud, theft, serious violations of federal or state securities laws or regulations or willful and persistent violation of any policies established for the purpose of compliance with federal or state securities laws. Upon the death of a Participant, any Units credited to a Participant's Restricted Unit Account, less any amounts required to be withheld by law, are distributed by the Trustee in one lump sum to such Participant's beneficiary or beneficiaries, notwithstanding the deferral period applicable to such Units.

     Upon expiration of the deferral period, a Participant may elect to receive Units credited to his or her Restricted Unit Account in one lump sum or in any fixed number of annual or more frequent installments (not exceeding 20 years or four installments per year).

  GRANTOR TRUST

     PIMCO Advisors has established the Grantor Trust with the U.S. Trust Company. The Grantor Trust is irrevocable. Under the terms of the Grantor Trust, the Trustee is required to distribute the assets of the Grantor Trust to PIMCO Advisors and the Participating Entities in the event they become bankrupt or insolvent. In that case, the Trustee is required to suspend all payments from the Grantor Trust to Participants. The assets distributed from the Grantor Trust to PIMCO Advisors and the Participating Entities are to be used to satisfy the claims of the general creditors of PIMCO Advisors and the Participating Entities under those circumstances.

  VESTING OF DEFERRAL AMOUNTS

     Subject to forfeiture as described below under "-- Forfeiture of Deferral Amounts," all Compensation deferred by a Participant and paid to the Trustee, whether by voluntary election or mandatory requirement, is fully vested at the time of the deferral; provided, however, that upon a Participant's Termination of Employment (as defined in the Deferred Compensation Plan), all Compensation, Class A LP Units or other investments credited to the Participant's deferral account will be held by the Trustee until the expiration of the deferral period selected by the Participant in accordance with the requirements set forth in "-- Deferral Period" below. Any Class A LP Units held by the Trustee on behalf of a Participant that are attributable to Additional Contributions become fully vested on the earlier of (i) six years from the end of the year in which the Additional Contribution was made, or (ii) the retirement or death of the Participant or a change of control of PIMCO Advisors.

     A Participant's Canadian Balance in relation to a calendar year shall vest in and be distributed to such Participant no later than the end of the third year immediately following such year.

  FORFEITURE OF DEFERRAL AMOUNTS

     Except those deferral amounts attributable to elective deferrals, all deferred compensation credited to a Participant's deferral account which has not previously been distributed to the Participant will be forfeited by the Participant in the event that the Unit Incentive Committee determines that such forfeiture is merited upon a finding by the Unit Incentive Committee that the Participant has engaged in gross misconduct. Upon forfeiture, the amount forfeited is transferred and paid by the Trustee to the Participant's employer.

     Any Participating Entity which adopts the Deferred Compensation Plan may require that Class A LP Units held for the account of one of its Managing Directors which are attributable to the deferral of total compensation in excess of $1,000,000 be subject to forfeiture if the Managing Director competes with PIMCO Advisors within a five year period following his departure from PIMCO Advisors or the Participating Subsidiary.

  DEFERRAL PERIOD

     Any compensation deferred pursuant to the Deferred Compensation Plan is required to be deferred for a minimum period of five years from the end of the year in which the compensation is deferred. Notwithstanding the mandatory five year deferral period, upon the death of a Participant any Class A LP Units and/or compensation credited to the Participant's deferral account, less any amounts required to be held by law, will be distributed to the Participant's designated beneficiary or beneficiaries.

     In addition, but only upon a showing of an Unforeseen Emergency (as defined in the Deferred Compensation Plan) to the Committee's satisfaction, a Participant may request (i) a reduction of such deferral period or, if such reduction is not sufficient, (ii) a withdrawal from such Participant's deferral account on a form specified by PIMCO Advisors.

  PAYMENT OF BENEFITS

     Upon the expiration of the deferral period applicable to Compensation withheld from a Participant, the Trustee shall distribute to the Participant the number of Class A LP Units credited to the Participant's deferral account attributable to such Compensation and related Additional Contributions, less any amounts required to be withheld by law. The distribution will be made, as elected by the Participant, in one lump sum or, subject to certain limits, in a fixed number of annual or more frequent installments, as is designated by the Participant. The number of Class A LP Units to be distributed in each installment is determined by dividing then current number of Class A LP Units to be distributed by the remaining number of installments to be paid.

  MERGER, CONSOLIDATION, AND RESTRUCTURING OF PIMCO ADVISORS

     In the event of the consolidation or merger of a Participating Entity with or into any other corporation, partnership or other Participating Entity, or the sale by a Participating Entity of all or substantially all of its assets, the resulting successor may continue the Deferred Compensation Plan by adopting it in a resolution of its board of directors or agreement of its partners. If within 90 days from the effective date of such consolidation, merger or sale of assets, such new corporation does not adopt the Deferred Compensation Plan, the Deferred Compensation Plan will automatically terminate.

     After a restructuring of PIMCO Advisors, subject to the limits set forth below, the Deferred Compensation Plan authorizes the Unit Incentive Committee to direct the Trustee to take such actions as the Unit Incentive Committee may find to be appropriate and equitable to cause the Class A LP Units held in all Participants' deferral accounts to be exchanged or otherwise substituted for such securities as may be received by other holders of publicly-traded Class A LP Units in exchange for such Class A LP Units in connection with the restructuring, including, without limitation, transferring to the restructuring entity the Class A LP Units held by the Trustee in exchange for equity securities of the restructuring entity; provided, however, that unless required to be earlier exchanged to maintain PIMCO Advisors' status as a partnership for federal income tax purposes, the Trustee will retain the Class A LP Units following the restructuring and not exchange the same for any successor security except upon distribution of Class A LP Units to Participants or their beneficiaries who are not eligible to be Nonpublic Unitholders under the Existing Partnership Agreement. If and to the extent Class A LP Units are exchanged for a successor security after the restructuring, as applicable, all references in the Deferred Compensation Plan to "Class A Units" shall be deemed to refer to such successor security.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE DEFERRED COMPENSATION PLAN

     The federal income tax consequences of the Deferred Compensation Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Deferred Compensation Plan, and is intended for general information only. Alternative minimum tax and employment tax and state, local and foreign taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

  DEFERRALS

     A Participant will not recognize the compensation deferred in accordance with the Deferred Compensation Plan, or the contributions made by PIMCO Advisors and the Participating Entities to the Grantor Trust as taxable income upon the deferral of compensation or the contribution of amounts to the Grantor Trust.

  EARNINGS ON THE GRANTOR TRUST ASSETS

     Earnings and interest realized on the assets of the Grantor Trust will be treated as income recognized by PIMCO Advisors and the Participating Entities for federal income tax purposes. A Participant will not recognize taxable income on such earnings and interest realized on the assets of the Grantor Trust, except as described below.

  DISTRIBUTIONS

     A Participant will recognize ordinary income upon the payment of (i) amounts earned on funds credited to the Participant's Deferral Account which are paid to the Participant pending the purchase of Class A LP Units by the Trustee and (ii) cash distributions made on Class A LP Units credited to the Participant's Deferral Account, when such amounts are paid to the Participant. The Participating Entity that employs the Participant will be entitled to a deduction in the amount paid to the Participant.

     In addition, a Participant will recognize ordinary income upon the distribution to the Participant of Class A LP Units credited to the Participant's Deferral Account by the Trustee in an amount equal to the fair market value of the Class A LP Units distributed. The Participating Entity that employs the Participant will be entitled to a deduction, in an amount equal to the fair market value of the Class A LP Units at the time of distribution. In connection with the distribution of any Class A LP Units to a Participant, the Participant is deemed to have (i) received a cash bonus from the Participating Entity employing the Participant equal to the Unit Price on the date of issuance multiplied by the number of Class A LP Units issued (without regard to any withholding that would apply to such bonus if actually paid), and (ii) contributed cash in the amount of such cash bonus as a Contribution in exchange for a Capital Account equal, on a per unit basis, to the relevant Unit Price on the date of issuance.

     PIMCO Advisors recommends that Participants consult their personal tax advisors with respect to federal, foreign (if applicable), state and local tax aspects of participation in the Deferred Compensation Plan.

            RELATIONSHIP BETWEEN THE PARTNERSHIP AND PIMCO ADVISORS

OPERATING AGREEMENT

     The Partnership and PIMCO Advisors are party to an operating agreement (the "Partnership Operating Agreement") which generally governs the ongoing relationship of the Partnership and PIMCO Advisors.

     Exchange Rights for Nonpublic Unitholders. Subject to the annual Volume Limitation (as described below) the Partnership will (i) allow the Nonpublic Unitholders the semi-annual right to exchange some or all of their Exchangeable Units (as defined below) for Partnership Units at the Exchange Rate (as defined below) in effect on the date of the exchange (the "Exchange Rights") and (ii) provide certain registration rights with respect to the Partnership Units so obtained. Under the Volume Limitation, which is intended to allow exchanges pursuant to the Exchange Rights to qualify under an IRS regulatory safe harbor for avoiding "publicly traded partnership" tax status for PIMCO Advisors, the number of Exchangeable Units that may be exchanged in any one year pursuant to the Exchange Rights may not exceed 10% of the total outstanding PIMCO Advisors Units (the "Volume Limitation"); however, for purposes of applying such Volume Limitation, certain exchanges will not be taken into account, including transfers upon death, disability or retirement and certain "block transfers" of more than 2% of outstanding PIMCO Advisors Units. The Exchangeable Units are PIMCO Advisors Units which are (i) designated as private units in a Certificate executed by PIMCO Advisors and not revoked, (ii) issued pursuant to a unit incentive plan covering PIMCO Advisors Units or (iii) held by noteholders of that certain Amended and Restated Note Agreement, dated as of September 26, 1997, between such noteholders and PGP. For purposes of the Volume Limitation and related transfer restrictions under the PIMCO Advisors Partnership Agreement, certain holders of Exchangeable Units, including those with registration rights under the 1994 Registration Rights Agreement, will have a priority right to exchange Exchangeable Units for Partnership Units. Upon a transfer, on or after January 1, 1998, of an Exchangeable Unit, the Exchange Right associated with such transferred Unit may be assigned to the transferee only if the transferee is a Nonpublic Unitholder and the transferor expressly agrees in writing to assign the Exchange Right to the transferee. The Exchange Rate is equal to the number of Partnership Units outstanding divided by the number of PIMCO Advisors Units held by the Partnership (excluding the PIMCO Advisors Units underlying the general partner interests in the Partnership).

     Employee Plans. The Partnership Operating Agreement provides that the Partnership will adopt and maintain one or more unit incentive plans for the benefit of employees of PIMCO Advisors, subsidiaries of PIMCO Advisors and any affiliates of any of them. Upon the issuance of (or lapse of restrictions with respect to) Partnership Units to employees of PIMCO Advisors and its subsidiaries under the plan, the Partnership will contribute the proceeds therefrom to PIMCO Advisors and shall receive an amount of additional PIMCO Advisors GP Units equal to the number of Partnership Units sold or issued divided by the Exchange Rate. Under certain of such employee unit incentive plans, participants who qualify as Nonpublic Unitholders will have the option of receiving PIMCO Advisors Units in lieu of Partnership Units upon an event which requires the issuance of units under such plans, with any proceeds attributable to such issuance being paid to PIMCO Advisors. The Partnership will agree to maintain one or more registration statements covering the Partnership Units issued under the plans.

     Limitation on Issuances of Securities. The Partnership has agreed not to issue any Partnership Units or securities convertible into or exchangeable for Partnership Units without the prior consent of PIMCO Advisors. The Partnership Operating Agreement contemplates that any such permitted issuance would result in the net proceeds from such issuance being contributed to PIMCO Advisors in exchange for additional PIMCO Advisors Units. With respect to this provision and all other provisions which refer to the consent of PIMCO Advisors, such consent will require the consent of the PIMCO Advisors Management Board unless there is no PIMCO Advisors Management Board or the action is of a nature that requires the unanimous consent of the general partners of PIMCO Advisors under the PIMCO Advisors Partnership Agreement, in which case the unanimous consent of the general partners of PIMCO Advisors will be required. Furthermore, if the action is of a nature that also requires the consent of the limited partners of PIMCO Advisors under the PIMCO Advisors Partnership Agreement, the consent of the limited partners of PIMCO Advisors will also be required.

     Limitation on Transactions. The Partnership Operating Agreement provides that the Partnership will not sell, assign or otherwise transfer any PIMCO Advisors Units without the prior consent of PIMCO Advisors nor declare or pay any in-kind distributions of PIMCO Advisors Units to the holders of Partnership Units. In addition, the Partnership may not merge or otherwise combine its assets with or into any other entity unless (i) PIMCO Advisors consents to such transaction and (ii) the holders of PIMCO Advisors Units either (A) have the right to receive a pro rata share of the consideration from the transaction equal to that which they would be entitled to under the terms of the transaction had they converted their PIMCO Advisors Units for Partnership Units at the Exchange Rate immediately prior to the transaction or (B) continue to own an interest in PIMCO Advisors or a successor entity after the transaction, which interest carries rights and preferences at least as favorable as those in effect with respect to PIMCO Advisors Units immediately prior to the transaction.

     Coordination of Finance and Acquisitions. The Partnership Operating Agreement provides that if PIMCO Advisors determines that additional funds are required for acquisitions, growth or other purposes, and that it is in the best interests of PIMCO Advisors that the funds be raised through the issuance of additional Partnership Units or convertible securities by the Partnership, the Partnership shall use its best efforts to effect the issuance and sale of such securities as may be requested by PIMCO Advisors and, at the time of completion of such sale, contribute the net proceeds to PIMCO Advisors in exchange for PIMCO Advisors Units at the Exchange Rate in effect on the closing date.

     Other Limitations. The Partnership Operating Agreement also limits the incurrence of indebtedness by the Partnership and its subsidiaries, and limit the business activities of the Partnership and its subsidiaries (other than PIMCO Advisors) to those of owning PIMCO Advisors Units and acting as a general partner of PIMCO Advisors and engaging in activities attendant to its status as a public reporting company with one or more classes of equity securities registered under the Exchange Act.

EXPENSE REIMBURSEMENT

     In accordance with the PIMCO Advisors Partnership Agreement, PIMCO Advisors pays all of the operating expenses of the Partnership. See "Management of the Partnership -- Compensation of General Partner."

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

PGP INDEBTEDNESS

     The operations of PIMCO Advisors and the Investment Management Firms may be affected by the terms of the $130 million of indebtedness owed by PGP. Although this indebtedness does not constitute an obligation of PIMCO Advisors or any of the Investment Management Firms, and the documents governing the indebtedness are not binding on PIMCO Advisors or any of the Investment Management Firms, the businesses of PIMCO Advisors and the Investment Management Firms have been and are anticipated to continue to be conducted in compliance with the operating restrictions in the documents governing the indebtedness in order to avoid a default thereunder even though contrary courses of action may be in the best interests of PIMCO Advisors or the Investment Management Firms. The operating restrictions, which remain in effect until the debt matures in 2001 if the debt is not prepaid, include, among other things, cash flow and interest coverage requirements and restrictions on incurrence of indebtedness and liens, investments, asset sales, mergers and consolidations, affiliate transactions, issuance of additional PIMCO Advisors Units and amendment of the PIMCO Advisors Partnership Agreement. In particular, financial covenants relating to this indebtedness could have the effect of inhibiting PIMCO Advisors' use of cash for any purpose other than for distributions. The indebtedness is non-recourse to PGP and is secured by, among other things, a pledge of certain PIMCO Advisors Units owned by PGP. In the event of a default under the indebtedness, the lenders could foreclose upon the pledged PIMCO Advisors Units which would reduce the economic interests in PIMCO Advisors of PGP and its beneficial owners.

WITHDRAWAL AND REMOVAL OF A GENERAL PARTNER OF PIMCO ADVISORS

     The general partners of PIMCO Advisors have agreed that either of them may withdraw as a general partner of the Partnership only if such withdrawal is approved by holders of a majority of the units of limited partner interest (other than those held by the general partners and their affiliates) and if counsel renders an opinion that the limited partners do not lose their limited liability pursuant to Delaware Law or the PIMCO Advisors Partnership Agreement (a "Limited Liability Determination"), and provides certain other opinions relating to the status of PIMCO Advisors as a partnership for federal income tax purposes (a "Tax Determination") and the continuation of PIMCO Advisors' advisory agreements (an "Assignment Determination"). The general partners may be removed by a vote of unitholders holding 80% or more of all outstanding units if a successor general partner is appointed, counsel makes a Limited Liability Determination and such removal is approved by the successor general partner. However, by virtue of PGP's and the Partnership's ownership of units, either of the general partners can veto any such removal. Also, interests in the general partner may be sold or transferred without any prior approval or consent of the holders of PIMCO Advisors LP Units.

     In the event of withdrawal or removal of a general partner of PIMCO Advisors, such general partner would have the option to require a successor general partner (if any) to acquire all of the general partner's PIMCO Advisors GP Units for a cash payment equal to their fair market value as of the effective date of the general partner's departure. Such value would be determined by agreement between the general partner and the successor general partner or, if no agreement were reached, by an independent investment banking firm or other independent expert selected by the general partner and the successor general partner (or if no expert can be agreed upon, by the expert chosen by agreement of each of the experts selected by each such general partner). If the option was not exercised by the general partner, the PIMCO Advisors GP Units of the general partner would be converted into an equal number of PIMCO Advisors LP Units.

INDEMNIFICATION

     The PIMCO Advisors Partnership Agreement provides that PIMCO Advisors will indemnify the general partners or any general partner which has withdrawn or been removed (a "Departing Partner"), any person who is or was an affiliate of any general partner or any Departing Partner, each shareholder of the general partner or of the parent company of the general partner, each shareholder of the Departing Partner or of the parent company of the Departing Partner, and any member of the Management Board, any officer of PIMCO Advisors or any of its Investment Management Firms or divisions. PIMCO Advisors may also enter into indemnification agreements with certain other persons.

     The PIMCO Advisors Partnership Agreement also provides that neither a general partner nor any indemnitee will be liable to PIMCO Advisors or the unitholders for errors in judgment or for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) unless it is proved by clear and convincing evidence that the general partner's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to PIMCO Advisors or was undertaken with reckless disregard for the best interests of PIMCO Advisors.

CONTRIBUTION AGREEMENT

     As part of the Opgroup Transaction, Opfin, Opgroup, PIMCO Advisors and Value Advisors LLC entered into a contribution agreement (the "Contribution Agreement") pursuant to which Opfin contributed its investment advisory assets and its 100% interest in Value Advisors to PIMCO Advisors in exchange for an aggregate initial consideration of 6,000,000 Class C LP Units. Under the terms of the Contribution Agreement, if PIMCO Advisors or its direct or indirect subsidiaries (other than Opgroup or Opfin) incurs a loss relating to or arising from Opfin's investment advisory businesses or which is otherwise attributable to the Opgroup Merger Agreement, and, as a result of such loss, Opgroup receives an indemnification payment in excess of any loss incurred by Opgroup or Opfin attributable to the same loss event (the excess portion thereof, an "Excess Indemnification Payment"), then (i) if the indemnification payment is in the form of a reduction of the face amount of the Indemnity Certificate, Opfin shall return to PIMCO Advisors a number of Class C

LP Units equal to the quotient of (x) 6,000,000 multiplied by the principal amount of the reduction constituting such Excess Indemnification Payment divided by (y) $265 million, or (ii) if the Excess Indemnification Payment is in cash, Opgroup shall contribute the cash to PIMCO Advisors.

     In addition, PIMCO Advisors agreed that if Opgroup or Opfin incurs a Loss for which Opgroup does not receive an indemnification payment in cash, PIMCO Advisors will loan to Ogroup an amount equal to the Loss. PIMCO Advisors further agreed to loan Opgroup an amount sufficient to pay the remaining principal and interest payments on the Opfin Debt.

REGISTRATION RIGHTS AGREEMENTS

     PIMCO Advisors is a party to (i) that certain Registration Rights Agreement dated November 4, 1997 between PIMCO Advisors and former Opgroup stockholders (the "1997 Registration Rights Agreement"), and (ii) that certain Registration Rights Agreement dated as of November 15, 1994 between PIMCO Advisors and certain of its unitholders (the "1994 Registration Rights Agreement").

     The holders of registration rights under the 1997 Registration Rights Agreement were granted (i) the right to cause PIMCO Advisors to initiate up to two registrations of their registrable securities (subject to customary limitations, a minimum sale requirement and priority rights of holders of registration rights under the 1994 Registration Rights Agreement) and (ii) certain piggyback registration rights in respect of registrations initiated by PIMCO Advisors or by other holders of registration rights granted pursuant to a separate agreement, subject to approval of the managing underwriter. In the case of a registration initiated by PIMCO Advisors, participation in such registration by the holders of registration rights under the 1997 Registration Rights Agreement and other registration rights agreements will not be reduced to less than 40%.

     The holders of registration rights under the 1994 Registration Rights Agreement were granted (i) the right to cause PIMCO Advisors to initiate up to five demand registrations on Form S-1 and an unlimited number of demand registrations on Form S-3 (subject to customary limitations and a minimum sale requirement) and (ii) piggy-back registration rights in respect of primary offerings by PIMCO Advisors similar to those held by the holders under the 1997 Registration Rights Agreement. The holders under the 1994 Registration Rights Agreement generally have priority over the holders under the 1997 Registration Rights Agreement with respect to management of the registration process and inclusion of shares in registrations initiated by holders of registration rights.

     After the Restructuring, the Partnership will assume the obligations of PIMCO Advisors under the 1997 Registration Rights Agreement and the 1994 Registration Rights Agreement.

                      RECENT UNIT PRICES AND DISTRIBUTIONS

     The Partnership's LP Units are traded on the NYSE under the symbol "OCC" and the PIMCO Advisors Class A LP Units are traded on the NYSE under the symbol "PA." Following the Restructuring, the Partnership's LP Units are expected to be traded under the symbol "PA", and the PIMCO Advisors Class A LP Units will cease to be publicly traded.

     The following table sets forth, for the periods indicated, the high and low trading prices for the LP Units as reported on the NYSE and the total cash distributions paid per LP Unit:

                                                                       TRADING PRICES
                                                                     -------------------    TOTAL CASH
                         YEAR ENDED APRIL 30,                         HIGH         LOW     DISTRIBUTIONS
    ---------------------------------------------------------------  -------     -------   -------------
    1996
      First Quarter................................................  $30.000     $27.125      $ 0.550
      Second Quarter...............................................   34.500      28.000        0.625
      Third Quarter................................................   37.375      33.250        1.175
      Fourth Quarter...............................................   38.250      32.500        0.825
        Total......................................................  $38.250     $27.125      $3.1750
                                                                     =======     =======      =======
    1997
      First Quarter................................................  $24.500     $21.125      $ 0.650
      Second Quarter...............................................   28.000      24.000        0.750
      Third Quarter................................................   29.500      27.000        0.950
      Fourth Quarter...............................................   38.250      27.750        1.150
        Total......................................................  $38.250     $21.125      $ 3.500
                                                                     =======     =======      =======
    1998
      First Quarter................................................  $39 7/8     $32 1/8      $ 0.950
      Second Quarter...............................................  $57 3/4     $39 1/8      $ 1.510
        Total......................................................  $57 1/8     $36 1/4      $ 2.460
                                                                     =======     =======      =======

     At November 4, 1997, the closing price of the LP Units was $52 3/16 and there were approximately 30,000 beneficial holders of units.

     The following table sets forth, for the periods indicated, the high and low trading prices for each PIMCO Advisors Class A LP Unit as reported on the NYSE and the total cash distributions paid per PIMCO Advisors Class A LP Unit, GP Unit and Class B LP Unit.

                                                      TRADING PRICES       CLASS A LP
                                                       CLASS A UNITS      AND GP UNITS     CLASS B UNITS
                                                      ---------------      TOTAL CASH       TOTAL CASH
                YEAR ENDED DECEMBER 31,               HIGH       LOW      DISTRIBUTIONS    DISTRIBUTIONS
    ------------------------------------------------  -----     -----     ------------     -------------
    1995
      First Quarter.................................  $18 1/4   $16 7/8      $0.239           $ 0.077
      Second Quarter................................   20 5/8    17 3/8       0.470             0.138
      Third Quarter.................................   21 1/4    19           0.470             0.199
      Fourth Quarter................................   21 1/4    19 5/8       0.470             0.259
                                                      -----     -----     ------------     -------------
        Total.......................................   21 1/4    16 7/8      $1.649           $ 0.673
                                                      ======    ======    ============     ============
    1996
      First Quarter.................................  $23 5/8   $20 1/2      $0.470           $ 0.444
      Second Quarter................................   22 1/4    20 1/8       0.470             0.318
      Third Quarter.................................   22 7/8    20           0.470             0.447
      Fourth Quarter................................   23 7/8    21 3/4       0.470             0.449
                                                      -----     -----     ------------     -------------
        Total.......................................   23 7/8    20
                                                      ======    ======    ============     ============
    1997
      First Quarter.................................  $27 1/4   $20 5/8      $0.470           $ 0.464
      Second Quarter................................   26        20 3/4       0.470             0.435
      Third Quarter.................................   31 15/16  24 1/2       0.470             0.505
      Fourth Quarter (through November 5)...........   30 11/16  30
                                                      -----     -----     ------------     -------------
        Total.......................................   31 15/16  20 3/4       $1.410          $ 1.404
                                                      ======    ======    ============     ============

     On November 4, 1997, the closing price of the PIMCO Advisors Class A LP Units as reported on the NYSE was $30 3/8 per unit. On November 4, 1997, there were approximately 646 holders of record of the PIMCO Advisors Class A LP Units and approximately 22 holders of record of the Partnership's Class B LP Units. The PIMCO Advisors Class B LP Units (and all PIMCO Advisors GP Units) are not publicly traded.

     Distribution Policy

     Prior to the Oppenheimer Capital Merger and the change in the Partnership's fiscal year, quarterly distributions were paid within 30 business days after the last day of each July, October, January and April to unitholders of record as of the last day of each fiscal year quarter in respect to which such distributions were made. Distributions were based on the results of operations of Oppenheimer Capital. Following the Oppenheimer Capital Merger and the change in the Partnership's fiscal year, distributions will be made following calendar quarters, and will be based on distributions received on the PIMCO Advisors units held.

     The Partnership makes quarterly distributions in an amount equal to 99.99% of available cash flow to the LP Unitholders and 0.01% to the general partner. The Partnership Agreement of the Partnership requires the general partners of the Partnership to cause a quarterly distribution to unitholders in an amount equal to the excess of the cash distribution from PIMCO Advisors. The PIMCO Advisors Partnership Agreement provides that the general partners shall cause PIMCO Advisors to distribute to Unitholders on a quarterly basis cash in an amount equal to Operating Profit Available for Distribution less any amount the general partner deems may be required for capital expenditures, reserves or otherwise in the business of PIMCO Advisors. The PIMCO Advisors Partnership Agreement defines Operating Profit Available for Distribution as the sum of (i) the net income of the Partnership for such quarter determined in accordance with generally accepted accounting principles; (ii) certain non-cash charges resulting from the amortization of goodwill and certain other intangible assets and non-cash compensation expenses related to options and restricted units and
(iii) losses of any subsidiary which is not a flow-through entity for tax purposes.

     No assurances can be given as to the Partnership's future earnings levels. Distributions made by the Partnership will depend on PIMCO Advisors' profitability and the profitability of the Investment Management Firms. Such profitability will be affected in part by overall economic conditions and other factors affecting capital markets generally, which are beyond the control of the Partnership and PIMCO Advisors. In addition, the general partner of PIMCO Advisors may, in determining the amount of distributions, deduct from Operating Profit Available for Distribution any amount the general partners deem may be required for capital expenditures, reserves or otherwise in the business of PIMCO Advisors. To the extent PIMCO Advisors or the Partnership retains profits in any year, unitholders may have taxable income from the Partnership that exceeds their cash distributions.

       SELECTED CONSOLIDATED FINANCIAL DATA OF OPPENHEIMER CAPITAL, L.P.

     The following table sets forth selected financial data of the Partnership and Oppenheimer Capital for the three months ended July 31, 1997 and 1996, and each of the five years ended April 30, 1997. This information should be read in conjunction with the Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Oppenheimer Capital, L.P."

                                                                           OPPENHEIMER CAPITAL, L.P.
                                              -----------------------------------------------------------------------------------
                                                 FOR THE THREE
                                                    MONTHS
                                                ENDED JULY 31,                       FOR THE YEARS ENDED APRIL 30,
                                              -------------------     -----------------------------------------------------------
                                               1997        1996         1997          1996         1995        1994        1993
                                              -------     -------     --------      --------      -------     -------     -------
                                                  (UNAUDITED)
                                              (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
Revenues....................................  $19,585     $12,280     $ 56,046(1)   $ 61,316(1)   $34,282     $35,091     $30,022
Expenses....................................      685         685        2,720         2,720        3,461       4,038       3,704
                                              -------     -------      -------       -------      -------     -------     -------
Net income..................................  $18,900     $11,595     $ 53,326(1)   $ 58,596(1)   $30,821     $31,053     $26,318
                                              -------     -------      -------       -------      -------     -------     -------
Net income per unit.........................     1.21(3)     0.75         3.44(1)       3.81(1)      2.02        2.04        1.74
Distributions declared per unit.............     0.95        0.65         3.50(2)      3.175(2)     2.175      2.1375      1.9375
Weighted average number of units
  outstanding...............................  $15,427     $15,363     $ 15,367      $ 15,244      $15,136     $15,043     $15,009
                                              =======     =======      =======       =======      =======     =======     =======

Financial condition data at:

                                                                                               APRIL 30,
                                                   JULY 31,           -----------------------------------------------------------
                                                     1997               1997          1996         1995        1994        1993
                                              -------------------     --------      --------      -------     -------     -------
Total assets................................       $118,313           $116,149      $110,099      $96,633     $98,116     $98,365
Total liabilities...........................        14,806              17,858        12,713       10,321      10,319       9,683
                                                    -------           --------      --------      -------     -------     -------
Partners' capital...........................       $103,507           $ 98,291      $ 97,386      $86,312     $87,797     $88,682

---------------

(1) Includes revenues and a gain on Quest sale of $1.8 million, or $.12 per unit in fiscal 1997 and $17.7 million, or $1.15 per unit in fiscal 1996.

(2) Includes a special distribution related to the Quest sale of $.10 per unit in fiscal 1997 and $.55 in fiscal 1996.

(3) Includes revenues and a gain on Quest sale of $2.8 million, or $.18 per unit.

                                                                                OPPENHEIMER CAPITAL
                                                  -------------------------------------------------------------------------------
                                                     FOR THE THREE
                                                        MONTHS
                                                    ENDED JULY 31,                    FOR THE YEARS ENDED APRIL 30,
                                                  -------------------    --------------------------------------------------------
                                                   1997        1996        1997        1996        1995        1994        1993
                                                  -------     -------    --------    --------    --------    --------     -------
                                                      (UNAUDITED)                               (AMOUNTS IN THOUSANDS)
Revenues........................................  $55,043     $41,075    $181,974    $158,215    $129,912    $112,290     $94,733
Expenses........................................   30,302      23,441     103,064      95,551      83,066      64,683      54,707
                                                  -------     -------    --------    --------    --------    --------     -------
Operating Income................................   24,741      17,634      78,910      62,664      46,846      47,607      40,026
Gain on Quest sale(1)...........................    4,374          --       2,806      27,725          --          --          --
                                                  -------     -------    --------    --------    --------    --------     -------
Income before income taxes and minority
  interest......................................  $29,115     $17,634    $ 81,716    $ 90,389    $ 46,846    $ 47,607     $40,026
                                                  -------     -------    --------    --------    --------    --------     -------
Assets under management at period end (in
  Billions).....................................  $  60.8     $  40.4    $   51.2    $   40.6    $   31.8    $   29.4     $  26.4
                                                  =======     =======    ========    ========    ========    ========     =======

Financial condition data at:

                                                                                                APRIL 30,
                                                       JULY 31,          --------------------------------------------------------
                                                         1997              1997        1996        1995        1994        1993
                                                  -------------------    --------    --------    --------    --------     -------
Total assets....................................       $103,055          $ 93,019    $ 76,338    $ 56,129    $ 43,034     $37,677
Total liabilities...............................        54,356             53,044      41,462      41,582      30,557      27,830
Minority interest...............................          396                 277         174          87          25          18
                                                        -------          --------    --------    --------    --------     -------
Partners' capital...............................        $48,303          $ 39,698    $ 34,702    $ 14,460    $ 12,452     $ 9,829

---------------

(1) Reflects the gain realized by Oppenheimer Capital on the sale of the investment advisory and other contracts and business relationship for its twelve Quest for Value mutual funds to Oppenheimer Funds, Inc., on November 22, 1995.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                    RESULTS OF OPERATIONS OF THE PARTNERSHIP

  GENERAL

     The primary source of income for the Partnership is its proportionate share of the net income of Oppenheimer Capital and interest income on a $32,193,000 par value 10% note due from Oppenheimer Equities, Inc. in the year 2012 (the "Equities note").

  Revenues and Expenses

     The Partnership recorded equity in earnings of Oppenheimer Capital for the three months ended July 31, 1997 and July 31, 1996 of $18.8 million and $11.5 million, respectively. Equity in earnings of Oppenheimer Capital for the three months ended July 31, 1997 included a gain recognized by Oppenheimer Capital on the sale of the investment advisory and other contracts and business relationships of the Quest for Value Dual Purpose Fund, Inc. to Oppenheimer Funds, Inc. ("OFI") (the "Dual Purpose sale") of $2.8 million. Excluding the Dual Purpose sale, the increase in equity in earnings of Oppenheimer Capital is primarily due to the higher operating income of Oppenheimer Capital.

     Other expenses consist of New York City unincorporated business tax ("UBT"). For the three months ended July 31, 1997 and July 31, 1996, New York City UBT totaled $33,000 and $33,000, respectively.

     The Partnership recorded equity in earnings of Oppenheimer Capital for the years ended April 30, 1997, 1996 and 1995 of $52.8 million, $58.1 million, and $31.1 million, respectively. Equity in earnings of Oppenheimer Capital for the 1997 and 1996 fiscal years included gains recognized by Oppenheimer Capital on the sale of the Quest for Value Funds investment advisory and other contracts and business relationships (the "Quest sale") to OFI of $1.8 million and $17.7 million, respectively. Equity in earnings of Oppenheimer Capital, excluding the Quest sale, increased 26.4% to $51.0 million for the year ended April 30, 1997 from $40.4 million for the year ended April 30, 1996, as a result of higher operating income at Oppenheimer Capital. Equity in earnings of Oppenheimer Capital, excluding the Quest sale, increased 30.0% for the year ended April 30, 1996 from $31.1 million for the year ended April 30, 1995, primarily due to higher operating income at Oppenheimer Capital. Interest income on the Equities note for each of the years ended April 30, 1997, 1996 and 1995 totaled $3.2 million.

     Amortization of goodwill for each of the years ended April 30, 1997, 1996 and 1995 amounted to $2.6 million. Other expenses consist of New York City unincorporated business tax ("UBT") computed at a rate of 4% of taxable income. For the years ended April 30, 1997, 1996 and 1995, New York City UBT amounted to $132,000, $132,000 and $873,000, respectively. The decline in New York City UBT in fiscal 1996 reflects a change in the tax law effective on January 1, 1995. As of that date, New York City UBT is imposed on the total income of Oppenheimer Capital, and the Partnership is allowed to claim a credit for its pro rata share of any New York City UBT paid by Oppenheimer Capital. Previously, New York City UBT was assessed directly at the Partnership level.

     Net income for the three months ended July 31, 1997 and July 31, 1996 amounted to $18.9 million and $11.6 million, respectively, or $1.21 per unit and $.75 per unit, respectively. Excluding the Dual Purpose sale, net income for the three months ended July 31, 1997 amounted to $16.1 million, or $1.03 per unit.

     Net income amounted to $53.3 million or $3.44 per unit based on an average of 15.4 million units outstanding for the year ended April 30, 1997; $58.6 million or $3.81 per unit based on an average of 15.2 million units outstanding for the year ended April 30, 1996; and $30.8 million or $2.02 per unit based on an average of 15.1 million units outstanding for the year ended April 30, 1995. Included in the net income for the years ended April 30, 1997 and 1996 are gains on the Quest sale, which amounted to $1.8 million, or $.12 per unit and $17.7 million, or $1.15 per unit, respectively.

  TAXES

     The Partnership is not subject to federal, state, or local income taxes, which are the obligations of the individual partners. However, beginning in calendar year 1998, the Partnership will elect to be subject to a 3.5% federal tax on its share of Oppenheimer Capital's gross income from the active conduct of a trade or business in order to retain its partnership status. The imposition of these taxes will reduce both net income and cash available for distribution to partners. Similar taxes may be imposed by states in which the Partnership is subject to such taxes.

  Liquidity and Capital Resources

     The only business activity carried on by the Partnership is its investment in Oppenheimer Capital. The Partnership receives quarterly cash distributions from Oppenheimer Capital and receives interest income from Oppenheimer Equities, Inc. The Partnership distributes its available cash flow to its partners, which equals cash distributions from Oppenheimer Capital plus interest income from the Equities note less New York City UBT. Consequently, the Partnership does not require any additional liquidity or capital resources.

     The Partnership makes quarterly distributions in an amount equal to 99% of available cash flow to the limited partners (the "Oppenheimer Capital Unitholders") and 1% to the general partner, Opfin. For the three months ended July 31, 1997 and July 31, 1996, the Partnership declared distributions to Oppenheimer Capital Unitholders of $.95 per unit and $.65 per unit, respectively.

     For the years ended April 30, 1997, 1996 and 1995, the Partnership declared total distributions to Oppenheimer Capital Unitholders of $3.50, $3.175 and $2.175 per unit, respectively. The total distributions for the years ended April 30, 1997 and 1996 included special distributions of $0.10 and $0.55, respectively, related to the Quest sale.

OPPENHEIMER CAPITAL

  General

     Oppenheimer Capital's results of operations include those of its basic institutional investment management business and those of its subsidiary entities; Opcap Advisors ("Advisors"), OCC Distributors ("Distributors"), Oppenheimer Capital Limited, Oppenheimer Capital Trust Company ("Opcap Trust"), and 225 Liberty Street Advisers, L.P., formerly AMA Investment Advisers, L.P. ("AMA Advisers"). The results for the quarter ended July 31, 1996 also include Saratoga Capital Management ("Saratoga"), which was sold on April 29, 1997.

     For the periods presented, Oppenheimer Capital's operations have been characterized by substantial increases in assets under management. This growth has been from four principal sources. First, new clients have entered into investment management agreements and existing clients have added funds to their accounts under management. Second, rising securities price levels have increased the market values of investment portfolios. Third, mutual funds and variable annuities managed by Advisors have added to assets under management due to increased sales and market appreciation. Fourth, wrap fee assets have increased due to new accounts opened, expanded distribution to broker-dealers and market appreciation. The growth in assets under management has been tempered by Oppenheimer Capital's withdrawal from the low fee rate option management business in fiscal 1996 in order to concentrate on businesses offering higher returns. For the periods presented, the option management business had no material effect on revenues or profitability. Revenues are generally derived from charging a fee based on the net assets of clients' portfolios. All periods presented show increased operating revenue. Revenues for all periods presented consist principally of investment management fees.

     In fiscal 1996, Oppenheimer Capital began to implement a strategic decision to withdraw from selling directly to the retail market, and to instead market directly to institutions with strong retail distribution capabilities. In November 1995, Oppenheimer Capital withdrew from the open-end mutual fund distribution business (see the Quest sale) and began to eliminate retail operations at AMA Advisers, completing this process in the first quarter of fiscal 1997. Oppenheimer Capital also reduced the losses incurred by Saratoga throughout fiscal 1997, and during the fourth quarter of fiscal 1997 sold its interest in Saratoga. Additionally,

Oppenheimer Capital terminated the distribution of unit investment trusts during the fourth quarter of fiscal 1997.

  QUARTER ENDED JULY 31, 1997

     On July 18, 1997, Oppenheimer Capital completed the sale of the investment advisory and other contracts and business relationships of its Quest for Value Dual Purpose Fund to OFI, which is unrelated to Oppenheimer Capital. The fund has been renamed the Oppenheimer Quest Capital Value Fund, and continues to be managed by Advisors under a subadvisory agreement with OFI.

     As shown below, the value of assets under management increased 50.3% to $60.8 billion at July 31, 1997 from $40.4 billion at July 31, 1996. Oppenheimer Capital continued to experience growth in its traditional business, the management of separate accounts for large financial institutions and high-net-worth individual investors, as well as its newer businesses, including mutual funds and wrap fee accounts.

                                                           AT JULY 31,     AT JULY 31,     PERCENT
                                                              1997            1996         INCREASE
                                                           -----------     -----------     --------
                                                                        (IN MILLIONS)
    Separate Account Management..........................    $38,684         $27,456          40.9%
    Wrap Fee.............................................      7,505           3,674         104.3%
    Mutual Funds & Other Commingled Products.............     14,568           9,306          56.5%
                                                             -------         -------         -----
                                                             $60,757         $40,436          50.3%
                                                             =======         =======         =====

  YEARS ENDED APRIL 30, 1997, 1996 AND 1995

     The value of total assets under management increased 26.3% to $51.2 billion at April 30, 1997 from $40.6 billion at April 30, 1996. The growth of assets under management was tempered by the loss of $530 million in mutual fund assets as a result of the closed-end Quest for Value Dual Purpose Fund redeeming all income fund shares and converting to an open end fund. For the year ended April 30, 1997, assets under management for separately managed accounts increased 18.1% to $33.2 billion, mutual fund and other commingled products increased 33.4% to $12.0 billion, and wrap fee accounts increased 73.7% to $6.0 billion.

     The value of total assets under management increased 27.6% to $40.6 billion at April 30, 1996 from $31.8 billion at April 30, 1995. The growth of assets under management was tempered by the loss of $1.5 billion in option management accounts with a low effective fee rate and a reduction of $300 million in fixed income mutual fund assets as a result of the Quest sale. For the year ended April 30, 1996, assets under management for separately managed accounts increased 25.8% to $28.1 billion from $22.3 billion, mutual fund and other commingled products increased 43.9% to $9.0 billion from $6.3 billion, and wrap fee accounts increased 92.3% to $3.5 billion from $1.8 billion.

  GAIN ON QUEST SALE

     On November 22, 1995, Oppenheimer Capital completed the sale of the investment advisory and other contracts and business relationships for its twelve Quest for Value mutual funds (the "Quest sale") to OFI, which is unrelated to Oppenheimer Capital, for an Initial Purchase Price Payment of $41.7 million. In December 1996, a Deferred Purchase Price Payment of $3.8 million was received by Oppenheimer Capital as a result of the assets of the six merged fixed income funds being at stated levels. The gains on the sale, before New York City unincorporated business tax ("UBT") and minority interest, amounted to $2.8 million for the year ended April 30, 1997, and $27.7 million for the year ended April 30, 1996.

     Total assets of the twelve funds were $1.7 billion at November 21, 1995. The six equity funds involved, representing $1.4 billion of those assets, continue to be managed by Advisors under a subadvisory contract with OFI, which allows the current portfolio management teams to remain in place. The six equity funds were renamed the Oppenheimer Quest Value funds (the "Quest funds"). The six fixed income funds, representing approximately $300 million of those assets, were merged into comparable funds managed by OFI.

     The overall impact of the Quest sale on Oppenheimer Capital's results has been highly positive. Although the fee rate as a subadviser is less, assets in the six equity funds have more than tripled to $4.9 billion at June 30, 1997 as a result of the extensive distribution capabilities of OFI and market appreciation. In addition, Oppenheimer Capital has eliminated distribution expenses related to these funds. Reflecting the impact of these various factors, the profitability of Oppenheimer Capital's mutual fund business has increased significantly since the Quest sale.

     Oppenheimer Capital implemented a portion of the mutual fund distribution cost savings prior to the close of the Quest sale, and results for the quarter ended April 30, 1996 reflected those savings. In addition, as a result of the sale, significant expenditures that would have been made in systems, technology, sales and marketing capabilities, and new product development have not been necessary.

     On January 31, 1997, the closed-end Quest for Value Dual Purpose Fund (the "Fund") redeemed all of its income shares as required by its Articles of Incorporation, and on February 28, 1997, the Fund converted to an open-end fund. The investment contracts and other business relationships were sold to OFI (the "Dual Purpose Fund sale"), and Advisors now serves as subadviser to the Fund under an agreement with OFI. The subadvisory fee is significantly lower than the management fee previously earned by Oppenheimer Capital. Annual subadvisory fees related to the Fund are projected at $1.0 million annually, based on assets under management at June 30, 1997, while Oppenheimer Capital received $5.0 million of investment management fees for the fiscal year ended April 30, 1997.

     On July 18, 1997, Oppenheimer Capital received an initial payment of $7.0 million related to the Dual Purpose Fund sale.

  OPERATING REVENUES -- QUARTER ENDED JULY 31, 1997

     Total operating revenues increased 34.0% for the three months ended July 31, 1997 to $55.0 million from $41.1 million for the three months ended July 31, 1996. Total operating revenues include investment management fees, net distribution assistance and commission income, and interest and dividends.

     Investment management fees increased 34.6% for the three months ended July 31, 1997 to $53.1 million from $39.4 million for the three months ended July 31, 1996 as average assets under management for the three months ended July 31, 1997 increased 35.8% to $55.8 billion from $41.1 billion for the three months ended July 31, 1996.

     Net distribution assistance and commission income increased 13.9% to $1.6 million for the three months ended July 31, 1997 from $1.4 million for the three months ended July 31, 1996. The increase was due to higher certificate of deposit commission income resulting from greater demand for funds by banks, and was offset in part by lower unit investment trust commission income as a result of Oppenheimer Capital's decision to withdraw from this business during the fourth quarter of fiscal 1997.

     Interest and dividend income increased to $351,000 for the three months ended July 31, 1997 from $237,000 for the three months ended July 31, 1996. This increase can be primarily attributed to higher average cash balances.

  OPERATING REVENUES -- YEARS ENDED APRIL 30, 1997, 1996 AND 1995

     Total operating revenues increased 15.0% for the year ended April 30, 1997 to $182.0 million from $158.2 million for the year ended April 30, 1996 and increased 21.8% for the year ended April 30, 1996 from $129.9 million for the year ended April 30, 1995. Total operating revenues include investment management fees, net distribution assistance and commission income, and interest and dividends.

     Investment management fees increased 16.2% to $175.8 million for the year ended April 30, 1997 from $151.3 million for the year ended April 30, 1996. This increase is a result of average assets under management increasing 24.7% to $45.8 billion for the year ended April 30, 1997 from $36.7 billion for the year ended April 30, 1996. Investment management fee revenue grew less than assets under management due to the lower subadvisory fee rates earned on the Quest funds than the advisory fee rate prior to the Quest sale. These lower fee rates were more than offset by asset growth for these funds and the elimination of mutual fund distribution expenses. Annual subadvisory fees are projected at $15.3 million, based on assets under management at June 30, 1997, down slightly from the previous $15.7 million of annual fees for the twelve Quest for Value Funds at November 22, 1995. Assets in the six equity funds have more than tripled to $4.9 billion at June 30, 1997 from $1.4 billion on November 22, 1995, reflecting record fund sales and market appreciation.

     In addition, investment management fee revenue grew less than the increase in assets under management due to a decline in performance fees earned in fiscal 1997 to $1.2 million from $3.0 million in fiscal 1996. These decreases were offset in part by investment management fees increasing due to higher fee realizations resulting from a continued shift in the asset mix toward higher effective fee rate businesses such as variable annuities and wrap fee accounts.

     Investment management fees increased 26.9% for the year ended April 30, 1996 from $119.2 million for the year ended April 30, 1995, primarily as a result of average assets under management increasing 23.8% for the year ended April 30, 1996 from $29.7 billion for the year ended April 30, 1995. This increase also reflects higher fee realizations as a result of a shift in the asset mix toward the higher fee rate businesses including mutual funds, variable annuities and wrap fee accounts, and the withdrawal from the option management business, which had very low fee rates. Offsetting the increase in part was the lower fee rate earned subadvising the Quest funds as a result of the Quest sale.

     Net distribution assistance and commission income decreased 18.9% to $4.9 million for the year ended April 30, 1997 from $6.1 million for the year ended April 30, 1996. This decrease reflects reduced commission and distribution income as a result of the Quest sale and lower unit investment trust commission income due to reduced demand for fixed income unit investment trusts (Oppenheimer Capital discontinued the distribution of unit investment trusts in April 1997). This decrease was offset in part by a $1.3 million increase in certificate of deposit commission income as a result of increased demand for funds by banks.

     Net distribution assistance and commission income decreased 42.0% for the year ended April 30, 1996 from $10.4 million for the year ended April 30, 1995 primarily as a result of a $3.5 million decline in certificate of deposit commission income as a result of lower demand for funds by banks, decreased unit investment trust commission income, and reduced commission and distribution income as a result of the Quest sale in November 1995.

     Interest and dividend income increased 39.7% to $1.3 million for the year ended April 30, 1997 from $895,000 for the year ended April 30, 1996. This increase can be attributed to higher average cash balances.

     Interest and dividend income increased to $.9 million for the year ended April 30, 1996 from $275,000 for the year ended April 30, 1995. This increase can be primarily attributed to the interest earned on the proceeds received from the Quest sale.

  OPERATING EXPENSES -- QUARTER ENDED JULY 31, 1997

     Total operating expenses increased 29.3% for the three months ended July 31, 1997 to $30.3 million from $23.4 million for the three months ended July 31, 1996.

     Oppenheimer Capital's most significant expense category is employee compensation and benefits, which includes salaries, bonuses, sales commissions, incentive compensation and other payroll related expenses. Compensation and benefits expense increased 36.2% for the three months ended July 31, 1997 to $24.0 million from $17.6 million for the three months ended July 31, 1996. Compensation and benefits expense increased primarily due to higher incentive compensation costs due to increased new business, higher operating profits and increased participation by key executives in incentive compensation plans as a result of industry competitive pressures and their individual contributions to firm profitability. In addition, compensation and benefits expenses increased due to higher amortization expenses related to restricted units granted to certain key employees on May 1, 1997, as well as staff salary increases and additions to staff to support expanding businesses. These increases were offset in part by staff reductions as a result of the sale of Oppenheimer Capital's 50% interest in Saratoga and the decision to withdraw from the distribution of unit investment trusts.

     Occupancy expenses increased 17.7% for the three months ended July 31, 1997 to $1.8 million from $1.5 million for the three months ended July 31, 1996. This increase was due to adjustments to rent escalation accruals during the quarters ended July 31, 1997 and 1996.

     General and administrative expenses increased 12.1% for the three months ended July 31, 1997 to $3.1 million from $2.8 million for the three months ended July 31, 1996. The increase in general and administrative expenses reflects increased costs incurred in connection with the development of new businesses and increased investments in computer equipment and software as a result of increased technical support for professional and administrative staff and higher professional services expense due to the expansion of Oppenheimer Capital's business. This increase was offset in part by savings realized from the sale of Oppenheimer Capital's interest in Saratoga.

     Promotional expenses decreased 7.8% for the three months ended July 31, 1997 to $1.4 million from $1.6 million for the three months ended July 31, 1996. The decrease in promotional expenses was due primarily to the elimination of costs incurred by Saratoga and the elimination of the retail distribution of unit investment trusts. This decrease was offset in part by increased travel and entertainment expenses as a result of new business activities.

  OPERATING EXPENSES -- YEARS ENDED APRIL 30, 1997, 1996 AND 1995

     Total operating expenses increased 7.9% for the year ended April 30, 1997 to $103.1 million from $95.6 million for the year ended April 30, 1996 and increased 15.0% for the year ended April 30, 1996 from $83.1 million for the year ended April 30, 1995.

     Oppenheimer Capital's most significant expense category is compensation and benefits, which includes salaries, bonuses, sales commissions, incentive compensation and other payroll related expenses. Compensation and benefits expenses increased 12.9% to $77.7 million for the year ended April 30, 1997 from $68.8 million for the year ended April 30, 1996 and increased 24.2% for the year ended April 30, 1996 from $55.4 million for the year ended April 30, 1995. For both years, compensation and benefits increased primarily due to higher incentive compensation costs due to increased new business, higher operating profits and increased participation by key executives in incentive compensation plans as a result of industry competitive pressures and their individual contributions to firm profitability. In addition, compensation and benefits expense increased due to staff salary increases and additions to staff to support expanding businesses. These increases were offset in part by significant staff reductions at OCC Distributors, AMA Advisers, and in mutual fund accounting in fiscal 1996 with most staff reductions occurring after the Quest sale in November 1995. In fiscal 1997, staff size was reduced as a result of the sale of Oppenheimer Capital's 50% interest in Saratoga and the termination of the unit investment trust distribution effort during the fourth fiscal quarter. Reflecting these reductions, staff size declined to 344 at April 30, 1997 from 348 at April 30, 1996, and from 417 at April 30, 1995.

     Occupancy expense decreased 4.4% for the year ended April 30, 1997 to $6.6 million from $6.9 million for the year ended April 30, 1996 and increased 6.8% for the year ended April 30, 1996 from $6.4 million for the year ended April 30, 1995. The decrease for the year ending April 30, 1997 reflects reduced rent expense as a result of the termination of leases at AMA Advisers as well as adjustments made to rent escalation accruals during the fiscal year. For the year ended April 30, 1996, the increase was attributable to increased amortization expense relating to leasehold improvements and increased equipment rental costs.

     Oppenheimer Capital subleases a portion of its space at the Oppenheimer Tower, World Financial Center, from Oppenheimer & Co., Inc. ("Opco"), an affiliated broker-dealer, paying a pro rata share of Opco's lease payments, based on the percentage of total space leased. Oppenheimer Capital is currently in negotiations to lease an additional 7,500 square feet at Oppenheimer Tower to house its growing business.

     General and administrative expenses increased 1.6% for the year ended April 30, 1997 to $12.5 million from $12.3 million for the year ended April 30, 1996 and increased 15.4% for the year ended April 30, 1996 from $10.7 million for the year ended April 30, 1995. The rate of growth of general and administrative expenses slowed in fiscal 1996 and continued in fiscal 1997 as Oppenheimer Capital realized cost savings from the Quest sale and cost reductions at AMA Advisers. As a result of the Quest sale in November 1995, Oppenheimer Capital was able to eliminate all of its outstanding bank loans and related interest expense. Offsetting these reductions in both fiscal 1997 and 1996 were increased costs incurred in connection with the development of new businesses and increased investments in computer equipment and software as a result of increased technical support for professional and administrative staff and higher professional services expense due to the expansion of Oppenheimer Capital's business.

     Promotional expenses decreased 16.7% for the year ended April 30, 1997 to $6.3 million from $7.6 million for the year ended April 30, 1996 and decreased 28.3% for the year ended April 30, 1996 from $10.6 million for the year ended April 30, 1995. The decrease in promotional expenses for both fiscal years was due primarily to a reduction in expenses incurred by OCC Distributors as a result of the elimination of the open-end mutual fund distribution effort, and the retail operations of AMA Advisers, and was offset in part by increased expenses in Oppenheimer Capital's new businesses due to increased travel and entertainment expenses as a result of new business activities. In addition, promotional expenses decreased in fiscal 1997 due in part to decreased promotional activities at Saratoga.

  OPERATING INCOME -- QUARTER ENDED JULY 31, 1997

     Operating income for the three months ended July 31, 1997 increased 40.3% to $24.7 million from $17.6 million for the three months ended July 31, 1996. For the three months ended July 31, 1997, the operating profit margin expanded to 44.9% from 42.9% for the three months ended July 31, 1996 as operating revenues grew 34.0% while expenses increased only 29.3%.

  OPERATING INCOME -- YEARS ENDED APRIL 30, 1997, 1996 AND 1995

     Operating income increased 25.9% for the year ended April 30, 1997 to $78.9 million from $62.7 million for the year ended April 30, 1996 and increased 33.8% for the year ended April 30, 1996 from $46.8 million for the year ended April 30, 1995. For the year ended April 30, 1997, the operating profit margin expanded to 43.4% from 39.6% for the year ended April 30, 1996; and in the year ended April 30, 1996, the operating profit margin increased from 36.1% for the year ended April 30, 1995. The increase in operating income and operating profit margin for both years is due to rising securities price levels, strong new business growth and the resultant revenue increase combined with Oppenheimer Capital controlling the rate of expense growth. In both fiscal 1997 and fiscal 1996, the operating revenue growth rate exceeded the operating expense growth rate. This was accomplished primarily from the decision to withdraw from the mutual fund distribution business (the Quest sale), which was completed in the final quarter of fiscal 1996, and the suspension of retail sales activities at AMA Advisers. This process, which began in fiscal 1996, was completed in the first quarter of fiscal 1997. In addition, losses from Saratoga were reduced to $1.4 million in fiscal 1997 from $2.5 million in fiscal 1996, and during the fourth quarter of fiscal 1997, Oppenheimer Capital sold its 50% interest in Saratoga.

  TAXES

     Oppenheimer Capital is not subject to Federal, state, or local income taxes, which are the obligations of the individual partners. Oppenheimer Capital, however, was subject to New York City UBT of $1,194,000 for the three months ended July 31, 1997 and $585,000 for the three months ended July 31, 1996. This increase was due to higher operating income as well as the gain on the sale of the Quest for Value Dual Purpose Fund.

     Corporate subsidiaries of Oppenheimer Capital were subject to income taxes of $24,000 for the three months ended July 31, 1997.

     Oppenheimer Capital was subject to New York City UBT of $3.1 million, $3.7 million and $1.2 million, respectively, for the years ended April 30, 1997, 1996 and 1995. The decrease in New York City UBT expense in fiscal 1997 compared to fiscal 1996 is due to a decline in net income in fiscal 1997 as a result of the $27.7 million gain recorded for the Quest sale in fiscal 1996, compared with the $2.8 million gain in fiscal 1997. This decline was offset in part by higher operating income in fiscal 1997 than in fiscal 1996.

     The increase in New York City UBT expense in fiscal 1996 from fiscal 1995 was due to a change in the tax law effective January 1, 1995 imposing taxes on the total income of Oppenheimer Capital and allowing the Partnership a credit for its pro rata share of any New York City UBT paid by Oppenheimer Capital. Prior to January 1, 1995, New York City UBT was assessed directly at the Partnership level. A second reason for the increase was Oppenheimer Capital's higher earnings, including the gain realized on the Quest sale.

     A corporate subsidiary of Oppenheimer Capital is subject to Federal, state and local income taxes. A foreign corporate subsidiary is subject to taxes in the foreign jurisdiction in which it is located.

  LIQUIDITY AND CAPITAL RESOURCES

     Oppenheimer Capital's business is not capital intensive and its working capital requirements are generally modest. To the extent that additional funds are required by Oppenheimer Capital (e.g. to support increased investment management fees receivable or to expand its facilities to accommodate the growth of its businesses), Oppenheimer Capital currently intends to borrow from a commercial bank.

     Oppenheimer Capital intends to distribute on a quarterly basis substantially all its net income to the Partnership and to Opfin. Oppenheimer Capital may distribute to the Partnership and to Opfin excess cash, taking into account Oppenheimer Capital's financial condition, results of operations, cash requirements and general economic conditions. On July 31, 1997, Oppenheimer Capital declared a distribution to its partners of $20.8 million which was paid on August 29, 1997. On April 30, 1997, Oppenheimer Capital declared a distribution to its partners of $25.3 million which was paid on May 30, 1997.

     Oppenheimer Capital recorded gains on the Quest sale of $2.8 million in fiscal 1997 and $27.7 million in fiscal 1996. The net proceeds from the sale were used to pay a special distribution to partners of $2.3 million in fiscal 1997 and $12.6 million in fiscal 1996, and the remaining funds were used to eliminate bank borrowings and to fund the working capital needs of Oppenheimer Capital. At April 30, 1997, working capital totaled $30.8 million as compared with $26.3 million at April 30, 1996 and partners capital increased to $39.7 million from $34.7 million during this same period.

  SALE OF AMA LICENSE

     In May 1997, Oppenheimer Capital sold its exclusive right to market to members of the American Medical Association ("AMA") to Scudder, Stevens & Clark, Inc. for $1.0 million. Simultaneously, Oppenheimer Capital purchased the AMA's 19.9% interest in AMA Advisers for $500,000. The $1.0 million payment was used to reduce unamortized goodwill. AMA Advisers have been renamed 225 Liberty Advisers, L.P.

  SALE OF SARATOGA CAPITAL MANAGEMENT

     On April 29, 1997, Oppenheimer Capital completed the sale of its 50% interest in Saratoga. The proceeds, which are not significant, will be paid annually to Oppenheimer Capital over a five year period, ending May 1, 2001. Oppenheimer Capital continues to manage two portfolios of the Saratoga Advantage Trust, for which it receives subadvisory fees.

             SELECTED CONSOLIDATED FINANCIAL DATA OF PIMCO ADVISORS

     The following table sets forth selected financial data of PIMCO Advisors for the nine months ended September 30, 1997 and 1996, and each of the five years ended December 31, 1996. PIMCO Advisors and its subsidiaries were formed on November 15, 1994, when PFAMCo merged certain of its investment management businesses and substantially all of its assets (the "PFAMCo Group") into Thomson Advisory Group L.P. ("TAG L.P."). Under generally accepted accounting principles, the Consolidation is accounted for as an acquisition of TAG L.P. by PFAMCo Group, even though the legal form was the reverse. Therefore, the historical financial statements include the operations of PFAMCo Group, in its corporate form, prior to the Consolidation and the combined results of PIMCO Advisors, in its partnership form, for the period since the Consolidation. This information should be read in conjunction with the Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations of PIMCO Advisors."

                                          FOR THE NINE MONTHS
                                          ENDED SEPTEMBER 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------     ------------------------------------------------------------
                                           1997         1996         1996         1995         1994         1993         1992
                                         --------     --------     --------     --------     --------     --------     --------
                                              (UNAUDITED)   (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
STATEMENTS OF OPERATIONS DATA:
Total revenues.........................  $344,210     $287,161     $392,024     $323,014     $180,263     $165,856     $120,155
Operating expenses.....................   232,572      190,975      261,978      215,271      145,220      131,447       93,011
Amortization of intangibles, options
  and restricted units.................    31,000       30,852       41,171       42,723        6,202
                                         --------     --------     --------     --------     --------     --------     --------
Operating income.......................    80,638       65,334       88,875       65,020       28,841       34,409       27,144
Other income, net......................     3,249        2,401        3,454        3,964        1,083          864        1,115
                                         --------     --------     --------     --------     --------     --------     --------
Income before income tax expense.......    83,887       67,735       92,329       68,984       29,924       35,273       28,259
Income tax expense.....................     1,226          834        1,201          517       10,669       15,556       11,405
                                         --------     --------     --------     --------     --------     --------     --------
Net income.............................  $ 82,661     $ 66,901     $ 91,128     $ 68,467     $ 19,255     $ 19,717     $ 16,854
                                         ========     ========     ========     ========     ========     ========     ========
Net income allocated to:
  General Partner and Class A Limited
    Partner units......................  $ 45,329     $ 39,421     $ 52,916     $ 46,655     $  4,976
  Class B Limited Partner units........    37,332       27,480       38,212       21,812        1,128
  Pre-Consolidation....................        --           --           --           --       13,151
                                         --------     --------     --------     --------     --------
Total..................................  $ 82,661     $ 66,901     $ 91,128     $ 68,467     $ 19,255
                                         ========     ========     ========     ========     ========
NET INCOME PER UNIT(1):
General Partner and Class A Limited
  Partner units........................  $   1.06     $   0.96     $   1.29     $   1.16     $   0.12
Class B Limited Partner units..........  $   1.06     $   0.76     $   1.05     $   0.59     $   0.03
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING (POST-CONSOLIDATION):
Units outstanding:
  General Partner......................       800          800          800          800          800
  Class A Limited Partner..............    40,146       40,132       40,135       40,108       40,018
  Class B Limited Partner..............    32,983       32,961       32,961       32,961       32,961
                                         --------     --------     --------     --------     --------
Total..................................    73,929       73,893       73,896       73,869       73,779
Weighted average effect of unit
  options..............................     3,906        2,915        3,119        1,684          984
                                         --------     --------     --------     --------     --------
Total..................................    77,835       76,808       77,015       75,553       74,763
                                         ========     ========     ========     ========     ========
DIVIDENDS/DISTRIBUTIONS................  $104,042     $ 97,560     $131,604     $ 89,613     $ 24,384     $ 22,158     $ 12,950
                                         ========     ========     ========     ========     ========     ========     ========
FINANCIAL CONDITION AT END OF PERIOD:
Total assets(2)........................  $365,728     $373,545     $358,500     $369,592     $379,708     $ 70,388     $ 43,189
Total liabilities......................    86,752       68,802       62,257       38,035       34,179       44,567       17,686
                                         --------     --------     --------     --------     --------     --------     --------
Total Partners' Capital................  $278,976     $304,743     $296,243     $331,557     $345,529     $ 25,821     $ 25,503
                                         ========     ========     ========     ========     ========     ========     ========

                                          FOR THE NINE MONTHS
                                          ENDED SEPTEMBER 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                           1997         1996         1996         1995         1994         1993         1992
                                         --------     --------     --------     --------     --------     --------     --------
                                              (UNAUDITED)   (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
OTHER STATISTICS:
Assets under management (in
  millions)............................  $130,632     $104,540     $110,022     $ 95,182     $ 72,175     $ 57,182     $ 43,737
Operating Profit Available for
  Distribution(1)......................   113,830       97,763      132,314      111,205       12,306           --           --
Cash flows provided by operating
  activities...........................   112,502      119,882      140,446       86,921       25,852       23,620        9,309
Cash flows provided by (used in)
  investing activities.................   (16,598)      (2,983)      (2,446)     (17,771)      22,401         (436)      (1,149)
Cash flows used in financing
  activities...........................  (104,042)     (97,560)    (131,604)     (89,238)      (2,549)     (14,900)     (15,800)

---------------

(1) Computed on earnings following the Consolidation. Operating Profit Available for Distribution is defined by the PIMCO Advisors Partnership Agreement as the sum of net income plus non-cash charges from the amortization of intangible assets, non-cash compensation expenses arising from option and restricted unit plans, and losses of any subsidiary which is not a flow-through entity for tax purposes.

(2) Upon completion of the Consolidation, approximately $284.9 million of intangible asset were created. See Note 3 in the Notes to the Consolidated Financial Statements.

(3) Stockholders' equity before consolidation.

Note: The information above should be read in connection with Management's
      Discussion and Analysis of Financial Condition and Results of Operations of PIMCO Advisors and the Consolidated Financial Statements and related notes appearing elsewhere in this document.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
             CONDITION AND RESULTS OF OPERATIONS OF PIMCO ADVISORS

OVERVIEW

     PIMCO Advisors was formed on November 15, 1994 when PFAMCo merged PFAMCo Group into TAG L.P. PFAMCo Group comprised the operations of PFAMCo, an indirect wholly-owned subsidiary of Pacific Life Insurance Company ("Pacific Life"), and certain of its wholly-owned investment management subsidiaries. The businesses of PFAMCo Group contributed to PIMCO Advisors were then contributed to newly-formed subsidiaries of PIMCO Advisors. These businesses, as well as TAG L.P.'s former division of CCI, are as follows:

     Pacific Investment Management and its wholly owned subsidiary, StocksPLUS Management, Inc. ("StocksPLUS Management"), manages primarily fixed income investments, with approximately $108.5 billion in assets under management;

     CCI and Columbus Circle Trust Company ("CCTC") manages primarily equity and equity related investments, with approximately $11.5 billion in assets under management;

     Cadence manages equity and equity related investments, with approximately $4.9 billion in assets under management;

     Parametric manages equity and equity related investments, with approximately $2.5 billion in assets under management;

     NFJ manages equity and equity related investments, with approximately $2.3 billion in assets under management; and

     Blairlogie manages equity and equity related investments, with approximately $875 million in assets under management.

     PIMCO Advisors, together with these six firms, sponsors and manages mutual funds for both institutional and retail investors.

     PIMCO Funds. In January 1997, the Partnership restructured its proprietary mutual funds into a single fund family called "PIMCO Funds" which is comprised of two series: (i) PIMCO Funds: Pacific Investment Management Series: PIMCO Funds PIMS Series, 20 funds advised by Pacific Investment Management, and (ii) PIMCO Funds: Multi Manager Series: PIMCO Funds MMS Series, 21 funds advised by the Partnership and subadvised by the Investment Management Firms and one independent subadvisor. The PIMCO Funds PIMS Series are primarily fixed income funds and the PIMCO Funds MMS Series are primarily equity funds. All PIMCO Funds are offered in up to five different share classes: institutional and administrative share classes primarily for institutional investors and, for retail investors, Class A shares (which are "front end" load), Class B shares (which are "back-end load") and Class C shares (which are "level load"). The PIMCO Funds now feature a "unified fee" structure which has specified advisory and administrative fees per fund. As a result, the Partnership and Pacific Investment Management (and not the PIMCO Funds) bear the risk of increases in service costs (including of third-party service providers such as transfer agents) and will directly benefit from decreases in those costs.

RESULTS OF OPERATIONS

  GENERAL COMMENTARY

     PIMCO Advisors derives substantially all its revenues and net income from advisory fees for investment management services provided through its investment management subsidiaries to its institutional and individual clients, and advisory, distribution and servicing fees for services provided to the PIMCO Funds.

     Generally, such fees are determined based upon a percentage of client assets under management and are billed quarterly to institutional clients, either in advance or arrears, depending on the agreement with the client and monthly in arrears to the PIMCO Funds. Revenues are determined in large part based upon the level of assets under management, which itself is dependent upon factors including market conditions, client decisions to add or withdraw assets from PIMCO Advisors management, and PIMCO Advisors ability to attract new clients. In addition, PIMCO Advisors has certain accounts which are subject to performance based fee schedules wherein performance relative to the S&P 500 Index or other benchmarks over a particular time period can result in additional fees. These fees accrue on a quarterly or annual basis, depending upon the specific investment advisory contract. Quarterly fees generally are calculated based upon a rolling twelve-month performance result. Annual fees have historically been weighted towards second and fourth quarter billings although the third quarter of 1997 reflects certain new annual account billings. As a result, there is a seasonality to the recognition of such fees. Such performance based fees can have a significant effect on revenues, but also provide an opportunity to earn higher fees (as well as lower fees) than could be obtained under fee arrangements based solely on a percentage of assets under management.

     Intangible assets of approximately $284.9 million created by the Consolidation represent the excess of the purchase price over the fair value of net tangible assets of TAG L.P. deemed acquired by PFAMCo Group. Approximately $80.7 million of the intangible assets represents the value assigned to PIMCO Advisors MLP structure. Under previous tax law, an MLP was exempt from federal and most state and local income taxes through December 31, 1997. As discussed elsewhere, the tax status has been extended. However, the value attributed to the MLP structure is being amortized through the period ended December 31, 1997. The remainder is being amortized over its estimated life of 20 years.

     Net income per unit is computed under the two-class method which allocates net income to Class A and Class B Limited Partner Units in proportion to the Operating Profit Available for Distribution for each class. Operating Profit Available for Distribution is defined by the PIMCO Advisors Partnership Agreement and is computed as the sum of net income plus non-cash charges from the amortization of intangible assets, non-cash compensation expenses arising from option and restricted unit plans, and losses of any subsidiary which is not a flow-through entity for tax purposes. Class A Limited Partner and GP Units are entitled to a priority distribution of $1.88 per unit per year until December 31, 1997. Because of this, the amount of Operating Profit Available for Distribution allocated to such units can be greater than the amount allocated to Class B Limited Partner Units. As a result, the net income allocated per Class A Limited Partner and GP Units is currently greater than the net income allocated per Class B Limited Partner Units. In addition, because of the priority distribution, the initial dilution to net income per unit from the asumed exercise of options can be applied entirely to Class B Limited Partner Units. However, growth in both net income and Operating Profit Available for distribution in 1997 beyond the priority levels has resulted in the year to date allocations as income and distribution, per unit to be equal across all classes.

  QUARTER ENDED SEPTEMBER 30, 1997 COMPARED TO QUARTER ENDED SEPTEMBER 30, 1996

     PIMCO Advisors derives substantially all its revenues and net income from advisory fees for investment management services provided to its institutional and individual clients and advisory, distribution and servicing fees for services provided to its two proprietary series of mutual funds ("Proprietary Funds").

     PIMCO Advisors consolidated 1997 third quarter revenues, including those of its wholly owned distributor PFD, were $125.1 million compared to $97.1 million in the third quarter of 1996, up $28.0 million. Advisory revenues were $110.2 million in the third quarter of 1997 compared to $84.7 million for the same period in 1996, up $25.5 million. For the nine months ended September 30, 1997 PIMCO Advisors consolidated revenues were $344.2 million compared to $287.2 million in the same period of 1996. Revenues at the distributor for the nine months of 1997 increased to $46.3 million in 1997 from $39.7 million in 1996. Advisory revenue increases resulted from both the commitment of new assets by institutional clients and from market appreciation. Performance based fees amounted to $9.3 million during the third quarter of 1997 as compared to $4.9 million during the same period in 1996. For the nine months ended September 30, 1997 performance fees increased to $20.8 million, from $16.3 million in the comparable period of 1996. The increase in performance based fees occurred in both fixed income portfolio products seeking to outperform relative benchmarks, and an equity product seeking to outperform the S&P 500 Index.

     Revenues by operating entity were as follows:

                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
                                                     SEPTEMBER 30,            SEPTEMBER 30,
                                                  -------------------       -----------------
                                                   1997         1996         1997       1996
                                                  ------       ------       ------     ------
                                                                ($ IN MILLIONS)
    Pacific Investment Management...............  $ 74.4       $ 54.9       $200.4     $162.1
    CCI.........................................    14.3         15.5         43.8       47.2
    Cadence.....................................     6.8          4.5         17.5       13.0
    Parametric..................................     1.1          0.9          3.2        2.6
    NFJ.........................................     2.4          1.8          6.3        5.4
    Blairlogie..................................     1.1          0.9          3.2        2.8
    PFD.........................................    16.3         13.3         46.3       39.7
    Other.......................................     8.7          5.3         23.5       14.4
                                                  ------        -----       ------     ------
                                                  $125.1       $ 97.1       $344.2     $287.2
                                                  ======        =====       ======     ======

     Assets under management, in the aggregate, were as follows:

                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
                                                     SEPTEMBER 30,            SEPTEMBER 30,
                                                  -------------------       -----------------
                                                   1997         1996         1997       1996
                                                  ------       ------       ------     ------
                                                                ($ IN BILLIONS)
    Beginning of period.........................  $119.9       $100.8       $110.0     $ 95.2
    End of period...............................  $130.6       $104.5       $130.6     $104.5

     Compensation and benefits in the third quarter of 1997 of $55.5 million were $12.3 million higher than the same period in 1996. For the nine month period, this cost category increased from $128.1 million in 1996 to $151.6 million in 1997. These increases reflect additional staffing, at both Pacific Investment Management and CCI, as well as higher profit sharing expenses which are based on profits of each of the investment management subsidiaries.

     Commission expenses, incurred by PFD related to sales and servicing of retail mutual funds, increased $2.5 million to $11.7 million in the third quarter of 1997 compared to the same period a year ago, and increased $4.7 million to $32.2 million for the nine months of 1997 compared to 1996, reflecting higher trail commissions due to an increased level of qualifying assets, as well as increased "up front" commissions on higher current sales levels.

     General and administrative expenses amounted to $6.9 million during the third quarter of 1997, an increase of $2.9 million over the same period a year ago. This cost category increased by $5.8 million to $18.8 million for the nine months of 1997 compared to 1996. This increase can be primarily attributed to the conversion of the retail share classes of the PIMCO Funds to a fixed administrative fee basis resulting in increases to this cost category for expenses previously borne directly by the funds. There is a corresponding increase in revenues related to this conversion. These incremental costs account for substantially all of this increase.

     Occupancy and equipment increased by $147,000 to $2.5 million in the third quarter of 1997 from the same period a year ago; during the nine months of 1997 these costs increased $550,000 to $7.5 million compared to the same period in 1996. The increase in this expense category can be attributed primarily to additional office space and equipment as a result of the additional staffing discussed above.

     Other expenses in the third quarter of 1997 increased by $1.4 million from 1996. Such costs for the nine months of 1997 increased $7.1 million to $22.5 million compared to the same period in 1996 due principally to increases in marketing and promotional costs and professional fees as well as other increases reflective of inflation and increased staffing.

  PRO FORMA FINANCIAL INFORMATION

     Under generally accepted accounting principles, the Consolidation has been accounted for as an acquisition of TAG L.P. by PFAMCo Group, even though the legal form was the reverse. Therefore, the historical financial statements include the operations of PFAMCo Group, in its corporate form, prior to the Consolidation and the combined results of PIMCO Advisors, in its partnership form, for the period since the Consolidation.

     Due to the different bases of presentation and resulting difficulties in analyzing comparative historical financial information as a result of the required accounting presentation, management has included below certain pro forma financial information as if the Consolidation occurred at the beginning of 1993. Pro forma results eliminate the significant comparative differences in the historical results of operations arising primarily from different taxation of corporations and partnerships, from the inclusion of TAG's results of operations in the pro forma results from the beginning of 1993 (rather than only from the date of Consolidation reflected in the historical financial statements), and from certain transactions and restructuring effected by the Consolidation, principally related to the creation and amortization of intangibles and revised profit sharing arrangements.

     The following table summarizes the unaudited condensed pro forma results of operations of PIMCO Advisors as if the Consolidation discussed above had occurred on January 1, 1993. The pro forma operating results give effect to:

          (i) the Consolidation of PFAMCo Group and TAG L.P.;

          (ii) the amendment of existing options under TAG L.P.'s 1993 Unit Option Plan;

          (iii) the adoption of the Class B Limited Partnership Unit Option
     Plan;

          (iv) the contribution of PFD to PIMCO Advisors in exchange for Class A Limited Partner Units; and

          (v) certain transactions effected by PFAMCo Group and TAG L.P. in connection with the Consolidation, primarily related to intangible amortization and profit sharing.

                                                             YEAR ENDED DECEMBER 31,
                                                      -------------------------------------
                                                        1996         1995          1994
                                                      --------     --------     -----------
                                                      (ACTUAL)     (ACTUAL)      (ACTUAL)
                                                              (AMOUNTS IN MILLIONS,
                                                            EXCEPT PER UNIT AMOUNTS)
        REVENUES
        Investment Advisory.........................   $338.3       $281.6        $ 231.5
        PFD.........................................     53.7         41.4           37.6
                                                       ------       ------         ------
                                                        392.0        323.0          269.1
                                                       ------       ------         ------
        EXPENSES
        Compensation and Benefits...................    173.5        149.1          119.7
        Commissions.................................     37.7         28.7           23.1
        Marketing and Promotional...................     11.0          9.1           11.4
        Occupancy and Equipment.....................      9.2          8.7            6.7
        General and Administrative..................     17.6         11.4            7.4
        Insurance...................................      2.6          2.8            1.8
        Professional Fees...........................      5.5          3.2            3.4
        Amortization of intangibles,
          options and restricted units..............     41.2         42.7           40.7
        Other (income) expense (net)................      2.6         (1.2)           0.2
                                                       ------       ------         ------
                                                        300.9        254.5          214.4
                                                       ------       ------         ------
        NET INCOME..................................   $ 91.1       $ 68.5        $  54.7
                                                       ======       ======         ======
        Net Income per General Partner and Class A
          Limited Partner unit......................   $ 1.29       $ 1.16        $  1.08
                                                       ======       ======         ======
        Net Income per Class B Limited Partner
          unit......................................   $ 1.05       $ 0.59        $  0.28
                                                       ======       ======         ======
        Revenues by operating entity were as
          follows:
             Pacific Investment Management..........   $222.3       $180.9        $ 142.9
             CCI....................................     63.7         53.0           45.1
             Cadence................................     17.9         14.6           12.1
             Parametric.............................      3.5          3.8            4.5
             NFJ....................................      7.3          5.9            5.0
             PFD....................................     53.7         41.4           37.6
             Other(1)...............................     23.6         23.4           21.9
                                                       ------       ------         ------
             Consolidated PIMCO Advisors............   $392.0       $323.0        $ 269.1
                                                       ======       ======         ======

---------------

(1) Includes PIMCO Advisors Institutional Services (formerly PFAMCo) and Mutual Funds divisions and Blairlogie.

     The pro forma information for 1994, given above, is not intended to reflect the results that actually would have been obtained if the operations were consolidated during the period presented.

  PRO FORMA AND ACTUAL FINANCIAL INFORMATION

     Year Ended December 31, 1996 Actual Compared to Year Ended December 31, 1995 Actual

     PIMCO Advisors consolidated actual 1996 revenues, including those of its wholly-owned distributor, PFD, were $392.0 million, compared to revenues of $323.0 million in 1995. Advisory revenues in this comparison increased $56.7 million to $338.3 million in 1996. PFD's revenues increased $12.3 million to

$53.7 million in 1996. Revenue increases resulted from the commitment of new assets primarily by institutional clients and increases in the market value of existing assets under management. These increases were further enhanced by an increase in performance based fees, which amounted to $22.5 million in 1996 as compared to $19.1 million in 1995. The increase in performance based fees occurred principally in fixed income portfolio products seeking to outperform relative benchmarks.

     Compensation and benefit expenses in 1996 of $173.5 million were $24.4 million higher than 1995, reflecting additional staffing at virtually all subsidiaries, and increased profit sharing at the investment management firms due to improved profitability. The total number of employees increased 5.0% from 521 as of December 31, 1995 to 547 as of December 31, 1996.

     Commission expenses increased by $9.0 million or 31.3% in 1996 as compared with 1995. Commission expenses are incurred by PFD and are paid primarily to broker-dealers and their sales people for the sale of PIMCO Advisors retail-oriented mutual funds. These include "up-front" commissions paid at the time of sale of the mutual funds, "trail" commissions for the maintenance of assets in the mutual funds and service fee commissions paid for services provided to mutual fund shareholders. The level of commission expense will vary according to the level of assets in the mutual funds (on which trail and service fee commissions are determined) and on the level of sales of mutual funds (on which up-front commissions are determined). Trail and service fee commissions are generally paid quarterly beginning one year after sale of the mutual funds. Therefore, at any given time, trail and service fee commissions will be paid on only the mutual fund assets that qualify for such payments. In 1996, trail and service fee commissions increased to $30.3 million, an increase of $6.1 million or 25.2%, compared to 1995. This increase is related to an increase in the underlying qualifying assets. Up-front commissions increased from $4.5 million in 1995 to $7.4 million in 1996, an increase of $2.9 million or 64.4%. This is a result of increases in total sales volume and the mix of share classes sold.

     Marketing and promotional costs increased $1.9 million or 20.9% in 1996 compared to 1995. This increase occurred at most entities, but primarily at PFD and Pacific Investment Management. At PFD, increased mutual fund share sales correlate to the increase. At Pacific Investment Management, increased travel costs comprise the majority of the increase.

     Occupancy and equipment costs increased $.5 million or 5.7% in 1996 compared to 1995. The increase relates to increased depreciation of equipment and inflationary facilities cost increases at all entities.

     General and administrative costs increased $6.2 million or 54.4% in 1996 compared to 1995. Pacific Investment Management converted its institutional fund family to a fixed administrative fee basis in October 1995 resulting in increases to this cost category for expenses previously borne directly by the funds. There is a corresponding increase in revenues related to this conversion. These incremental costs account for approximately $6.0 million of the increase.

     Insurance costs decreased $.2 million or 7.1% in 1996 compared to 1995. This decrease relates principally to PIMCO Advisors decreased cost of coverage for general partner liability insurance coverage. Offsetting this decline, partially, were slight increases due to increased assets under management, and related activities at the Investment Management Firms.

     Professional fees increased $2.3 million or 71.9% in 1996 compared to 1995. This increase resulted primarily from the costs associated with the restructuring of the three mutual fund "families" in December of 1996.

     Other (income) expense, net, includes such items as consulting costs, reimbursement agreements and income taxes, offset by other income, and reflects a net increase of $3.8 million in 1996 compared to 1995. This increase is comprised principally of decreased investment income and lower levels of reimbursement under agreements with Pacific Mutual that became effective in November 1994.

     Amortization of intangibles, options and restricted units decreased $1.5 million principally due to the accelerated vesting in 1995 of outstanding options and restricted units for certain employees terminating during 1995.

     Year Ended December 31, 1995 Actual Compared to Year Ended December 31, 1994 Pro Forma

     PIMCO Advisors consolidated actual 1995 revenues, including those of its wholly-owned distributor, PFD, were $323.0 million, compared to pro forma revenues of $269.1 million in 1994. Advisory revenues in this comparison increased $50.1 million to $281.6 million in 1995. PFD's revenues increased $3.8 million to $41.4 million in 1995. Revenue increases resulted from the commitment of new assets by institutional clients and increases in the market value of existing assets under management. These increases were further enhanced by an increase in performance based fees, which amounted to $19.1 million in 1995 as compared to $9.2 million in 1994. The increase in performance based fees occurred principally in a product line that seeks to outperform the S&P 500 Index.

     Compensation and benefit expenses in 1995 of $149.1 million were $29.4 million higher than 1994, reflecting additional staffing at virtually all subsidiaries, and increased profit sharing at the investment management firms due to improved profitability. The total number of employees increased 12.5% from 463, as of December 31, 1994, to 521, as of December 31, 1995.

     Commission expenses increased by $5.6 million or 24.3% in 1995 as compared with 1994 pro forma. In 1995, trail and service fee commissions increased to $24.2 million, an increase of $7.9 million or 48.5%, compared to 1994. This increase is related to an increase in the underlying qualifying assets. Up-front commissions decreased from $6.8 million in 1994 to $4.5 million in 1995, a decrease of $2.3 million or 33.8%. This is a result of decreases in total sales volume and the mix of share classes sold.

     Marketing and promotional costs declined $2.3 million or 20.6% in 1995 compared to 1994. This decrease occurred at most entities, but primarily at PFD and Pacific Investment Management. At PFD, reduced mutual fund share sales correlate to the reduction. At Pacific Investment Management, reduced promotional costs comprise the majority of the reduction.

     Occupancy and equipment costs increased $2.0 million or 29.8% in 1995 compared to 1994. The increase correlates strongly to new equipment and facilities for increased staff, primarily at Pacific Investment Management.

     General and administrative costs increased $4.0 million or 55.1% in 1995 compared to 1994. Pacific Investment Management converted its institutional fund family to a fixed administrative fee basis in October 1995 resulting in increases to this cost category for expenses previously borne directly by the funds. There is a corresponding increase in revenues related to this conversion. These incremental costs account for approximately $2.6 million of the increase. The remaining increase was incurred at all entities and relates to higher levels of staffing and activity.

     Insurance costs increased $1.0 million or 55.0% in 1995 compared to 1994. This increase relates principally to PIMCO Advisors increased cost of coverage for general partner liability. Increases due to increased assets under management and related activities also occurred at the Investment Management Firms.

     Professional fees declined $0.2 million or 5.7% in 1995 compared to 1994. This decline resulted primarily from increased reliance on internal staffing.

     Other (income) expense, net, includes such items as consulting costs, reimbursement agreements and income taxes, offset by other income, and reflects a net decrease of $1.4 million in 1995 compared to 1994. This decrease is comprised principally of increased investment income and higher levels of reimbursement under an agreement with Pacific Mutual that became effective in November 1994.

     Amortization of intangibles, options and restricted units increased $2.0 million principally due to the accelerated vesting of outstanding options and restricted units for certain employees terminating during 1995.

  HISTORICAL FINANCIAL INFORMATION ONLY

     Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

     The historical financial statements reflect the results of PFAMCo Group, in its corporate form for the period January 1, 1994 to November 15, 1994 and PIMCO Advisors post-Consolidation combined results in its partnership form from November 16, 1994 to December 31, 1994, and for 1995. This accounting treatment, known as "reverse acquisition" accounting, is required under generally accepted accounting principles.

     Therefore, many of the comparative differences in the results of operations between 1995 and 1994 are due to the reorganization of PFAMCo Group into partnership form, the inclusion of TAG's operations in PFAMCo Group's operations from November 16, 1994, to December 31, 1994, and in 1995, and from transactions and restructuring that occurred in the Consolidation. The 1994 and 1995 results also include certain non-cash expenses related to the amortization of intangible assets created by the Consolidation and from expenses related to option and restricted unit plans.

     PIMCO Advisors 1995 revenues, including PFD, were $323.0 million, compared to $180.3 million in 1994, up $142.7 million. The increase in revenue results primarily from the inclusion of TAG in the results of PIMCO Advisors operations since the Consolidation, and to a lesser extent, from increased assets under management at the investment management firms.

     Compensation and benefits, which includes salaries, employee benefits and incentive compensation, is the largest expense category. The increase in 1995 of $31.9 million, to $149.1 million, reflects increased staff levels, higher profit sharing and the inclusion of TAG in the full year of 1995, compared with only 46 days in 1994.

     In addition to the effect of including TAG's operations for a full year in 1995, as compared to only 46 days in 1994, other expense categories reflect the following fluctuations:

          (i) Restricted units and option plans, which came into existence at the Consolidation, include approximately $2.0 million of amortization related to the accelerated vesting of outstanding options; and

          (ii) Trail and service fee commissions increased approximately $7.0 million as a result of an increase in the underlying qualifying assets.

CAPITAL RESOURCES AND LIQUIDITY

     PIMCO Advisors and its predecessor entities' combined business have not historically been capital intensive. In general, working capital requirements had been satisfied out of operating cash flow or short-term borrowings. PIMCO Advisors will make quarterly profit-sharing payments and distributions to its unitholders. PIMCO Advisors may need to finance profit-sharing payments using short-term borrowings.

     PIMCO Advisors had approximately $58.1 million of cash and cash equivalents and short-term investments at September 30, 1997 compared to approximately $52.8 million at December 31, 1996, and approximately $52.8 million of cash and cash equivalents and short term investments at December 31, 1996 compared to approximately $46.5 million at December 31, 1995. The increases were due to the timing of payment of certain current liabilities offset by the funding of "B" Share commissions to brokers. "B" Shares involve the payment of commissions to the selling broker by the distributor at the time of sale of mutual fund shares. Through deferred sales charges to the investor, or 12-b1 plans with the mutual fund, these "front-end" commissions are recouped by the distributor over a period of years. PIMCO Advisors excess liquidity, after distributions to its unitholders, is used for general corporate purposes including profit-sharing payments and brokers' commissions on sales of mutual fund shares distributed without a front-end sales load. To the extent that the level of such commissions increases due to the introduction of new products and mutual fund pricing structures, an alternate financing source may be needed. However, PIMCO Advisors has made no decision as to the source or necessity of such financing.

     The Partnership distributes substantially all of its Operating Profit Available for Distribution, after appropriate reserves, to its partners. Distributions are paid quarterly, in arrears, on the units outstanding to unitholders of record on the thirtieth day of the first month following each quarter-end. Actual unit distributions in 1996 were $1.88 for the GP and Class A Limited Partner Units and $1.658 for the Class B Limited Partner Units. These amounts reflect Operating Profit Available for Distribution for the fourth quarter of 1995 and the first three quarters of 1996, as such distributions are made in arrears. Actual unit distributions in 1995 were $1.649 for the GP and Class A Limited Partner Units and were $0.673 for the

Class B Limited Partner Units. These amounts reflect Operating Profit Available for Distribution for the 46 day period from the date of Consolidation through December 31, 1994, and Operating Profit Available for Distribution for the first three quarters of 1995.

     During the first nine months of 1997, the Partnership distributed $1.410 per Class A Limited Partner and GP Units and $1.404 per Class B Limited Partner Units related to the fourth quarter of 1996's and first two quarters of 1997's earnings. During the third quarter of 1997, the Partnership distributed $0.47 per Class A Limited Partner and GP Units and $0.505 per Class B Limited Partner Units related to the second quarter of 1997's earnings. The Partnership declared a third quarter distribution of $0.58 per Class A Limited Partner and GP Units payable to holders of record on October 30, 1997. The payment date for this distribution is November 15, 1997. The Partnership also declared a third quarter distribution of $0.58 per Class B Limited Partner unit payable to holders of record on October 30, 1997. The payment date for this distribution is November 30, 1997.

     PIMCO Advisors currently has no long-term debt. In April 1996, the Partnership obtained a $25 million, four year revolving line of credit for working capital purposes. There was no outstanding balance at September 30, 1997, nor was the facility utilized during the quarter ended September 30, 1997.

ECONOMIC FACTORS

     The general economy including interest rates, inflation and client responses to economic factors will affect, to some degree, the operations of PIMCO Advisors. As a significant portion of assets under management are fixed income funds, fluctuations in interest rates could have a material impact on the operations of PIMCO Advisors. PIMCO Advisors advisory business is generally not capital intensive and therefore any effect of inflation, other than on interest rates, is not expected to have a significant impact on its operations or financial condition. Client responses to the economy, including decisions as to the amount of assets deposited may also impact the operations of PIMCO Advisors. Any resulting revenue fluctuations may or may not be recoverable in the pricing of services offered by PIMCO Advisors.

     During the first nine months of 1997, assets under management for PIMCO Advisors and its subsidiaries increased $20.6 billion. During 1996 and 1995, assets under management for PIMCO Advisors and its subsidiaries increased $14.8 billion and $23.0 billion, respectively. While net cash inflows year to date in 1997, and 1996 and 1995 for PIMCO Advisors, as a whole, were significant ($7.6 billion in the first nine months of 1997, $6.7 billion in 1996 and $6.6 billion in 1995), CCI experienced substantial net cash outflows in the same periods (including $4.9 billion during the first nine months of 1997) predominantly from its "large cap" separate account clients, attributable in large part to underperformance measured against relevant benchmarks.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                       AND MANAGEMENT OF THE PARTNERSHIP

     The following table sets forth pro forma information regarding beneficial ownership of the Partnership Units as of September 30, 1997, giving effect to the Restructuring as if it had occurred on that date, by each person who, to the Partnership's knowledge, is the beneficial owner of more than five percent of the Partnership Units, each person who may be deemed to be a "director" of the Partnership, the Chief Executive Officer of the Partnership and the Partnership's Named Executive Officers and all officers and persons who may be deemed to be directors of the Partnership as a group. Except as indicated, the address of each person or entity listed below is 800 Newport Center Drive, Newport Beach, California 92660.

                                         PARTNERSHIP          PARTNERSHIP           PIMCO        PERCENTAGE OWNERSHIP
                                        UNITS PRIOR TO        UNITS AFTER          ADVISORS               OF
                                       RESTRUCTURING(1)   RESTRUCTURING(1)(2)   UNITS(1)(2)(3)   PARTNERSHIP UNITS(3)
                                       ----------------   -------------------   --------------   --------------------
FIVE PERCENT HOLDERS (other than
  those listed as members of the
  PIMCO Advisors Management Board
  below)
PIMCO Partners, G.P. ("PGP")(4)......           0                     0           53,790,539             56.7%
Pacific Life Insurance Company
  ("Pacific Life")(5)................           0                     0           59,775,186             59.3%
Pacific Financial Asset Management
  Corporation ("PFAMCo")(5)..........           0                     0           59,775,186             59.3%
Pacific Investment Management Company
  ("PIMCO Inc.")(6)..................           0                     0           54,155,573             56.9%
PIMCO Partners, LLC ("PPLLC")(7).....           0                     0           53,933,019             56.8%
Thomson Advisory Group, Inc..........           0                     0           14,380,217             26.0%
William R. Benz, II(8)...............           0                66,000           53,933,019             56.8%
David H. Edington(8).................           0               184,000           53,933,019             56.9%
John L. Hague(8).....................           0               184,000           53,933,019             56.9%
Dean S. Meiling(8)...................           0               184,000           53,933,019             56.9%
William C. Powers(8).................           0               184,000           53,933,019             56.9%
Frank B. Rabinovitch(8)..............           0               184,000           53,933,019             56.9%
Lee R. Thomas(8).....................           0                38,000           53,933,019             56.8%
Benjamin L. Trosky(8)................           0                57,000           53,933,019             56.8%
PIMCO ADVISORS MANAGEMENT BOARD
  MEMBERS
Walter E. Auch, Sr...................           0                     0                1,311                *
David B. Breed.......................           0                     0              550,000              1.3%
Christopher B. Burnham...............           0                                                           *
William D. Cvengros..................           0               320,000              200,000              1.3%
Walter B. Gerken.....................           0                     0                1,798                *
William H. Gross(8)(9)...............           0               384,000           54,035,019             57.1%
Brent R. Harris(8)...................           0               184,000           53,933,019             58.9%
Donald R. Kurtz......................           0                     0                5,798                *
George A. Long.......................         320                   320                    0                *
James F. McIntosh....................           0                     0                5,798                *
Kenneth H. Mortenson.................                                                                       *
James F. Muzzy(8)....................           0               184,000           53,933,019             56.9%
William F. Podlich, III(8)...........           0                64,000           53,933,019             56.8%
Glenn S. Schafer.....................           0                     0                    0                *
Thomas C. Sutton.....................           0                     0                    0                *
William S. Thompson, Jr.(10).........           0               184,000           53,939,019             56.9%
EXECUTIVE OFFICERS NOT INCLUDED ABOVE
Robert M. Fitzgerald.................           0                20,000                    0                *
Kenneth M. Poovey....................           0                10,000                    0                *
Stephen J. Treadway..................           0                40,000               25,000                *
James G. Ward........................           0                10,000                  500                *
Richard M. Weil......................           0                10,800                    0                *
All directors and executive officers
  as a group (21 persons)............

---------------

  *  Less than 1%

 (1) Each of the persons and entities listed disclaims beneficial ownership of any units except to the extent that it has a pecuniary interest in such items.

 (2) Assumes that all awards under the PIMCO Advisors L.P. 1994 Class B LP Option Plan, the 1996 Unit Incentive Plan of PIMCO Advisors L.P. and the PIMCO Advisors L.P. Restricted Unit Plan (collectively, the "PIMCO Advisors Plans") have been assumed by the 1997 Unit Incentive Plan of Oppenheimer Capital, L.P. (the "1997 Plan"). The 1997 Plan will assume the awards under the PIMCO Advisors Plans as soon as practicable after the Restructuring.

 (3) Subject to certain transfer restrictions under the PIMCO Advisors Partnership Agreement, PIMCO Advisors Units are exchangeable at certain times each year on a one-to-one basis for Partnership Units. The percentage ownership column assumes conversion of only those PIMCO Advisors Units held by the applicable person or entity.

 (4) Includes (i) 39,410,322 PIMCO Advisors Units held of record by PGP and (ii) 14,380,217 PIMCO Advisors Units held by TAG over which PGP may be deemed to have voting control.

 (5) Includes (i) the 53,790,539 PIMCO Advisors Units which may be deemed to be beneficially owned by PGP, which may be deemed to be beneficially owned by Pacific Life and PFAMCo, because PIMCO Inc. is a general partner of PGP and is a wholly-owned subsidiary of PFAMCo, which is a wholly-owned subsidiary of Pacific Life; (ii) 587,924 PIMCO Advisors Units held of record by PFAMCo, over which PFAMCo holds sole voting and disposition power; and
     (iii) an aggregate of 2,331,689 PIMCO Advisors Units of PIMCO Advisors issued as follows: Cadence Inc. (32,652 units), Cadence L.P. (1,275,000 units), NFJ Inc. (18,404 units), NFJ LP (506,211 units), Parametric Inc. (18,562 units), and Parametric LP (490,860 units) which may be deemed beneficially owned by PFAMCo because Cadence Inc., NFJ Inc., and Parametric Inc., are wholly owned subsidiaries of PFAMCo and Cadence Inc., NFJ Inc., Parametric Inc., in turn are the general partners of Cadence L.P., NFJ LP, and Parametric LP, respectively. Also includes 2,700,000 units of PIMCO Advisors owned by the foregoing. As general partners, Cadence Inc., NFJ Inc., and Parametric Inc., have shared investment and disposition powers with respect to Units held by Cadence L.P., NFJ LP, and Parametric LP, respectively. Address: 700 Newport Center Drive, Newport Beach, California 92660.

 (6) Includes (i) 365,034 PIMCO Advisors Units held of record by PIMCO Inc. and
     (ii) the 53,790,539 PIMCO Advisors Units which may be viewed to be beneficially owned by PGP, which may be deemed to be owned by PIMCO Inc. because PIMCO Inc. is a general partner of PGP.

 (7) Includes (i) 142,480 PIMCO Advisors Units held of record by PPLLC; and (ii) 53,790,539 PIMCO Advisors Units which may be considered to be beneficially owned by PGP and which may be deemed to be beneficially owned by PPLLC, which is a general partner of PGP.

 (8) Includes the following which may be deemed to be beneficially owned by the individual as a member of PPLLC. (i) 142,480 PIMCO Advisors Units of PIMCO Advisors held of record by PPLLC; and (ii) 53,790,539 PIMCO Advisors Units which may be considered to be beneficially owned by PGP, and which may be deemed to be beneficially owned by PPLLC as a general partner of PGP.

 (9) Includes 83,500 PIMCO Advisors Units held in trusts of which the individual is trustee and as to which he has sole voting and disposition power, 18,000 PIMCO Advisors Units held by him and his spouse, of which he has shared voting and investment power and 500 PIMCO Advisors Units held by his spouse of which he has no voting or investment power.

(10) Includes (i) 6,000 PIMCO Advisors Units held in trusts of which the individual is trustee and as to which he has sole voting and disposition power.; and (ii) 142,480 PIMCO Advisors Units held of record by PPLLC; and
     (ii) 53,790,539 PIMCO Advisors Units which may be considered to be beneficially owned by PGP and which may be deemed to be beneficially owned by PPLLC, which is a general partner of PGP.

                    DESCRIPTION OF THE PARTNERSHIP AGREEMENT

     The following summarizes certain terms of the Partnership Agreement. The summary is qualified in its entirety by the complete text of the Partnership Agreement.

     Organization and Duration. The Partnership was formed as a Delaware limited partnership in 1987. PGP is the sole general partner of the Partnership. The Partnership will dissolve on December 31, 2061 unless sooner dissolved pursuant to the Partnership Agreement.

     Purpose and Business. The purpose and business of the Partnership is primarily to engage in the investment management and advisory business. The Partnership may engage in all aspects of the financial services business, including, but not limited to, the acquisition, development, ownership, management and distribution of investment advisory businesses and development, management and distribution of investment companies registered under the Investment Company Act, as amended, and other pooled investment funds and in investment, trading and financing activities of all kinds and carry on any business relating thereto or arising therefrom, including entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing. The Partnership may also carry out any activities that are incidental or necessary to such business which may lawfully be conducted by a limited partnership organized under the Delaware RULPA.

     Management of the Partnership. As more fully discussed under "Management of the Partnership," the general partner of the Partnership has full authority and discretion to manage and control the business and affairs of the Partnership. Under the Partnership Agreement, the Limited Partners (as defined in the Partnership Agreement) have no right or power to take part in the day-to-day management, operation or control of the Partnership. The Limited Partners have no rights other than those specifically provided in the Partnership Agreement or the Delaware RULPA.

     The general partner may be removed with the vote of the holders of 80% of the limited partner units. Limited Partners have voting rights only on certain limited matters. Further, approval of actions by or involving the Partnership may be proposed by, and generally requires the consent of, the general partner. Limited Partners generally have no right to propose amendments to the Partnership Agreement or to propose any Partnership action.

     Duties of the General Partner. The Partnership Agreement provides that the general partner will not be liable to the Partnership or the Limited Partners for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) unless the breach involves actual fraud, gross negligence or willful or wanton misconduct. In addition, the Partnership Agreement provides that whenever a conflict of interest arises between the general partner or its affiliates on the one hand, and the Partnership or any of its limited partners on the other hand (including without limitation any such conflict arising out of any transaction involving the Partnership and its affiliates), any resolution or course of action in respect of such conflict of interest, in the absence of bad faith, shall not be a breach of the Partnership Agreement, any other agreement, or any duty expressed or implied by law or equity. Where the Partnership Agreement requires the general partner to make a decision in its discretion or requires the general partner to act in good faith, the general partner may make any such decision, so long as such action or decision does not constitute willful misconduct and is reasonably believed by the general partner to be consistent with the best interests of the Partnership.

     Withdrawal and Removal of General Partner. Except under certain limited exceptions, the general partner has agreed that it may withdraw as general partner of the Partnership only if such withdrawal is approved by holders of a majority of the LP Units and the general partner determines that the Partnership's advisory agreements shall continue to be in effect (an "Assignment Determination"), and if counsel renders an opinion that such action may be taken without approval of all of the partners and that the limited partners will not lose their limited liability pursuant to Delaware law or the Partnership Agreement (a "Limited Liability Determination"), and provides certain other opinions relating to the status of the Partnership as a partnership for federal income tax purposes (a "Tax Determination"). The general partner may be removed by a vote of Limited Partners holding 80% or more of all outstanding limited partner units if a successor general partner is appointed, counsel makes a Limited Liability Determination, a Tax Determination, the general partner makes an Assignment Determination and such removal is approved by the successor general partner. Also, interests in the general partner may be sold or transferred without any prior approval or consent of the holders of the limited partner units.

     Indemnification. The Partnership Agreement requires the Partnership to indemnify the general partner, its affiliates and all of its officers, directors, partners, employees and agents (collectively, the "Indemnitees") against any and all proceedings in which the Indemnitees may be involved, or threatened to be involved, as a party or otherwise by reason of their management of the affairs of the Partnership or which relates to or arises out of the Partnership or related entities. The Partnership Agreement provides that such Indemnitees are not entitled to indemnification with respect to any claim, issue or matter in which it has been adjudged liable for actual fraud, willful misconduct or gross negligence, unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

     The Partnership Agreement also provides that the general partner will not be liable to the Partnership or the Limited Partners for errors in judgment or for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) unless the general partner's action or failure to act involved an act or omission that constitutes actual fraud, gross negligence or willful or wanton misconduct.

     Power of Attorney. Each Limited Partner and each person who executes a Transfer Application grants to the general partner (and its successors) and the Liquidating Trustee of the Partnership (as such term is defined in the Partnership Agreement) an irrevocable power of attorney to execute and file certain documents agreements and certificates in connection with, inter alia, the formation, qualification, continuance or dissolution of the Partnership and certain other matters.

     Transfer of Units. Without the approval of the Limited Partners, the general partner may sell or transfer its general partner interest in the Partnership to any affiliate of the general partner that agrees to assume the duties of the general partner and agrees to be bound by the provisions of the Partnership Agreement. The general partner may also transfer its general partner interest in the Partnership to a person who agrees to assume the duties of the general partner and agrees to be bound by the provisions of the Partnership Agreement in connection with any merger or consolidation of the general partner or in connection with a transfer of all or substantially all of the general partner's assets without the approval of the Limited Partners. The general partner may not sell or transfer its general partner interest to any other person or entity unless (i) such sale or transfer is approved by a majority of the limited partnership unitholders, (ii) the purchaser or other transferee of such interest is, or in connection therewith becomes, a general partner and
(iii) the general partner makes certain assignment, tax and limited liability determinations.

     Except upon the death of a Limited Partner or by operation of law, the Partnership shall not recognize a transferee of limited partner units unless such transferee has executed and delivered a transfer application to the general partner. By executing and delivering a transfer application, the transferee of limited partner units represents that it has, among other things, requested admission as a Substituted Limited Partner (as defined by the Partnership Agreement), executed and agreed to comply with and be bound by the Partnership Agreement and granted the powers of attorney provided for in the Partnership Agreement. A transferee shall be admitted to the Partnership as Limited Partner only with the express consent of the general partner. Until and unless the general partner consents to the transfer, the transferee will be an Assignee (as defined by the Partnership Agreement). An Assignee shall receive allocations in income, gains, credits, deductions, profits and losses of the Partnership attributable to his interest in the Partnership, but shall not be entitled to vote. After the general partner consents to the transferee, the Assignee will become a Substituted Limited Partner.

     Notwithstanding the foregoing, no transfer of any limited partner units shall be made if such transfer would violate applicable federal and state securities laws or would affect the Partnership's existence or qualification as a limited partnership under Delaware law.

     Amendment of the Partnership Agreement. The general partner (pursuant to the general partner's power of attorney) without the approval of any Record Holder (as such term is defined by the Partnership

Agreement), may amend the Partnership Agreement at any time to effect a broad range of changes to the Partnership, including, among other matters, (i) changes in its name or principal place of business, the admission, substitution or withdrawal of partners, (ii) changes that are of an inconsequential nature and do not adversely affect the Limited Partners in any material respect, (iii) changes that are necessary or desirable to cure any ambiguity, to correct or supplement any internally inconsistent provisions of the Partnership Agreement so long as such changes do not adversely affect the Limited Partners, (iv) changes necessary or desirable to satisfy any requirements of any opinion, directive, order, ruling or regulation of any federal or state statute, so long as such change is made in a manner which minimizes any adverse effect on the Limited Partners, (v) changes necessary or desirable to facilitate the trading of the Units or to comply with any rule, regulation, guideline or requirement of any securities exchange, (vi) changes that are required or contemplated by the Partnership Agreement, (vii) changes designed to promote compliance with or continued exemption from various laws (including changes designed to ensure that the Partnership is not treated as a corporation for federal income tax purposes), (viii) changes in connection with the issuance of any class or series of units or other securities of the Partnership and (ix) other changes specified in the Partnership Agreement or those similar to those types of changes specified therein.

     Generally, if an amendment is proposed by the General Partner, it shall be effective upon its approval by a Majority Vote unless the Partnership Agreement requires a greater percentage.

     Certain other amendments to the Amended Partnership Agreement require the unanimous approval of the general and Limited Partners. Such approval is required if the effect of any amendment would (i) result in the loss of limited liability of the Limited Partners, (ii) have an effect on the provisions that allocate distributions and profits and losses or on the voting rights of any of the partners that is materially adverse to the Limited Partners or the general partner or (iii) cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

     Voting; Meetings. Meetings of the unitholders may be called by the general partner or by any Limited Partners holding at least 25% of the issued and outstanding limited partnership units. Generally, no action may be taken by the Limited Partners unitholders without a meeting duly called or without written approval in accordance with the Partnership Agreement.

     Unitholders of record on the record date set pursuant to the Partnership Agreement will be entitled to notice of, and to vote in person or by proxy at, Limited Partner meetings and to act with respect to matters as to which written consents may be solicited. Any action that may be taken at a meeting of Limited Partners may be taken without a meeting Limited Partners owning not less than the number of Units that would be necessary to take such action at a meeting at which all the Limited Partners were present and voted.

     The holders of more than 50% of the issued and outstanding units will constitute a quorum at such a meeting or by proxy, and, with certain exceptions, matters submitted to Limited Partners will be determined by the affirmative vote of the Limited Partners holding a majority of the units entitled to vote.

     Issuance of Additional Units and Other Securities. The general partner is authorized to cause the Partnership to issue limited partner units or any other types of securities at any time or from time to time to the general partner, to Limited Partners or to other persons and to admit them to the Partnership as additional Limited Partners, all without any consent or approval of the Limited Partners. Generally, any such additional issuances shall be made only after receipt of the opinion of an investment banking firm that such issuance is fair to the limited partners from a financial point of view. The general partner shall have sole and complete discretion to determine the rights, powers and duties and the consideration and terms and conditions with respect to any future issuance of such units or securities, without the consent of the limited partners. However, the approval of holders of a majority of outstanding limited partnership units held by persons who are not affiliates of the general partner shall be required in order to issue limited partner units which rank senior, with respect to any right to receive distributions, to the units originally issued. Additionally, under certain circumstances and conditions defined in the Partnership Agreement, the general partner may make a distribution in limited partner units to Record Holders, or subdivide or split limited partner units and combine such units.

     Subject to certain exceptions involving changes in the tax laws, any issuance under the foregoing provisions of the Partnership Agreement shall only be permitted if the general partner makes an Assignment Determination and a Tax Determination.

     Right to Purchase Units. The general partner and its affiliates have the right to purchase or otherwise acquire limited partner units for their own account and may, subject to certain provisions in the Partnership Agreement, sell or otherwise dispose of such units.

     Limited Liability. The liability of a Limited Partner units who does not take part in the control of the business of the Partnership and who acts in conformity with the provisions of the Partnership Agreement will generally be limited under Delaware law to the amount of such unitholders' capital contribution to the Partnership in respect of such unitholder's limited partner units plus such unitholder's share of the Partnership's assets and undistributed profits. Under certain circumstances, Limited Partners may also be liable under Delaware law to return to the Partnership distributions from the Partnership to the extent that at the time of the distributions after giving effect thereto, all liabilities of the Partnership, other than liabilities to Limited Partners on account of their interest in the Partnership, exceed the fair value of the Partnership's assets. Generally, any such liability is not released by the sale of limited partner units. Although the Partnership will conduct some level of direct or indirect operations in several U.S. jurisdictions other than Delaware, it is believed, but cannot be determined with certainty, that the limited liability of the Limited Partners will be determined by reference to Delaware law.

     Books and Reports. The general partner is required to keep appropriate books of the Partnership's business at the principal office of the Partnership. The books will be maintained for financial reporting purposes on an accrual basis in accordance with generally accepted accounting principles.

     Each Limited Partner, and each Limited Partner's duly authorized representatives, shall have the right upon reasonable notice and at reasonable times and at such person's own expense, but only upon his written request and for a purpose reasonably related to such person's interest as a Limited Partner, and subject to any confidentiality limitations reasonably imposed by the general partner in order to protect trade secrets and similar proprietary information and to comply with applicable securities laws, to inspect and copy certain books of the Partnership and to have access to certain other records and information as specified in the Partnership Agreement.

     As soon as practicable, but in no event later than 120 days after the close of each year and 75 days after the close of each quarter, the general partner shall mail to each record holder certain financial reports as specified in the Partnership Agreement.

     The general partner shall arrange for the preparation and timely filing of all tax returns of the Partnership showing certain tax information specified in the Partnership Agreement, and shall use all reasonable efforts to furnish such tax information to the Record Holders within ninety days after the close of each taxable year of the Partnership as is reasonably required by the Record Holders for applicable income tax reporting purposes.

     Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events: (i) the expiration of the term of the Partnership; (ii) the withdrawal of the General Partner or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership (other than by reason of a transfer); (iii) the bankruptcy of the General Partner; (iv) a written determination by the General Partner to dissolve the Partnership; or (v) the sale by the Partnership of all or substantially all of the Partnership's assets.

                 COMPARISON OF PIMCO ADVISORS CLASS A LP UNITS
                            AND PARTNERSHIP LP UNITS


                              FORM OF ORGANIZATION
PIMCO ADVISORS

     PIMCO Advisors is a limited partnership formed under DRULPA.

THE PARTNERSHIP

     The Partnership is a limited partnership formed under DRULPA.

                                    BUSINESS

PIMCO ADVISORS

     The PIMCO Advisors Partnership Agreement provides that the purpose of PIMCO Advisors is (i) to engage in the investment management and advisory business and
(ii) to engage in any other lawful activities for which limited partnerships may be formed under DRULPA.

THE PARTNERSHIP

     The Partnership Agreement provides that the purpose of the Partnership is
(i) to, through an operating partnership, engage in investment advisory services and (ii) to engage in all other aspects of the financial services business.

                                 VOTING RIGHTS

PIMCO ADVISORS

     Under DRULPA and/or the PIMCO Advisors Partnership Agreement, limited partners have voting rights with respect to (i) the withdrawal, removal, transfer and replacement of a general partner, (ii) the merger or consolidation of PIMCO Advisors with another entity, (iii) the sale of all or substantially all of the assets owned, directly or indirectly, by PIMCO Advisors, (iv) the dissolution of PIMCO Advisors, (v) the domestication of PIMCO Advisors, (vi) certain types of amendments to the PIMCO Advisors Partnership Agreement, (vii) reconstitution, (viii) election, compensation, and approval of a successor liquidating trustee, (ix) conversion or reorganization of PIMCO Advisors into another type of legal entity, (x) distributions of publicly traded securities, other than upon liquidation and (xi) issuance of units which rank senior to the Class A LP units.

THE PARTNERSHIP

     Under DRULPA and/or the Partnership Agreement, limited partners have voting rights with respect to (i) the withdrawal, removal, transfer and replacement of a general partner, (ii) the merger or consolidation of the Partnership with another entity, (iii) the sale of all or substantially all of the assets owned, directly or indirectly, by the Partnership, (iv) the dissolution of the Partnership, (v) the domestication of the Partnership, (vi) certain types of amendments to the Partnership Agreement, (vii) reconstitution, (viii) election, compensation, and approval of a successor liquidating trustee, (ix) conversion or reorganization of the Partnership into another type of legal entity, (x) distributions of publicly traded securities, other than upon liquidation, (xi) issuance of units which rank senior to the units originally issued and (xii) capital contribution by the Partnership to the operating partnership, if the proceeds are to be lent by the operating partnership to an affiliate of the general partner and if such funds are raised by the general partner causing the partnership to issue additional units.

PIMCO ADVISORS

     Each limited partner unit entitles each holder thereof who is admitted as a limited partner of PIMCO Advisors to cast one vote on all matters presented to limited partners.

THE PARTNERSHIP

     Each limited partner unit entitles each holder thereof who is admitted as a limited partner of the Partnership to cast one vote on all matters presented to limited partners.

PIMCO ADVISORS

     Approval of any matter submitted to limited partners generally requires the affirmative vote of limited partners holding more than 50% of the units then outstanding, except that removal of a general partner requires the vote of 80% of the outstanding units and amendments that would have a material and adverse effect on a particular class of units must be approved by that class.

THE PARTNERSHIP

     Approval of any matter submitted to limited partners generally requires the affirmative vote of limited partners holding more than 50% of the units then outstanding, except that removal of a general partner requires the vote of 80% of the outstanding units, and amendments that would have (a) a material and adverse effect on the limited partners, (b) would result in the loss of limited liability of the limited partners or (c) would cause the Partnership to be treated as an association taxable as a corporation require a unanimous vote of the Partnership.

PIMCO ADVISORS

     Only the general partner may propose amendments to the PIMCO Advisors Partnership Agreement.

THE PARTNERSHIP

     Only the general partner may propose amendments to the Partnership
Agreement.

PIMCO ADVISORS

     Any action that may be taken at a meeting of Unitholders may be taken by written consent in lieu of a meeting executed by Unitholders sufficient to authorize such action at a meeting of Unitholders.

THE PARTNERSHIP

     Any action that may be taken at a meeting of Unitholders may be taken by written consent in lieu of a meeting executed by Unitholders sufficient to authorize such action at a meeting of Unitholders.

                          DISTRIBUTIONS AND DIVIDENDS

PIMCO ADVISORS

     From and after December 31, 1997, PIMCO Advisors is required to distribute all Operating Profit Available for Distribution. Prior to December 31, 1997 PIMCO Advisors is required under the PIMCO Advisors Partnership Agreement to distribute Operating Profit Available for Distribution to the partners of PIMCO Advisors on a quarterly basis as follows: (i) first to the holders of Class A LP and GP Units until such holders have received $0.47 per Unit per calendar quarter (aggregating to $1.88 per Unit per year) since the date of the 1997 consolidation, second to holders of Class B LP Units until such holders have received $0.47 per unit per calendar quarter on a cumulative basis within a calendar year but not carried over from year to year and third to all holders of units on a pro rata basis.

THE PARTNERSHIP

     The Partnership is required to distribute quarterly an amount equal to the excess of the cash distribution from the operating partnership. The distributions shall be made in proportion to the ownership interest of each partner.

     Since the Oppenheimer Capital Merger, the Partnership's distributions have been dependent on the distributions of PIMCO Advisors. Prior to the Oppenheimer Capital Merger, the Partnership's distributions were dependent on the distributions of Oppenheimer Capital.

                                    TAXATION

PIMCO ADVISORS

     Under current law, PIMCO Advisors is not a taxpaying entity. Rather, each holder of units includes the holder's share of the income and gain and, subject to certain limitations, the losses, deductions and credits of PIMCO Advisors in computing taxable income without regard to the cash distributed to the holder. Generally, cash distributions to holders of units are not taxable, unless distributions exceed the holder's basis in the units. See "Certain Federal Income Tax Consequences."

THE PARTNERSHIP

     Like PIMCO Advisors, the Partnership is not a taxpaying entity. Rather, each holder of units includes the holder's share of the income and gain and, subject to certain limitations, the losses, deductions and credits of PIMCO Advisors in computing taxable income without regard to the cash distributed to the holder. Generally, cash distributions to holders of units are not taxable, unless distributions exceed the holder's basis in the units. Due to recent legislation, the Partnership will be subject to a 3.5% federal tax (and, possibly, additional state taxes) on its gross income derived from active businesses after December 31, 1997. See "Certain Federal Income Tax Consequences."

PIMCO ADVISORS

     A tax-exempt limited partner's share of PIMCO Advisors' taxable income constitutes unrelated business taxable income to the tax-exempt limited partner. See "Certain Federal Income Tax Consequences."

THE PARTNERSHIP

     A tax-exempt limited partner's share of the Partnership's taxable income constitutes unrelated business taxable income to the tax-exempt limited partner. See "Certain Federal Income Tax Consequences."


                                   MANAGEMENT

PIMCO ADVISORS

     PIMCO Advisors is managed by its general partners: PGP and the Partnership. PGP has direct control of the Partnership, and therefore controls PIMCO Advisors. Any difference arising as to any action connected with the business of PIMCO Advisors, other than those requiring the unanimous consent of the general partners, is decided by the general partners holding a majority of the outstanding PIMCO GP Units.

     The general partners have jointly delegated substantially all of the management and control of PIMCO Advisors to the PIMCO Advisors Management Board which has delegated to an Executive Committee the authority to manage most day-to-day operations and policies of PIMCO Advisors.

THE PARTNERSHIP

     The business and affairs of the Partnership are managed by its general partner, PGP.

PIMCO ADVISORS

     The general partners may be removed only by vote of 80% of the outstanding units.

THE PARTNERSHIP

     The general partner may be removed only by vote of 80% of the outstanding units.

                               POTENTIAL DILUTION

PIMCO ADVISORS

     The general partners, generally without the approval of the Unitholders, have the authority to cause PIMCO Advisors to issue additional classes or series of limited partners interests, and has discretion to determine rights, powers and duties and the consideration in terms and conditions with respect to any such issuance; provided, however, that a majority of outstanding limited partners unaffiliated with the general partner must approve any issuance of units which rank senior to the Class A LP Units. PIMCO Advisors will not issue any units or other equity securities unless PIMCO Advisors receives an opinion of counsel to the effect that the issuance will not cause PIMCO Advisors to be treated as a corporation for federal income tax purposes.

THE PARTNERSHIP

     The general partner, generally without the approval of the Unitholders, has the authority to cause the Partnership to issue additional classes or series of limited partners' interests, and has discretion to determine the rights, powers and duties and the consideration and terms and conditions with respect to any such issuance; provided, however, that a majority of outstanding limited partners unaffiliated with the general partner must approve any issuance of units which rank senior, with respect to any right to receive distributions, to the units originally issued. In addition, with certain exceptions, any additional issuances shall be made only after receipt of an opinion of an investment banking firm that such issuance is fair to the limited partners who are not affiliates of the general partner from a financial point of view. The Partnership will not issue any units or other equity securities unless the general partner determines that the effect of the issuance will not cause the Partnership to be treated as a corporation for federal income tax purposes, or cause an "assignment" for regulatory purposes.


                                    MEETINGS

PIMCO ADVISORS

     Meetings of limited partners may be called by the general partner, any liquidating trustee or limited partners holding at least 10% of the issued and outstanding units.

THE PARTNERSHIP

     Meetings of limited partners may be called by the general partner or limited partners holding at least 25% of the issued and outstanding units.


                               CONVERSION RIGHTS

PIMCO ADVISORS

     The units are not convertible into any other securities.

     Following the Restructuring, Nonpublic Unitholders will have certain rights to exchange their PIMCO Advisors units for Partnership units from time to time.

THE PARTNERSHIP

     The units are not convertible into any other securities.


                            RIGHT TO PURCHASE UNITS

PIMCO ADVISORS

     If the general partners determine that there is a substantial risk of the partnership becoming subject to taxation on its income, the general partners may initiate redemption transactions which will permit the exchange of some or all of the limited partner units for interests in one or more successor entities.

THE PARTNERSHIP

     If less than 10% of issued and outstanding units are units held by limited partners, the general partner will have the right to purchase all of the units held by limited partners for a purchase price based on the recent trading price of the units.

                               LIQUIDATION RIGHTS

PIMCO ADVISORS

     In the event of the liquidation of the Partnership the assets of the Partnership remaining after the satisfaction of all debts and liabilities of the Partnership are distributed to limited partners pro rata in accordance with their capital accounts.

THE PARTNERSHIP

     In the event of the liquidation of the Partnership the assets of the Partnership remaining after the satisfaction of all debts and liabilities of the Partnership are distributed to limited partners pro rata in accordance with their capital accounts.


                          RIGHT TO COMPEL DISSOLUTION

PIMCO ADVISORS

     Under the DRULPA and the PIMCO Advisors Partnership Agreement, the limited partners may only compel dissolution of PIMCO Advisors if all of the limited partners consent in writing. An election by the general partners to dissolve PIMCO Advisors may be made under certain circumstances or if approved by limited partners holding more than 50% of the units held by persons other than the general partners and their affiliates, voting as a single class.

THE PARTNERSHIP

     Under the Partnership Agreement, limited partners may only compel dissolution of the Partnership with the affirmative vote of 80% of the outstanding limited partner units. A written determination by the general partner to dissolve the Partnership will also compel liquidation.


                               LIMITED LIABILITY

PIMCO ADVISORS

     In general, holders of units are limited partners in a Delaware limited partnership, and do not have personal liability for obligations of PIMCO Advisors.

THE PARTNERSHIP

     In general, holders of units are limited partners in a Delaware limited partnership, and do not have personal liability for obligations of the Partnership.


                          LIQUIDITY AND MARKETABILITY

PIMCO ADVISORS

     The units are transferable, provided that no transfer will be made if it
(i) would violate applicable federal and state securities laws, (ii) would cause an "assignment" for regulatory purposes or would cause PIMCO Advisors to lose its partnership tax treatment or (iii) would affect PIMCO Advisors' existence or qualification as a limited partnership under the DRULPA. Following the Restructuring, significant restrictions will be imposed on the right to transfer units. Under the PIMCO Advisors Partnership Agreement, following the Restructuring PIMCO Advisors units will not be transferable unless the transfer is permitted under certain IRS regulatory safe-harbor rules for avoiding "publicly traded partnership" tax status for PIMCO Advisors. Under such rules, and subject to an annual volume limitation, Nonpublic Unitholders will be entitled to exchange certain PIMCO Advisors units for Partnership Units. See "Relationship Between the Partnership and PIMCO Advisors -- Operating Agreement."

THE PARTNERSHIP

     The units are transferable, provided that no transfer will be made if it
(i) would violate applicable federal and state securities laws or (ii) would affect the Partnership's existence or qualification as a limited partnership under the DRULPA.

                            CONTINUITY OF EXISTENCE

PIMCO ADVISORS

     The PIMCO Advisors Partnership Agreement provides for PIMCO Advisors to continue in existence until December 31, 2086, unless earlier dissolved in accordance with the PIMCO Advisors Partnership Agreement.

THE PARTNERSHIP

     The Partnership Agreement provides for the Partnership to continue in existence until December 31, 2061, unless earlier dissolved in accordance with the Partnership Agreement.


                              FINANCIAL REPORTING

PIMCO ADVISORS

     Until the Effective Date, PIMCO Advisors is subject to the reporting requirements of the Exchange Act and files annual and quarterly reports thereunder. After the Restructuring, PIMCO Advisors will not be subject to the reporting requirements of the Exchange Act and will not file such reports.

THE PARTNERSHIP

     The Partnership is subject to the reporting requirements of the Exchange Act and files annual and quarterly reports thereunder.


                              CERTAIN LEGAL RIGHTS

PIMCO ADVISORS

     Delaware law allows a limited partner, under certain circumstances, to institute legal action on behalf of a partnership (a partnership derivative action) to recover damages from a third party or a general partner where the general partner has failed to institute the action. In addition, a limited partner may have rights to institute legal action on behalf of the limited partner or all other similarly situated limited partners (a class action) to recover damages from a general partner for violations of fiduciary duties to the limited partners. Limited partners may also have rights to bring actions in federal courts to enforce federal rights.

THE PARTNERSHIP

     Delaware law allows a limited partner, under certain circumstances, to institute legal action on behalf of a partnership (a partnership derivative action) to recover damages from a third party or a general partner where the general partner has failed to institute the action. In addition, a limited partner may have rights to institute legal action on behalf of the limited partner or all other similarly situated limited partners (a class action) to recover damages from a general partner for violations of fiduciary duties to the limited partners. Limited partners may also have rights to bring actions in federal courts to enforce federal rights.


           RIGHT TO LIST OF HOLDERS; INSPECTION OF BOOKS AND RECORDS

PIMCO ADVISORS

     Under DRULPA, limited partners have a right, subject to reasonable standards as may be established by the general partner, to obtain from the general partner, from time to time upon reasonable demand for any purpose reasonably related to the limited partner's interest as a limited partner, certain information relating to the status of the business and financial condition of PIMCO Advisors, tax returns, governing instruments of PIMCO Advisors and a current list of the partners of PIMCO Advisors, provided that the general partner may keep confidential any trade secrets or any other information the disclosure of which could damage PIMCO Advisors or violate any agreement or applicable law.

THE PARTNERSHIP

     Under DRULPA, limited partners have a right, subject to reasonable standards as may be established by the general partner, to obtain from the general partner, from time to time upon reasonable demand for any purpose reasonably related to the limited partner's interest as a limited partner, certain information relating to the status of the business and financial condition of the Partnership, tax returns, governing instruments of the Partnership and a current list of the partners of the Partnership, provided that the general partner may keep confidential any trade secrets or any other information the disclosure of which could damage the Partnership or violate any agreement or applicable law.


                                 SUBORDINATION

PIMCO ADVISORS

     Subordinated to claims of creditors of PIMCO Advisors.

THE PARTNERSHIP

     Subordinated to claims of creditors of the Partnership.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of certain federal income tax consequences of the Restructuring and the receipt, retention, and disposition of Partnership Units. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactively. Neither the Partnership nor PIMCO Advisors has requested a ruling from the Internal Revenue Service ("IRS") in connection with the proposed transactions.

     The following discussion is for general information and does not address all federal income tax consequences that may affect the receipt, retention or disposition of Partnership Units, nor does the discussion specifically address the effect of any applicable state, local, or foreign tax laws. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF PARTNERSHIP UNITS IS URGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX AND REPORTING CONSEQUENCES ARISING FROM THE RECEIPT AND OWNERSHIP OF PARTNERSHIP UNITS AS THEY MAY RELATE TO HIS OR HER TAX SITUATION.

TAX CONSEQUENCES OF THE RESTRUCTURING

     The exchange of PIMCO Advisors LP Units for Partnership Units will be treated for federal income tax purposes as a contribution of property to a partnership in exchange for an interest in the partnership. As such, under
Section 721 of the Code, no gain or loss will recognized by the exchanging party or the Partnership on the exchange. The exchanging party will have a tax basis in its Partnership Units equal to the tax basis such party had in the surrendered PIMCO Advisors LP Units and will have a holding period for the Partnership Units that includes the holding period that it had for the surrendered PIMCO Advisors LP Units. Furthermore, the Partnership will have a tax basis in the contributed PIMCO Advisors LP Units equal to the tax basis of such PIMCO Advisors LP Units in the hands of the exchanging party and will have a holding period for the PIMCO Advisors LP Units that includes the holding period for such PIMCO Advisors LP Units in the hands of the exchanging party.

TAX CLASSIFICATION OF THE PARTNERSHIP

     Tax Classification of the Partnership Generally. In general, entities classified as partnerships under the Code are not subject to federal income tax. Instead, all holders of partnership interests are taxable on their allocable share of the partnership's income or gain, whether or not such income or gain is distributed. If an entity formed as a partnership under state law were classified for federal income tax purposes as a corporation, income would be taxed at the entity level at the then applicable corporate rate of tax (currently a maximum federal marginal rate of 35%), and distributions to the partners of such partnership would constitute taxable dividends to the extent of current or accumulated earnings and profits of the entity.

     Publicly Traded Partnership Status. As a result of amendments to the Code made by the Revenue Act of 1987, "publicly traded partnerships" are generally treated as corporations under the Code. If the Partnership were determined at any time to be a "publicly traded partnership" within the meaning of Section 7704 of the Code, the Partnership would be taxable as a corporation. In this event, the income, gain, loss, deductions and credits of the Partnership would be reflected only on its tax return and would not be passed through to the holder of Partnership Units. If the Partnership had positive taxable income for any period, it would be required to pay tax on such income at applicable corporate rates. The imposition of such tax would reduce the amount of distributions that would ultimately be made to holders of Partnership Units. In addition, the amount of any distributions to holders of Partnership Units would be taxable to them as ordinary dividend income to the extent of the Partnership's current or accumulated earnings and profits, regardless of the source from which they were generated. Distributions in excess of the Partnership's current or accumulated earnings and profits would be treated as a nontaxable return of capital to the extent of the holder's tax basis in its Partnership Units and thereafter as gain from the sale of such holder's Partnership Units.

     Because the Partnership was publicly traded prior to the effective date of the amendments made by the Revenue Act of 1987, the Partnership believes that it qualifies for transition relief that was scheduled to expire on December 31, 1997. This transition relief permits the Partnership to continue to enjoy partnership status (and not be treated as a corporation) until its first taxable year beginning in 1998, so long as the Partnership does not add a substantial new line of business (or otherwise cease to be taxed as a partnership without regard to the publicly traded partnership rules) before then.

     The Taxpayer Relief Act of 1997 extends the transitional relief afforded by the Revenue Act of 1987 for an "electing 1987 partnership." Subject to the discussion below, an "electing 1987 partnership" is exempt from the application of the publicly traded partnership rules and therefore will continue to be taxed as a partnership and not a corporation. An "electing 1987 partnership" is subject to a 3.5% annual tax on its gross income from the active conduct of any trades or businesses. For an "electing 1987 partnership" holding interests in another partnership, gross income includes the partnership's distributive share of any gross income from the other partnership's active conduct of a trade or business. The 3.5% tax cannot be offset by any tax credits. An "electing 1987 partnership" is a publicly traded partnership (1) that was a publicly traded partnership on December 17, 1987 (or which filed a registration statement with the SEC on or before such date indicating that the partnership was to be a publicly traded partnership), (2) that is not treated as a corporation for all taxable years beginning after December 31, 1987 and prior to January 1, 1998 (so long as such treatment is not determined under the "passive type income exception" of Code Section 7704(c)(1)), and (3) that has properly elected to be subject to Code Section 7704(g) and consents to the application of the 3.5% tax for its first taxable year beginning after December 31, 1997. The election, once made, applies to the tax year for which it has been made and for all subsequent tax years, until revoked by the partnership. Consent of the Internal Revenue Service is not needed to revoke the election, and, once revoked, the election cannot be reinstated. Furthermore, an "electing 1987 partnership" will lose its partnership status as of the first day after December 31, 1997 on which the partnership adds a substantial new line of business.

     The Partnership believes that it qualifies for continued exemption from the publicly traded partnership rules, and will take all action necessary to be characterized as an "electing 1987 partnership." Furthermore, the Partnership does not anticipate either revoking the election or adding a substantial new line of business. However, because characterization as a publicly traded partnership taxable as a corporation will depend in large part upon facts existing in the future, there can be no assurances that such characterization will not occur.

     Flow-Through of Partnership Income. Except for the 3.5% annual tax on gross income discussed above, no federal income tax will be paid by the Partnership itself. Instead, holders of Partnership Units will be required to report on their federal income tax returns their allocable share of income, gains, losses, deductions and credits of the Partnership. The characterization of any item of profit or loss (e.g., as capital gain or loss rather than ordinary income or loss) will generally be the same for a holder of Partnership Units as it is for the Partnership. Tax allocations are discussed further below. Because a holder of Partnership Units will be required to include Partnership income or gain in gross income for tax purposes, without regard to whether there are any distributions from the Partnership, a holder may become liable for taxes on Partnership income or gain in excess of the cash distributions received by such holder.

     Because the activities of the Partnership are expected to consist of holding PIMCO Advisors GP Units, and the activities of PIMCO Advisors are expected to consist primarily of holding interests in OpCap GP and the Investment Management Firms, the types of income that the Partnership may realize other than with respect to the sale or other disposition of PIMCO Advisors GP Units or interests in the Investment Management Firms is expected to be principally operating income from the operations of Opcap GP and the Investment Management Firms, which will be characterized as if such income were realized directly by the holders of Partnership Units.

     Calculation of Adjusted Tax Basis and Treatment of Partnership Distributions. In general, a holder's tax basis in his Partnership Units will generally be equal to the tax basis such holder had in the PIMCO Advisors LP Units that were exchanged by such holder for Partnership Units in the Restructuring (for holders contributing PIMCO Advisors LP Units to the Partnership in exchange for Partnership Units in the

Restructuring), increased by the amount of any contributions made by the holder to the Partnership and by the holder's allocable share of any income of the Partnership, and decreased by the amount of any distributions received by the holder from the Partnership and by the holder's allocable share of any losses of the Partnership. Increases in a holder's share of liabilities of the Partnership (if any) are treated as contributions to the Partnership, and decreases in a holder's share of such liabilities (if any) are treated as distributions of cash by the Partnership to such holder.

     As described above, holders of Partnership Units are subject to tax on their allocable share of Partnership income whether or not distributed. Generally, the receipt of cash distributions from a partnership are not taxable to the recipient partner except to the extent that such distributions exceed the partner's tax basis in his interest in the partnership. Cash distributions (including deemed distributions resulting from a decrease in a partner's share of liabilities of the partnership) in excess of a partner's tax basis in his partnership interest are treated as gain realized from the sale or other taxable disposition of the partnership interest Distributions of assets in kind to a partner from a partnership generally are not taxable to either the partnership or the recipient partner, although certain exceptions apply.

     Under the Partnership Agreement, items of Partnership income, gain, loss, deduction and credit are determined on a monthly basis and allocated to holders who hold Partnership Units as of the last day of such monthly period. Distributions are made to holders who hold Partnership Units on record dates determined by the General Partner. As a result, holders who sell Partnership Units between record dates may be allocated taxable income of the Partnership without receiving a distribution in respect of such income. Such an allocation would increase a holder's basis in his or her Partnership Units, however, decreasing any gain or increasing any loss recognized on a sale of such Partnership Units.

TAX ALLOCATIONS

     Overview. As indicated above, each holder of Partnership Units must include in taxable income his or her share of the taxable income of the Partnership. Although the applicable tax rules are complex, it is anticipated that the reported income of each holder of Partnership Units will generally consist of two parts:

     - first, a share of the taxable income of the Partnership calculated at the Partnership level (using the Partnership's basis in its assets and without the benefit of any deductions for goodwill and certain other intangible assets that are eligible for amortization pursuant to Section 197 of the Code ("Section 197 Intangibles")), and

     - second, a deduction taken ratably over 15 years for the amortization of the portion of the original purchase price of the PIMCO Advisors LP Units contributed to the Partnership in the Restructuring or, for holders who purchase Partnership Units, the portion of the original purchase price for such Partnership Units allocable to Section 197 Intangibles (which generally will be approximately equal to the excess of the purchase price over such holder's proportionate share of PIMCO Advisors LP's basis in its assets, in the former case, or of the Partnership's basis in its assets, in the latter case).

     The treatment of Section 197 Intangibles is discussed further under "Certain Additional Tax Considerations for Holders of Partnership Units." A more detailed explanation of the relevant tax allocation rules is set forth immediately below.

     Code Sections 704(b), 704(c) and 754. There are three basic tax rules that are relevant in determining the taxable income allocable to any holder of Partnership Units:

     First, under Code Section 704(b), taxable income of the Partnership must be allocated among Partnership Units in a manner that reflects the allocation of economic income. Thus, the basic allocation rule is that Partnership taxable income will be allocated pro rata among Partnership Units.

     Second, if a partner acquires an interest in a partnership in exchange for a contribution of property to the partnership, the partnership's initial tax basis in the contributed property may differ from the property's fair market value at the time of the contribution. In that event, the taxable income earned by the partnership from such property would differ from the partnership's "book income" from the property (which would be calculated under tax accounting principles using as the property's initial book value the property's fair market value at the time it was acquired by the partnership). Under Code Section 704(c), the taxable income of a partnership generally must be allocated among the partnership interests that were issued in exchange for property in a way that attributes to each such partnership interest the difference between the book income and the actual taxable income from the property for which such interest was exchanged. Regulations allow a partnership to use any one of a number of reasonable methods for making this adjustment. A similar principle applies when the capital accounts for outstanding partnership interests are adjusted to fair market value. The book/tax differences stemming from the capital account adjustments must be allocated to the partnership interests for which the adjustments are made. Special allocations of taxable income made to a partnership interest under Code Section 704(c) continue to be made even after the partnership interest is transferred to a new owner. The foregoing rules would apply to holders of PIMCO Advisors LP Units contributing such Units to the Partnership in exchange for Partnership Units in connection with the Restructuring, as well as to other persons contributing property to the Partnership in exchange for Partnership Units.

     Finally, the Partnership and PIMCO Advisors each has in effect, and each Investment Management Firm has made, Code Section 754 elections. As a result, each purchaser of a Partnership Unit will be allowed to adjust the basis of the Partnership's assets, solely for purposes of computing the taxable income of such purchaser, in an amount equal to the difference between the price paid for the Unit and the share of the Partnership's basis in its assets allocable to that Unit. Substantially all of this adjustment is expected to be allocated to
Section 197 Intangibles with the result that purchasers generally can deduct the amount of the adjustment ratably over 15 years. See "Certain Additional Tax Considerations for Holders of Partnership Units" below.

     Because the special allocations attributable to a Partnership Unit that are made under Code Section 704(c) continue to be made to such Partnership Unit even after the Partnership Unit is transferred, the rules of Code Section 704(c) outlined above could potentially cause individual Partnership Units to be taxed differently depending on the amount of book/tax differences allocable to such Partnership Units.

     Certain of the Partnership's allocation methods are designed to deal with some of the practical issues that arise from operating in the form of a public partnership. While those methods have not been specifically approved by the IRS, and may not be in technical compliance with Code Sections 704(c) and 754, the Partnership believes that they are consistent with the purposes of those provisions. The IRS could challenge the allocations made by the Partnership, and if such challenge were successful, the taxable income of some holders of Partnership Units might be increased without any corresponding increase in cash distributions.

     Certain Limitations on Certain Losses and Deductions. Holders of Partnership Units are not expected to be allocated losses in excess of income. If, however, this occurs, passive activity loss rules will generally permit a holder of Partnership Units to deduct his or her share of Partnership losses only to the extent of passive activity income from the Partnership or against taxable gain from the sale of Partnership Units. A variety of other provisions (including, for example, investment interest rules, at-risk rules, and the fact that a partner is not entitled to deduct losses in excess of such partner's basis in his partnership interest) could also limit the ability of a holder of Partnership Units to utilize such losses. The deduction of interest on debt used to purchase or carry Partnership Units may also be limited.

DISPOSITION OF PARTNERSHIP UNITS

     Gain or loss from a sale or other disposition of a Partnership Unit will generally be based on the difference between the amount realized and the adjusted tax basis for such Partnership Unit. The amount realized will include the holder's share of Partnership liabilities. Any such gain or loss will generally be taxable as either midterm or long-term capital gain or loss if the holder has held the Partnership Unit for more than one year but not more than eighteen months (in the case of mid-term capital gain or loss) or more than eighteen months (in the case of longterm capital gain or loss). However, a holder of Partnership Units may recognize ordinary income from sale proceeds attributable to unrealized receivables and substantially appreciated inventory of the Partnership ("Section 751 Assets"). Such ordinary income may exceed net gain realized upon the sale of Units and may be recognized even if there is a net loss on the sale of Units. Because amortization deductions with respect to Section 197 Intangibles will be treated as Section 751 Assets, if such Section 197 Intangibles maintain their value, sellers of Partnership Units who have been allocated amortization deductions attributable to such Section 197 Intangibles will recognize ordinary income on the sale equal to the amount of amortization deductions previously taken. If, however, there is a loss on the sale of Partnership Units and such loss is attributable to the decline in the value of the Section 197 Intangibles, the loss in some circumstances might be deferred until a holder disposes of all of his or her Partnership Units.

     The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the combined interests in the partnership. Upon a disposition of a portion of such single interest, the partner would, under the ruling, be required to apportion equitably his or her aggregate tax basis between the interest sold and the interest retained. Under this ruling, a holder of Partnership Units that had acquired PIMCO Advisors LP Units at different prices would in effect be precluded from selecting which Partnership Units to sell, and thereby from selectively controlling the recognition of gain or loss.

     Certain Reporting Requirements. In order to comply with Code requirements and avoid imposition of potentially significant penalties, holders of Partnership Units transferring any such Units, other than through a broker subject to the provisions of Code Section 6045, must report such transfer to the Partnership. In addition, under Code Sections 1060, 755 and related provisions, transferors and transferees of Partnership Units must report the amount of any basis adjustment allocated to Section 197 Intangibles. The Partnership intends to provide holders of Partnership Units with sufficient basis allocation information to comply substantially with applicable reporting requirements.

     Any person who holds Partnership Units as a nominee for another person is required to furnish to the Partnership: (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) certain information relating to the status of the beneficial owner; (iii) the amount and description of the Partnership Units held, acquired or transferred for the beneficial owner; and (iv) certain other information including the dates of acquisitions and transfers, means of acquisitions and transfers and the acquisition cost for purposes, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish certain additional information on Partnership Units they acquire, hold or transfer for their own accounts including the amount of net proceeds from sale.

TAX EXEMPT ENTITIES, FOREIGN INVESTORS AND REGULATED INVESTMENT COMPANIES

     Tax-Exempt Entities. Certain entities otherwise generally exempt from federal income taxes (such as individual retirement accounts, pension plans and exempt organizations) are nevertheless taxed under Code Section 511 on net unrelated business taxable income ("UBTI") in excess of $1,000, and each such entity must file a tax return for each year in which it has $1,000 of gross income included in computing UBTI. Most, if not all, operating income from the Partnership is expected to be UBTI.

     Foreign Investors. The rules governing the federal taxation of non-resident alien individuals, foreign corporations, foreign partnerships or other foreign investors ("foreign persons") are complex and no attempt is made herein to summarize such rules. Nonetheless, because, by virtue of owning Partnership Units, foreign persons (i) will be treated as engaged in a U.S. trade or business, (ii) will be treated as having a permanent establishment in the United States, (iii) may be subject to withholding on distributions at a rate of 39.6%,
(iv) if considered corporations, may be subject to a branch profits withholding tax and (v) if individuals, will be subject to U.S. estate taxes on death, Partnership Units may not be an appropriate investment for foreign persons. Prospective foreign holders of Partnership Units should consult with their tax advisors to determine the effect of United States federal, state and local tax laws on an investment in the Partnership.

     Regulated Investment Companies. Regulated investment companies are required to derive 90% or more of their gross income from interest, dividends, gains from the sale of stocks, securities or foreign currency or certain related income. It is not expected that any significant amount of the Partnership's gross income will be qualifying income for purposes of the 90% requirement.

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

BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments to noncorporate holders of the proceeds of a sale of Partnership Units and "backup withholding" at a rate of 31% will apply to such payments if the holder fails to provide an accurate taxpayer identification number. In addition, distributions made to or on behalf of a noncorporate holder whose Partnership Units are held by a broker may be subject to a backup withholding tax unless the holder complies with certain reporting requirements.

CERTAIN ADDITIONAL TAX CONSIDERATIONS FOR HOLDERS OF PARTNERSHIP UNITS

     Section 197 of the Code added by the Revenue Reconciliation Act of 1993, generally allows an amortization deduction with respect to any Section 197 Intangible acquired by the taxpayer after August 10, 1993 and held in connection with the conduct of a trade or business. The amount of such deduction is determined by amortizing the taxpayer's adjusted tax basis in such intangible ratably over 15 years. Section 197 Intangibles generally include goodwill and going concern value, among other items.

     The portion of the purchase price of an interest in a partnership that is allocable to Section 197 Intangibles will generally equal the excess of the purchase price over a partner's proportionate share of the fair market value of the partnership's assets that are not Section 197 Intangibles, as determined based on the allocation methods employed by the partnership. In the present case, the per-Partnership Unit value of such other assets could be affected by a number of factors, including the issuance of new Partnership Units by the Partnership. The amount allocated to Section 197 Intangibles by any holder of Partnership Units could be reduced if the IRS were to challenge the allocation methods used by the Partnership. See "-- Tax Allocations." Deductions from amortization of Section 197 Intangibles will decrease the holder's tax basis in his Partnership Units, and such deductions will be recaptured as ordinary income upon a taxable disposition of the Partnership Units to the extent that amortization deductions are not matched by a decline in the fair market value of the relevant intangible assets. See "-- Disposition of Units."

                                 LEGAL MATTERS

     Richards, Layton & Finger, P.A. has delivered an opinion to the effect that, upon the consummation of the Restructuring, the Partnership Units offered pursuant to this Prospectus will be validly issued, fully paid and nonassessable.

                                    EXPERTS

     The consolidated financial statements of PIMCO Advisors L.P. as of December 31, 1996 and for the year then ended and the financial statements of Oppenheimer Capital, L.P. and the consolidated financial statements of Oppenheimer Capital as of April 30, 1997 and 1996 and for each of the three fiscal years in the period ended April 30, 1997, included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of PIMCO Advisors L.P., as of December 31, 1995 and 1994 and for each of the years then ended, included in this Prospectus have been so included in reliance on the report of Deloitte & Touche LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

     The Partnership has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement" which term shall encompass all exhibits, annexes and schedules thereto) pursuant to the Securities Act and the rules and regulations promulgated thereunder, with respect to the Partnership Units described in this Prospectus and the exchange of PIMCO Advisors LP Units for the Partnership Units in the Restructuring. This Prospectus constitutes the Prospectus of the Partnership filed as part of the Registration Statement. Pursuant to the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. Statements contained in this Prospectus as to the contents of any agreement or other document are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.

     The Partnership is, and, following the Restructuring, will be, subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Partnership, and the Registration Statement, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Partnership's LP Units are traded on the New York Stock Exchange and, therefore, reports, proxy statements and other information concerning the Partnership can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     ADDITIONAL INFORMATION CONCERNING THE PARTNERSHIP AND A COPY OF THE REGISTRATION STATEMENT MAY BE OBTAINED VIA THE INTERNET WEB SITE MAINTAINED BY THE COMMISSION AT HTTP://WWW.SEC.GOV.

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

                         INDEX TO FINANCIAL STATEMENTS

                              PIMCO ADVISORS, L.P.

                                                                                        PAGES
                                                                                        -----
Report of Independent Accountants....................................................    F-1
Independent Auditors' Report.........................................................    F-2
Consolidated Statements of Financial Condition of PIMCO Advisors L.P. as of September
  30, 1997, December 31, 1996 and 1995...............................................    F-3
Consolidated Statements of Operations of PIMCO Advisors L.P. for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995
  and 1994...........................................................................    F-4
Consolidated Statements of Changes in Owners' Equity of PIMCO Advisors L.P. for the
  nine months ended September 30, 1997 and for the years ended December 31, 1996,
  1995 and 1994......................................................................    F-5
Consolidated Statements of Cash Flows of PIMCO Advisors L.P. for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995
  and 1994...........................................................................    F-7
Notes to Consolidated Financial Statements...........................................    F-8

                              OPPENHEIMER CAPITAL, L.P.

Report of Independent Accountants....................................................    F-20
Statements of Financial Condition of Oppenheimer Capital, L.P. as of July 31, 1997,
  April 30, 1997, 1996 and 1995......................................................    F-21
Statements of Income of Oppenheimer Capital, L.P. for the fiscal quarters ended July
  31, 1997 and 1996 and for the fiscal years ended April 30, 1997, 1996 and 1995.....    F-22
Statements of Changes in the Partners' Capital of Oppenheimer Capital, L.P. for the
  fiscal quarter ended July 31, 1997 and for the fiscal years ended April 30, 1997,
  1996 and 1995......................................................................    F-23
Statements of Cash Flows of Oppenheimer Capital, L.P. for the fiscal quarters ended
  July 31, 1997 and 1996 and for the fiscal years ended April 30, 1997, 1996 and
  1995...............................................................................    F-25
Notes to Financial Statements........................................................    F-26

                                 OPPENHEIMER CAPITAL

Report of Independent Accountants....................................................    F-31
Consolidated Statements of Financial Condition of Oppenheimer Capital as of July 31,
  1997, April 30, 1997 and 1996......................................................    F-32
Consolidated Statements of Income of Oppenheimer Capital for the fiscal quarters ended July 31, 1997 and 1996 and for the fiscal years ended April 30, 1997, 1996
  and 1995...........................................................................    F-33
Consolidated Statements of Changes in the Partners' Capital of Oppenheimer Capital
  for the fiscal quarter ended July 31, 1997 and for the fiscal years ended April 30,
  1997, 1996 and 1995................................................................    F-34
Consolidated Statements of Cash Flows of Oppenheimer Capital for the fiscal quarters ended July 31, 1997 and 1996 and for the fiscal years ended April 30, 1997, 1996
  and 1995...........................................................................    F-35
Notes to Consolidated Financial Statements...........................................    F-36

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

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Equity Board and Partners
of PIMCO Advisors L.P.

     In our opinion, the accompanying consolidated statement of financial condition and the related consolidated statements of operations, of changes in owners' equity and of cash flows present fairly, in all material respects, the financial position of PIMCO Advisors L.P. and subsidiaries (the "Partnership") at December 31, 1996, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Los Angeles, California
February 14, 1997

                          INDEPENDENT AUDITORS' REPORT

PIMCO Advisors L.P. and subsidiaries:

     We have audited the accompanying consolidated statement of financial condition of PIMCO Advisors L.P. and subsidiaries (the "Partnership") as of December 31, 1995, and the related consolidated statements of operations, cash flows, and changes in owners' equity for each of the two years ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial condition of the Partnership as of December 31, 1995, and the results of their operations and their cash flows for each of the two years ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 2, 1996

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                     ASSETS

                                                                               DECEMBER 31,
                                                     SEPTEMBER 30,     ----------------------------
                                                          1997             1996            1995
                                                     --------------    ------------    ------------
                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents........................   $  33,172,652    $ 41,311,545    $ 34,915,170
  Fees receivable..................................      81,617,543              --              --
  Investment advisory fees receivable:
     Private accounts..............................              --      52,261,212      45,344,158
     Proprietary Funds.............................              --       9,629,075       8,413,302
  Distribution and servicing fees receivable.......              --       4,382,154       3,594,534
  Notes receivable.................................       1,715,071       1,569,950       1,230,168
  Receivable from PIMCO Advisors Funds.............              --         462,616         337,744
  Short term investments...........................      24,934,892      11,520,726      11,531,226
  Other current assets.............................       2,747,079       3,924,592       2,282,895
                                                       ------------    ------------    ------------
          Total current assets.....................     144,187,237     125,061,870     107,649,197
Investment in StocksPLUS, L.P......................       3,398,144       2,629,864       3,384,237
Fixed assets -- Net of accumulated depreciation and
  amortization of $9,520,277, $6,979,756 and
  $4,415,199.......................................      10,801,603      10,561,346      10,743,184
Intangible assets -- Net of accumulated
  amortization of $103,526,109, $76,519,260 and
  $40,510,128......................................     180,815,838     207,822,687     243,831,819
Other non current assets...........................      26,525,291      12,424,534       3,983,358
                                                       ------------    ------------    ------------
          Total assets.............................   $ 365,728,113    $358,500,301    $369,591,795
                                                       ============    ============    ============
                                 LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable and accrued expenses............   $  24,187,295    $ 13,841,641    $  8,132,005
  Commissions payable..............................              --       8,435,048       6,450,407
  Payable to affiliates............................              --              --              --
  Accrued compensation.............................      53,085,409      26,027,732      21,246,685
  Other current liabilities........................              --      11,537,236       1,457,800
                                                       ------------    ------------    ------------
          Total current liabilities................      77,272,704      59,841,657      37,286,897
Other non current liabilities......................       9,479,234       2,415,883         748,265
                                                       ------------    ------------    ------------
          Total liabilities........................      86,751,938      62,257,540      38,035,162
                                                       ------------    ------------    ------------
Partners' Capital:
  General Partner (800,000 units issued and
     outstanding)..................................       2,691,047       2,986,983       3,456,973
  Class A Limited Partners (40,146,155, 40,146,155
     and 40,121,155 units issued and
     outstanding)..................................     192,413,535     205,420,612     228,465,440
  Class B Limited Partners (32,992,531, 32,960,826
     units issued and outstanding).................      90,958,450      98,369,570     114,806,204
  Unamortized compensation.........................      (7,086,857)    (10,534,404)    (15,171,984)
                                                       ------------    ------------    ------------
          Total Partners' Capital..................     278,976,175     296,242,761     331,556,633
                                                       ------------    ------------    ------------
          Total Liabilities and Partners'
            Capital................................   $ 365,728,113    $358,500,301    $369,591,795
                                                       ============    ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                               FOR THE          FOR THE
                                             NINE MONTHS      NINE MONTHS
                                                ENDED            ENDED                  YEAR ENDED DECEMBER 31,
                                            SEPTEMBER 30,    SEPTEMBER 30,    --------------------------------------------
                                                1997             1996             1996            1995            1994
                                            -------------    -------------    ------------    ------------    ------------
                                                     (UNAUDITED)
Revenues:
  Investment advisory fees:
    Private accounts....................... $ 182,364,963    $ 156,571,557    $213,852,081    $192,702,939    $126,913,420
    Proprietary Funds......................   119,875,646       94,575,782     128,855,694      90,772,988      48,822,835
  Distribution and servicing fees..........    40,316,623       35,185,219      48,182,499      38,240,015       4,288,702
  Other....................................     1,652,823          828,408       1,134,108       1,297,933         238,208
                                             ------------     ------------    ------------    ------------    ------------
         Total revenues....................   344,210,055      287,160,966     392,024,382     323,013,875     180,263,165
                                             ------------     ------------    ------------    ------------    ------------
Expenses:
  Compensation and benefits................   151,560,373      128,119,778     173,526,137     149,163,906     117,197,986
  Amortization of intangibles, Restricted
    Unit and Option Plans..................    30,999,737       30,852,315              --              --              --
  Commissions..............................    32,188,873       27,480,251      37,738,954      28,743,396       2,877,497
  Restricted Unit and Option Plans.........            --               --       5,162,268       6,713,664       1,162,143
  Marketing and promotional................            --               --      10,981,804       9,066,414       6,594,546
  Occupancy and equipment..................     7,482,631        6,932,010       9,195,606       8,662,499       4,342,777
  General and administrative...............    18,834,411       13,019,473      17,629,876      11,433,726       5,842,962
  Insurance................................            --               --       2,621,086       2,799,795       1,118,651
  Professional fees........................            --               --       5,472,729       3,164,410       3,899,758
  Amortization of intangible assets........            --               --      36,009,132      36,009,132       5,039,680
  Other....................................    22,505,987       15,423,389       4,812,078       2,236,996       3,345,535
                                             ------------     ------------    ------------    ------------    ------------
         Total expenses....................   263,572,012      221,827,216     303,149,670     257,993,938     151,421,535
                                             ------------     ------------    ------------    ------------    ------------
Operating income...........................    80,638,043       65,333,750      88,874,712      65,019,937      28,841,630
  Equity in income of StocksPLUS, L.P......      (350,614)         173,556         271,187         225,670          10,722
  Other income, net........................     3,599,429        2,227,716       3,183,699       3,738,980       1,072,221
                                             ------------     ------------    ------------    ------------    ------------
  Income before income tax expense.........    83,886,858       67,735,022      92,329,598      68,984,587      29,924,573
  Income tax expense.......................     1,225,610          833,554       1,201,417         517,133      10,669,295
                                             ------------     ------------    ------------    ------------    ------------
Net income................................. $  82,661,248    $  66,901,468    $ 91,128,181    $ 68,467,454    $ 19,255,278
                                             ============     ============    ============    ============    ============
Net income allocated to:
  General Partner.......................... $     849,602    $     770,361    $  1,034,010    $    912,890    $     97,522
  Class A Limited Partner units............    44,479,115       38,651,130      51,881,756      45,742,775       4,878,336
  Class B Limited Partner units............    37,332,531       27,479,977      38,212,415      21,811,789       1,128,234
  Pre-Consolidation........................            --               --              --              --      13,151,186
                                             ------------     ------------    ------------    ------------    ------------
         Total............................. $  82,661,248    $  66,901,468    $ 91,128,181    $ 68,467,454    $ 19,255,278
                                             ============     ============    ============    ============    ============
Net income per unit (Post-Consolidation):
Net income per General Partner and Class A
  Limited Partner units.................... $        1.06    $        0.96    $       1.29    $       1.16    $       0.12
                                             ============     ============    ============    ============    ============
Net income per Class B Limited Partner
  unit..................................... $        1.06    $        0.76    $       1.05    $       0.59    $       0.03
                                             ============     ============    ============    ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS' EQUITY

                                      COMMON STOCK                                     FOREIGN        GENERAL PARTNER
                                    ----------------     PAID-IN        RETAINED      CURRENCY     ---------------------
                                    SHARES   AMOUNT      CAPITAL        EARNINGS     TRANSLATION    UNITS      AMOUNT
                                    ------   -------   ------------   ------------   -----------   -------   -----------
Balances, January 1, 1994.........   1,000   $ 1,000   $ 10,843,146   $ 14,978,001    $    (812)        --            --
  Net income......................                                      13,151,186                           $    97,522
  PFAMCo Group capital
    contributions.................                        7,775,000
  Dividends.......................                                      (9,200,000)
  Translation adjustment..........                                                      (50,427)
  Deemed dividend, net............                       (6,559,420)    (8,625,011)
  Conversion to partnership.......  (1,000)   (1,000)   (12,058,726)   (10,304,176)      51,239    800,000       318,182
  TAG contributed capital.........
  Goodwill from acquisition.......                                                                             3,447,579
  Proceeds from Primary
    Offering......................
  Amended Option Plan grants
    (total award).................
  Restricted Unit Plan grants
    (total award).................
  Vesting of options and
    restricted units..............
                                    ------   -------   ------------   ------------     --------    -------   -----------
Balances, December 31, 1994.......      --        --             --             --           --    800,000     3,863,283
  Net income......................                                                                               912,890
  Distributions...................                                                                            (1,319,200)
  Exercise of unit options........
  Balance of proceeds -- Primary
    offering......................
  Vesting of options and
    restricted units..............
                                    ------   -------   ------------   ------------     --------    -------   -----------
Balances, December 31, 1995.......      --        --             --             --           --    800,000     3,456,973
  Net income......................                                                                             1,034,010
  Distributions...................                                                                            (1,504,000)
  Restricted Unit Plan grants.....
  Vesting of options and
    restricted units..............
                                    ------   -------   ------------   ------------     --------    -------   -----------
Balances, December 31, 1996.......      --        --             --             --           --    800,000     2,986,983
                                    ======   =======   ============   ============     ========    =======   ===========
  Net income......................                                                                               832,054
  Distributions...................                                                                            (1,128,000)
  Restricted Unit Plan grants.....
  Vesting of options and
    restricted units..............
                                    ------   -------   ------------   ------------     --------    -------   -----------
Balances, September 30, 1997......      --   $    --   $         --   $         --    $      --    800,000   $ 2,619,047
                                    ======   =======   ============   ============     ========    =======   ===========

                                                                     (Continued)

  The accompanying notes are an integral part of these consolidated financial statements.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

                                  CLASS A LIMITED PARTNERS    CLASS B LIMITED PARTNERS
                                  -------------------------   -------------------------   UNAMORTIZED        TOTAL
                                    UNITS         AMOUNT        UNITS         AMOUNT      COMPENSATION   OWNER'S EQUITY
                                  ----------   ------------   ----------   ------------   ------------   --------------
Balances, January 1, 1994.......          --             --           --             --             --   $   25,821,335
  Net income....................               $ 43,599,002                $  1,128,234                      19,255,278
  PFAMCo Group capital
    contributions...............                                                                              7,775,000
  Dividends.....................                                                                             (9,200,000)
  Translation adjustment........                                                                                (50,427)
  Deemed dividend, net..........                                                                            (15,184,431)
  Conversion to partnership.....  23,775,000     13,088,231   24,575,000      8,906,250                              --
  TAG contributed capital.......  14,918,155      9,644,238    8,260,826      1,990,739                      11,634,977
  Goodwill from acquisition.....                167,285,821                 101,459,864                     272,193,264
  Proceeds from Primary
    Offering....................   1,200,000     19,972,951                                                  19,972,951
  Amended Option Plan grants
    (total award)...............                 31,135,761                               $(18,987,077)      12,148,684
  Restricted Unit Plan grants
    (total award)...............     125,000      2,368,750      125,000      1,691,964     (4,060,714)              --
  Vesting of options and
    restricted units............                                                             1,162,143        1,162,143
                                  ----------   ------------   ----------   ------------   ------------    -------------
Balances, December 31, 1994.....  40,018,155    248,374,088   32,960,826    115,177,051    (21,885,648)     345,528,774
  Net income....................                 45,742,775                  21,811,789                      68,467,454
  Distributions.................                (66,110,962)                (22,182,636)                    (89,612,798)
  Exercise of unit options......     103,000        374,920                                                     374,920
  Balance of proceeds -- Primary
    offering....................                     84,619                                                      84,619
  Vesting of options and
    restricted units............                                                             6,713,664        6,713,664
                                  ----------   ------------   ----------   ------------   ------------    -------------
Balances, December 31, 1995.....  40,121,155    228,465,440   32,960,826    114,806,204    (15,171,984)     331,556,633
  Net income....................                 51,881,756                  38,212,415                      91,128,181
  Distributions.................                (75,451,272)                (54,649,049)                   (131,604,321)
  Restricted Unit Plan grants...      25,000        524,688                                   (524,688)              --
  Vesting of options and
    restricted units............                                                             5,162,268        5,162,268
                                  ----------   ------------   ----------   ------------   ------------    -------------
Balances, December 31, 1996
  (unaudited)...................  40,146,155    205,420,612   32,960,826     98,369,570    (10,534,404)     296,242,761
  Net income....................                 43,544,000                  38,230,182                      82,661,248
  Distributions.................                (56,606,079)                (46,307,763)                   (104,041,842)
  Restricted Unit Plan grants...                         --       31,030        666,461       (545,342)         121,119
  Vesting of options and
    restricted units............                         --                                  3,992,889        3,992,889
                                  ----------   ------------   ----------   ------------   ------------    -------------
Balances, September 30, 1997....  40,196,155   $192,413,535   32,991,856   $ 90,958,450   $ (7,086,857)  $  278,976,175
                                  ==========   ============   ==========   ============   ============    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         FOR THE         FOR THE
                                                       NINE MONTHS     NINE MONTHS
                                                          ENDED           ENDED            FOR THE YEARS ENDED DECEMBER 31,
                                                      SEPTEMBER 30,   SEPTEMBER 30,   -------------------------------------------
                                                          1997            1996            1996            1995           1994
                                                      -------------   -------------   -------------   ------------   ------------
                                                               (UNAUDITED)
Cash flows from operating activities:
Net income..........................................  $ 82,661,248    $ 66,901,468    $  91,128,181   $ 68,467,454   $ 19,255,278
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization.....................    32,315,605      29,553,183       40,916,431     38,972,101      6,339,107
  Issuance of restricted units in lieu of directors
    fees............................................       121,119              --               --             --             --
  Deferred income taxes.............................            --              --          734,836        270,000        804,116
  Amortization of compensation plan.................            --              --               --             --        663,697
  Restricted Unit and Option Plans..................     3,992,888       3,845,466        5,162,268      6,713,664      1,162,143
  Unrealized loss (gain) on investments.............    (1,256,708)        150,348           53,879       (198,396)      (135,376)
  Equity in income of StocksPLUS, L.P...............       350,614        (173,556)        (271,187)      (225,670)       (10,722)
Change in operating assets and liabilities:
  Change in fees receivable.........................   (15,345,101)     (5,622,393)      (8,920,447)   (28,217,386)     7,919,554
  Change in receivable from PIMCO Advisors Funds....            --              --         (124,872)       865,614       (618,123)
  Change in other assets............................   (14,843,417)     (5,495,334)     (11,676,643)    (3,398,979)   (10,838,869)
  Change in accounts payable and accrued expenses...    (9,626,630)     13,492,355        5,709,636        941,302       (660,816)
  Change in commissions payable.....................            --              --        1,984,641      1,714,200      2,413,750
  Change in accrued compensation....................    27,057,677      17,330,853        4,781,047      7,859,345      8,423,141
  Change in other liabilities.......................     7,063,351         (56,043)      11,012,219     (1,003,184)      (649,686)
  Change in payable to affiliates...................            --              --               --     (5,841,256)    (6,877,311)
  Other.............................................        10,910         (43,687)         (43,686)         1,811     (1,337,755)
                                                      ------------    ------------     ------------    -----------    -----------
Net cash provided by operating activities...........   112,501,556     119,882,460      140,446,303     86,920,620     25,852,128
                                                      ------------    ------------     ------------    -----------    -----------
Cash flows from investing activities:
  Purchases of investments..........................   (45,712,557)       (517,227)        (694,498)   (11,334,021)   (52,601,192)
  Proceeds from sales of investments................    35,201,306         783,570          783,570             --     62,247,248
  Return of investment in StocksPLUS, L.P...........            --              --        1,600,000             --             --
  Investment in StocksPLUS, L.P.....................    (2,765,100)       (800,000)        (700,000)      (400,000)            --
  Cash of acquired entities.........................            --              --               --             --     14,698,855
  Proceeds from sale of fixed assets................         3,000         621,387          644,978        309,575             --
  Purchase of fixed assets..........................    (2,804,725)     (2,394,268)      (3,446,152)    (5,982,054)    (1,826,800)
  Notes receivable advances.........................      (520,531)       (676,737)        (633,505)      (364,823)      (117,232)
                                                      ------------    ------------     ------------    -----------    -----------
Net cash (used in) provided by investing
  activities........................................   (16,598,607)     (2,983,275       (2,445,607)   (17,771,323)    22,400,879
                                                      ------------    ------------     ------------    -----------    -----------
Cash flows from financing activities:
  Proceeds from primary offering....................            --              --               --             --     19,972,951
  Cash distributions................................  (104,041,842)    (97,560,217)    (131,604,321)   (89,612,798)            --
  Unit options exercised............................            --              --               --        374,920             --
  Dividends.........................................            --              --               --             --    (22,521,573)
                                                      ------------    ------------     ------------    -----------    -----------
Net cash used in financing activities...............  (104,041,842)    (97,560,217)    (131,604,321)   (89,237,878)    (2,548,622)
                                                      ------------    ------------     ------------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents.......................................    (8,138,893)     19,338,968        6,396,375    (20,088,581)    45,704,385
Cash and cash equivalents, beginning of year........            --              --       34,915,170     55,003,751      9,299,366
Cash and cash equivalents, beginning of period......    41,311,545      34,915,170               --             --             --
                                                      ------------    ------------     ------------    -----------    -----------
Cash and cash equivalents, end of year..............  $         --    $         --    $  41,311,545   $ 34,915,170   $ 55,003,751
Cash and cash equivalents, end of period............    33,172,652      54,254,138               --             --             --
                                                      ============    ============     ============    ===========    ===========
Supplemental schedule of non-cash financing
  activities:
  Reduction of payable to affiliates by capital
    contribution....................................  $         --    $         --    $          --   $         --   $  7,775,000
                                                      ============    ============     ============    ===========    ===========
  Deemed dividend...................................  $         --    $         --    $          --   $         --   $  1,862,858
                                                      ============    ============     ============    ===========    ===========
Supplemental disclosures:
  Income taxes paid.................................  $    279,710         356,232    $     447,724   $    405,542   $ 15,004,148
                                                      ============    ============     ============    ===========    ===========
  Interest paid.....................................  $     67,083    $         --    $          --   $     18,750   $    209,171
                                                      ============    ============     ============    ===========    ===========
  Fair value of non-cash assets acquired............  $         --    $         --    $          --   $         --   $ 27,995,376
                                                      ============    ============     ============    ===========    ===========
  Liabilities assumed...............................  $         --    $         --    $          --   $         --   $ 24,642,727
                                                      ============    ============     ============    ===========    ===========
  Non-cash assets excluded from the consolidation...  $         --    $         --    $          --   $         --   $ 46,431,262
                                                      ============    ============     ============    ===========    ===========
  Liabilities transferred excluded from the
    consolidation...................................  $         --    $         --    $          --   $         --   $ 31,748,537
                                                      ============    ============     ============    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1.  ORGANIZATION AND BUSINESS

     PIMCO Advisors L.P. ("PIMCO Advisors") is a registered investment advisor that provides a broad array of investment management and advisory services to institutional and retail mutual funds and to separate accounts of institutional clients. PIMCO Advisors operates in one industry segment, that of investment management services.

     PIMCO Advisors was formed on November 15, 1994, when Pacific Financial Asset Management Group ("PFAMCo Group") merged (the "Consolidation") certain of its investment management businesses and substantially all of its assets into Thomson Advisory Group L.P. ("TAG"). The PFAMCo Group comprised Pacific Financial Asset Management Corporation ("PFAMCo"), a wholly-owned subsidiary of Pacific Mutual Life Insurance Company ("Pacific Mutual"), and certain of its wholly-owned investment management subsidiaries. The businesses of PFAMCo Group contributed to PIMCO Advisors were then contributed to newly formed subsidiaries of PIMCO Advisors.

     For the period after the Consolidation, the accompanying consolidated financial statements include the accounts of PIMCO Advisors and its subsidiaries. The investment advisor subsidiaries included in these consolidated financial statements are as follows:

     - PACIFIC INVESTMENT MANAGEMENT COMPANY ("Pacific Investment Management") manages a variety of predominantly fixed income portfolios primarily for institutions and mutual funds;

     - COLUMBUS CIRCLE INVESTORS ("CCI") manages primarily equity securities using a Positive Momentum/Positive Surprise approach, principally for institutions and mutual funds;

     - CADENCE CAPITAL MANAGEMENT ("Cadence") specializes in disciplined, growth oriented management of equity securities primarily for institutions and mutual funds;

     - PARAMETRIC PORTFOLIO ASSOCIATES ("Parametric") specializes in highly quantitative management of domestic and international equity portfolios primarily for institutions and mutual funds;

     - NFJ INVESTMENT GROUP ("NFJ") is a value-oriented manager of equity securities primarily for institutions and mutual funds; and

     - BLAIRLOGIE CAPITAL MANAGEMENT ("Blairlogie") specializes in international equity securities from its office in Edinburgh, Scotland, primarily for institutions and mutual funds.

     The investment advisor subsidiaries are supported by additional incorporated subsidiaries:

     - PIMCO FUNDS DISTRIBUTION COMPANY (formerly PIMCO Advisors Distribution Company) ("PFD") serves as the distributor of institutional and retail mutual funds (the "Proprietary Funds") for which PIMCO Advisors and the investment advisor subsidiaries provide investment management and administrative services;

     - STOCKSPLUS MANAGEMENT, INC. ("StocksPLUS"), a wholly-owned subsidiary of Pacific Investment Management, owns approximately 0.125 percent interest in, and is the general partner of StocksPLUS, L.P. (Note 12); and

     - COLUMBUS CIRCLE TRUST COMPANY ("CCTC"), a non bank trust company and wholly owned subsidiary of CCI, established in November 1995, which commenced business in January 1996.

     Pacific Investment Management, CCI, Cadence, Parametric, NFJ and Blairlogie are registered investment advisors. PFD is a registered broker/dealer with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

     Prior to January 17, 1997, institutional mutual funds managed consisted of two open-end investment management companies. One series included 18 predominantly fixed income funds. The other series included 12 predominantly equity funds. The retail mutual funds managed consisted of 17 funds included within two open-end investment management companies, the PIMCO Advisors Funds ("PAF"), formerly the Thomson Funds, and the Cash Accumulation Trust ("CAT"). With Trustee and shareholder approval, the fund groups were combined into a single mutual fund complex, the PIMCO Funds, in January 1997, consisting of 41 funds offering retail and institutional share classes.

     The accompanying consolidated financial statements for the period prior to the Consolidation include the accounts of PFAMCo and its wholly-owned subsidiaries, reflected on a combined basis.

 2.  SIGNIFICANT ACCOUNTING POLICIES

     a. Cash And Cash Equivalents -- PIMCO Advisors invests certain cash balances in money market funds. At December 31, 1996, this investment is approximately $25,429,000, of which approximately $814,000 is invested in the National Money Market Fund of CAT, approximately $595,000 is invested in the PIMCO Advisors Money Market Fund and approximately $24,020,000 is invested in non affiliate money market funds. At December 31, 1995, this investment was approximately $20,844,000, of which approximately $5,738,000 was invested in the National Money Market Fund of CAT, approximately $4,284,000 was invested in the PIMCO Advisors Money Market Fund and approximately $10,822,000 was invested in non affiliate money market funds. Management considers investments in money market funds to be cash equivalents for purposes of the Consolidated Statements of Cash Flows. These investments are carried at cost, which approximates market.

     b. Investment Advisory Fees -- PIMCO Advisors records investment advisory fees on an accrual basis. Investment advisory fees receivable for private and separate accounts consist primarily of accounts billed on a quarterly basis. Private accounts may also generate a fee based on investment performance, which is recorded as income when earned and not subject to forfeiture. Investment advisory fees for the Proprietary Funds are received monthly.

     c. Short Term Investments -- The short term investments, as of December 31, 1996 and 1995, are primarily invested in the PIMCO Funds with a short-term duration objective. The investments are carried at market value. Cost approximated market value as of December 31, 1996 and 1995.

     d. Depreciation and Amortization -- Office equipment, furniture and fixtures are depreciated on a straight-line basis over their estimated useful lives, generally five years. Automobiles are depreciated on a straight-line basis over their estimated lives, generally three years. Leasehold improvements are amortized on a straight-line basis over the remaining terms of the related leases or the useful lives of such improvements, whichever is shorter.

     e. Other Assets -- Effective May 29, 1995, PFD commenced sale of a "B" class of mutual fund shares. Under this share structure PFD advances commissions to independent brokers and is entitled to recoup its marketing costs through an ongoing fee stream from the respective funds or contingent deferred sales charges collected from the share purchaser. Such fees are capitalized as deferred sales charges and amortized on a straight line basis as commission expense over a period of 60 months. Deferred unamortized marketing costs of approximately $11,100,000 and $3,600,000 are included in other assets at December 31, 1996 and 1995, respectively.

     f. Income Taxes -- Subsequent to the Consolidation, PIMCO Advisors and its subsidiaries are predominantly partnerships and, as a result, are generally not subject to Federal or state income taxes. PIMCO Advisors is subject to an unincorporated business tax in a certain jurisdiction in which it operates. All partners of PIMCO Advisors are responsible for taxes, if any, on their proportionate share of Pimco Advisors' taxable income. Certain corporate subsidiaries are subject to Federal and state income taxes and file separate tax

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES
returns and account for income taxes under Statement of Financial Accounting Standards No. 109 ("FASB 109"). The provision for income taxes is determined using the liability method which gives recognition to deferred tax assets and liabilities based on the expected future tax consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, FASB 109 generally requires the consideration of all expected future events other than enactments of changes in the tax law or rates.

     g. Foreign Currency Translation -- The assets and liabilities of Blairlogie, PFAMCo UK Limited and Blairlogie's predecessor company have been translated into U.S. dollars at the current rate of exchange existing at year-end. Revenues and expenses were translated at the average of the monthly exchange rates then in effect.

     h. Net Income Allocation -- Net income is allocated in accordance with the Amended and Restated Agreement of Limited Partnership of PIMCO Advisors. Net income is allocated among unit holders in the same proportions as cash distributions. PIMCO Advisors cash distribution policy provides for a first priority distribution to General Partner and Class A Limited Partner Units ($1.88 per year through December 31, 1997) followed by a second priority distribution to Class B Limited Partner Units. During the years ended December 31, 1996 and 1995, the second priority distribution was less than the first priority distribution.

     i. Earnings Per Unit -- Earnings per unit are computed based on the weighted average number of units outstanding, assuming the exercise of dilutive unit options. Proceeds from the exercise of such unit options are assumed to be used to repurchase outstanding Limited Partner units under the treasury stock method. The weighted average number of units used to compute earnings per unit was as follows:

                                                        1996           1995           1994
                                                     ----------     ----------     ----------
    General Partner and Class A Limited Partner
      units........................................  42,501,469     42,127,833     41,802,420
    Class B Limited Partner units..................  34,513,573     33,425,537     32,960,826

     j. Other -- Certain items have been reclassified to conform with the current year presentation. All significant intercompany items have been eliminated in the accompanying consolidated financial statements.

     k. Use of Estimates in the Preparation of Financial Statements -- The financial statements have been prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

 3.  INTANGIBLE ASSETS

     For accounting purposes, the Consolidation between PFAMCo Group and TAG is treated as a purchase and recapitalization of TAG by PFAMCo Group, or a "reverse acquisition." Intangible assets of approximately $284.9 million represented the excess of the purchase price over the fair value of the net tangible assets of TAG deemed acquired in the Consolidation. A portion of the intangible assets represents the value assigned to PIMCO Advisor's Master Limited Partnership ("MLP") structure. Under current Internal Revenue code guidelines, an MLP is exempt from Federal and most state and local income taxes through December 31, 1997. The value attributed to the MLP structure will be amortized over the period ending December 31, 1997. The remainder will be amortized on a straight-line basis over its estimated life of twenty years. During the years ended December 31, 1996, 1995 and 1994, approximately $36,000,000, $36,000,000 and
$5,000,000 of amortization have been charged to expense, respectively.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

 4.  SUPPLEMENTARY FINANCIAL DATA

     The following supplementary financial data presents the actual results of operations for 1996 and 1995 and the unaudited pro forma results of operations for 1994 as if the Consolidation discussed in Note 1 had occurred on January 1, 1993, except for the period from November 15, 1994 through December 31, 1994 which reflects actual results. The 1994 pro forma operating results give effect to:

     (a) The Consolidation of PFAMCo Group and TAG;

     (b) The amendment of existing options under TAG's 1993 Unit Option Plan;

     (c) The adoption of the Class B Limited Partnership Unit Option Plan;

     (d) The contribution of PFD to PIMCO Advisors in exchange for Class A Limited Partner Units; and

     (e) Certain transactions effected by PFAMCo Group and TAG in connection with the Consolidation, primarily related to intangible amortization and profit sharing.

                                                               YEAR ENDED DECEMBER 31,
                                                        -------------------------------------
                                                          1996         1995          1994
                                                        (ACTUAL)     (ACTUAL)     (PRO FORMA)
                                                        --------     --------     -----------
                                                               (AMOUNTS IN THOUSANDS,
                                                              EXCEPT PER UNIT AMOUNTS)
    Revenues:
      Investment advisory.............................  $338,341     $281,610      $ 231,475
      PFD.............................................    53,683       41,404         37,629
                                                        --------     --------       --------
                                                        $392,024     $323,014      $ 269,104
                                                        ========     ========       ========
    Expenses:
      Investment advisory.............................   207,203      171,272        137,246
      PFD.............................................    52,522       40,552         36,435
      Amortization of intangibles, options and
         restricted units.............................    41,171       42,723         40,713
                                                        --------     --------       --------
                                                         300,896      254,547        214,394
                                                        --------     --------       --------
    Net income........................................  $ 91,128     $ 68,467      $  54,710
                                                        ========     ========       ========
    Net income per General Partner and Class A Limited
      Partner unit....................................  $   1.29     $   1.16      $    1.08
                                                        ========     ========       ========

     The pro forma information above is not intended to reflect the results that actually would have been obtained if the operations were consolidated during the periods presented.

 5.  NOTES RECEIVABLE

     Pacific Investment Management and PIMCO Advisors have granted loans to certain employees as part of programs designed to ensure the long-term retention of those employees. These loans are primarily non-interest bearing and are generally due within one year of issuance.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

 6.  FIXED ASSETS

     The major classifications of fixed assets are as follows:

                                                                    AS OF DECEMBER 31,
                                                                ---------------------------
                                                                   1996            1995
                                                                -----------     -----------
    Office equipment, furniture and fixtures..................  $12,827,368     $ 9,548,212
    Automobiles...............................................        9,069         836,152
    Leasehold improvements....................................    4,704,665       4,774,019
                                                                -----------     -----------
    Total fixed assets........................................   17,541,102      15,158,383
    Less accumulated depreciation and amortization............    6,979,756       4,415,199
                                                                -----------     -----------
    Fixed assets, net.........................................  $10,561,346     $10,743,184
                                                                ===========     ===========

     Fixed assets of certain of the subsidiaries were revalued at their estimated fair market value in connection with the Consolidation.

 7.  INCOME TAXES

     Subsequent to the Consolidation, only certain subsidiaries are subject to income taxes directly. The total income tax provision for the affected subsidiaries is as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                                   -----------------------
                                                                      1996          1995
                                                                   ----------     --------
    Current expense:
      State......................................................  $  163,669     $105,724
      Federal....................................................     295,215      159,440
    Deferred expense:
      State......................................................     197,970       68,378
      Federal....................................................     544,563      183,591
                                                                   ----------     --------
                                                                   $1,201,417     $517,133
                                                                   ==========     ========

     Prior to the Consolidation, PFAMCo's operations and those of its domestic subsidiaries were included in the combined domestic Federal income tax returns of Pacific Mutual. PFAMCo's operations and its domestic subsidiaries were included in the combined California franchise tax return of Pacific Financial Holding Company ("PFHC"), the parent of PFAMCo. Certain subsidiaries filed separate state income or franchise tax returns. PFAMCo and its domestic subsidiaries were allocated an expense or a benefit based principally on the effect of including their operations in the combined provision as if the companies filed a separate return in accordance with a tax sharing agreement between PFAMCo and PFHC.

     The provision for taxes prior to the Consolidation was as follows:

                                                                                PERIOD
                                                                                 ENDED
                                                                              NOVEMBER 15,
                                                                                 1994
                                                                              -----------
    Current expense:
      State.................................................................  $ 2,140,509
      Federal...............................................................    7,705,429
    Deferred expense:
      State.................................................................      156,960
      Federal...............................................................      647,147
                                                                              -----------
                                                                              $10,650,045
                                                                              ===========

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

     After the Consolidation, PIMCO Advisors incurred a tax liability of $19,250 in 1994 principally related to the activities of a corporate subsidiary.

     Reconciliations of the statutory Federal income tax rates to the effective income tax rates prior to the Consolidation are as follows:

                                                                          PERIOD ENDED
                                                                          NOVEMBER 15,
                                                                              1994
                                                                          ------------
        Statutory Federal income tax rate applied to income before
          Federal income taxes..........................................      35.0%
        State taxes, net of Federal benefit.............................       6.1
        Foreign operations..............................................       3.1
        Other...........................................................       0.5
                                                                              ----
        Effective income tax rate.......................................      44.7%
                                                                              ====

 8.  RELATED-PARTY TRANSACTIONS

     Pacific Mutual provided certain support services to PFAMCo Group prior to the Consolidation. Services for certain of PFAMCo Group's employees include participation in a pension plan maintained by Pacific Mutual (Note 9g). Charges for support services, including pension plan participation, amounted to approximately $2,335,000 for the period ended November 15, 1994.

 9.  BENEFIT PLANS

     a. Profit Sharing and Incentive Programs -- PIMCO Advisors and its subsidiaries have several profit sharing and incentive programs that compensate participants on the basis of profitability and discretionary bonuses. Compensation under these programs was approximately $114,139,000 and $94,487,000 for the years ended December 31, 1996 and 1995, respectively, and was approximately $10,091,000 for the period from the Consolidation through December 31, 1994. PFAMCo Group had nonqualified profit sharing plans (the "Profit Sharing Plans") covering certain key employees and other employees. The Profit Sharing Plans provided for awards based on the profitability of the respective subsidiary. Such profitability was primarily based on income before income taxes and before profit sharing. The awards ranged from 40% to 80% of such amounts depending on the level of profitability. Profit sharing awards were fully vested at the date of the Consolidation. Profit sharing expense relating to the Profit Sharing Plans of approximately $68,387,000 is included in compensation and benefits in the accompanying Consolidated Statements of Operations for the period ended November 15, 1994.

     b. Long Term Compensation -- Long term compensation includes amounts payable to certain officers of a subsidiary in connection with the discretionary bonuses discussed above. The amounts payable will be paid on specified dates and are subject to cancellation upon the occurrence of certain events. In addition, certain key employees of the PFAMCo subsidiaries participated in Long-Term Incentive Plans that provided compensation under the Profit Sharing Plans for a specified period of time subsequent to their termination of employment. These plans were terminated as of the Consolidation.

     c. Executive Deferred Compensation Plan -- PIMCO Advisors and its subsidiaries have a nonqualified deferred compensation plan pursuant to which a portion of the compensation otherwise payable to certain eligible employees will be mandatorily deferred, and pursuant to which such eligible employees may elect to defer additional amounts of compensation. The plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. Amounts deferred under the plan are held in a trust and invested by the trustee in Class A Limited Partner Units. PIMCO Advisors will contribute additional funds or Class A Limited Partner Units to the trust such that the average purchase price of all units acquired at that date is not

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES
greater than 85% of the then current market price for such units. No expense was incurred in 1996 related to this plan.

     d. Savings and Investment Plans -- PIMCO Advisors and its subsidiaries have several defined contribution employee benefit plans covering substantially all employees. PIMCO Advisors and Pacific Investment Management are the sponsors of certain defined contribution employee savings and investment plans. The plans qualify under Section 401(k) of the Internal Revenue Code and allow eligible employees of PIMCO Advisors and certain of its subsidiaries, to contribute up to ten percent of their annual compensation as defined, and subject to a maximum dollar amount determined from time to time by the Internal Revenue Service. Employees are generally eligible following the later of attainment of age 21 or the completion of one year of credited service ("IRS"). For 1996 and 1995, PIMCO Advisors and certain of its subsidiaries, matched and contributed an amount equal to the first five or six percent of annual compensation, subject to IRS Internal Revenue Service limits, contributed by the employees. In addition, PIMCO Advisors and certain of its subsidiaries, may elect to make a discretionary contribution to all participants. The amount expensed by PIMCO Advisors and its subsidiaries related to this plan during the year ended December 31, 1996, 1995 and 1994 was approximately $2,017,000, $1,851,000 and
$50,000, respectively.

     For 1994, PIMCO Advisors and certain of its subsidiaries, matched and contributed an amount equal to one half of the first six percent of annual compensation, subject to IRS limits, contributed by the employees. In addition, PIMCO Advisors and certain of its subsidiaries, elected to make a discretionary contribution to all participants. Contributions fully vest to employees after five years of credited service.

     Pacific Investment Management has several defined contribution employee benefit plans covering substantially all of its employees and made contributions to the plans ranging form five percent to eleven percent of covered individuals' base compensation. The aggregate expense recorded is approximately $989,000, $950,000 and none in 1996, 1995 and 1994, respectively.

     e. Restricted Unit Plan -- PIMCO Advisors adopted a restricted unit plan for the benefit of certain key employees. A total of 150,000 Class A Limited Partner Units and 125,000 Class B Limited Partner Units have been awarded under the plan. The units generally vest over a five-year period; however, accelerated vesting occurred in 1995 upon the departure of a key employee. There are no additional units available for grants under the plan. The expense under this plan was approximately $755,000, $2,010,000 and $101,000 during 1996, 1995 and
1994, respectively.

     f. Unit Option Plans -- PIMCO Advisors has two unit-option plans, which are described below. No compensation cost has been recognized for these fixed unit option plans because the option price approximated the market price on the date of grant. Had compensation cost for PIMCO Advisors two unit option plans been determined based on the fair value rather than market value at the grant dates, PIMCO Advisors net income and earnings per unit would have been reported as the pro forma amounts indicated below:

                                                                    1996            1995
                                                                ------------    ------------
    Net income:
         As reported..........................................   $91,128,181     $68,467,454
         Pro forma............................................   $90,839,243     $68,368,057
    Net income per unit:
      Net income per General Partner and
         Class A Limited Partner unit:
         As reported..........................................         $1.29           $1.16
         Pro forma............................................         $1.29           $1.16
    Net income per Class B Limited Partner unit:
         As reported..........................................         $1.05           $0.59
         Pro forma............................................         $1.05           $0.59

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

     For the above disclosure purposes, the fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: dividend yield of 7.7% and 3.5%; expected volatility of 14% and 10%; risk-free interest of 6.30% and 6.80%; and expected lives of 6 and 7 years.

     The unit option plans are administered by the Unit Incentive Committee of the Equity Board of PIMCO Advisors, which determines the key employees and the terms of the options to be granted. Under the 1993 Unit Option Plan (as amended), PIMCO Advisors may grant options to its employees up to 3,090,000 Class A Limited Partner Units. Under the 1994 Unit Option Plan, PIMCO Advisors may grant options to its employees up to 5,600,000 Class B Limited Partner Units. There are 270,400 Class B Limited Partner Units options available for future grants at December 31, 1996. The expense under the option plans was approximately $4,408,000, $4,704,000 and $1,061,000 during 1996, 1995 and 1994, respectively.

     Under both plans, the exercise price for each option reported herein has been not less than the average trading price of PIMCO Advisor's units for the 20 trading day period prior to the grant date and each option's maximum term is 10 years. There was no material difference between the option price and the market price on the grant date. The outstanding options vest over a period of not more than five years and vested options are generally exercisable after January 1, 1998. Following is a summary of the status of both unit option plans:

                                                                               OPTION PRICE
                                                                  UNITS       RANGE PER UNIT
                                                                ---------     --------------
    Outstanding, January 1, 1994..............................         --                 --
    Class A Limited Partner units
      Granted.................................................  2,442,130      $2.425-$ 4.85
    Class B Limited Partner units
      Granted.................................................  5,297,000             $13.53
                                                                ---------
    Outstanding, December 31, 1994............................  7,739,130      $2.425-$13.53
                                                                ---------
    Class A Limited Partner units
      Exercised...............................................   (103,000)     $2.425-$ 4.85
    Class B Limited Partner units
      Granted.................................................    109,000      $12.70-$14.68
      Canceled................................................   (174,200)            $13.53
                                                                ---------
    Outstanding, December 31, 1995............................  7,570,930      $2.425-$14.68
                                                                ---------
    Class B Limited Partner units
      Granted.................................................    227,000      $17.72-$18.81
      Canceled................................................    (29,200)     $12.78-$13.53
                                                                ---------
    Outstanding, December 31, 1996............................  7,768,730      $2.425-$18.81
                                                                ---------
    Exercisable:
      Class A Limited Partner units...........................    801,110             $2.425
      Class B Limited Partner units...........................    200,000             $13.53
                                                                ---------
    Exercisable, December 31, 1996............................  1,001,110
                                                                =========

     g. Other Benefit Plans -- Certain of PFAMCo Group's eligible employees were included in a Pacific Mutual sponsored defined benefit pension plan, and health care and life insurance plans that provide post-retirement benefits. PFAMCo Group was charged an immaterial amount by Pacific Mutual for these plans prior to the Consolidation. Subsequent to the Consolidation, PIMCO Advisors has no expense associated with these plans.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

10.  COMMITMENTS

     a. Lease Agreements -- PIMCO Advisors and its subsidiaries lease office space and certain office equipment under noncancelable leases with terms in excess of one year. Future minimum payments are as follows:

                                                                           YEAR ENDED
                                                                          DECEMBER 31,
                                                                          ------------
          1997..........................................................   $3,560,785
          1998..........................................................    2,523,057
          1999..........................................................    1,705,000
          2000..........................................................      821,122
          2001..........................................................      759,837
          Thereafter....................................................      375,054
                                                                           ----------
               Total....................................................   $9,744,855
                                                                           ==========

     Rent expense in connection with these agreements was approximately $3,772,000, $3,641,000 and $2,379,000 for the years ended December 31, 1996,
1995 and 1994, respectively.

     b. Letter Of Credit -- PIMCO Advisors is contingently liable for a letter of credit in the amount of $738,548 related to PIMCO Advisors membership in a captive insurance program.

     c. Revolving Line of Credit -- PIMCO Advisors has a $25 million, 4 year revolving credit facility, originated in April of 1996. The facility permits short term borrowings at a floating rate of interest. The terms of the agreement include an interest coverage ratio, a fixed charge coverage ratio and a minimum operating cash flow ratio. The partnership did not utilize this facility in 1996, but was in compliance with the required ratios.

11.  NET CAPITAL

     PFD is subject to the Uniform Net Capital Rule (Rule 15c3-1) under the Securities and Exchange Act of 1934, which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 1996, PFD had net capital of $3,058,237, which was $2,238,261 in excess of its required net capital of $819,976. PFD's net capital ratio was 3.73 to 1. At December 31, 1995, PFD had net capital of $1,049,818, which was $515,116 in excess of its required net capital of $534,702. PFD's net capital ratio was 7.64 to 1. At December 31, 1994, PFD had $1,156,876 in excess of its required net capital of $579,935. PFD's net capital ratio was 5.01 to 1 at that time.

12.  INVESTMENT IN STOCKSPLUS, L.P.

     StocksPLUS accounts for its investment in StocksPLUS, L.P. under the equity method because StocksPLUS is the general partner in, and exercises significant influence over the operating and financial policies of StocksPLUS, L.P. (Note
1). The underlying investments of StocksPLUS, L.P. are carried at fair value. The effect of such accounting does not have a material effect on PIMCO Advisors consolidated financial statements. StocksPLUS, L.P. has made its investments with the intent to have its performance exceed that of the S & P 500 Index.

     StocksPLUS has mitigated the effects of its pro rata investment in StocksPLUS, L.P.'s investments through the use of short futures positions. Gains and losses related to these positions are settled daily. Included in "Short term investments" in the accompanying Consolidated Statements of Financial Condition are securities which are used as necessary for deposits made in connection with the futures positions and are recorded at fair value. The notional amounts of the contracts do not necessarily represent future cash

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES
requirements, as the contracts are intended to be closed prior to their expiration. As of December 31, 1996 and 1995, the notional amounts of futures contracts approximated $2,932,000 and $3,401,000, respectively.

     Condensed financial information for StocksPLUS, L.P. is as follows:

                         SUMMARY OF FINANCIAL CONDITION

                                                                  AS OF DECEMBER 31,
                                                           ---------------------------------
                                                                1996               1995
                                                           --------------     --------------
    Assets:
      Investments -- at fair value.......................  $2,306,673,000     $1,893,770,000
      Other assets.......................................      26,481,000         18,685,000
                                                           --------------     --------------
         Total assets....................................  $2,333,154,000     $1,912,455,000
                                                           ==============     ==============
    Liabilities and Partners' Capital:
      Liabilities........................................  $  136,880,000     $  219,072,000
      StocksPLUS' Partner Capital........................       2,629,000          3,384,000
      Limited Partners' Capital..........................   2,193,645,000      1,689,999,000
                                                           --------------     --------------
         Total liabilities and partners' capital.........  $2,333,154,000     $1,912,455,000
                                                           ==============     ==============

                             SUMMARY OF OPERATIONS

                                                      FOR THE YEARS ENDED DECEMBER 31,
                                               ----------------------------------------------
                                                   1996             1995             1994
                                               ------------     ------------     ------------
    Net trading gains (losses) on futures....  $292,185,000     $326,096,000     $(30,291,000)
    Net gain (loss) in fair value of
      securities.............................    12,040,000       31,266,000      (21,278,000)
    Interest income..........................   126,535,000       92,260,000       58,383,000
    Fees and commissions.....................    (4,631,000)      (3,822,000)        (878,000)
                                               ------------     ------------     ------------
    Net income...............................  $426,129,000     $445,800,000     $  5,936,000
                                               ============     ============     ============

13.  SUBSEQUENT EVENT

     On February 13, 1997, PIMCO Advisors and its affiliate, Thomson Advisory Group Inc. ("TAG Inc."), and Oppenheimer Group, Inc. and its subsidiary, Oppenheimer Financial Corp. signed a definitive agreement for TAG Inc. to acquire a one-third, managing general partner interest in Oppenheimer Capital (a general partnership), the 1 percent general partner interest in Oppenheimer Capital, L.P. and 100% of the stock of Advantage Advisers, an affiliate of Oppenheimer Group, which manages eight closed-end funds. The transaction covers only the private interests Oppenheimer Group holds in Oppenheimer Capital and Oppenheimer Capital, L.P. and does not include the publicly traded units of Oppenheimer Capital, L.P. The acquisition is subject to certain client, lender, IRS and other approvals, and is expected to take up to six months to complete.

     The agreement provides for the acquisition by TAG Inc. of the above listed assets through a merger with Oppenheimer Group, Inc. in exchange for total consideration of approximately $233 million in convertible preferred stock to be issued by TAG Inc. and the assumption of approximately $32 million of debt. Subsequently, TAG Inc. will contribute the general partner interest in Oppenheimer Capital to PIMCO Advisors, in exchange for approximately $233 million of newly issued Class A Limited Partner Units, at $25.50 per unit.

                      PIMCO ADVISORS L.P. AND SUBSIDIARIES

     PIMCO Advisors may be obligated in certain circumstances to purchase such convertible preferred stock for its issue price. PIMCO Advisors will account for this transaction using the purchase method. After the closing, operating results for PIMCO Advisors will include its proportionate share of the operating results of Oppenheimer Capital.

14.  CONSOLIDATED QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The quarterly results for the periods indicated were as follows:

                                                THREE         THREE
                                               MONTHS        MONTHS      THREE MONTHS    THREE MONTHS
                                                ENDED         ENDED          ENDED          ENDED
                                              MARCH 31,     JUNE 30,     SEPTEMBER 30,   DECEMBER 31,
                                                1996          1996           1996            1996
                                             -----------   -----------   -------------   ------------
Revenues...................................  $91,220,000   $98,842,000    $ 97,099,000   $104,863,000
Expenses...................................   71,468,000    74,827,000      73,131,000     80,269,000
                                             -----------   -----------     -----------   ------------
Income before taxes........................   19,752,000    24,015,000      23,968,000     24,594,000
Income tax expense.........................      389,000       207,000         238,000        367,000
                                             -----------   -----------     -----------   ------------
Net income.................................  $19,363,000   $23,808,000    $ 23,730,000   $ 24,227,000
                                             ===========   ===========     ===========   ============
Net income per General Partner and Class A
  Limited Partner unit.....................  $      0.31   $      0.33    $       0.32   $       0.33
                                             ===========   ===========     ===========   ============
Net income per Class B Limited Partner
  unit.....................................  $      0.19   $      0.29    $       0.28   $       0.29
                                             ===========   ===========     ===========   ============
Market price per Class A Limited Partner
  unit:
  Low......................................      $20 5/8       $20 1/4         $20 1/4        $19 5/8
  High.....................................      $23 1/8       $22             $22 3/4        $23 5/8

                                                THREE         THREE
                                               MONTHS        MONTHS      THREE MONTHS    THREE MONTHS
                                                ENDED         ENDED          ENDED          ENDED
                                              MARCH 31,     JUNE 30,     SEPTEMBER 30,   DECEMBER 31,
                                                1995          1995           1995            1995
                                             -----------   -----------   -------------   ------------
Revenues...................................  $71,118,000   $75,465,000    $ 83,203,000   $ 93,228,000
Expenses...................................   57,934,000    61,158,000      65,799,000     69,139,000
                                             -----------   -----------     -----------   ------------
Income before taxes........................   13,184,000    14,307,000      17,404,000     24,089,000
Income tax expense.........................       44,000       198,000         263,000         12,000
                                             -----------   -----------     -----------   ------------
Net income.................................  $13,140,000   $14,109,000    $ 17,141,000   $ 24,077,000
                                             ===========   ===========     ===========   ============
Net income per General Partner and Class A
  Limited Partner unit.....................  $      0.26   $      0.26    $       0.29   $       0.35
                                             ===========   ===========     ===========   ============
Net income per Class B Limited Partner
  unit.....................................  $      0.07   $      0.10    $       0.14   $       0.28
                                             ===========   ===========     ===========   ============
Market price per Class A Limited Partner
  unit:
  Low......................................      $16 7/8       $17 3/8         $19            $19 5/8
  High.....................................      $18 1/4       $20 5/8         $21 1/4        $21 1/4

                           OPPENHEIMER CAPITAL, L.P.

                              FINANCIAL STATEMENTS

                            APRIL 30, 1997 AND 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The General Partner and Limited Partners of
Oppenheimer Capital, L.P.

     In our opinion, the accompanying statements of financial condition and the related statements of income, changes in partners' capital and cash flows present fairly, in all material respects, the financial position of Oppenheimer Capital, L.P. (the "Partnership") at April 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

July 22, 1997
New York, New York

                           OPPENHEIMER CAPITAL, L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                 (IN THOUSANDS)

                                     ASSETS

                                                                              AT APRIL 30,
                                                             JULY 31,     ---------------------
                                                               1997         1997         1996
                                                             --------     --------     --------
                                                             (UNAUDITED)
Cash and short term investments (Note 4)...................  $    101     $     91     $     35
Investment in Oppenheimer Capital (Note 2).................    32,640       26,796       23,362
Distribution receivable (Note 2)...........................    14,050       17,090       11,950
10% note due 2012 from Oppenheimer Equities, Inc. (Note
  4).......................................................    32,193       32,193       32,193
Interest receivable........................................       538          538          538
Other assets...............................................       138          136          128
Goodwill, net (Note 2).....................................    38,653       39,305       41,893
                                                             --------     --------
          Total Assets.....................................  $118,313     $116,149     $110,099
                                                             ========     ========

                               LIABILITIES AND PARTNERS' CAPITAL

Distribution payable to partners...........................  $ 14,806     $ 17,858     $ 12,713
                                                             --------     --------
          Total Liabilities................................    14,806       17,858       12,713
                                                             --------     --------
General partner's capital..................................     1,049          996          987
Limited partners' capital; 16,950,000 Units authorized;
  15,429,298; 15,373,586 and 15,255,070 Units outstanding,
  respectively.............................................   102,458       97,295       96,399
                                                             --------     --------
          Total Partners' Capital..........................   103,507       98,291       97,386
                                                             --------     --------
          Total Liabilities and Partners' Capital..........  $118,313     $116,149     $110,099
                                                             ========     ========

   The accompanying notes are an integral part of these financial statements.

                           OPPENHEIMER CAPITAL, L.P.

                              STATEMENTS OF INCOME

                  (IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)

                                           THREE MONTHS ENDED
                                           -------------------
                                            JULY        JULY        FOR THE YEAR ENDED APRIL 30,
                                             31,         31,       -------------------------------
                                            1997        1996        1997        1996        1995
                                           -------     -------     -------     -------     -------
                                               (UNAUDITED)
Revenues:
  Equity in earnings of Oppenheimer
     Capital (Note 2):
     Operating earnings..................  $15,963     $11,468     $51,022     $40,359     $31,054
     Gain on Quest sale (Note 8).........    2,809          --       1,800      17,734          --
                                           -------     -------     -------     -------     -------
     Total equity in earnings of
       Oppenheimer Capital...............   18,772      11,468      52,822      58,093      31,054
     Interest............................      813         812       3,224       3,223       3,228
                                           -------     -------     -------     -------     -------
          Total revenues.................   19,585      12,280      56,046      61,316      34,282

Expenses:
  Amortization of goodwill (Note 2)......      652         652       2,588       2,588       2,588
  Other expenses (Note 2)................       33          33         132         132         873
                                           -------     -------     -------     -------     -------
     Total expenses......................      685         685       2,720       2,720       3,461
                                           -------     -------     -------     -------     -------
Net income...............................  $18,900     $11,595     $53,326     $58,596     $30,821
                                           =======     =======     =======     =======     =======
Net income per unit (Note 3).............  $  1.21     $  0.75     $  3.44     $  3.81     $  2.02
                                           =======     =======     =======     =======     =======
Distributions declared per unit..........  $   .95     $  0.65     $  3.50     $ 3.175     $ 2.175
                                           =======     =======     =======     =======     =======

   The accompanying notes are an integral part of these financial statements.

                           OPPENHEIMER CAPITAL, L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                 (IN THOUSANDS)

                                                               GENERAL    LIMITED       TOTAL
                                                               PARTNER'S  PARTNERS'    PARTNERS'
                                                               CAPITAL    CAPITAL      CAPITAL
                                                               ------     --------     --------
BALANCES AT APRIL 30, 1994...................................  $  892     $ 86,905     $ 87,797
  Net income.................................................     308       30,513       30,821
  Distributions declared.....................................    (332)     (32,923)     (33,255)
  Amortization of restricted unit compensation expense.......       8          851          859
  Capital contributions......................................      --           90           90
                                                               ------     --------     --------
BALANCES AT APRIL 30, 1995...................................     876       85,436       86,312
  Net income.................................................     586       58,010       58,596
  Distributions declared.....................................    (489)     (48,416)     (48,905)
  Amortization of restricted unit compensation expense.......      11        1,127        1,138
  Capital contributions......................................       3          242          245
                                                               ------     --------     --------
BALANCES AT APRIL 30, 1996...................................     987       96,399       97,386
  Net income.................................................     533       52,793       53,326
  Distributions declared.....................................    (543)     (53,790)     (54,333)
  Amortization of restricted unit compensation expense.......      15        1,476        1,491
  Capital contributions......................................       4          417          421
                                                               ------     --------     --------
BALANCES AT APRIL 30, 1997 (UNAUDITED).......................     996       97,295       98,291
                                                               ------     --------     --------
  Net income.................................................     189       18,711       18,900
  Distributions declared.....................................
  Amortization of restricted unit compensation expense.......
  Capital contributions......................................
                                                               ------     --------     --------
BALANCES AT JULY 31, 1997 UNAUDITED..........................  $1,049     $102,458     $103,507
                                                               ======     ========     ========

   The accompanying notes are an integral part of these financial statements.

                                                                           GENERAL       LIMITED
                                                                          PARTNER'S     PARTNERS'
                                                                           CAPITAL       CAPITAL
                                                                          ---------     ---------
BALANCES AT APRIL 30, 1994..............................................   $   892      $  86,905
  Net income............................................................       308         30,513
  Distributions declared................................................      (332)       (32,923)
  Amortization of restricted unit compensation expense..................         8            851
  Capital contributions.................................................        --             90
                                                                              ----       --------
BALANCES AT APRIL 30, 1995..............................................       876         85,436
  Net income............................................................       586         58,010
  Distributions declared................................................      (489)       (48,416)
  Amortization of restricted unit compensation expense..................        11          1,127
  Capital contributions.................................................         3            242
                                                                              ----       --------
BALANCES AT APRIL 30, 1996..............................................       987         96,399
  Net income............................................................       533         52,793
  Distributions declared................................................      (543)       (53,790)
  Amortization of restricted unit compensation expense..................        15          1,476
  Capital contributions.................................................         4            417
                                                                              ----       --------
BALANCES AT APRIL 30, 1997..............................................   $   996      $  97,295
                                                                              ====       ========
BALANCES, AT JULY 31, 1997 (UNAUDITED)..................................   $ 1,049      $ 102,458
                                                                              ====       ========

   The accompanying notes are an integral part of these financial statements.

                           OPPENHEIMER CAPITAL, L.P.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                      FOR THE        FOR THE
                                    THREE MONTHS   THREE MONTHS
                                       ENDED          ENDED            FOR THE YEAR ENDED APRIL 30,
                                      JULY 31,       JULY 31,       ----------------------------------
                                        1997           1996           1997         1996         1995
                                    ------------   ------------     --------     --------     --------
                                            (UNAUDITED)
Cash flows from operating
  activities:
  Net income......................    $ 18,900       $ 11,595       $ 53,326     $ 58,596     $ 30,821
  Adjustments to reconcile net
     income to net cash provided
     by operating activities:
     Distributions received (less
       than) the equity in
       earnings of Oppenheimer
       Capital....................      (1,682)           482         (6,662)     (14,677)         (60)
     Amortization of goodwill.....         652            652          2,588        2,588        2,588
     (Increase) in other assets...          (2)            (2)            (8)         (19)        (109)
                                      --------       --------       --------     --------     --------
Net cash provided by operating
  activities......................      17,868         12,727         49,244       46,488       33,240

Cash flows from investing
  activities:
Capital contributions to
  Oppenheimer Capital.............        (631)          (273)          (530)        (300)         (86)
                                      --------       --------       --------     --------     --------

Cash flows from financing
  activities:

Distributions to partners:
  General partner.................        (179)          (127)          (492)        (465)        (332)
  Limited partners................     (17,679)       (12,586)       (48,696)     (46,048)     (32,923)
  Issuance of limited partnership
     units on exercise of
     restricted options...........         631            273            530          300           86
                                      --------       --------       --------     --------     --------
Net cash (used in) financing
  activities......................     (17,227)       (12,440)       (48,658)     (46,213)     (33,169)
                                      --------       --------       --------     --------     --------
Net increase (decrease) in cash
  and short term investments......          10             14             56          (25)         (15)
Cash and short term investments at
  beginning of period.............          91             35             35           60           75
                                      --------       --------       --------     --------     --------
Cash and short term investments at
  end of period...................    $    101       $     49       $     91     $     35     $     60
                                      ========       ========       ========     ========     ========

Supplemental disclosure of cash
  flow information (Note 6):
  New York City unincorporated
     business tax paid............    $     35       $     35       $    140     $    151     $    985
                                      ========       ========       ========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                           OPPENHEIMER CAPITAL, L.P.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

     Oppenheimer Capital, L.P. (the "Partnership"), is a publicly traded limited partnership owned 1% by its general partner, Oppenheimer Financial Corp. ("Opfin") and 99% by its public limited partners ("Unitholders"). The Partnership's sole business is its holding of a 67.5% interest in Oppenheimer Capital (the "Operating Partnership"), a registered investment adviser. Opfin holds the remaining 32.5% interest in the Operating Partnership. The Operating Partnership is part of an affiliated group of companies operating in the financial services industry. The financial statements of the Partnership should be read in conjunction with the consolidated financial statements of the Operating Partnership.

NOTE 2 -- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Investment in Oppenheimer Capital

     The Partnership accounts for its investment in the Operating Partnership in accordance with the equity method of accounting. The Partnership records as income its proportionate share of the net income of the Operating Partnership and credits distributions from the Operating Partnership to its investment in Oppenheimer Capital. At April 30, 1997, the Partnership had a distribution receivable of $17.1 million from the Operating Partnership that was received on May 30, 1997.

  (b) Goodwill

     The excess of the initial contribution of capital to the Operating Partnership over fair value of the net assets acquired is being amortized on a straight-line basis over a period of 25 years. Accumulated amortization at April 30, 1997 and 1996 was $25,388,000 and $22,800,000, respectively. Impairment of goodwill is measured on the basis of anticipated undiscounted cash flows. At April 30, 1997, 1996 and 1995, the Partnership determined there was no impairment of goodwill.

  (c) Other Expenses

     Other expenses consist of New York City unincorporated business tax at a rate of 4% of taxable income. The Partnership is not subject to Federal or local income taxes which are obligations of the individual partners. However, under current tax law, the Partnership will be taxed as a corporation beginning in 1998.

  (d) Statements of Cash Flows

     For purposes of reporting cash flows, cash and short term investments include highly- liquid investments with maturities of three months or less.

  (e) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                           OPPENHEIMER CAPITAL, L.P.

NOTE 3 -- NET INCOME PER UNIT

                                                      FOR THE
                                                    THREE MONTHS    FOR THE YEAR ENDED APRIL
                                                       ENDED                   30,
                                                      JULY 31,     ---------------------------
                                                        1997        1997      1996      1995
                                                    ------------   -------   -------   -------
                                                    (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT
                                                              FOR PER UNIT AMOUNTS)
    Net income....................................    $ 18,900     $53,326   $58,596   $30,821
    Less 1% applicable to the General Partner.....         189         533       586       308
                                                       -------     -------   -------   -------
    Net income available to the Limited
      Partners....................................    $ 18,711     $52,793   $58,010   $30,513
                                                       =======     =======   =======   =======
    Weighted average number of units
      outstanding.................................      15,427      15,367    15,244    15,136
    Net income per unit...........................       $1.21       $3.44     $3.81     $2.02

NOTE 4 -- TRANSACTIONS WITH AFFILIATED COMPANIES

  (a) Cash and Short Term Investments

     On occasion the Partnership deposits excess funds with an affiliate and receives interest at money market rates. In addition, excess funds are also invested in a money market fund managed by an affiliate. Included in cash and short term investments at April 30, 1997 and 1996 was $1,000 and $34,000, respectively, on deposit with Oppenheimer & Co., Inc. ("Opco"), an affiliated broker-dealer, and $90,000 and $1,000, respectively, invested in the OCC Cash Reserves Primary Portfolio, which is managed by Opcap Advisors, an affiliated investment adviser.

  (b) 10% par value Note due 2012 from Oppenheimer Equities, Inc.

     The Partnership has a $32,193,000, 10% par value note due 2012 from Oppenheimer Equities, Inc., ("Equities"), a direct wholly-owned subsidiary of Opfin.

     The summary financial position of Equities is as follows:

                                                                            APRIL 30,
                                                                              1997
                                                                          -------------
                                                                          (IN MILLIONS)
        Total assets....................................................     $ 5,277
        Total liabilities, exclusive of subordinated liabilities........       4,900
        Liabilities subordinated to claims of general creditors.........           3
        Total shareholder's equity......................................         374
                                                                              ------
        Total liabilities and shareholder's equity......................     $ 5,277
                                                                              ======

     For the year ended April 30, 1997, Equities' net income was $52 million on total revenues of $974 million.

                           OPPENHEIMER CAPITAL, L.P.

NOTE 5 -- SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                              YEAR ENDED APRIL 30, 1997
                                                    ---------------------------------------------
                                                     FIRST      SECOND       THIRD        FOURTH
                                                    QUARTER     QUARTER     QUARTER       QUARTER
                                                    -------     -------     -------       -------
                                                     (IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)
Total revenues....................................  $12,280     $13,308     $16,196(1)    $14,262
Net income........................................  $11,595     $12,622     $15,511(1)    $13,598
Net income per unit...............................  $   .75     $   .81     $  1.00(1)    $   .88
Distributions declared per unit...................  $   .65     $   .75     $   .95(2)    $  1.15
Market price:
  High............................................  $30.000     $34.500     $37.375       $38.250
  Low.............................................  $27.125     $28.000     $33.250       $32.500

                                                              YEAR ENDED APRIL 30, 1996
                                                    ---------------------------------------------
                                                     FIRST      SECOND       THIRD        FOURTH
                                                    QUARTER     QUARTER     QUARTER       QUARTER
                                                    -------     -------     -------       -------
Total revenues....................................  $ 9,862     $10,527     $29,322(1)    $11,605
Net income........................................  $ 9,177     $ 9,841     $28,637(1)    $10,941
Net income per unit...............................  $   .60     $   .64     $  1.86(1)    $   .71
Distributions declared per unit...................  $   .55     $  .625     $ 1.175(2)    $  .825
Market price:
  High............................................  $24.500     $28.000     $29.500       $30.750
  Low.............................................  $21.125     $24.000     $27.000       $27.750

---------------

(1) Includes a gain on the Quest sale of $1.8 million, or $.12 per unit in fiscal 1997 and $17.7 million, or $1.15 per unit in fiscal 1996 (see Note
    8).

(2) Includes a special distribution related to the Quest sale of $.10 per unit in fiscal 1997 and $.55 per unit in fiscal 1996 (see Note 8).

NOTE 6 -- SUPPLEMENTAL CASH FLOW INFORMATION

     Oppenheimer Capital, L.P. issued 118,516, 118,233 and 93,668 units of limited partner interest under the Restricted Unit and Restricted Option Plans in exchange for an additional .18%, .18% and .14% general partner interest in Oppenheimer Capital for the fiscal years ended April 30, 1997, 1996 and 1995, respectively.

NOTE 7 -- COMPENSATION PLANS

     The Operating Partnership has established a Restricted Unit Plan and a Restricted Option Plan (the "Plan") for the benefit of certain key employees. Pursuant to the Plan, an eligible employee is granted the right to receive a number of units of the Partnership at no cost to the employee ("Rights"), in the case of the Restricted Unit Plan, and/or the right to purchase a number of units at the fair market value of such units on the date of grant ("Options"), in the case of the Restricted Option Plan. The right to receive or purchase units vests 33 1/3% per year at the end of each of the third, fourth and fifth years from the date of grant. The Partnership transfers to the Operating Partnership the proceeds from the exercise of Options in exchange for an increase in its general partner interest in the Operating Partnership. Opfin and the limited partners of the Partnership incur dilution, in accordance with their respective percentage interests in the Operating Partnership, upon the vesting of Rights and the exercise of Options.

     No compensation cost is recognized in the statements of income by the Operating Partnership for Options granted under the Plan because the exercise price of the Options approximates the market price of the

                           OPPENHEIMER CAPITAL, L.P.

units on the date of grant. Had compensation cost for the Options been recognized based on the fair value of the Options at the date of grant, the Partnership's net income would have been reported as the pro forma amounts indicated below:

                                                                   FOR THE YEAR ENDED
                                                                        APRIL 30,
                                                                   -------------------
                                                                    1997        1996
                                                                   -------     -------
                                                                     (IN THOUSANDS)
        Net income
          As reported............................................  $53,326     $58,596
          Pro forma..............................................  $53,214     $58,554
        Net Income per unit
          As reported............................................  $  3.44     $  3.81
          Pro forma..............................................  $  3.43     $  3.80

     For the purpose of the above disclosure, the fair value of each Option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 1997 and fiscal 1996, respectively: distribution yield of 7.3% and 8.0%; expected volatility of 21% and 22%; risk-free interest rate of 6.36% and 6.96%; and expected lives of 6 and 7 years.

NOTE 8 -- GAIN ON QUEST SALE

     Included in "Equity in earnings of Oppenheimer Capital" for the fiscal years ended April 30, 1997 and 1996 are gains resulting from the Operating Partnership's sale of the investment advisory and other contracts and business relationships for its twelve Quest for Value mutual funds to OppenheimerFunds, Inc. ("OFI"), which is unrelated to the Operating Partnership. For the years ended April 30, 1997 and 1996, the Partnership recognized gains of $1.8 million, or $0.12 per unit, and $17.7 million, or $1.15 per unit, respectively.

NOTE 9 -- SUBSEQUENT EVENTS

  (a) Quest Dual Purpose Fund Sale

     On February 28, 1997, the Operating Partnership entered into an agreement to sell its investment contracts and other business relationships of the Quest for Value Dual Purpose Fund to OFI. On July 18, 1997, the sale was consummated and the Partnership recognized a gain on the sale of $2.8 million, or $0.18 per unit.

  (b) Sale of Opfin Interest

     On July 22, 1997, Oppenheimer Group, Inc. ("OGI") and its subsidiary, Opfin, entered into an Amended and Restated Agreement and Plan of Merger, providing for PIMCO Advisors and its affiliate, Thomson Advisory Group Inc., to acquire, among other things, Opfin's current 32.4% managing general partner interest in the Operating Partnership, and Opfin's 1% general partner interest in the Partnership and in the various subpartnerships of the Operating Partnership. The transaction covers only the private interests OGI holds in the Operating Partnership and the Partnership, does not include the publicly traded units of the Partnership, and is subject to certain conditions being satisfied prior to closing, including the closing of the sale of the stock of Oppenheimer Holdings, Inc., an affiliate, to a third party, and consents of certain clients. It is anticipated that the transaction will close no later than the first quarter of calendar 1998.

     Upon consummation of the transaction, the Operating Partnership will function as an indirect subsidiary of PIMCO Advisors. PIMCO Advisors has advised OGI that it anticipates that the senior portfolio management team of the Operating Partnership will continue in their present capacities.

                              OPPENHEIMER CAPITAL

                       CONSOLIDATED FINANCIAL STATEMENTS

                            APRIL 30, 1997 AND 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS
July 22, 1997

To The General Partners of
Oppenheimer Capital

     In our opinion, the accompanying statements of financial condition and the related statements of income, changes in partners' capital and cash flows present fairly, in all material respects, the financial position of Oppenheimer Capital and its subsidiaries (the "Partnership") at April 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

New York, New York

                              OPPENHEIMER CAPITAL

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                 (IN THOUSANDS)

                                     ASSETS

                                                                                 AT APRIL 30,
                                                              AT JULY 31,     -------------------
                                                                 1997          1997        1996
                                                              -----------     -------     -------
                                                              (UNAUDITED)
Cash and short term investments (Notes 1 and 4).............   $  32,869      $27,123     $19,744
Investment management fees receivable.......................      57,990       52,357      43,016
Investments in affiliated mutual funds and other sponsored
  investment products (Note 4)..............................       3,371        4,347       4,644
Furniture, equipment and leasehold improvements at cost less accumulated depreciation and amortization of $2,812 and
  $2,179 (Note 1)...........................................       3,752        3,795       3,515
Intangible assets, less accumulated amortization of $565 and
  $377 (Note 1).............................................       1,213        1,511       1,699
Other assets................................................       3,860        3,886       3,720
                                                                 -------      -------     -------
          Total assets......................................   $ 103,055      $93,019     $76,338
                                                                 =======      =======     =======

                      LIABILITIES, MINORITY INTEREST AND PARTNERS' CAPITAL

LIABILITIES
Accrued employee compensation and benefits..................   $  18,933      $13,914     $12,873
Accrued expenses and other liabilities......................       9,152        8,880       7,168
Note payable (Note 8).......................................          --          400         800
Deferred investment management fees.........................       5,482        4,532       2,870
Distribution payable to partners............................      20,789       25,318      17,751
                                                                 -------      -------     -------
  Total liabilities.........................................      54,356       53,044      41,462
                                                                 -------      -------     -------
Minority interest...........................................         396          277         174
Partners' capital...........................................      48,303       39,698      34,702
                                                                 -------      -------     -------
          Total Liabilities, Minority Interest and Partners'
            Capital.........................................   $ 103,055      $93,019     $76,338
                                                                 =======      =======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                              OPPENHEIMER CAPITAL

                       CONSOLIDATED STATEMENTS OF INCOME

                                 (IN THOUSANDS)

                                       FOR THE           FOR THE
                                    THREE MONTHS      THREE MONTHS          FOR THE YEAR ENDED APRIL 30,
                                        ENDED             ENDED          ----------------------------------
                                    JULY 31, 1997     JULY 31, 1996        1997         1996         1995
                                   ---------------   ---------------     --------     --------     --------
                                              (UNAUDITED)
OPERATING REVENUES:
Investment management fees (Note
  1).............................     $  53,093          $39,433         $175,814     $151,269     $119,194
Net distribution assistance and
  commission income (Note 4).....         1,599            1,405            4,910        6,051       10,443
Interest and dividends...........           351              237            1,250          895          275
                                       --------         --------         --------     --------     --------
TOTAL OPERATING REVENUES.........        55,043           41,075          181,974      158,215      129,912
                                       --------         --------         --------     --------     --------
OPERATING EXPENSES:
Compensation and benefits (Note
  3).............................        23,991           17,610           77,664       68,781       55,367
Occupancy........................         1,757            1,493            6,572        6,873        6,436
General and administrative.......         3,124            2,787           12,494       12,293       10,652
Promotional......................         1,430            1,551            6,334        7,604       10,611
                                       --------         --------         --------     --------     --------
TOTAL OPERATING EXPENSES.........        30,302           23,441          103,064       95,551       83,066
                                       --------         --------         --------     --------     --------
OPERATING INCOME.................        24,741           17,634           78,910       62,664       46,846
Gain on Quest sale (Note 6)......         4,374               --            2,806       27,725           --
                                       --------         --------         --------     --------     --------
INCOME BEFORE INCOME TAXES AND
  MINORITY INTEREST..............        29,115           17,634           81,716       90,389       46,846
Income taxes (Note 5)............        (1,218)            (585)          (3,198)      (3,627)      (1,201)
                                       --------         --------         --------     --------     --------
INCOME BEFORE MINORITY
  INTEREST.......................        27,897           17,049           78,518       86,762       45,645
Minority interest................          (119)             (56)            (254)        (452)          --
                                       --------         --------         --------     --------     --------
NET INCOME.......................     $  27,778          $16,993         $ 78,264     $ 86,310     $ 45,645
                                       ========         ========         ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                              OPPENHEIMER CAPITAL

            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                 (IN THOUSANDS)

    BALANCE AT APRIL 30, 1994.................................................  $ 12,452
      Net income..............................................................    45,645
      Amortization of restricted unit compensation expense....................     1,280

      Distributions declared to partners:
         Oppenheimer Financial Corp...........................................   (14,313)
         Oppenheimer Capital, L.P.............................................   (30,690)
      Contributions by Oppenheimer Capital, L.P...............................        86
                                                                                 -------
    BALANCE AT APRIL 30, 1995.................................................    14,460
      Net income..............................................................    86,310
      Amortization of restricted unit compensation expense....................     1,691

      Distributions declared to partners:
         Oppenheimer Financial Corp...........................................   (22,247)
         Oppenheimer Capital, L.P.............................................   (45,812)
      Contributions by Oppenheimer Capital, L.P...............................       300
                                                                                 -------
    BALANCE AT APRIL 30, 1996.................................................    34,702
      Net income..............................................................    78,264
      Amortization of restricted unit compensation expense....................     2,209

      Distributions declared to partners:
         Oppenheimer Financial Corp...........................................   (24,707)
         Oppenheimer Capital, L.P.............................................   (51,300)
      Contributions by Oppenheimer Capital, L.P...............................       530
                                                                                 -------
    BALANCE AT APRIL 30, 1997.................................................  $ 39,698
      Net income..............................................................    27,778
      Amortization of restricted unit compensation expense....................

      Distributions declared to partners:
         Oppenheimer Financial Corp...........................................
         Oppenheimer Capital, L.P.............................................
      Contributions by Oppenheimer Capital, L.P...............................       631
                                                                                 -------
    BALANCE AT JULY 31, 1997 (UNAUDITED)......................................  $ 48,303
                                                                                 =======

  The accompanying notes are an integral part of these consolidated financial statements.

                              OPPENHEIMER CAPITAL

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                           FOR THE           FOR THE
                                                        THREE MONTHS      THREE MONTHS      FOR THE YEAR ENDED APRIL 30,
                                                            ENDED             ENDED        ------------------------------
                                                        JULY 31, 1997     JULY 31, 1996      1997       1996       1995
                                                       ---------------   ---------------   --------   --------   --------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...........................................     $  27,778         $  16,993      $ 78,264   $ 86,310   $ 45,645
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Amortization of restricted unit compensation
    expense..........................................           980               535         2,209      1,691      1,280
  Depreciation and amortization......................           247               230         1,019      2,413      1,082
  Minority interest, net of distributions............           119                87           103         87         62
  (Increase) in investment management fees
    receivable.......................................        (5,633)              830        (9,341)    (9,839)    (4,517)
  (Increase) decrease in other assets................          (197)              381          (182)    (1,195)     1,300
  Increase in accrued employee compensation and
    benefits.........................................         5,019            (3,731)        1,041      4,549      1,637
  Increase in accrued expenses and other
    liabilities......................................           272             1,859         1,712        290      2,144
  Increase in deferred investment management fees....           950               308         1,662      1,154         93
                                                           --------          --------      --------   --------
Net cash provided by operating activities............        29,535            17,492        76,487     85,460     48,726
                                                           --------          --------      --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets............................          (178)             (350)       (1,111)      (498)    (1,634)
Sale of AMA license..................................         1,000                --            --         --         --
Intangible assets resulting from acquisitions........          (500)               --            --         --     (1,689)
Proceeds from sales of mutual funds shares and other
  investments........................................           976                --         3,132      7,296      2,048
Purchases of mutual funds shares and other
  investments........................................            --               (35)       (2,819)    (7,844)    (4,384)
                                                           --------          --------      --------   --------
Net cash (used in) investing activities..............         1,298              (385)         (798)    (1,046)    (5,659)
                                                           --------          --------      --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments of) proceeds from bank loans.........            --                              --     (9,182)     6,446
Issuance (repayment) of note payable.................          (400)             (400)         (400)      (400)     1,200
Distributions to partners:
  Oppenheimer Financial Corp.........................        (8,228)           (5,801)      (22,280)   (21,187)   (14,898)
  Oppenheimer Capital, L.P...........................       (17,090)          (11,950)      (46,160)   (43,415)   (30,995)
Contributions by Oppenheimer Capital, L.P............           631               273           530        300         86
                                                           --------          --------      --------   --------
Net cash (used in) financing activities..............       (25,087)          (17,878)      (68,310)   (73,884)   (38,161)
                                                           --------          --------      --------   --------
Net increase in cash and short term investments......         5,746              (771)        7,379     10,530      4,906
Cash and short term investments at beginning of
  period.............................................        27,123            21,019        19,744      9,214      4,308
                                                           --------          --------      --------   --------
Cash and short term investments at end of period.....     $  32,869         $  20,248      $ 27,123   $ 19,744   $  9,214
                                                           ========          ========      ========   ========
Supplemental disclosure of cash flow information:
  Interest paid......................................     $      22         $      38      $    112   $    638   $    738
                                                           ========          ========      ========   ========
New York City unincorporated business tax paid.......     $     983         $     661      $  3,376   $  3,701   $  1,049
                                                           ========          ========      ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                              OPPENHEIMER CAPITAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Consolidation

     Oppenheimer Capital (the "Operating Partnership") is a general partnership owned 32.5% by Oppenheimer Financial Corp. ("Opfin") and 67.5% by Oppenheimer Capital, L.P. (the "Partnership"). The Operating Partnership is a registered investment adviser and is part of an affiliated group of companies operating in the financial services industry.

     The consolidated financial statements include the accounts of the Operating Partnership and its subsidiaries, Opcap Advisors ("Advisors"), OCC Distributors ("Distributors") and AMA Investment Advisers, L.P. ("AMA Advisers, L.P.") (collectively, the "Subpartnerships"), Oppenheimer Capital Limited and Oppenheimer Capital Trust Company. All material intercompany balances and transactions have been eliminated in consolidation.

  (b) Cash and Short Term Investments

     Short term investments are recorded at cost which approximates market value and include holdings in money market mutual funds and highly-liquid investments with maturities of three months or less.

  (c) Furniture, Equipment and Leasehold Improvements

     Furniture and equipment are depreciated on a straight-line basis over five to seven year periods. Amortization of leasehold improvements is on a straight-line basis over the lesser of their economic useful life or the term of the lease.

  (d) Investment Management Fees

     Investment management fees are based on written contracts and are generally computed on the net assets of the managed accounts and recognized in the period earned.

  (e) Statements of Cash Flows

     For purposes of reporting cash flows, cash and short term investments include highly-liquid investments with maturities of three months or less.

  (f) Intangible Assets

     Impairment of intangible assets is measured on the basis of anticipated undiscounted cash flows. At April 30, 1997, 1996 and 1995, the Operating Partnership determined that there was no impairment of the intangible assets.

  (g) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  (h) Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year's presentation.

                              OPPENHEIMER CAPITAL

NOTE 2 -- LONG TERM LEASE COMMITMENTS

     The Operating Partnership occupies office premises at various locations, including the Oppenheimer Tower under an agreement to sublease with Oppenheimer & Co., Inc. ("Opco"), an affiliated broker-dealer. The Operating Partnership' s lease commitments for office space under operating leases having noncancelable lease terms in excess of one year provide for the following minimum annual rentals:

                             YEARS ENDING APRIL 30,
        ----------------------------------------------------------------
             1998.......................................................  $ 3,919,000
             1999.......................................................    3,919,000
             2000.......................................................    3,919,000
             2001.......................................................    3,640,000
             2002.......................................................    3,310,000
             Thereafter.................................................    8,685,000
                                                                          -----------
        Total minimum lease payments....................................  $27,392,000
                                                                           ==========

     The agreements expire at various dates through the fiscal year ending April 30, 2006 and contain provisions for additional charges (e.g., ground rent, real estate taxes and operating expenses). Office rent expense for the years ended April 30, 1997, 1996 and 1995 was $5,046,000, $5,348,000 and $5,100,000,
respectively.

NOTE 3 -- COMPENSATION PLANS

     The Operating Partnership has established a Restricted Unit Plan and a Restricted Option Plan (the "Plan") for the benefit of certain key employees. Pursuant to the Plan, an eligible employee is granted the right to receive a number of units of the Partnership at no cost to the employee ("Rights"), in the case of the Restricted Unit Plan, and/or the right to purchase a number of units at the fair market value of such units on the date of grant ("Options"), in the case of the Restricted Option Plan. The right to receive or purchase units vests 33 1/3% per year at the end of each of the third, fourth and fifth years from the date of grant. The Partnership transfers to the Operating Partnership the proceeds from the exercise of Options in exchange for an increase in its general partner interest in the Operating Partnership. Opfin and the limited partners of the Partnership incur dilution, in accordance with their respective percentage interests in the Operating Partnership, upon the vesting of Rights and the exercise of Options. A total of 2,475,000 restricted units and/or restricted options have been authorized under the Plan. The following table shows the Rights granted and the Options granted with exercise prices of $18.125 to $33.75 at April 30, 1997. As a result of the grant of Rights, the Operating Partnership recorded deferred restricted unit compensation expense in partners' capital of $5,977,000, $4,738,000 and $343,000 for the fiscal years ended April 30, 1997,
1996 and 1995, respectively, which amounts are amortized over a five year period. Amortization of $2,209,000, $1,691,000, and $1,280,000

                              OPPENHEIMER CAPITAL
has been recorded for the years ended April 30, 1997, 1996 and 1995, respectively. This amortization results in a charge to compensation and benefits and a corresponding credit to partners' capital.

                                                        RIGHTS      OPTIONS      EXERCISE PRICE
                                                       OUTSTANDING  OUTSTANDING    PER OPTION
                                                       --------     --------     ---------------
Balances at April 30, 1994...........................   322,950      141,501     $11.375-$28.125
  Rights granted.....................................    16,300           --     --
  Rights canceled....................................    (3,333)          --     --
  Units issued with respect to Rights................   (88,167)          --     --
  Options granted....................................        --      140,500     $23.625-$24.875
  Options exercised..................................        --       (5,501)    $11.375-$23.875
  Options canceled...................................        --       (9,667)    $11.375-$ 25.00
                                                        -------      -------     ---------------
Balances at April 30, 1995...........................   247,750      266,833     $ 13.50-$28.125
  Rights granted.....................................   188,540           --     --
  Rights canceled....................................    (8,333)          --     --
  Units issued with respect to Rights................  (103,200)          --     --
  Options granted....................................        --      153,000     $ 20.75
  Options exercised..................................        --      (15,033)    $ 13.50-$ 25.00
  Options canceled...................................        --      (30,333)    $20.625-$ 25.00
                                                        -------      -------     ---------------
Balances at April 30, 1996...........................   324,757      374,467     $18.125-$28.125
  Rights granted.....................................   207,517           --     --
  Rights canceled....................................   (14,109)          --     --
  Units issued with respect to Rights................   (95,851)          --     --
  Options granted....................................        --      168,500     $29.375-$ 33.75
  Options exercised..................................        --      (22,665)    $18.125-$29.375
  Options canceled...................................        --      (24,000)    $ 20.75-$29.375
                                                        -------      -------     ---------------
Balances at April 30, 1997...........................   422,314      496,302     $18.125-$ 33.75
                                                        =======      =======     ===============

     No compensation cost is recognized in the consolidated statements of income for Options granted under the Plan because the exercise price of the Options approximates the market price of the units on the date of grant. Had compensation cost for the Options been recognized based on the fair value of the Options at the date of the grant, the Operating Partnership's net income would have been reported as the pro forma amounts indicated below:

                                                                   FOR THE YEAR ENDED
                                                                        APRIL 30,
                                                                   -------------------
                                                                    1997        1996
                                                                   -------     -------
                                                                     (IN THOUSANDS)
        Net Income
          As reported............................................  $78,264     $86,310
          Pro forma..............................................  $78,098     $86,248

     For the purpose of the above disclosure, the fair value of each Option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 1997 and fiscal 1996, respectively: distribution yield of 7.3% and 8.0%; expected volatility of 21% and 22%; risk-free interest rate of 6.36% and 6.96%; and expected lives of 6 and 7 years.

                              OPPENHEIMER CAPITAL

NOTE 4 -- TRANSACTIONS WITH AFFILIATED COMPANIES

  (a) Cash and Short Term Investments

     On occasion the Operating Partnership deposits excess funds with an affiliate and receives interest at money market rates. In addition, excess funds are also invested in a money market fund managed by Advisors. Included in cash and short term investments at April 30, 1997 and 1996 was $35,000 and $275,000, respectively, on deposit with Opco and $1,567,000 and $1,675,000, respectively, invested in the OCC Cash Reserves Primary Portfolio, for which Advisors acts as investment adviser.

  (b) Investments in Affiliated Mutual Funds and Other Sponsored Investment Products

     Investments in affiliated mutual funds and other sponsored investment products are carried at market value.

  (c) Distribution Assistance Fees and Expenses

     The Operating Partnership receives distribution assistance fees from various mutual funds and has entered into agreements with various broker-dealers including Opco to obtain sales-related services in rendering distribution assistance. Payments to Opco for the Quest for Value equity and fixed income mutual funds for the years ended April 30, 1996 and 1995 were recorded as distribution assistance expenses and for financial statement purposes were netted against distribution assistance fees (see note 6). Payments to Opco for OCC Cash Reserves are netted against investment management fees. Such payments totaled $8,902,000, $9,522,000 and $8,496,000 for the years ended April 30,
1997, 1996 and 1995, respectively.

  (d) Other Services

     Opco provides various services to the Operating Partnership and its subsidiaries at its cost. Charges pursuant to these agreements are not material.

  (e) Affiliated Mutual Funds and Commingled Products -- Investment Management Fees

     The Operating Partnership provides investment management services to affiliated mutual funds and other commingled products. For the years ended April 30, 1997, 1996 and 1995 amounts earned for these services totaled $15,382,000, $22,778,000 and $23,088,000, respectively.

NOTE 5 -- INCOME TAXES

     Although the Operating Partnership is not otherwise subject to Federal, state, or local income taxes, it was subject to New York City unincorporated business tax of $3,143,000, $3,667,000 and $1,201,000, respectively, for the years ended April 30, 1997, 1996 and 1995.

     A domestic corporate subsidiary of the Operating Partnership is subject to Federal, state and local income taxes. A foreign corporate subsidiary is subject to taxes in the foreign jurisdiction in which it is located.

NOTE 6 -- GAIN ON QUEST SALE

     On November 22, 1995, the Operating Partnership sold the investment advisory and other contracts and business relationships for its twelve Quest for Value mutual funds to OppenheimerFunds, Inc. ("OFI"), which is unrelated to the Operating Partnership. In fiscal 1997 and 1996, the Operating Partnership received payments of $3.8 million and $41.7 million, respectively, related to the sale, and recognized pre-tax gains of $2.8 million and $27.7 million, respectively.

                              OPPENHEIMER CAPITAL

NOTE 7 -- SALE OF SARATOGA CAPITAL MANAGEMENT

     On April 29, 1997, the Operating Partnership completed the sale of its 50% interest in Saratoga Capital Management. The proceeds, which are not significant, will be paid annually to the Operating Partnership over a five year period, ending May 1, 2001. The Operating Partnership continues to manage two portfolios of the Saratoga Advantage Trust, for which it receives subadvisory fees.

NOTE 8 -- SUBSEQUENT EVENTS

  (a) Sale of AMA License

     On May 12, 1997, the Operating Partnership sold its exclusive license to market financial products to members of the American Medical Association for $1 million. The proceeds received from this transaction were used to purchase the remaining 19.9% interest of AMA Advisers, L.P. not owned by the Operating Partnership and Opfin, and to repay the balance of the original acquisition debt incurred to purchase AMA Advisers, L.P. AMA Advisers, L.P. has been renamed 225 Liberty Street Advisers, L.P.

  (b) Quest Dual Purpose Fund Sale

     On February 28, 1997, the Operating Partnership entered into an agreement to sell its investment advisory and other contracts and business relationships of the Quest for Value Dual Purpose Fund to OFI. On July 18, 1997, the sale was consummated and the Operating Partnership received a payment of $7.0 million and recorded a net gain of $4.2 million.

  (c) Sale of Opfin Interest

     On July 22, 1997, Oppenheimer Group, Inc. ("OGI") and its subsidiary, Opfin, entered into an Amended and Restated Agreement and Plan of Merger, providing for PIMCO Advisors and its affiliate, Thomson Advisory Group Inc., to acquire, among other things, Opfin's current 32.4% managing general partner interest in the Operating Partnership, and Opfin's 1% general partner interest in the Partnership and in the various subpartnerships of the Operating Partnership. The transaction covers only the private interests OGI holds in the Operating Partnership and the Partnership, does not include the publicly traded units of the Partnership, and is subject to certain conditions being satisfied prior to closing, including the closing of the sale of the stock of Oppenheimer Holdings, Inc., an affiliate, to a third party, and consents of certain clients. It is anticipated that the transaction will close no later than the first quarter of calendar 1998.

     Upon consummation of the transaction, the Operating Partnership will function as an indirect subsidiary of PIMCO Advisors. PIMCO Advisors has advised OGI that it anticipates that the senior portfolio management team of the Operating Partnership will continue in their present capacities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the Partnership in connection with the issuance and distribution of the securities being registered (all amounts are estimated except the SEC registration fee):

        SEC Registration Fee..............................................  $124,822
                                                                            ---------
        Printing and engraving expenses...................................         *
        Legal Fees and expenses...........................................         *
        Accounting fees and expenses......................................         *
        NYSE Listing Fee..................................................         *
        Transfer agent and registrar fees.................................  $      *
                                                                            ---------
        Blue Sky qualification fees and expenses..........................         *
        Miscellaneous.....................................................  $      *
                                                                            ---------
        TOTAL.............................................................  $      *
                                                                            =========

---------------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims whatsoever, subject to such standards and restrictions, if any, as set forth in its partnership agreement. Under the Partnership Agreement, the general partner of the Partnership, its affiliates and all officers, directors, partners, agents and employees of the general partner and its affiliates will not be liable to the Partnership or to any Unitholders for any actions or inactions of the general partner or such other persons if such action or inaction did not constitute actual fraud, gross negligence or willful or wanton misconduct. The Partnership will indemnify the general partner and such persons and entities against all losses or liabilities, costs and expenses (including legal fees and expenses) incurred by the general partner or any such persons or entities arising from their conduct whenever such course of conduct does not constitute actual fraud, gross negligence or willful or wanton misconduct.

     In regards to PIMCO Advisors, certain executive officers of PIMCO Advisors and directors and officers of TAG and Thomson Investor Services, Inc. ("ITS") are parties to indemnification agreements with PIMCO Advisors pursuant to which PIMCO Advisors has agreed, to the fullest extent permitted by law, to indemnify such persons from and against, among other things, all losses, claims, liabilities, expenses and other amounts arising from any and all claims, actions or proceedings in which any such person may be involved by reason of his or her status as an officer of PIMCO Advisors or in connection with such person's services to TAG and ITS.

     The PIMCO Advisors Partnership Agreement provides that each officer and director of PIMCO Advisors shall be indemnified by PIMCO Advisors against any and all losses, claims, damages, liability and expense arising from any proceeding in which any such director or officer may be involved by reason of his or her status and further shall be advanced expenses in defending any such proceeding to the fullest extent permitted by law. PIMCO Advisors will not be permitted to change the indemnification provisions of the PIMCO Advisors Partnership Agreement for at least six years following the 1994 Consolidation.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling PGP (as the general partner of the Partnership and the managing general partner of

PIMCO Advisors) pursuant to the foregoing provisions, PGP has been informed that in the opinion of the ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On November 4, 1997, PIMCO Advisors completed the Opgroup Transaction described in the Prospectus and issued the securities described therein.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

    EXHIBIT
     NO.                                        DESCRIPTION
    ------    -------------------------------------------------------------------------------
     3.1      Amended and Restated Agreement of Limited Partnership of Oppenheimer Capital,
              L.P. (Incorporated by reference to Exhibit 3.1 of the Partnership's
              Registration Statement No. 33-39354 on Form S-3)
     3.1.1*   Amendment to Amended and Restated Agreement of Limited Partnership of
              Oppenheimer Capital, L.P. dated November 4, 1997
     3.1.2*   Assignment of General Partner Interest and Amendment to Amended and Restated
              Agreement of Limited Partnership of Oppenheimer Capital, L.P. dated November 4,
              1997
     3.1.3*   Assignment of General Partner Interest and Amendment to Amended and Restated
              Agreement of Limited Partnership of Oppenheimer Capital, L.P. dated November 4,
              1997
     4.1*     Form certificate of Limited Partnership Units
     5.1*     Opinion and consent of Richards, Layton & Finger regarding the validity of the units being registered
    10.1      Promissory Note Issued by Oppenheimer Equities, Inc. (Incorporated by reference to Exhibit 10.1 of the Partnership's Registration Statement No. 33-39354 on
              Form S-3)
    10.2      Form of lease with respect to premises at Oppenheimer Tower. (Incorporated by reference from the Partnership's Registration Statement No. 33-39354 on Form
              S-3)
    10.3      Lease with respect to premises at World Financial Center, Tower B, New York.
              (Incorporated by reference from the Partnership's Annual Report on Form 10-K for the fiscal year ended April 30, 1993)
    10.4      Amended and Restated Oppenheimer Past Service Benefit Plan. (Incorporated by
              reference from the Partnership's Registration Statement No. 33-39354 on Form
              S-3)
    10.5      First Amendment to the Oppenheimer Past Service Benefit Plan. (Incorporated by
              reference from the Partnership's Registration Statement No. 33-39354 on Form
              S-3)
    10.6      Oppenheimer Capital Deferred Compensation Plan. (Incorporated by reference from the Partnership's Registration Statement No. 33-39354 on Form S-3)
    10.7      Restricted Unit Plan. (Incorporated by reference from the Partnership's
              Registration Statement No. 33-35584 on Form S-8)
    10.8      Restricted Option Plan. (Incorporated by reference from the Partnership's
              Registration Statement No. 33-35584 on Form S-8)
    10.9      Lease with respect to premises at 33 Maiden Lane, New York. (Incorporated by reference to Exhibit 10.9 of the Partnership's Report on Form 10-K for the
              fiscal year ended April 30, 1994)
    10.10     Acquisition Agreement dated August 17, 1995 among Oppenheimer Capital, Quest for Value Advisors, Quest for Value Distributors and Oppenheimer Management
              Corporation. (Incorporated by reference to Exhibit 10.1 of the Partnership's
              Form 10-Q for the fiscal quarter ended October 31, 1995)
    10.11*    Form of Operating Agreement between PIMCO Advisors and Oppenheimer Capital,
              L.P.
    10.12*    Form of Oppenheimer Capital, L.P. 1997 Unit Incentive Plan

    EXHIBIT
     NO.                                        DESCRIPTION
    ------    -------------------------------------------------------------------------------
    10.13*    Agreement of Limited Partnership
    10.14*    Amendment to Amended and Restated Agreement of Limited Partnership of
              Oppenheimer Capital, L.P. dated November 4, 1997
    10.15*    Assignment of General Partner Interest and Amendment to Amended and Restated
              Agreement of Limited Partnership of Oppenheimer Capital, L.P. dated November 4,
              1997
    10.16*    Amendment to Amended and Restated Agreement of Limited Partnership of
              Oppenheimer Capital, L.P. dated November 4, 1997
    10.17*    Amended and Restated Partnership Agreement of PIMCO Advisors dated October 31,
              1997
    10.18     Cvengros Employment Agreement. (Incorporated by reference from Thomson Advisory
              Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.19     Smith Employment Agreement. (Incorporated by reference from Thomson Advisory
              Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.20     Chiboucas Employment Agreement. (Incorporated by reference from Thomson
              Advisory Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.21     Form of Manager Employer Agreement. (Incorporated by reference from Thomson
              Advisory Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.22     Profit Sharing Plan for Pacific Investment Management Company. (Incorporated by
              reference to Exhibit 10.5 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December 31, 1994)
    10.23     Profit Sharing Plan for Columbus Circle Investors. (Incorporated by reference from Thomson Advisory Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.24     Form of Profit Sharing Plan for Investment Management Firms. (Incorporated by
              reference from Thomson Advisory Group L.P.'s Report on Form 8-K dated July 11,
              1994)
    10.25     PFAMCo Loss Reimbursement Agreement. (Incorporated by reference from Thomson
              Advisory Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.26     Blairlogie Loss Reimbursement and Recapture Agreement. (Incorporated by
              reference from Thomson Advisory Group L.P.'s Report on Form 8-K dated July 11,
              1994)
    10.27     Thomson Advisory Group L.P. 1993 Unit Option Plan (as amended through April 20,
              1993). (Incorporated by reference to Exhibit 10.65 of Thomson Advisory Group
              L.P.'s Report on Form 10-Q for the fiscal quarter ended March 31, 1993)
    10.28     Amendment to the Thomson Advisory Group L.P. 1993 Unit Option Plan.
              (Incorporated by reference to Exhibit 10.10(B) of PIMCO Advisors' Report on
              Form 10-K for the fiscal year ended December 31, 1995)
    10.29     Award of Options dated March 10, 1993 to Irwin F. Smith. (Incorporated by reference to Exhibit 10.68 of Thomson Advisory Group L.P.'s Report on Form 10-K
              for the fiscal year ended December 31, 1992)
    10.30     Smith Option Amendment Agreement. (Incorporated by reference from Thomson
              Advisory Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.31     Form of Class I Option Amendment Agreement. (Incorporated by reference from
              Thomson Advisory Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.32     Form of Class II Option Amendment Agreement. (Incorporated by reference from
              Thomson Advisory Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.33     Form of PIMCO Advisors L.P. 1994 Class B LP Unit Option Plan. (Incorporated by
              reference to Exhibit 2.12 of Thomson Advisory Group L.P.'s Registration
              Statement No. 33-84914 on Form S-4)

    EXHIBIT
     NO.                                        DESCRIPTION
    ------    -------------------------------------------------------------------------------
    10.34     Form of Option Agreement. (Incorporated by reference to Exhibit 2.13 of Thomson
              Advisory Group L.P.'s Registration Statement No. 33-84914 on Form S-4)
    10.35     PIMCO Advisors L.P. Restricted Unit Plan. (Incorporated by reference from
              Thomson Advisory Group L.P.'s Report on Form 8-K dated July 11, 1994)
    10.36     Thomson Advisory Group 401(k) Savings and Investment Plan. (Incorporated by
              reference to Exhibit 10.10 of Thomson Advisory Group L.P.'s Report on Form 10-K
              for the fiscal year ended December 31, 1991)
    10.37     First Amendment to the Thomson Advisory Group 401(k) Savings and Investment
              Plan. (Incorporated by reference to Exhibit 10.10(b) of Thomson Advisory Group
              L.P.'s Report on Form 10-K for the fiscal year ended December 31, 1993)
    10.38     Thomson Advisory Group 401(k) Savings and Investment Plan Submitter Amendment.
              (Incorporated by reference to Exhibit 10.10(c) of Thomson Advisory Group L.P.'s
              Report on Form10-K for the fiscal year ended December 31, 1993)
    10.39     Consolidation Transaction Amendment. (Incorporated by reference to Exhibit
              10.18(D) of PIMCO Advisors' Report on Form 10-K for the fiscal year ended
              December 31, 1994)
    10.40     Third Amendment to the Thomson Advisory Group 401(k) Savings and Investment
              Plan. (Incorporated by reference to Exhibit 10.18(E) of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December 31, 1994)
    10.41     Fourth Amendment to the PIMCO Advisors L.P. 401(k) Savings and Investment Plan.
              (Incorporated by reference to Exhibit 10.18(F) of PIMCO Advisors' Report on
              Form 10-K for the fiscal year ended December 31, 1994)
    10.42     Form of Indemnification Agreement executed by certain officers of the
              Registrant and certain directors of Thomson McKinnon Asset Management Inc.
              (Incorporated by reference to Exhibit 10.21 of Thomas McKinnon Asset Management
              L.P.'s Report No. 33-17227 on Form 10-Q for the fiscal quarter ended June 30,
              1990)
    10.43     Form of Indemnification Agreement executed by certain directors of Thomson
              Advisory Group, Inc. (Incorporated by reference to Exhibit 10.22 of Thomson
              Advisory Group L.P.'s Report No, 33-17227 on Form 10-Q for the quarter ended
              September 30, 1990)
    10.44     Form of Amendment No. 1 to Indemnification Agreement. (Incorporated by
              reference to Exhibit 10.46 of Thomson Advisory Group L.P.'s Report No. 33-17227
              on Form 10-Q for the fiscal quarter ended March 31, 1991)
    10.45     The 1996 Unit Incentive Plan of PIMCO Advisors L.P. (Incorporated by reference to Exhibit 10.22 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December 31, 1996)
    10.46     Credit Agreement dated as of April 12, 1996 between PIMCO Advisors L.P. as borrower and Citicorp USA, Inc. as initial lender and agent. (Incorporated by reference to Exhibit 10.23 of PIMCO Advisors' Report on Form 10-Q for the
              fiscal quarter ended March 31, 1996)
    10.47     PIMCO Advisors L.P. Executive Deferred Compensation Plan. (Incorporated by
              reference to Exhibit 10.24 of PIMCO Advisors' Report on Form 10-K for the
              fiscal ended December 31, 1996)
    10.48     Employment Agreement: David B. Breed. (Incorporated by reference to Exhibit
              10.25 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December
              31, 1996)
    10.49     Employment Agreement: William H. Gross. (Incorporated by reference to Exhibit
              10.26 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December
              31, 1996)
    10.50     Employment Agreement: John L. Hague. (Incorporated by reference to Exhibit
              10.27 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December
              31, 1996)

    EXHIBIT
     NO.                                        DESCRIPTION
    ------    -------------------------------------------------------------------------------
    10.51     Employment Agreement: Brent R. Harris. (Incorporated by reference to Exhibit
              10.28 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December
              31, 1996)
    10.52     Employment Agreement: James F. Muzzy. (Incorporated by reference to Exhibit
              10.29 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December
              31, 1996)
    10.53     Employment Agreement: Daniel S. Pickett. (Incorporated by reference to Exhibit
              10.30 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December
              31, 1996)
    10.54     Employment Agreement: William F. Podlich, III. (Incorporated by reference to
              Exhibit 10.31 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended
              December 31, 1996)
    10.55     Employment Agreement: William S. Thompson, Jr. (Incorporated by reference to
              Exhibit 10.32 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended
              December 31, 1996)
    10.56     Employment Agreement: Benjamin L. Trosky. (Incorporated by reference to Exhibit
              10.33 of PIMCO Advisors' Report on Form 10-K for the fiscal year ended December
              31, 1996)
    10.57*    Agreement and Plan of Merger dated November 4, 1997
    10.58*    Put Right dated November 4, 1997
    10.59*    Exchange Right dated November 4, 1997
    10.60*    Note Agreement dated November 4, 1997
    10.61*    Contribution Agreement dated November 4, 1997
    10.62*    Certificate of Long Term Indemnity Indebtedness dated November 4, 1997
    10.63*    Amended and Restated Release and Indemnity Agreement dated November 4, 1997
    10.64*    Amended and Restated Tax Indemnity Agreement dated November 4, 1997
    10.65*    Registration Rights Agreement dated November 4, 1997
    11.1*     Statement re computation of per unit earnings
    23.1*     Consent of Richards, Layton & Finger (included as part of Exhibit 5.1)
    23.2      Consent of Price Waterhouse LLP
    23.3*     Consent of Price Waterhouse LLP
    23.4*     Consent of Deloitte & Touche
    24.1      Power of Attorney (included on signature page)
    27.1*     Financial Data Schedule

---------------

* To be filed by amendment.

     (b) FINANCIAL STATEMENT SCHEDULES INCLUDED IN PART II.

          Schedule II -- Valuation and Qualifying Accounts of Oppenheimer
                         Capital, L.P. and PIMCO Advisors

     All other schedules for which provision is made in the applicable accounting regulation of the Securities and Commission Exchange are not required under the related instructions or are inapplicable and therefore have been omitted.

ITEM 17. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Partnership pursuant to the foregoing provisions, or otherwise, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Partnership of expenses incurred or paid by a director, officer or controlling person of the Partnership in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

  (b) THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES THAT:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Partnership pursuant to Rule 424(b)(1) or
     (4) and 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 5th day of November, 1997.

                                          OPPENHEIMER CAPITAL, L.P.

                                                /s/ WILLIAM D. CVENGROS

                                          --------------------------------------
                                          William D. Cvengros
                                          Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints William D. Cvengros and Robert M. Fitzgerald as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1 and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                               TITLE                        DATE
----------------------------------------  -------------------------------    ------------------
        /s/ WILLIAM D. CVENGROS                    Board Member,               November 5, 1997
----------------------------------------      Chief Executive Officer
          William D. Cvengros              (Principal Executive Officer)
        /s/ ROBERT M. FITZGERALD                   Board Member,               November 5, 1997
----------------------------------------      Senior Vice President,
          Robert M. Fitzgerald                Chief Financial Officer
                                             (Principal Financial and
                                                Accounting Officer)

         /s/ KENNETH M. POOVEY                     Board Member,               November 5, 1997
----------------------------------------     Executive Vice President
           Kenneth M. Poovey